SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                               Form 8-K

                            CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      June 14, 1996


     KEENE CORPORATION
(Exact name of registrant as specified in its charter)



     DELAWARE                        0-18434                     13-2596288
(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)                   File Number)            Identification No.)



   757 THIRD AVENUE, NEW YORK, N.Y.                               10017
(Address of principal executive officers)                        (Zip Code)



Registrant's telephone number, including area code      (212) 486-3200



                                                    N/A
        (Former name or former address, if change since last report.)

Item 3. Bankruptcy or Receivership

(b) On June 14, 1996, an order was entered by United States Bankruptcy Judge Stuart M. Bernstein and United States District Court Judge Michael B. Mukasey of the Southern District of New York confirming Keene Corporation's Fourth Amended Plan of Reorganization (the "Plan"). On December 3, 1993, Keene Corporation filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United State Bankruptcy Court for the Southern District of New York (Case No. 93B46090).

     The Plan classifies Claims and Interests separately and provides different treatment for different classes of Claims and Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each class, either that Claims are unimpaired or that holders of Claims and Interests will receive various types of consideration or no consideration, thereby giving effect to the different rights of the holders of Claims and Interests of each class. Under the Plan, the Debtor will distribute Cash, two classes of New Common Stock (collectively, the 'Reorganization Securities') and certain other assets. Generally, the classification of creditors and shareholders are as set forth below. Estimates included in the following discussion are based on the Debtor's books and records, and are subject to change.

A. CLASSIFICATION AND TREATMENT

  1. Unclassified Claims

     The Bankruptcy Code provides that certain types of Claims are entitled to priority in payment and need not be classified, and generally describes the manner in which certain of these Claims are to be paid. In particular, sections 1123(a)(1) and 524(g)(5) of the Bankruptcy Code provide that Administrative Expense Claims, Tax Claims and Demands need not be classified. The treatment and payment provisions for these unclassified Claims and Demands are reflected in the Plan as follows:

     (a) Administrative Expense Claims

     Administrative Expense Claims' are Claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such Claims include any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business, the acquisition or lease of property, including without limitation Cure Claims, or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under sections 330 or 503(b) of the Bankruptcy Code and fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

     Pursuant to the Plan, Administrative Expense Claims, including Fee Claims, will be paid in full, in Cash, on the later of the Effective Date or the date such Administrative Expense Claim becomes Allowed, or as soon thereafter as is practicable. Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business by the Debtor (including amounts owed to vendors that have sold goods or furnished services to the Debtor since the Petition Date and excluding Fee Claims) shall be paid in full or performed by either the Debtor, New Keene or the Creditors' Trust, as the case may be, when due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements governing such obligations.

     Aside from those Administrative Expense Claims that will be paid in the ordinary course of business, the Debtor estimates that, on the Effective Date, it will have aggregate unpaid Allowed Administrative Expense Claims in the following amounts:



NATURE OF CLAIMS                                               ESTIMATED AMOUNT
- -------------------------------------------------------------------------------

Fee Claims 1...................................................      $7,137,000
Cure Claims....................................................      $    1,000
Miscellaneous Administrative Expenses 2........................      $  913,000
TOTAL:.........................................................      $8,051,000


     All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Committee will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and the Court relating to the payment of interim and final compensation and expenses. The Court will review and determine all requests for compensation and reimbursement of expenses.

     In addition, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, and other persons making a 'substantial contribution' to a reorganization case and to attorneys for and other professional advisers to such persons. The amounts, if any, that may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Court after a hearing on notice at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

     The Debtor shall make an appropriate reserve for the payment of all Fee Claims based on Compensation Estimates submitted by professionals prior to the hearing on confirmation of the Plan; provided, however, that to the extent such reserve is insufficient to satisfy an Allowed Fee Claim, the difference shall be paid by the Creditors' Trust.

     Because certain Administrative Expense Claims may be Allowed after the Effective Date, the Plan provides that New Keene shall retain, and not transfer to the Creditors' Trust, a sufficient amount of funds to satisfy any and all Administrative Expense Claims that may become Ultimately Allowed Claims.

     (b) Tax Claims

     'Tax Claims' are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. Sixteen separate proofs of claim have been filed against the Debtor on behalf of eight different governmental units, including the Internal Revenue Service, asserting Tax Claims in the approximate total amount of $737,500. Such claims seek payment on account of federal income tax liability, FUTA and FICA liability, franchise and excise tax liability and tax liabilities owing to various local authorities, including the States of Delaware, Massachusetts, New Jersey and Louisiana. Negotiations

between these taxing authorities and the Debtor have resulted in the withdrawal to date of a substantial number of these Tax Claims. Tax Claims have been withdrawn by the Internal Revenue Service, the Illinois Department of Revenue, the New Jersey Department of Taxation, and the New York City Department of Finance in an aggregate amount of approximately $703,613. The Debtor's analysis of the remaining Tax Claims and its books and records indicates that its liability for Tax Claims should not exceed approximately $25,000.

     Each holder of an Allowed Tax Claim shall be paid the full amount of its Allowed Tax Claim in Cash on the later of the Effective Date or the date such Tax Claim becomes Allowed, or as soon thereafter as is practicable.

     (c) Demands

     As required by Section 524(g) of the Bankruptcy Code, the Plan provides for the treatment of future asbestos claims or 'Demands,' which it identifies as present or future demands for payments that were not Claims during the Chapter 11 Case, that arise out of the same or similar conduct or events that gave rise to the Asbestos-Related Claims and that are to be paid by the Creditors' Trust.

     Under the Plan, all Demands will be fully satisfied as against the Debtor on the Effective Date by virtue of the transfer of the Creditors' Trust Distribution to the Creditors' Trust for the benefit of all holders of Asbestos-Related Claims and Demands pursuant to the terms and conditions of the Creditors' Trust Documents. All Demands shall be channeled to the Creditors' Trust

- ------------------
1 The Fee Claims consist of those amounts previously authorized and 'heldback' by the Bankruptcy Court by Order dated March 28, 1994, May 13, 1994, July 28, 1994, October 4, 1994, November 17, 1994, March 24, 1995, July 19, 1995 and
   November 17, 1995 in the aggregate amount of approximately $2.704 million and an estimate of professional fees and expenses from October 1, 1995 through and including the assumed June 30, 1996 Effective Date. Fee Claims do not include, however, (i) the Debtor's payment of fees and expenses of professionals authorized, but not 'heldback', by the Court, which aggregate approximately $8.561 million from the Petition Date through September 30, 1995, and (ii) amounts temporarily disallowed by the Court, which aggregate approximately $205,000 and are subject to resubmission by certain professionals.

2 The Miscellaneous Administrative Expenses include the estimated amount of $413,000, the maximum Administrative Expense Claim which the landlord of the New York Lease may assert pursuant to the stipulation approved by the Court on May 5, 1995, subject to any objections, defenses or motions the Debtor or the Committee may have with respect thereto.

and paid pursuant to the terms, provisions and procedures set forth in the Creditors' Trust Documents. The sole recourse of the holder of a Demand shall be against the Creditors' Trust, and, pursuant to the Permanent Channeling Injunction, all actions for the purpose of, directly or indirectly, collecting, Demands from, among others, New Keene (or its assets and properties)--other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan or the Disclosure Statement, or any other agreement or instrument between the Debtor or New Keene and the Creditors' Trust--are expressly prohibited and permanently and forever enjoined. For a description of the Permanent Channeling Injunction, see Section E.18., entitled, 'The Plan of Reorganization--Other Provisions of the Plan--Permanent Channeling Injunction.'

     Because the holders of Demands are unknown and therefore unidentifiable, they are not able to vote to accept or reject the Plan. The Legal Representative was appointed to represent their interests in the Chapter 11 Case.

     2. Classified Claims and Interests

     The Plan divides the remaining Claims against and Interests in the Debtor into various classes pursuant to section 1122 of the Bankruptcy Code. Set forth below is a description of the general classes of Claims against and Interests in the Debtor and their treatment under the Plan. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of the class and is classified in a different class to the extent that the Claim or Interest qualifies within the description of that different class.

          (a) Priority Claims (Class 1 Claims). Class 1 under the Plan consists of all Priority Claims. 'Priority Claims' consist of those Claims which, if Allowed, are entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, excluding Administrative Expense Claims and Tax Claims, but including certain Claims for accrued employee compensation, including vacation, severance and sick leave pay earned within 90 days prior to the Petition Date to the extent of $2,000 for each employee, and certain Claims for contributions on account of the employee Pension Plan arising from services rendered within one hundred eighty (180) days prior to the Petition Date, but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $2,000, less (y) the aggregate amount paid to such employees from the estate for wages, salaries, or commissions.

     Because the Debtor obtained an order from the Court that allowed the Debtor to satisfy its employee benefit obligations during the pendency of the Chapter 11 Case, the Debtor believes that no unpaid Priority Claims exist.

     To the extent any such Claims do exist, each holder of an Allowed Class 1 Claim, unless such holder agrees to accept less favorable treatment by settlement or otherwise, shall receive, on the Effective Date, the Allowed Amount of its Priority Claim in Cash.

     Because the holders of Class 1 Claims are unimpaired, they are conclusively presumed to have accepted the Plan and solicitation of acceptances from such holders is not required under the Bankruptcy Code.

          (b) Bonded Judgment Claims (Class 2A Claims). Class 2A under the Plan consists of all Bonded Judgment Claims. 'Bonded Judgment Claims' consist of those Claims against the Debtor arising by virtue of judgments rendered against the Debtor prior to the Petition Date in connection with which the holder thereof became the beneficiary of a supersedeas bond posted on behalf of, or a funded escrow account established by, the Debtor.Due to certain settlements entered into by the Debtor and certain holders of Bonded Judgment Claims subsequent to the Petition Date, the Debtor was able to settle certain of such Claims for less than the total amount claimed by the holder of such Claim. The Debtor estimates that unresolved Bonded Judgment Claims total approximately $2 million in the aggregate. If not settled the Debtor believes that these Claims will be satisfied by permitting the holders of Bonded Judgment Claims to realize on the supersedeas bonds posted on the Debtor's behalf by Acstar Insurance Company, Lumbermen's Mutual Casualty Company, Amwest Surety Insurance Company and St. Paul Fire & Marine Insurance Company (collectively, the 'Sureties') or to access certain escrow accounts, subject to the Appeal Rights.

     Unless the holder of an Allowed Class 2A Claim agrees to accept less favorable treatment by settlement or otherwise, the holder of an Allowed Class 2A Claim shall, subject to the Appeal Rights, be entitled to payment from the proceeds of the supersedeas bond or escrow account securing its Claim. The Appeal Rights are those rights granted to the Creditors' Trust under the Plan to appeal or otherwise challenge the finality of any judgment rendered prior to the Petition Date and any payment rights which may accrue upon such successful appeal or challenge. To the extent that the Allowed Amount of any Class 2A Claim exceeds the value of the supersedeas bond or escrow account securing such Claim, such excess shall be treated as an Asbestos-Related Personal Injury Claim or an Asbestos In Buildings Claim.

     Because  the  holders  of  Class  2A  Claims  are   unimpaired,   they  are
conclusively presumed to have accepted the Plan and solicitation of acceptances from such holders is not required under the Bankruptcy Code.

          (c) Secured Claims (Class 2B Claims). Class 2B under the Plan consists of all Secured Claims. 'Secured Claims' consist of any Claims, other than Bonded Judgment Claims, secured by a valid and unavoidable lien on or security interest in property of the Debtor pursuant to section 506(a) of the Bankruptcy Code, but only to the extent of the value as of the Confirmation Date of such lien or security interest as determined by Final Order of the Court or as agreed to by the Debtor and the holder of such Claim.

     Pursuant to section 506(b) of the Bankruptcy Code, any Secured Claim that is secured by property the value of which is greater than the amount of such Claim is entitled to the payment of interest on such Secured Claim and any reasonable fees, costs or charges provided for under the agreement under which such Secured claim arose.

   Secured Claims include the Claims of Sureties on account of supersedeas bonds issued and certain related claims filed by the Bank and Shawmut Bank Connecticut ('Shawmut'). Prior to the Petition Date, each of the Sureties issued supersedeas bonds in connection with appeals of asbestos-related judgments taken by Keene. These four Sureties filed proofs of claim as putative secured creditors in the aggregate amount of $31,860,523.84. The proofs of claim assert liability for the amount of the bond and for costs, including legal fees. The Debtor believes, however, that none of the Sureties have Allowed Claims against the estate. In fact, the Debtor believes that the Sureties owe the return of funds to the Debtor's estate in the aggregate amount of approximately $3.3 million as of December 31, 1995.

     In addition, the Bank and Shawmut each filed proofs of claim on account of secured letters of credit issued on behalf of the Debtor to collateralize such supersedeas bonds. Such proofs of claim assert Secured Claims in the amounts of over $34.6 million and $7.3 million, respectively. Because the Debtor entered into certain stipulations with each of the Bank and Shawmut permitting them to access the collateral securing the supersedeas bonds as such bonds were paid, the Debtor believes that the Secured Claims of the Bank and Shawmut will be unimpaired or expunged.

     Unless the holder of an Allowed Class 2B Claim agrees to accept less favorable treatment by settlement or otherwise, (i) the legal, equitable and contractual rights of such holder of an Allowed Class 2B Claim shall remain unaltered; (ii) the holder of such Allowed Class 2B Claim shall receive the full amount of its Allowed Class 2B Claim in Cash on the Effective Date; (iii) the holder of such Allowed Class 2B Claim shall have released to it the collateral securing its Claim; or (iv) the Debtor shall provide such other treatment that will render the Allowed Class 2B Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. To the extent that the Allowed Amount of any such Claim exceeds the value of the collateral securing such Claim, such excess shall be treated as a General Unsecured Claim.

     Because  the  holders  of  Class  2B  Claims  are   unimpaired,   they  are
conclusively presumed to have accepted the Plan and solicitation of acceptances from such holders is not required under the Bankruptcy Code.

          (d) Convenience Claims (Class 3 Claims). Class 3 under the Plan consists of all Convenience Claims. 'Convenience Claims' are those Claims that otherwise would be classified in Class 6, but which are either (i) in an amount less than or equal to $1,000.00 or (ii) on the Ballot, have been reduced voluntarily to $1,000.00 by the holders of such Claims. In calculating the amount of Claims held by a holder of more than one Claim, all Allowed Claims held by such holder will be aggregated and treated as one Claim. For example, a creditor that holds six Claims each in the amount of $500.00 will be treated as having one Claim in the amount of $3,000.00 and would not be entitled to treatment under Class 3 unless such holder voluntarily reduced such Claim to $1,000.00.

     An analysis of the Debtor's books and records and Claims register reveals that there are 89 Claims asserted against the Debtor in the amount of $1,000 or less totalling approximately $27,000.00 in the aggregate. In addition, given the Debtor's estimate that holders of General Unsecured Claims will receive a dividend of approximately $.40 to $.45 on the dollar, the Debtor anticipates that holders of Claims in the amount of $2,000 or less will elect to convert such Claims to Convenience Claims. This conversion would add additional liability on account of Class 3 Claims. Accordingly, the Debtor estimates that Plan Payments on account of Claims in Class 3 could total approximately $31,000.00, in the aggregate.

     Unless the holder of a Convenience Claim agrees to receive less favorable treatment by settlement or otherwise, on the Effective Date, each holder of an Allowed Convenience Claim shall receive the full amount of its Allowed Convenience Claim in Cash up to and including the amount of $1,000.

     Because the holders of Class 3 Claims are unimpaired, they are conclusively presumed to have accepted the Plan and solicitation of acceptances from such holders is not required under the Bankruptcy Code.

          (e) Asbestos-Related Claims (Class 4 Claims). Class 4 under the Plan consists of all Asbestos-Related Claims against the Debtor. 'Asbestos-Related Claims' consist of all Asbestos-Related Personal Injury Claims, Asbestos In Buildings Claims, Asbestos-Related Personal Injury Contribution Claims and Asbestos-Related Building Contribution Claims. Included in this class are the Claims of the Center for Claims Resolution and co-defendant Claims for indemnity and contribution, a number of which were filed in connection with the Transactions Claims, as well as in connection with other actions. As of the Petition Date, approximately 108,000 lawsuits on account of Asbestos-Related Claims were pending against Keene.

     The holders of Claims in Class 4A consist of the holders of Asbestos-Related Personal Injury Claims and Asbestos-Related Personal Injury Contribution Claims. Claims in Class 4A include the claims of Entities, such as co-defendants or the Center for Claims Resolution, seeking to recover against the Debtor for judgments or settlements paid on account of Asbestos-Related Personal Injury Claims. The holders of Claims in Class 4B consist of the holders of Asbestos In Buildings Claims and Asbestos-Related Building Contribution Claims. Claims in Class 4B include the claims of Entities, such as co-defendants, seeking to recover against the Debtor for judgments or settlements paid on account of Asbestos In Building Claims.

     Under the Plan, all Asbestos-Related Claims shall be fully discharged against the Debtor by virtue of the transfer of the Creditors' Trust Distribution to the Creditors' Trust for the benefit of all holders of Asbestos-Related Claims and Demands pursuant to the terms and conditions of the Creditors' Trust Documents. To that end, all Asbestos-Related Claims shall be channeled to the Creditors' Trust and paid pursuant to the terms, provisions, and procedures set forth in the Creditors' Trust Documents. The sole recourse of the holder of an Asbestos-Related Claim shall be against the Creditors' Trust, and, pursuant to the Permanent Channeling Injunction, all Entities shall be permanently and forever enjoined from taking any actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos-Related Claims from, among others, New Keene (or its assets and properties), other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan or the Disclosure Statement, or any other agreement or instrument between the Debtor or New Keene and the Creditors' Trust. For a description of the Permanent Channeling Injunction, see Section E.18., entitled, 'The Plan of Reorganization--Other Provisions of the Plan--Permanent Channeling Injunction.

     While the Debtor has not conducted a formal analysis in this Chapter 11 Case of the projected value of present and future asbestos-related personal injury liabilities it faces, it is at least arguably relevant that Keene submitted evidence in the Limited Fund Action that, in its view, the current civil justice system's inappropriate valuation of nonmeritorious claims would likely result in quantifying its present and future asbestos-related liabilities in the range of $600 million to $700 million. In the course of the asbestos litigation up to the time Keene filed for Chapter 11, Keene and its insurers had paid out over $500 million to settle asbestos claims (including defense costs) and to pay judgments against Keene after jury trials and, in some cases, after affirmance of judgments by appellate courts. In the view of the Committee, the civil justice system functioned appropriately in assessing liability against Keene and determining the amount due asbestos victims. It should be noted, however, that estimates of present and future asbestos liabilities have been undertaken in a number of other asbestos-related Chapter 11 cases and reorganization proceedings. For example, the bankruptcy court in the Chapter 11 case of Eagle-Picher Industries, Inc., while dealing with a universe of potential claims that may not be identical to the claims faced by Keene, recently estimated that particular company's asbestos-related personal injury claims at $2.5 billion, an amount exceeding by $1 billion the estimate negotiated among the debtors, the future claims representative and the official injury claimants' committee. See In re Eagle-Picher Industries, Inc.,189 B.R. 681 (Bankr. S.D. Ohio 1995).

     Because the holders of Class 4 Claims are impaired, they are entitled to vote to accept or reject the Plan.

     Pursuant to the Voting Procedures Order, each holder of an Asbestos-Related Claim shall vote such Claim in the amount of $1.00. If a class proof of claim was filed by the representative of a class that has been certified or conditionally certified in a pending federal court action, such representative shall be entitled to one vote in the amount of $1.00 on behalf of its class, and the votes of individual class members shall not be solicited (except to the extent that such members filed individual proofs of claim). In addition to the conditions to confirmation that are required by the Bankruptcy Code, the Plan imposes other conditions to confirmation that are required to preserve the effectiveness of the Permanent Channeling Injunction. See Section E.18.,

entitled, 'The Plan of Reorganization--Other Provisions of the Plan--Permanent Channeling Injunction.' Among those Plan-imposed conditions to confirmation is the requirement that at least 75% of the holders of Class 4 Claims (consisting of Class 4A and 4B in the aggregate) that vote on the Plan vote in favor of the Plan.

          (f) Transactions Stipulation Claims (Class 5 Claims). Class 5 under the Plan consists of all Transactions Stipulation Claims against the Debtor. On the Effective Date, all Transactions Stipulation Claims shall be fully satisfied and discharged as against the Debtor pursuant to the benefits of the Transactions Stipulation.

     Because the holders of Class 5 Claims are unimpaired pursuant to the Transactions Stipulation, they are conclusively presumed to have accepted the Plan and solicitation of acceptances from such holders is not required under the Bankruptcy Code.

          (g) General Unsecured Claims (Class 6 Claims). Class 6 consists of all General Unsecured Claims. 'General Unsecured Claims' are those Claims against the Debtor that are not otherwise classified and treated under the Plan. Unless the holder of a Class 6 Claim agrees to receive less favorable treatment by settlement or otherwise, and unless such holder has elected to be treated as an Allowed Convenience Claim in Class 3, each holder of an Allowed Class 6 Claim shall receive, on the Effective Date, Cash equal to such holder's pro rata share from a pool of available funds totalling $250,000 in the aggregate.

     After taking into account the General Unsecured Claims that may elect to be treated as Convenience Claims, the Debtor estimates that, as of the Effective Date, the total amount of Allowed Class 6 Claims shall be approximately $550,000 in the aggregate.

     Because holders of Class 6 Claims are impaired, they are entitled to vote to accept or reject the Plan.

          (h) Common Stock Interests in Keene (Class 7 Common Stock Interests). Class 7 consists of all Common Stock Interests in Keene. 'Common Stock Interests' consist of any equity interests in the Debtor represented by shares of Old Common Stock and any Claim against the Debtor arising from rescission of a purchase or sale of a security of the Debtor or of an affiliate of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. At present, there are 10,441,960 shares of Old Common Stock issued and outstanding, held by 2,604 shareholders of record, including current and former employees.

     Each holder of an Allowed Class 7 Common Stock Interest shall receive its pro rata share of the Class 7 Equity Distribution. The Class 7 Equity Distribution is 49% of the issued shares of New Common Stock, to take the form of 980,000 shares of Class A New Common Stock. Based on the number of shares of Old Common Stock currently outstanding, the holder of an Allowed Class 7 Equity Interest holding 1,000 shares of Old Common Stock can expect to receive approximately 94 shares of Class A New Common Stock on the Effective Date.

     Because the holders of Class 7 Common Stock Interests are impaired, they are entitled to vote to accept or reject the Plan.

          (i) Other Interests in Keene (Class 8 Other Interests). Class 8 under the Plan consists of all Other Interests in Keene. 'Other Interests' consist of any equity interests in the Debtor, other than those represented by Old Common Stock, including, without limitation, any rights granted pursuant to the Rights Agreement dated as of June 1990 between Keene Corporation and the Bank, as rights agent, or any other options, warrants, calls, subscriptions, or other similar rights or other agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

     Holders of Other Interests will not receive or retain any distribution or property pursuant to the Plan. On the Effective Date, all certificates or other documents that evidence ownership of Other Interests shall be canceled , annulled or extinguished and shall be null and void. The holders of Other Interests are impaired; they are deemed to have rejected the Plan and are not entitled to vote thereon.

     3. Distributions

     (a) Timing. Except with respect to undeliverable distributions and unclaimed property and Disputed Claims and Interests, as set forth in Sections
15.7 and 16.4 of the Plan, respectively, payments and distributions on account of Allowed Claims, Demands and Allowed Common Stock Interests, and the transfers of the Creditors' Trust Distribution and the Causes of Action shall be made on the Effective Date or as soon thereafter as is reasonably practicable (but in no event later than ten (10) Business Days after the Effective Date).

     (b) Tables Explaining Distributions. The nature and magnitude of the distributions to the creditors and shareholders of the Debtor provided for in the Plan are based generally on the value of the Debtor's assets and the relative priorities of the Claims against and Interests in the Debtor. The following tables set forth a quick reference guide to the classification and treatment of Allowed Claims against and Allowed Interests in the Debtor.

     Table A provides a reference guide to the classification of estimated Allowed Claims against and Allowed Interests in the Debtor assuming consummation of the Plan. Table B sets forth the projected property distributions under the Plan of Cash and Reorganization Securities of New Keene or other treatment under the Plan of each Class. The Allowed Claims/Interests set forth in Table A are estimates. In addition, values as of the Effective Date presented in Tables A and B are estimates. Furthermore, estimates of value at the Effective Date presented in Tables A and B, as well as throughout this Disclosure Statement, are based upon an assumed Effective Date of June 30, 1996. No assurance can be given that holders of Claims or Interests will receive the distributions estimated in these tables.



                                   TABLE A 3
                  REFERENCE GUIDE TO CLASSIFICATION OF CLAIMS
                      AGAINST AND INTERESTS IN THE DEBTOR


                                                   APPROXIMATE AMOUNT OF        ESTIMATE OF
                                BRIEF            FILED CLAIMS/INTERESTS OR        ALLOWED
       CLASS                 DESCRIPTION           SCHEDULED LIABILITIES      CLAIMS/INTERESTS
- --------------------   -----------------------   -------------------------    ----------------

Class 1 Claims         Priority Claims                      $0                       $0

Class 2A Claims        Bonded Judgment                  $2,000,000                 N/A 4
                       Claims

Class 2B Claims        Secured Claims                   $73,660,523             $32,000,000

Class 3 Claims         Convenience Claims                 $27,000                 $30,993

Class 4 Claims         Asbestos-Related Claims             N/A 5                    N/A

Class 5 Claims         Transactions                  Unliquidated and               N/A
                       Stipulation Claims              contingent 6

Class 6 Claims         General Unsecured                $57,734,351            An amount not
                       Claims                                                   expected to
                                                                               exceed $550,000

Class 7 Common         Common Stock                      $616,388                   N/A
Stock Interests        Interests

Class 8 Other          Other Interests                      N/A                     N/A
Interests


                                      GENERAL
                                   DESCRIPTION OF
       CLASS                           CLASS
- --------------------  ----------------------------------------

Class1                Claims Any Claims, other than Administrative  Claims and
                      Tax Claims, accorded priority in right of payment pursuant to section 507(a) of the Bankruptcy Code.
Class 2A Claims       Any Claims arising by virtue of
                      prepetition judgments rendered against

                      the  Debtor  supported  by  supersedeas  bonds  or  escrow accounts  issued on  behalf  of, or  established  by,  the
                      Debtor.
Class 2B Claims       Any Secured Claims, other than Bonded
                      Judgment Claims, secured by a valid and
                      unavoidable lien on or security interest
                      in property of the Debtor, to the extent
                      of the value of such lien or security
                      interest as of the Confirmation Date,
                      determined in accordance with section
                      506(a) of the Bankruptcy Code.
Class                 3 Claims Any General  Unsecured Claims totalling $1,000 or less or which the  holder  thereof  voluntarily  agrees to reduce to $1,000.
Class 4 Claims        All Asbestos-Related Claims.
Class 5 Claims        All Transactions Stipulation Claims
Class 6 Claims        Any Claim that is not an Administrative
                      Expense Claim,  a Tax Claim,  a Priority  Claim, a Secured
                      Claim, a Convenience Claim, an Asbestos-Related  Claim, or
                      a Transactions Stipulation Claim.
Class 7 Common        Holders of Old Common Stock.
Stock Interests
Class 8 Other         Holders of Other Interests.
Interests


- ------------------

3  This table excludes  Demands and asserted  Administrative  Expense Claims and
   Tax Claims in the amounts of $8,051,000 and $737,499, respectively. The Debtor believes that Allowed Administrative Expense Claims and Allowed Tax Claims will not exceed $8,051,000 and $25,000, respectively.

4 Unless resolved, holders of Bonded Judgment Claims shall, subject to the Appeal Rights, be entitled to payment from the proceeds of the supersedeas bond or escrow account securing their respective Claim.

5 The holders of Asbestos In Buildings Claims and Asbestos-Related Personal Injury Claims were not required to file proofs of Claim on or before the General Claims Bar Date. Nevertheless, Keene received in excess of 800 proofs of Asbestos In Buildings Claims and Asbestos-Related Personal Injury Claims asserting in the aggregate approximately $520 million, of a total of 1,167 proofs of Asbestos-Related Claims asserting in the aggregate in excess of $8.46 billion. All Asbestos-Related Claims are dealt with under the Plan, which provides for the channeling of such Claims to the Creditors' Trust where such Claims and unclassified Demands will be assertable solely against the Creditors' Trust pursuant to the Permanent Channeling Injunction.

6 Pursuant to the terms of the Transactions Stipulation, all Transactions Stipulation Claims are dealt with solely under the Plan, which provides that such Claims will be assertable solely against the Creditors' Trust.




                                    TABLE B
                PROJECTED PROPERTY DISTRIBUTIONS UNDER THE PLAN


                  THE HOLDER OF A:                     IN THE ALLOWED AMOUNT OF:
- ----------------------------------------------------   -------------------------


Class 1 Claim (Priority Claim)                                  $ 1,000

Class 2A Claim (Bonded Judgment Claim)                          $ 1,000

Class 2B Claim (Secured Claim)                                  $ 1,000

Class 3 Claim (Convenience Claim)                               $ 1,000

Class 4 Claim (Asbestos-Related Claim)                          $ 1,000

Class 5 Claim (Transactions Stipulation Claim)                      N/A

Class 6 Claim (General Unsecured Claim)                         $10,000

Class 7 Common Stock Interest (Common Stock Interest                N/A
in Keene)

Class 8 Other Interest (Other Interest in Keene)                    N/A


                  THE HOLDER OF A:                                      WILL RECEIVE: 7

- ----------------------------------------------------  ----------------------------------------------------


Class 1 Claim (Priority Claim)                        $1,000 in cash

Class 2A Claim (Bonded Judgment Claim)                Release of associated bond/escrowed funds, subject

                                                      to Appeal Rights

Class 2B Claim (Secured Claim)                        $1,000 in cash, release of collateral or other

                                                      unimpaired treatment

Class 3 Claim (Convenience Claim)                     $1,000 in cash

Class 4 Claim (Asbestos-Related Claim)                Class 4 (together with holders of unclassified

                                                      Demands) to receive the benefit of the Creditors'

                                                      Trust Distribution.


Class 5 Claim (Transactions Stipulation Claim)        Class 5 to receive the benefits of the Transactions

                                                      Stipulation

Class 6 Claim (General Unsecured Claim)               Estimated dividend of $4,000 to $4,500, representing

                                                      its pro rata share of a $250,000 Class 6 Cash Pool

Class 7 Common Stock Interest (Common Stock Interest  Pro rata share of 49% of the issued shares of New

in Keene)                                             Common Stock, consisting of an aggregate of 980,000

                                                      shares of Class A New Common Stock

Class 8 Other Interest (Other Interest in Keene)      Interest to be canceled



- ------------------
7 Amounts shown are estimates and actual amounts may vary. Adjustments will be made under Section 15.6 of the Plan for rounding of fractional payments and fractional shares.



B. FORMATION OF NEW ENTITIES

     1. New Keene.

          (a) Creation of New Keene. On the Effective Date, Reinhold will be merged into and with Keene, with Keene being the surviving corporation. Pursuant to the merger, all of the issued and outstanding capital stock of Reinhold shall be cancelled. Keene, as the surviving corporation of the merger, shall be renamed Reinhold Industries, Inc. The Certificate of Merger shall be filed with the Secretary of State of the State of Delaware on the Effective Date. New Keene shall succeed to the Debtor's positive tax attributes. New Keene will issue two (2) classes of New Common Stock pursuant to the terms of the Plan. See Section V.C., entitled, 'The Plan of Reorganization--Reorganization Securities.'

          (b) Business Objective of New Keene. The business strategy of New Keene is to center its operations around Reinhold, and to grow Reinhold to be a leading independent supplier of superior engineered composite products to both defense-related and commercial customers.

          (c) New Keene Line of Credit.  Pursuant to the terms of the New Keene

     Credit Facility, New Keene may make draws on a line of credit made available by the Creditors' Trust up to a maximum amount of $1.5 million at any time over a two year period following the Effective Date. New Keene's obligations thereunder must be paid in full on the third anniversary of the Effective Date.

     2. The Creditors' Trust.

     The Creditors' Trust shall be established on the Effective Date in accordance with the terms of the Creditors' Trust Documents and shall be a designated settlement fund or a qualified settlement fund within the meaning of section 468B of the Internal Revenue Code and the regulations issued by the Internal Revenue Service pursuant to such statute.

     The Creditors' Trust will obtain certain significant assets of the Debtor, including (i) the Creditors' Trust Equity Distribution, consisting of 1,020,000 shares of Class B New Common Stock or 51% of the issued and outstanding shares of New Common Stock, (ii) the Creditors' Trust Cash Distribution; (iii) the Causes of Action, (which include the Rights to Payment, the Appeal Rights, and the benefits of the Coleman Injunction), (iv) the rights granted under the Registration Rights Agreement, and (v) the rights granted under the Share Authorization Agreement; provided, however, that the Creditors' Trust Distribution specifically excludes the distribution to holders of Class 7 Common Stock Interests, the Plan Payments, the Plan Estimates and the reasonable costs and expenses associated with the making of the Plan Payments and the prosecution of objections to Claims and Interests; provided, further, however, that the Creditors' Trust Distribution shall include any amounts subsequently payable to the Creditors' Trust pursuant to Sections 15.7(b), 16.4 and 16.5(b) of the Plan.

     All distributions to be made to the Creditors' Trust shall be made to the Trustees of the Creditors' Trust for the benefit of holders of Asbestos-Related Claims and Demands, all in accordance with applicable laws, including without limitation the laws governing trusts.

          (a) Assets. Annexed hereto as Appendix E is an estimate of the value of certain of the assets projected to be transferred to the Creditors' Trust. Set forth below is a description of the assets to be transferred to the Creditors' Trust.

             (i) Creditors' Trust Cash Distribution. On the Effective Date, the Creditors' Trust will receive all Available Cash of the Debtor less the total of (i) the aggregate amount of all Plan Payments, (ii) the aggregate amount reserved for all Plan Estimates, and (iii) the reasonable costs and expenses associated with the making of the Plan Payments and the prosecution of objections to certain Claims and Interests. The Debtor estimates that the Creditors' Trust Cash Distribution will be approximately $22,700,000.

             (ii) Creditors' Trust Equity Distribution. On the Effective Date, the Creditors' Trust shall receive 51% of the issued and outstanding shares of New Common Stock of New Keene consisting of 1,020,000 shares of Class B New Common Stock. This allocation of New Common Stock shall entitle the Creditors' Trust to the right to 51% of the outstanding shares of New Common Stock of New Keene. See Section V.C., entitled,

        'The Plan of Reorganization-- Reorganization Securities.'

             (iii) The Causes of Action, Including the Rights to Payment. On the Effective Date, all of the Debtor's right, title and interest in and to the Causes of Action, including the Rights to Payment, shall be transferred to the Creditors' Trust. All distributions to be made to the Creditors' Trust shall be made to the Trustees, all in accordance with applicable laws, including without limitation the laws governing trusts. The Rights to Payment arise from Keene's claim to tax refunds for taxable years prior to the Effective Date and its assertion of the Manville Trust Claim and claims against Midland and

        Integrity. New Keene and the Creditors' Trust will enter into such agreements as are reasonable and necessary to provide the Creditors' Trust with the assurance that it will be paid such tax refunds as soon as practicably possible.

             (iv) Rights Granted Pursuant to the Share Authorization Agreement. On the Effective Date, New Keene and the Creditors' Trust shall enter into the Share Authorization Agreement which shall provide that New Keene may not authorize or issue any additional shares of Class A New Common Stock without the consent of the Creditors' Trust. Such rights shall remain effective until such time as the number of shares of New Common Stock held by the Creditors' Trust is less than ten percent (10%) of the total number of shares of New Common Stock then outstanding.

             (v) Rights Granted Pursuant to the Registration Rights Agreement. On the Effective Date, the Creditors' Trust shall receive the right to seek registration of its Class B New Common Stock as Class A New Common Stock. For a more complete discussion of the Registration Rights
        Agreement     see    Section   D.,    entitled,     'The     Plan    of
        Reorganization--Registration Rights.'

             (vi) Other Assets. On the Effective Date, the Creditors' Trust will receive all other property of the Debtor not otherwise distributed pursuant to the terms of the Plan. Such assets include the Debtor's books and records, accounts and demand interest receivable, equipment and any other noncash assets not otherwise distributed pursuant to the terms of the Plan. The Debtor estimates that the book value of such assets on the Effective Date will be approximately $3,694,000.

          (b) Assumption of Liabilities. In consideration of the receipt of the Creditors' Trust Distribution, the Creditors' Trust will assume all liability and responsibility for all Asbestos-Related Claims, Demands and Transactions Stipulation Claims. New Keene shall have no financial or other responsibilities for or in connection with such Claims or Demands.

          (c) New Keene Line of Credit. On the Effective Date, the Creditors' Trust and New Keene shall enter into the New Keene Credit Facility pursuant to which the Creditors' Trust shall make available to New Keene a $1.5 million line of credit.


          (d) Administration. The Creditors' Trust, initially, shall be administered by three (3) independent Trustees selected by the Committee and the Legal Representative (one of whom shall be the managing trustee) and disclosed by such parties on or prior to the date of the Confirmation Hearing. To qualify as independent, such Trustees shall have no affiliation with the Debtor, shall not be holders of Asbestos-Related Claims or Demands and shall not represent, and shall not have personally represented, in connection with an Asbestos-Related Claim or Demand, any Entity who asserts or who has asserted an Asbestos-Related Claim or Demand. Each Trustee shall serve for three years or until the earlier of such person's death, incapacity, resignation or removal. Thereafter, one Trustee selected by the two other Trustees, with the consent of the Trust Advisory Committee (the 'TAC'), shall serve until the termination of the Creditors' Trust or until such Trustee's death, incapacity, resignation or removal. All successor Trustees shall be appointed in accordance with the terms and conditions contained in the Creditors' Trust Documents. In addition, the Trustees shall seek the advice and consent of the TAC to certain of their actions, all as set forth in the Creditors' Trust Agreement. In any instance where the TAC fails to consent to actions proposed by the Trustees, the Trustees shall have the right to seek a ruling from the Court. For a discussion of the TAC, see Section B.3., entitled, 'The Plan of Reorganization--Formation of New Entities--The Trust Advisory Committee.'

     It is currently contemplated that the three individuals who have been selected, pending Court approval, as Consultants to aid in the confirmation and consummation of the Plan--Richard A. Lippe, Archie R. Dykes and John J. Robbins--shall serve as the three initial Trustees. The parties all believe that these three individuals are qualified to act as the initial Trustees of the Creditors' Trust and that their role as Consultants in the Chapter 11 Case does not impair their qualifications to serve as such Trustees.

     Payment of the fees and expenses of the Trustees, the TAC and their respective advisors shall be the sole responsibility of the Creditors' Trust. The managing Trustee is to be compensated at an annual salary of $50,000 and each other Trustee is to receive an annual compensation of $30,000. Each Trustee is also entitled to $1,000 per diem for meetings of the Creditors' Trust and other business of the Creditors' Trust.

  In addition, the Creditors'Trust shall have the obligation to pay professional fees and costs associated with the prosecution of objections to Claims and Interests upon the submission of reasonably detailed invoices. The Debtor is not able to accurately predict the fees and costs that may be associated with the prosecution of these objections. However, based on conversations with the Committee and the Legal Representative, the Debtor believes that New Keene and the Creditors' Trust will likely solicit prospective counsel, including the Debtor's current counsel, to undertake finalization of the claims objection project on a capped fee retainer that will likely not exceed $250,000. See, Section E.7., entitled 'The Plan of Reorganization--Other Provisions of the Plan--Treatment of Disputed Claims and Disputed Interests'.

     Mr. Bailey, the former President of Keene and a defendant in the Transactions Lawsuit and the Bailey Lawsuit, takes the position that the costs and expenses of administering the Creditors' Trust, including the costs associated with the TAC and any professionals it may retain, are unwarranted. Mr. Bailey asserts that the lawsuits that have been filed against him have no merit and that creditors would, therefore, be better served if the money that might otherwise be spent prosecuting these actions were, instead distributed to them directly. Mr Bailey contends that many of the costs that may be incurred for legal advisory services have been undisclosed and are likely to be paid to entities that have a conflict of interest. Each of the Debtor, the Committee and the Legal Representative strongly disagree with Mr. Bailey's contentions.

          (e) Prosecution of the Causes of Action and Litigation Fund. The Trustees shall decide whether to prosecute the Causes of Action and shall make determinations about choice of counsel, funding and the like. The Trustees, with the advice and consent of the TAC, shall promptly establish a reserve for the costs and expenses of such prosecution of the Causes of Action, which sum is to be maintained as a separate fund until the Transactions Lawsuit and the Bairnco NOL Action are resolved. The Committee and the Legal Representative believe that a reserve of $7.5 million should be required for these purposes. Keene takes no position on the propriety of the recommendation of the Committee and the Legal Representative concerning the size of the reserve. The Debtor believes that the Trustees should take into consideration the findings and conclusions of the Transactions Claims Examiner in determining the size of the reserve. In addition, the Trustees will set aside reserves for other anticipated expenses of the Creditors' Trust, which reserves will not be available for distribution. The Trustees shall obtain the consent of the TAC to any settlement of the Transactions Lawsuit or the Bairnco NOL Action and their prosecution of the Transactions Lawsuit shall be subject to the Transactions Stipulation.

     Mr. Bailey, Keene's former President and a named defendant in the Transactions Lawsuit, contends that the TAC's consent rights, as provided for above, improperly interfere with the independence of the Creditors' Trustees. Mr. Bailey also contests the size of the litigation reserve suggested by the Committee. Further, Mr. Bailey construes the Transactions Claims Examiner's Report as questioning the ultimate value which may be recovered from prosecution of the Transactions Lawsuit. Mr. Bailey also cites the Report for the proposition that any such claims should be prosecuted by professionals whose compensation should be fixed on a 'value added' basis.

     Neither the Debtor, the Committee nor the Legal Representative believe that the conclusions or recommendations in the Report are, in any way, inconsistent with the Plan's treatment of the Transactions Lawsuit.

     The Debtor believes that the consent rights afforded the TAC should not interfere with the proper discharge of the Trustee's duties and that Mr. Bailey's objections to the suggested size of the litigation reserve may be motivated by his posture as a defendant in this litigation. Mr. Bailey vehemently disputes these contentions.


          (f) Asbestos-Related Claims Resolution and Distribution Procedures.

             (i) Allocations between 'Personal Injury' and 'Property Damage Claims' and Demands. 8 The Creditors' Trust Agreement divides the assets and potential assets of the Creditors' Trust, after being reduced to Cash, net of expenses, ('Available Cash') as follows:

          o  First $100 million--92 1/2% Personal Injury, 7 1/2% Property
             Damage;

          o  $100 million--$150 million--90% Personal Injury, 10% Property
             Damage;

          o Amounts over $150 million--87 1/2% Personal Injury, 12 1/2% Property Damage.

             (ii)  Processing and Payment of Personal Injury Claims and Demands.
        The Creditors' Trust has set forth a list of scheduled values ('Scheduled Values') for particular asbestos diseases and the criteria for any claimant to qualify for the Scheduled Value. If a claimant disagrees with the Creditors' Trust's proposed Scheduled Value, he may seek to have the Creditors' Trust alter its determination. Such claimant may use the tort system if he fails to reach agreement with the Creditors' Trust. However, any award in the tort system in excess of the Scheduled Value will not be paid until all claimants have received payments equal to 85% of their Scheduled Value.

     Claimants will receive payments based upon the payment percentage ('Payment Percentage') of the Scheduled Values. In order to determine the Payment Percentage and to ensure equality of treatment between Asbestos-Related Claims and Demands, the Creditors' Trust will periodically--at the time of proposed distributions--perform a valuation of Asbestos-Related Claims and Demands and the value of the Creditors' Trust assets, excluding the Causes of Action. The resulting percentage will be the Payment Percentage. Should subsequent evaluations lead to a higher Payment Percentage-- if there is a significant recovery from the Causes of Action, including the Transactions Lawsuit--claimants may receive an additional payment.

     Because of limited resources and to save undue expense, the Creditors' Trust will make payments periodically. The first such payment will be made when the Creditors' Trust has $30 million of Available Cash. Subsequent payments will be made only when the Creditors' Trust has adequate Available Cash to make such payments. It is unlikely that a second payment will be made until there is a resolution of the Transactions Lawsuit and the Creditors' Trust has disposed of its interest in New Keene.

- ------------------
8 For purposes of this subsection and subsections (ii) and (iii), 'personal injury' refers to Asbestos-Related Personal Injury Claims and Asbestos-Related Personal Injury Contribution Claims and 'property damage' refers to Asbestos In Buildings Claims and Asbestos-Related Building Contribution Claims.

     Claims will be paid in the order of settlement and processed in the order of presentation from two funds, Pool A and Pool B. Pool A will be used to pay claimants as described above until all claimants have received 85% of their Scheduled Value. No monies will be used from Pool B until such criteria have been met. The rights of co-defendants vis a vis claimants will not be effected by the Creditors' Trust and will be governed by applicable local law. Claims for contribution or indemnity will be resolved by the Creditors' Trust but any payment for such claims can only be made from Pool B. Legal fees to attorneys for claimants will be limited to the lower of any contract between such claimant and counsel or 25% of the payments actually made by the Creditors' Trust.

             (iii) Processing and Payment of Property Damage Claims and Demands. Holders of property damage claims will have their Claims evaluated in accordance with the Property Damage Claims Resolution Procedures and will receive payment based upon their pro rata share of funds available to property damage claimants.

          (g) Binding Effect. The Creditors' Trust binds not only present Asbestos Claimants, but also binds any and all holders of Demands that may, in the future, assert asbestos claims against the Debtor or New Keene. All claimants dealt with under the Creditors' Trust shall have their Claims or Demands administered in accordance with the terms of the Creditors' Trust Documents.

     3. The Role of the Trust Advisory Committee.

     The Plan provides that the Committee shall appoint the TAC to consult with and advise the Trustees of the Creditors' Trust. To that end, the TAC will assist the Trustees in the implementation of the Creditors' Trust and the procedures thereunder, including the development of payment rules, forms and procedures, releases and time frames. The Trustees must obtain the TAC's consent to (i) implement material changes in any claims resolution procedures; (ii) dismiss, settle or abandon the Transactions Lawsuit and the Bairnco NOL Lawsuit;
(iii) associate with another claims facility; (iv) establish a reserve for the costs and expenses of the prosecution of the Causes of Action; (v) amend any provision of the Creditors' Trust Agreement; (vi) affect termination of the Creditors' Trust under certain specified conditions; and (vii) select a successor Trustee during the Trustees' initial three-year term.

     Upon the formation of the Creditors' Trust, the TAC will consist of three individuals who will serve for an initial three-year term, subject to any member's early death, incapacity, removal or resignation. After the expiration of the initial term, the chairperson of the TAC, plus one other TAC member, will serve until the termination of the Creditors' Trust or his or her death, incapacity, removal or resignation and, in such event, the remaining member shall serve as the sole TAC member. The TAC chairperson is to be compensated at an annual salary of $25,000 and each other TAC member shall receive annual compensation of $20,000. Each member and the chairperson is also entitled to $1,000 per diem for meetings of the TAC and other business of the Creditors' Trust. In addition, all properly documented, reasonable out-of-pocket costs and expenses incurred by each of the TAC members in connection with the performance of their duties will be reimbursed by the Creditors' Trust. Each TAC member is to be indemnified except for his or her gross negligence or willful misconduct. The TAC may retain the services of attorneys, accountants, valuation experts and other professionals necessary to the performance of its duties.

     The Committee has designated its member representatives Stanley J. Levy, Perry Weitz and Charles Vihon as the initial members of the TAC.

     Copies of the Creditors' Trust Documents are attached to the Plan as Exhibits D and E.

C. REORGANIZATION SECURITIES

     On or prior to the Effective Date, the Debtor shall have filed with the Secretary of State of the State of Delaware, the Amended and Restated Certificate of Incorporation and shall have adopted the Amended and Restated By-laws establishing the two classes of New Common Stock. It is contemplated that the Reorganization Securities shall be issued pursuant to section 1145 of the Bankruptcy Code and shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the 'Securities Act') pursuant to the exemption contained in section 1145 (a)(1) of the Bankruptcy Code. The Reorganization Securities shall be registered under the Securities and Exchange Act of 1934 and, pursuant thereto, New Keene shall file the required periodic reports with the Securities and Exchange Commission. The certificate of incorporation and by-laws of Keene shall be superseded, amended and restated as set forth in the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, copies of which are attached to the Plan as Exhibits A and B, respectively, each of which shall be in full force and effect on the Effective Date.

     1. Terms of Reorganization Securities. The Amended and Restated Certificate of Incorporation will (a) prohibit the issuance of nonvoting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code, (b) authorize the cancellation of the Old Common Stock and the creation of 2,500,000 shares of New Common Stock to be distributed as set forth below with 1,480,000 shares to be designated as Class A New Common Stock and 1,020,000 shares to be designated as Class B New Common Stock, and (c) provide certain restrictions on the transfer of New Common Stock, as more fully described in Section

C.1.(b) below, entitled, 'The Plan of Reorganization--Reorganization Securities--Terms of New Securities--Restrictions on Transfer.'

          (a) Description of New Common Stock. On the Effective Date, New Keene shall issue 2,000,000 shares of New Common Stock, of which 1,020,000 shares of Class B New Common Stock shall be issued to the Trustees of the Creditors' Trust, 980,000 shares of Class A New Common Stock shall be issued to holders of Class 7 Common Stock Interests, and 500,000 shares of Class A New Common Stock shall be reserved for future issuance subject to the written consent of the Creditors' Trust pursuant to the Share Authorization Agreement; provided, however, that the consent of the Creditors' Trust for additional authorizations or issuances of New Common

     Stock shall be required until such time that the Creditors' Trust owns less that ten percent (10%) of the aggregate number of shares of New Common Stock then outstanding. New Keene may declare dividends to the holders of New Common Stock, and may pay such dividends in cash, property or stock of New Keene, as such dividends from time to time may be declared by the Board of Directors out of the legally available assets or funds of New Keene. Except as set forth below, each share of New Common Stock, regardless of class, shall entitle the holder thereof to one vote on account of such share. Holders of Class A New Common Stock, voting as a class, are entitled to elect one director. The holder of Class B New Common Stock, voting as a class, is entitled to elect two directors, until such time as the Class B New Common Stock represents less than twenty-five percent (25%) (but greater than ten percent (10%)) of the aggregate number of shares of New Common Stock then outstanding, in which event, the holder of the Class B New Common Stock, voting as a class, shall be entitled to elect one director and the holders of the Class A New Common Stock, voting as a class, shall be entitled to elect two directors. In addition, at such time as the Class B New Common Stock shall represent less than ten percent (10%) of the aggregate shares of New Common Stock then outstanding, all the shares of the Class B New Common Stock shall convert to Class A New Common Stock. At such time, the holders of Class A New Common Stock shall be entitled to elect all such directors. The affirmative vote of a majority of the holders of New Common Stock shall be required to authorize the following: (i) any amendment to the Amended and Restated Certificate of Incorporation; provided, however, that in no event shall holders of Class A New Common Stock or Class B New Common Stock authorize an amendment which shall adversely affect class voting rights without the consent of the holders of the other class of New Common Stock; (ii) any amendment to the Amended and Restated By-laws upon which holders of New Common Stock are entitled to vote; provided, however, that in no event shall holders of Class A New Common Stock or Class B New Common Stock authorize an amendment which shall adversely affect class voting rights without the consent of the holders of the other class of New Common Stock; (iii) any merger or consolidation of New Keene with another Entity upon which holders of Common Stock are entitled to vote; and (iv) any sale of assets or plan of dissolution of New Keene upon which holders of New Common Stock are entitled to vote.

     Class B New Common Stock may be held only by the Creditors' Trust. Class B New Common Stock shall convert into Class A New Common Stock upon the earlier of: (i) the sale, transfer or other disposition of the Class B New Common Stock by the Creditors' Trust; (ii) the time that the shares of Class B New Common Stock held by the Creditors' Trust are less than ten percent (10%) of the total aggregate shares of New Common Stock then outstanding; or (iii) ten (10) years from the Effective Date.

     In order to preserve the Debtor's net operating losses, the Amended and Restated Certificate of Incorporation shall provide that, for a period of twenty-five (25) months following the Effective Date, unless all members of the Board of Directors otherwise approve, New Keene will treat as null and void the acquisition of New Common Stock by any person who is, or would thereby become, the owner of four and three-quarters percent (4.75%) or more of the outstanding shares of New Common Stock (within the meaning of the applicable regulations under section 382 of the Internal Revenue Code). The New Common Stock

certificates will contain a legend setting forth this restriction, as described in Section C.1.(b), entitled, 'The Plan of Reorganization-- Reorganization Securities--Terms of New Securities-- Restrictions on Transfer.' New Keene will use its best efforts to have the New Common Stock listed on a recognized exchange.

          (b) Restrictions on Transfer. The transferability of New Common Stock will be restricted in order to preserve the Debtor's net operating losses after the Effective Date, as described below.

     Specifically, the Amended and Restated Certificate of Incorporation shall contain restrictions on the transfer of (i) shares of New Common Stock and (ii) other rights or options to purchase stock of New Keene (collectively, 'Restricted Securities'). The restrictions are being implemented to permit the continued utilization of the Debtor's net operating losses to which New Keene is or may be entitled.

     All certificates reflecting Restricted Securities issued by New Keene on or after the Effective Date shall bear a conspicuous legend in substantially the following form:

        THE  TRANSFER  OF  THE  SECURITIES  REPRESENTED  HEREBY  IS  SUBJECT  TO
        RESTRICTION PURSUANT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEW KEENE WHICH RESTRICTION IS SUMMARIZED ON THE BACK OF THIS CERTIFICATE.

          (c) Certain Transfers Void. The Amended and Restated Certificate of Incorporation shall provide that, at any time during the twenty-five (25) month period after the Effective Date, any attempted sale, purchase, transfer, assignment, conveyance, pledge or other disposition (including, without limitation, distributions from the Creditors' Trust to holders of Asbestos-Related Claims and Demands) of any share or shares of Restricted Securities (a 'Transfer') to any person or entity or group of persons or entities acting in concert (a 'Transferee') who directly or indirectly owns or is treated as owning (within the meaning of the attribution rules applicable under section 382 of the Internal Revenue Code) ('Owns') four and three quarters percent (4.75%) or more of any class of Restricted Securities or, after giving effect to the Transfer, would directly or indirectly Own more than four and three quarters percent (4.75%) of the outstanding shares of any class of Restricted Securities, shall be void ab initio and shall not be effective to Transfer any of such shares to the extent the Transfer increases the Transferee's direct or indirect ownership of the Restricted Securities above four and three quarters percent (4.75%) of the total outstanding shares of such class of Restricted Securities.

          (d)  Treatment of  Prohibited  Transfers.  No employee or agent of New
     Keene shall record any Transfer prohibited by the foregoing rules (a 'Prohibited Transfer'), and the purported Transferee shall not be recognized as a shareholder of New Keene for any purpose whatsoever regarding the Certificate or other evidence of ownership of Restricted Securities that are the subject of the Prohibited Transfer (the 'Prohibited Securities'). Until the Prohibited Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the purported Transferee shall not be entitled with respect to such Prohibited Securities to any rights of shareholders of New Keene, including, without limitation, the right to vote such Prohibited Securities and to receive dividend distributions, whether liquidating or otherwise, on account thereof, if any. Once the Prohibited Securities have been acquired in a transfer that is not a Prohibited Transfer, the Restricted Securities shall cease to be Prohibited Securities.

D. REGISTRATION RIGHTS.

     As of the Effective Date, New Keene and the Creditors' Trust shall enter into a registration rights agreement, substantially in the form attached to the Plan as Exhibit G (the 'Registration Rights Agreement'), granting the Creditors' Trust certain rights to register the Class A New Common Stock. The registration rights granted pursuant to the Registration Rights Agreement shall be exercisable no earlier than two (2) years from the Effective Date.

     1. Registration on Request. New Keene will grant to the Creditors' Trust demand registration rights to register the Reorganization Securities held by it as Class A New Common Stock not earlier than 2 years from the Effective Date; provided, however, that New Keene shall not be obligated to effect more than two demand registrations and not more than one demand in any given twelve (12) month period. Upon a demand request, New Keene must use reasonable diligence to effect and maintain the registration under the Securities Act for not more than ninety
(90) days. A registration of Class A New Common Stock requested by the Creditors' Trust pursuant to Section 2.1 of the Registration Rights Agreement will be deemed to have been effected if a registration statement with respect to the sale of such securities becomes effective under the Securities Act and is not withdrawn or suspended whether or not the Class A New Common Stock covered by such registration statement has been sold thereunder. Other securities may be included in any such registration statement subject to standard cut-back restrictions.

     2. Incidental Registration. If New Keene proposes to register any of its securities (other than securities to be issued pursuant to an employee compensation program or dividend reinvestment plan or securities issued in a merger, recapitaliza-tion, consolidation, acquisition or similar transaction), it shall provide the Creditors' Trust with notice of such intention and the opportunity to register any of its Class B New Common Stock for sale as Class A New Common Stock in such registration. New Keene must use reasonable diligence to effect the registration of any such New Common Stock that it has been so requested to register by the Creditors' Trust. In addition, prior to the effective date of the registration statement relating to New Keene's proposed registration, New Keene may decide for any reason to cancel such registration (in which case New Keene shall have no obligation to register any New Common
Stock of the Creditors' Trust or to delay such registration other than as described above).

     3. Piggyback Rights. The Creditors' Trust shall have unlimited piggyback rights; provided, however, that in no event may the Creditors' Trust demand registration of a number of shares of New Common Stock that exceeds the number of shares that New Keene is seeking to register and, in the event that any underwriter may require New Keene and the Creditors' Trust to reduce the number of shares of New Common Stock then being registered, such reduction shall be applied first against the shares that the Creditors' Trust is seeking to be registered.

     4. Underwritten Offerings; Holdback Agreements. If any demand registration shall be in connection with an underwritten public offering, the underwriters shall be selected by the mutual agreement of New Keene and the Creditors' Trust. At the request of such underwriters, New Keene must use its reasonable efforts to enter into an underwriting agreement with such underwriters. If any registration of New Common Stock is in connection with an underwritten public offering, the Creditors' Trust agrees not to effect any public sale or distribution of any New Common Stock or any other equity security of New Keene or any security convertible into or exchangeable or exercisable for any equity security of New Keene (in each case, other than as part of such underwritten public offering) during the 120-day period beginning on, the effective date of such registration statement.

     5. Indemnification; Expenses; Assignment. The Registration Rights Agreement contains customary indemnification provisions providing for New Keene to indemnify the Creditors' Trust and any underwriter with respect to misstatements or omissions in any registration statement or prospectus relating to an offering of New Common Stock by the Creditors' Trust. Additionally, as a condition to registering any New Common Stock of the Creditors' Trust, in any registration, the Creditors' Trust will be required to indemnify New Keene and any underwriters with respect to misstatements or omissions of a material fact in any registration statement or prospectus relating to the offering of such New Common Stock made in reliance upon and in conformity with written information furnished by or on behalf of the Creditors' Trust. New Keene will pay all registration fees and expenses in connection with any registration effected under the Registration Rights Agreement, including the cost of counsel and accountants retained by New Keene in connection with such registration, except that the Creditors' Trust will pay the fees and expenses of its own counsel and accountants, if any, as well as underwriters' fees and expenses and underwriting discounts and commissions and transfer taxes incurred by the Creditors' Trust with respect to its New Common Stock being registered.

E. OTHER PROVISIONS OF THE PLAN.

     1. Transfer of Causes of Action. On the Effective Date, the Debtor shall transfer to the Creditors' Trust the Causes of Action. Under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, a debtor in possession has certain powers to recover money or other assets for the benefit of the debtor's estate, eliminate security interests in estate property, or eliminate debt incurred by the estate (the 'Avoiding Power Provisions'). Under the Plan, all the Causes of Action, including any proceedings under the Avoiding Power Provisions and any and all claims and causes of action arising under federal, state or other applicable law, shall remain assets of the Debtor's estate and, on the Effective Date, shall be transferred to the Creditors' Trust whereupon the Creditors' Trust shall obtain title to and have the exclusive right to and may commence, enforce, prosecute, manage and/or settle against any Entity all such Causes of Action, including those covered by the Coleman Injunction; provided, however, that the estate shall not commence and the Creditors' Trust shall not be permitted to commence any actions under the Avoiding Power Provisions or any theory of law or equity to recover from recipients funds paid in connection with, or relating to, the MIC Program, the 1992 Employee Retention Program, the Advisory Board or the Stock Dividends or to commence any recovery action relating to the Indemnity Payments against the Debtor's officers and directors except as otherwise asserted in the Bailey Lawsuit; provided, further, however, that, to the extent provided therein, the prosecution of the
Transactions Lawsuit by the Creditors' Trust shall be subject to the Transactions Stipulation.

     The Debtor is not able to estimate, with any degree of certainty, the value, if any, of the Causes of Action; nor is the Debtor able to predict the costs that the Creditors' Trust may incur to prosecute and/or collect on the Causes of Action. Finally, the Debtor cannot predict the likely time frame in which the Causes of Action may be resolved.

     2. Retiree Benefits. The Plan, as required for confirmation under section 1129(a)(13) of the Bankruptcy Code, provides that on and after the Effective Date, New Keene, as the contributing sponsor, within the meaning of ERISA, of the Keene Pension Plan, will continue and maintain the Pension Plan and will comply with all funding and other requirements of ERISA. The Plan provides for the satisfaction of the Other Retiree Benefits in the manner described therein.
     3. Record Date. As of the close of business on the Record Date, the transfer ledger of Old Common Stock shall be closed to all stock transactions and the Debtor shall not be obligated to recognize any transfer of Old Common Stock occurring thereafter. For all purposes relating to the Plan, the Debtor shall recognize and notify only those holders of record stated on the transfer ledger on the Record Date.

     4. Time and Manner of Payments. Solely for the purposes of making distributions required by the terms of the Plan, on the Effective Date, an amount of funds approximately equal to the aggregate amount of the Plan Payments and the Plan Estimates shall be transferred to New Keene and maintained in separate interest bearing accounts. Except as otherwise provided in the Plan, all payments and distributions on account of Allowed Claims and Allowed Interests and the transfers to New Keene and the Creditors' Trust shall be made by the Debtor or New Keene on the Effective Date or as soon thereafter as reasonably practicable, but in no event later than ten Business Days thereafter. Whenever any payment or other distribution to be made pursuant to the terms of the Plan is due on a day other than a Business Day, such payment or distribution will instead be made, without the payment of additional interest thereon, on the next Business Day and shall be deemed to have been completed as of the required date. The Debtor has the option to make any Cash payment required by the terms of the Plan by check, by wire transfer or as otherwise required by any applicable agreements.

     5. Setoffs. For purposes of determining the Allowed Amount of each Claim on which a distribution shall be made, the Debtor or New Keene, as the case may be, may, but shall not be required to, set off against any Claim, any claims of any nature whatsoever the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor, New Keene or the Creditors' Trust of any such claim the Debtor may have against any such claimant.

     6. Fractional Shares or Other Distributions. No fractional shares of New Common Stock will be issued. Whenever any distribution of a fraction of a share of New Common Stock would otherwise be called for, the actual distribution shall reflect a rounding down of such fraction to the nearest whole number of shares. Any shares of New Common Stock remaining due to the rounding of such shares shall be held by New Keene as Treasury Stock.

     In addition, no cash in fractions of cents will be paid. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent, with one-half cent and above being rounded up to the nearest whole cent.

     7. Treatment of Disputed Claims and Disputed Interests. The Debtor's procedure for resolving Disputed Claims and Disputed Interests applies to all Claims against and Interests in the Debtor other than Asbestos In Buildings Claims, Asbestos-Related Personal Injury Claims, Transactions Stipulation Claims, and Bonded Judgment Claims, which shall be addressed exclusively by the Creditors' Trust. Unless otherwise ordered by the Court, the Debtor, the Committee and the Legal Representative (each, an 'Objecting Party') will have the sole right, except with respect to the applications for the allowance of compensation and reimbursement of expenses of professionals under section 330 of the Bankruptcy Code and, except with respect to certain Asbestos-Related Claims, Transactions Stipulation Claims, and Bonded Judgment Claims, to (i) object to the allowance of any Claim or Interest with respect to which the liability is disputed in whole or in part, or (ii) move to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code on or before the Confirmation Date, or such later date as the Court may fix. Objections to Asbestos-Related Claims (other than Asbestos-Related Building Contribution Claims and Asbestos-Related Personal Injury Contribution Claims), and Bonded Judgment Claims shall be addressed exclusively by the Creditors' Trust.

     The Objecting Party shall litigate the merits of each Disputed Claim and each Disputed Interest until determined by a Final Order and shall litigate the amount at which a Disputed Claim shall be estimated. Subject to the approval of the Court, the Objecting Party may compromise and settle any objection to any Claim or Interest.

     Payments or other distributions shall be made on account of a Disputed Claim or a Disputed Interest within thirty (30) days after the date that such Disputed Claim or Disputed Interest becomes an Ultimately Allowed Claim or an Ultimately Allowed Interest; provided, however, that no payments or other distributions shall be made on account of any disputed Class 6 Claim until thirty (30) days after the date that the last Disputed Class 6 Claim challenged by an Objecting Party, becomes an Ultimately Allowed Claim or is disallowed. Holders of Disputed Claims or Disputed Interests that become Ultimately Allowed

Claims or Ultimately Allowed Interests shall be bound, obligated and governed in all respects by the provisions of the Plan. Upon disallowance of a Disputed Claim or Disputed Interest, the consideration reserved for such Claim (together with interest accrued thereon) or Interest shall vest with the Creditors' Trust (other than a Disputed Class 6 Claim or Disputed Class 7 Interest, in which case the consideration reserved on account of such Claim or Interest shall be redistributed to the members of such class).

     On or as soon as practicable after the Effective Date, New Keene shall reserve for the account of each holder of a Disputed Claim or Disputed Interest,
(i) that property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim or Disputed Interest an Allowed Claim or an Allowed Interest, as applicable, on such date or (ii) such other property as such holder and New Keene may agree. If applicable, New Keene shall place property reserved in an interest bearing escrow fund (which need not be segregated, but for which separate book entries shall be kept by New Keene) for each class to be established and maintained by New Keene pending resolution of such Disputed Claims or Disputed Interests. Cash held in any reserve established for Disputed Claims (the 'Disputed Claims Reserve') shall be invested in a manner consistent with the requirements of section 345 of the Bankruptcy Code or any order of the Court. Any voting rights of Class A New Common Stock held in reserve on account of a Disputed Interest shall, until such securities are released from such reserve, be deemed voted in identical proportions to all other Class A New Common Stock that shall have voted.

     Any Disputed Claims Reserve shall be terminated by New Keene once all distributions and other dispositions of Cash and/or Class A New Common Stock required hereunder have been made in accordance with the terms of this Plan. To the extent that any Cash or other property remains in a Disputed Claims Reserve established pending the resolution of Disputed Administrative Expense Claims or Disputed Tax Claims or Disputed Claims in Classes 1, 2A, 2B or 3 (including any interest accrued thereon), and such reserve has been terminated in accordance with Section 16.5(b) of the Plan, such Cash or other property shall immediately and irrevocably vest in the Creditors' Trust which shall thereafter be empowered to take whatever steps may be reasonably necessary to exercise control over such Cash or other property. To the extent that any Cash or shares of Class A New Common Stock remain in a Disputed Claims Reserve established pending resolution of Disputed Class 6 Claims or Disputed Class 7 Common Stock Interests, and such reserve has been terminated in accordance with Section 16.5(b) of the Plan, such Cash or shares of Class A New Common Stock, as the case may be, shall be distributed, on a pro rata basis, to holders of Allowed Claims or Allowed Interests of the same class.

     On and after the Effective Date, the Creditors' Trust will pay the fees and expenses of the professionals retained by New Keene, with the reasonable consent of the Creditors' Trust, that are associated with the filing and prosecution of objections to Claims and Interests within thirty (30) days after the submission of a reasonably detailed invoice to the Trustees setting forth such fees and expenses. Within ten (10) days after the submission of an invoice, the Creditors' Trust may object to all or part of such invoice; provided, however, that the Creditors' Trust shall be obligated to pay the undisputed portion of such invoice within thirty (30) days of its submission. In the event that the parties  cannot  resolve any dispute with respect to the invoice  within  thirty
(30) days after its submission, either the Creditors' Trust or the affected professional may apply to the Court for resolution of the matter.

     8. Undeliverable Distributions; Unclaimed Distributions. If New Keene is unable to make payment or distribution to the holder of an Allowed Claim or Allowed Common Stock Interest under the Plan for lack of a current address for the holder or otherwise, it shall file with the Court the name, if known, and last known address of the holder and the reason for inability to make payment, and if, after the passage of 60 days and after any additional effort to locate the holder that the Court may direct, the payment or distribution still cannot be made, the payment or distribution and any further payment or distribution to the holder shall be treated as unclaimed property pursuant to Section 15.7 of the Plan and the Claim or Common Stock Interest shall be deemed satisfied to the same extent as if payment or distribution had been made to the holder of the Allowed Claim or Allowed Common Stock Interest.

     If any distribution of property remains unclaimed for a period of one year after it has been delivered pursuant to the terms of the Plan to the holder entitled thereto, such unclaimed property shall be forfeited by such holder and
(i) all rights, title and interest to such property shall immediately and irrevocably vest in the Creditors' Trust if such property was to be distributed on account of an Allowed Administrative Expense Claim, an Allowed Tax Claim or an Allowed Class 1, 2, 3 or 6 Claim, or (ii) all rights, title and interest to such property shall immediately and irrevocably vest with New Keene if such property was to be distributed on account of an Allowed Class 7 Common Stock Interest.

     9. Transmittal of Distributed Property and Notices. Except as otherwise provided in the Plan and except as otherwise may be agreed to by the Debtor or New Keene and the holder of a particular Claim or Interest, any property or notice to which such holder shall become entitled pursuant to the provisions of the Plan, shall be delivered to such holder by regular mail, postage prepaid, in an envelope addressed to such holder as he or she or his or her authorized agent may direct in a request filed, on or before the Effective Date, with the Court (or filed, after the Effective Date, with New Keene), but if no such request is filed, to the address shown in the Schedules or to such holder's counsel known to the Debtor, or, if a different address is stated in a proof of claim duly filed, to such address. In all cases where delivery or distribution is effectuated by mail, the date of delivery or distribution shall be the date of mailing. Property delivered as set forth in the Plan and as described above will be deemed delivered to the holder regardless of whether such property is actually received by such holder.

     10. Full and Final Satisfaction. All payments and other distributions made pursuant to the terms and conditions of this Plan shall be in full and final satisfaction, settlement, release and, to the extent permitted by applicable law, discharge of all Claims, Demands and Interests.

     11. Legally Binding Effect. Upon the Effective Date of the Plan, its provisions will bind, and inure to the benefit of, New Keene, the Creditors' Trust, any holder of a Claim, any holder of a Demand, any holder of an Interest, and their respective heirs, successors, executors, administrators, assigns, agents, officers and directors, whether or not they accept the Plan.


     12. Withholding Taxes. New Keene will comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with the making of distributions pursuant to the Plan. All holders of Claims shall be required to provide information to effectuate the withholding of such taxes.

     13. Satisfaction, Discharge and Release. Except as otherwise specifically provided by the Plan, the distributions and rights that are provided in the Plan shall be in complete satisfaction, release and, to the extent permitted by applicable law, discharge of (i) all Claims and Demands against, liabilities of, liens on, obligations of and Interests in the Debtor, New Keene or the Creditors' Trust or the assets and properties of the Debtor, New Keene or the Creditors' Trust, whether known or unknown, and (ii) all causes of action, whether known or unknown, either directly or derivatively through the Debtor or New Keene, against the Released Parties based on the same subject matter as any Claim, Demand or Interest, in each case, regardless of whether a proof of Claim or Interest was filed, whether or not Allowed, and whether or not the holder of such Claim or Interest has voted on this Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim, Demand or Interest, in each case, regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of such Claim or Interest has voted on this plan.

'Released Party' means each of the Debtor, New Keene and the Creditors' Trust or any of their respective successors or assigns, and each of their present and former directors and officers and the Committee, its members and representatives, the Legal Representative, the Transactions Claims Examiner, the Plan Examiner, the Consultants, the Transactions Lawsuit Defendants in their capacities as such, the Subscribing Individuals and the insurance carriers and sureties of the Corporate Transactions Defendants in the insurance carriers' and sureties' capacities as such, and each of the professionals retained by Order of the Court by each of the Debtor, New Keene, the Creditors' Trust, the Committee, the Legal Representative, the Transactions Claims Examiner, the Plan Examiner, and the Consultants (excluding those professionals retained as special counsel to, or as an ordinary course professional of, the Debtor or the Committee); provided, however, that, notwithstanding this or any provision of the Plan to the contrary, an Entity's 'Released Party' status shall not preclude the Creditors' Trust from pursuing claims against (i) the Transactions Lawsuit Defendants in the Transactions Lawsuit; (ii) Bairnco in the Bairnco NOL Action;
(iii) Glenn W. Bailey in the Bailey Lawsuit (as to those claims in the complaint not released under the Plan); and (iv) any insurance carrier or surety that issued a policy or policies of insurance to, or on behalf of, Keene or any of the above-referenced defendants.

     14. Release. Upon the Effective Date of the Plan, all of the Released Parties shall be released from any claims or causes of action belonging to the Debtor or its creditors except for (a) any claims relating to the Indemnity Payments and asserted against Glenn W. Bailey in the Bailey Lawsuit, (b) any claims asserted against the Transactions Lawsuit Defendants in the Transactions Lawsuit, and (c) any claims asserted against Bairnco in the Bairnco NOL Action. In addition, the Debtor, its officers, directors, agents and attorneys at the time the Keene 27 Action was commenced, shall be deemed released from any claim or cause of action that the estate or any defendant in the Keene 27 Action may have in connection with the Keene 27 Action and an injunction shall be entered to effectuate such release.

     Additionally, except as otherwise specifically provided by the Plan, any Entity accepting any distributions or rights pursuant to the Plan shall be presumed conclusively to have released the Released Parties from any cause of action based on the same subject matter as the Claim, Demand or Interest on which the distribution or right is received to the full extent permitted by applicable law.

     15. Injunction. The satisfactions, releases and discharges set forth in the Plan shall also act as an injunction against any Entity commencing or continuing any action, employment of process or act to collect, offset, affect or recover any Claim, Demand, Interest or cause of action satisfied, released or discharged hereunder.

     16. Limitation of Release and Injunction. Notwith-standing any other provision of the Plan to the contrary, the release and injunction provisions of
Section 17.1(a) of the Plan shall not serve to release or enjoin claims by the Creditors' Trust against (i) any of the Transactions Lawsuit Defendants in the Transactions Lawsuit; (ii) Bairnco in the Bairnco NOL Action; (iii) Glenn W. Bailey in the Bailey Lawsuit (as to those claims in the complaint not released under the Plan); and (iv) any insurance carrier or surety that issued a policy or policies of insurance to, or on behalf of, Keene or any of the above-referenced defendants.

     17. Exculpation. Except as otherwise provided in the Plan, none of the Released Parties shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the formulation, preparation, dissemination, prosecution, confirmation, consummation, discussion, implementation or administration of the Plan, the Disclosure Statement, any contract, release, or other agreement or document created or entered into, the property to be distributed under the Plan, or any other action taken or omitted to be taken in connection with the Chapter 11 Case or the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. For the definition of 'Released Parties' see Section E.13., entitled, 'The Plan of Reorganization--Other Provisions of the Plan--Discharge'.

     18. Permanent Channeling Injunction. In addition, the Confirmation Order will contain the Permanent Channeling Injunction. In 1994, the Bankruptcy Code was amended to add, inter alia, new subsection (g) to section 524, which validates existing injunctions similar to the Permanent Channeling Injunction (such as those used in the chapter 11 cases of Johns-Manville Corporation and UNR Corporation) and codifies a court's authority to issue a permanent injunction to supplement the existing injunctive relief afforded by section 524 of the Bankruptcy Code in asbestos-related reorganizations under chapter 11. The section provides that, if certain defined conditions are satisfied, a court may issue a supplemental permanent injunction, such as the Permanent Channeling

Injunction, barring claims and demands against the reorganized company and channeling those claims and demands to an independent trust. To qualify under the statute, a trust must have certain characteristics, which are specified in section 524(g).

     To ensure that the Creditors' Trust meets the standards of section 524(g) of the Bankruptcy Code, the Debtor has made compliance with these conditions a condition precedent to confirmation of the Plan. See Section VII.B.3., entitled,
'Confirmation/Consummation        Procedures--Confirmation--Conditions        to
Confirmation.'

     Pursuant to the Permanent Channeling Injunction, on and after the Effective Date, any Entity who holds or may hold an Asbestos-Related Claim or Demand will be forever stayed, restrained, and enjoined from taking certain actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos-Related Claims or Demands (other than pursuant to the provisions of the Creditors' Trust Documents or to enforce the provisions of the Plan) against any of the Protected Parties or their respective property.

     A 'Protected Party' means any of the following:

          (a) the Debtor;

          (b) New Keene;

          (c) any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtor, New Keene, or the Creditors' Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

          (d) any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to New Keene or the Creditors' Trust or to a successor to, or transferee of, any assets of the Debtor, New Keene or the Creditors' Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired);

          (e) any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on, the Debtor, New Keene or the Creditors' Trust on account of Asbestos-Related Claims or Demands including, without limitation, the Transactions Lawsuit Defendants, the Subscribing Individuals and the insurance carriers and sureties of the Corporate Transactions Defendants in the insurance carriers' and sureties' capacities as such; or


          (f) any of the Debtor's present subsidiaries and each of the present and former officers, directors, agents, employees, representatives, advisors, financial advisors, accountants and attorneys.

provided, however, that notwithstanding this or any other provision of the Plan to the contrary, an Entity's 'Protected Party' status shall not preclude the Creditors' Trust from pursuing claims against (i) the Transactions Lawsuit Defendants in the Transactions Lawsuit; (ii) Bairnco in the Bairnco NOL Action;
(iii) Glenn W. Bailey in the Bailey Lawsuit (as to those claims in the complaint not released under the Plan); and (iv) any insurance carrier or surety that issued a policy or policies of insurance to, or on behalf of, Keene or any of the above-referenced defendants.

     The following  actions are enjoined  pursuant to the  Permanent  Channeling
Injunction:

          o commencing, conducting, or continuing in any manner, directly or indirectly, any action against or affecting any Protected Party, or any property or interests in property of any Protected Party;

          o enforcing or in any way seeking to recover any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

          o creating, perfecting, or in any way enforcing any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

          o in any way seeking to offset, recoup, or recover any amount against any liability owed to any Protected Party; and

          o proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Creditors' Trust, except in conformity and compliance therewith.

     Nothing contained in the Permanent Channeling Injunction shall be deemed a waiver of any claim, right, or cause of action that the Debtor, New Keene, or the Creditors' Trust may have against any Person in connection with or arising out of an Asbestos-Related Claim or Demand.

     19. Dismissal of the Keene 27 Action and Related Injunction. On and after the Effective Date, the Debtor, New Keene and their respective directors, officers, agents, and attorneys shall be the beneficiaries of the Keene 27 Injunction, which injunction shall permanently and forever stay, restrain and enjoin any defendant in the Keene 27 Action from commencing or continuing any action or other proceeding of any kind with respect to any claim, counter-claim or cause of action which was or could have been asserted in, or related directly or indirectly to, the preparation, dissemination, discussion, filing and/or prosecution of the Keene 27 Action. Section 17.3(b) of the Plan provides that, on the Effective Date, the Debtor will dismiss the Keene 27 Action with prejudice and such dismissal shall be deemed to be in complete satisfaction and release of all claims and causes of action that the Debtor may have against any of the defendants in the Keene 27 Action. In consideration for such dismissal and release, the Debtor, its officers, directors, agents and attorneys at the time the action was commenced, shall be deemed released from any claim or cause of action that the estate or any defendant in the Keene 27 Action has or may have arising from or in any way, directly or indirectly relating to the preparation, dissemination, discussion, filing and/or prosecution of the Keene 27 Action and the Keene 27 Injunction shall be entered to effectuate such release. The Committee and the Legal Representative fully intend the Plan to become effective subject to the benefits bargained for with respect to the dismissal of the Keene 27 Action.

      20. The Conversion of the Coleman Injunction into a Permanent Injunction. On and after the Effective Date, the Coleman Injunction shall be converted to a permanent injunction for the benefit of New Keene and the Creditors' Trust, consistent with the terms and conditions of the Transactions Stipulation, and shall prohibit any action or suit, with the exception of the Transactions Lawsuit, against the Transactions Lawsuit Defendants.

     21. Term of Existing Injunctions or Stays. Unless otherwise provided in the Plan, all injunctions or stays in effect on the Confirmation Date pursuant to sections 105(a) or 362(a) of the Bankruptcy Code or otherwise shall remain in full force and effect until the Effective Date.

     22. Dissolution and Termination of Authority. On the Effective Date, the Committee shall be dissolved and the members of the Committee and their representatives, the Legal Representative, the Transactions Claims Examiner, the Plan Examiner and the Consultants and their respective professionals, and the Debtor's legal and financial advisors, shall thereupon be released and discharged of and from all further duties, responsibilities and obligations, if any, related to, arising from and in connection with services rendered in their respective capacities in the Chapter 11 Case.

     23. Modification of the Plan. Prior to the entry of the Confirmation Order, the Debtor, upon the written consent of the Committee and the Legal Representative, may alter, amend, or modify the Plan in accordance with section 1127(a) of the Bankruptcy Code, which requires that the Plan, as modified, comply with sections 1122 and 1123 of the Bankruptcy Code (governing classification of claims and interests and the contents of a plan, respectively). After the entry of the Confirmation Order and prior to the Effective Date, the Debtor may, upon the written consent of the Committee and the Legal Representative, modify the Plan pursuant to section 1127(b) of the Bankruptcy Code so long as (i) the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, (ii) circumstances warrant such modification, and (iii) the Court, after notice and a hearing, confirms the modified Plan under section 1129 of the Bankruptcy Code. For all modifications, the Debtor must comply with the disclosure and solicitation requirements of section 1125 of the Bankruptcy Code.


     Should Class 6 vote to reject the Plan, the Debtor reserves the right to seek to amend the Plan and, as so amended, to seek confirmation under the so-called 'cramdown' provisions of the Bankruptcy Code.

     The Debtor, subject to the consent of the Committee and the Legal Representative, will seek agreement to the following modifications to the Plan should Class 6 vote to reject the Plan:

          (i) No class junior to Class 6 would receive or retain any property under the Amended Plan;

          (ii) The distribution that would have gone to Class 7 will, instead, be distributed to the Creditors' Trust; and

          (iii) The Creditors' Trust Documents will be modified so as to require the Trustees thereof to distribute 49% of the equity in New Keene, in the form of Class A Common Stock, to the holders of record of Keene's Common Stock as of the Effective Date.

     Holders of Class 4 Claims, in particular, should be aware of this potential modification to the Plan and take its implications into consideration when voting thereon.

     24. Withdrawal of the Plan. The Debtor, upon the written consent of the Committee and the Legal Representative, may revoke and withdraw the Plan at any time prior to the entry of the Confirmation Order or if the conditions to effectiveness cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date. If the Debtor revokes or withdraws the Plan or if the Confirmation Date does not occur, the Plan shall be deemed null and void.

     25. Vesting. In accordance with sections 1123(a)(5) and 1141 of the Bankruptcy Code, except as otherwise provided in the Plan, on the Effective Date, title to property of the Debtor shall pass to New Keene free and clear of all Claims, Demands, Interests, liens and encumbrances, including, without limitation, all Asbestos-Related Claims, Demands and Transactions Stipulation Claims. Also, on the Effective Date, title to all of the Creditors' Trust Distribution shall pass to the Creditors' Trust free and clear of all Claims, Interests, liens and encumbrances, except liabilities relating to Asbestos-Related Claims, Demands and Transactions Stipulation Claims.

     26. Transfer of Documents. On the Effective Date, or as soon thereafter as reasonably practicable, the Debtor or New Keene, as the case may be, shall transfer or make available to the Creditors' Trust any and all records of Keene.

     27. Cooperation. The Debtor, New Keene and the Creditors' Trust shall cooperate with each other and provide each other with reasonable assistance in connection with the performance of this Plan and the Creditors' Trust Documents.

     28. Transfer of all Privileges. All privileges which the Debtor is entitled to assert, including but not limited to attorney/client and work product privileges, shall be transferred on the Effective Date to the Creditors' Trust. The Creditors' Trust, in its sole and absolute discretion, may assert any applicable privileges or use, disclose or waive any applicable privileges of the Debtor with respect to any information or documents received or obtained pursuant to the Plan. In addition, New Keene shall make available to the Creditors' Trust any persons then employed by New Keene as a director, officer, employee, professional, agent or representative, at reasonable times and on a reasonable basis, at the cost and expense of the Creditors' Trust, to assist the Creditors' Trust in the performance of its duties, including the prosecution of the Causes of Action. The Debtor shall be deemed to have authorized the Creditors' Trust, at the Creditors' Trust's cost and expense, for itself and in the name of the Debtor, to the extent permitted by law (or with the consent of the person(s) in question), to obtain from any of the Debtor's current and former attorneys, special counsel, ordinary course professionals, accountants, advisors, professionals, officers, directors, employees, representatives or agents any and all information and documents which the Debtor would be entitled or permitted to obtain; provided, however, that in the event legal action is required to obtain such information or documents, or any cost or expense shall be incurred in connection therewith, the Creditors' Trust shall take such action, either in its name, or, if required, in the name of the Debtor, and the Creditors' Trust shall bear all legal fees, costs and expenses related thereto.

     29. Confidentiality. The Creditors' Trust shall not be obligated or required to disclose to New Keene any information, documents or professional advice it receives or obtains relating or referring to the Causes of Action.

     30. Tax Provision. The issuance, transfer or exchange of a security, or the making, delivery or recording of a deed or other instrument of transfer under the Plan shall constitute the issuance, transfer or exchange of a security or the making or delivery of an instrument of transfer within the meaning of section 1146(c) of the Bankruptcy Code, and shall not be taxed either to the Debtor's estate, as seller, or to the transferee or recipient thereof under any law imposing a stamp tax or similar tax.

     31. Surrender and Cancellation of Securities, Notes or Other Instruments. As of the Effective Date, all Interests, notes or other instruments evidencing a Claim, Demand or Interest under the Plan shall be cancelled and shall become null and void (a 'Cancelled Security') and each of the transfer books maintained for any such Interests, notes or other instruments shall be closed. Except for the right to receive the distributions, if any, provided by the Plan, the holder of a Cancelled Security shall have no rights arising from or relating to such Cancelled Security on and after the Effective Date.

     32. Authorization of Corporate Action. The entry of the Confirmation Order shall constitute a direction to and authorization of the Debtor, New Keene and the Creditors' Trust to take or cause to be taken any corporate action necessary or appropriate to effectively implement the provisions of the Plan (including, without limitation, the filing of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws or similar constituent documents of New Keene), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved in all respects without any further action by the stockholders or directors of the Debtor or New Keene.


     33. Indemnification. The Plan provides that the obligations of the Debtor to indemnify, reimburse, or limit the liability of certain officers and directors of the Debtor for prepetition conduct will be terminated by the Plan and will be discharged. The Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, however, provide for the indemnification of the officers and directors of New Keene to the fullest extent permitted by Delaware law now or hereafter in effect.

     Given actual and threatened litigation against its respective members, officers, directors and professionals by Mr. Bailey and/or other parties in interest, the Debtor, the Committee and the Legal Representative currently contemplate the establishment of a post-Effective Date reserve or escrow account to fund future defense costs. To that end, monies that would otherwise be distributed to the Creditors' Trust may be decreased, at least initially, by the amount deposited in such account. The reserve or escrow account, if established, would last a specified term, after which time any remaining funds would revert to the Creditors' Trust. Notwithstanding the foregoing, the Debtor, the Committee and the Legal Representative may develop an alternative mechanism to the one described above to assure payment of defense costs. Such alternative method may require, among other things, the continuation of the Debtor and/or the Committee after the Effective Date for such limited purposes.

     34. Retention of Jurisdiction. The Plan provides that the business and assets of the Debtor shall remain subject to the jurisdiction of the Court until the Effective Date. From and after the Effective Date, except as otherwise provided by law, the Court will retain and have exclusive jurisdiction over New Keene and the Chapter 11 Case for the purpose of determining all disputes and other issues presented by or arising under the Plan including, without limitation, the following matters:

          (a) to allow, disallow, estimate, liquidate or determine any Claim against or Interest in the Debtor and to enter or enforce any order requiring the filing of any such Claim or Interest before a particular date, and to resolve any and all disputes relating to any Claim or Interest, except in each case an Asbestos-Related Personal Injury Claim, an Asbestos In Buildings Claim, a Bonded Judgment Claim or a Transactions Stipulation Claim;

          (b) to determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including any and all interim and final applications for compensation for professional services rendered and disbursements incurred in connection therewith;

          (c) to resolve any and all controversies and disputes regarding the interpretation and enforcement as may be necessary to effectuate the consummation and full and complete implementation of the Plan;

          (d) to resolve any and all controversies and disputes regarding the implementation or interpretation of the Creditors' Trust and related matters, including, without limitation, the settlement of accounts, the resolution of disputes between the TAC and the Trustees, and the termination of the Creditors' Trust, as those matters are provided for in paragraphs 2.2(f), 5.1(c) and 6.2(a)(iii), respectively, of the Creditors' Trust Agreement, but excluding all matters related to the Permanent Channeling Injunction, as set forth in Section 18.2 of the Plan;

          (e) to enter orders in aid of the execution of this Plan, and releases provided for in this Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect the Debtor, its affiliates and other Entities from actions prohibited under
     Article XVI of the Plan;

          (f) to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order;

          (g) to determine any and all applications, motions, adversary proceedings and contested matters pending on the Effective Date and arising under, arising in or related to the Chapter 11 Case or the Plan, including any remands of appeals that may be pending on the Effective Date;

          (h) to enforce the provisions of the Plan relating to the distributions to be made thereunder;

          (i) to resolve any action brought to avoid or otherwise determine the validity, extent, enforceability, priority and perfection of any lien or other encumbrance on any property of the Debtor;

          (j) to determine any and all pending applications for the rejection or disaffirmance of executory contracts or leases, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom;

          (k) to resolve any disputes concerning any reserve established for Disputed Claims or Disputed Interests or the administration thereof;

          (l) to resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

          (m) to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Case, any applicable Claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of the Plan for the purpose of determining whether a Claim, Demand or Interest is satisfied, released or discharged hereunder or for any other purpose;

          (n) to determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of the Plan;

          (o) to resolve any disputes regarding any invoice submitted to the Creditors' Trust by a professional for fees and/or expenses associated with the prosecution or settlement of objections to Claims or Interests; and

          (p) to enter a final decree closing the Chapter 11 Case.

     35. Jurisdiction as to the Permanent Channeling Injunction.  The United

States District Court for the Southern District of New York shall retain jurisdiction over any proceeding that involves the validity, application, construction, or modification of the Permanent Channeling Injunction.

     36. Notices. All notices or requests to the Debtor in connection with the Plan shall be in writing and will be deemed to have been given when received by first class mail, postage prepaid or by overnight courier addressed to:

           (i) Keene Corporation
            757 Third Avenue
            New York, New York 10017
            Attention: Mr. Timothy E. Coyne
            with a copy to:

          Berlack, Israels & Liberman LLP
            Attorneys to the Debtor and Debtor
            in Possession
            120 West 45th Street
            New York, New York 10036
            Attention: Edward S. Weisfelner, Esq.;

           (ii) Marcus Montgomery P.C.
            Attorneys to Official Committee
            of Unsecured Creditors
            53 Wall Street
            New York, NY 10005-2899
            Attention: John J. Preefer, Esq.; and

          (iii) Matthew Gluck, Esq.
            Legal Representative for Future Claimants
            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, NY 10004.

     All notices and requests to Entities holding any Claim or Interest in any class shall be sent to them at their last known address or to the last known address of their attorney of record who has filed a notice of appearance in the Chapter 11 Case. The parties listed above, or any successors thereto, and any such holder of a Claim or Interest may designate in writing any other address to receive notices pursuant to the Plan, which designation will be effective upon receipt.

     37. Entire Agreement. The Plan and the exhibits thereto constitute and contain the entire agreement of the parties with respect to the subject matter hereof and, upon the Effective Date, collectively supersede any and all prior negotiations, correspondence, understandings and agreements regarding the subject matter hereof, including but not limited to, the Plan Stipulation.

Item 7. Financial statements, pro forma financial statements and exhibits

(c)     Exhibits

        99(a)   Debtor's Fourth Amended Plan of Reorganization

        99(b)   Modifications to Debtor's Fourth Amended Plan of Reorganization

        99(c) Findings of Fact, Conclusions of Law and Order Confirming the Debtor's Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as modified, entered June 14, 1996

        99(d) Operating Report dated June 17, 1996 for the period April 28, 1996 to May 25, 1996

                                SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                         KEENE CORPORATION
                                                           (Registrant)



                                                    By:  /s/ Timothy E. Coyne
                                                             Timothy E. Coyne
                                                             President









Date:  June 28, 1996

                                                                 EXHIBIT 99 (a)

                 Debtor's Fourth Amended Plan of Reorganization


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
 .............................. x



In re:                         :
                                  Chapter 11
KEENE CORPORATION,
                               :  Case No.: 93 B 46090 (SMB)
                Debtor.
                               :

                               :



 .............................. x

                 DEBTOR'S FOURTH AMENDED PLAN OF REORGANIZATION

                           BERLACK,  ISRAELS & LIBERMAN LLP
                           120 West 45th Street
                           New York,  New York 10036
                           (212)  704-0100

                           Counsel to Keene Corporation,
                           Debtor and Debtor in Possession

DATED: MARCH 11, 1996
       NEW YORK, NEW YORK


                               TABLE OF CONTENTS
ARTICLE I.....................................................................................................................     1
  DEFINITIONS.................................................................................................................     1
       1.1   Defined Terms....................................................................................................     1
       1.2   Other Terms......................................................................................................     8

ARTICLE II....................................................................................................................     8
  PROVISION FOR TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS....................................................................     8
       2.1   Administrative Expense Claims...

ARTICLE III...................................................................................................................     9
  PROVISION FOR TREATMENT OF TAX CLAIMS.......................................................................................     9
       3.1   Tax Claims.......................................................................................................     9

ARTICLE IV....................................................................................................................     9
  PROVISION FOR TREATMENT OF DEMANDS..........................................................................................     9
       4.1 Demands............................................................................................................     9

ARTICLE V.....................................................................................................................     9
  CLASSIFICATION OF CLAIMS AND INTERESTS......................................................................................     9
       5.1   Priority Claims..................................................................................................     9
       5.2   Secured Claims...................................................................................................     9
       5.3   Unsecured Claims.................................................................................................     9
       5.4   Interests........................................................................................................     9

ARTICLE VI....................................................................................................................    10
  IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS NOT IMPAIRED AND IMPAIRED BY THIS PLAN....................................    10
       6.1   Classes of Claims and Interests Not Impaired by this Plan........................................................    10
       6.2   Classes of Claims and Interests Impaired by this Plan and Entitled to Vote.......................................    10
       6.3   Deemed Rejection of Other Interests..............................................................................    10

ARTICLE VII...................................................................................................................    10
  PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS............................................................................    10
       7.1   Priority Claims (Class 1)........................................................................................    10
       7.2   Bonded Judgment Claims (Class 2A)................................................................................    10
       7.3   Secured Claims (Class 2B)........................................................................................    10
       7.4   Convenience Class Claims (Class 3)...............................................................................    10
       7.5   Asbestos-Related Claims (Class 4)................................................................................    10
       7.6   Transactions Stipulation Claims (Class 5)........................................................................    10
       7.7   General Unsecured Claims (Class 6)...............................................................................    10
       7.8   Common Stock Interests (Class 7).................................................................................    11
       7.9   Other Interests (Class 8)........................................................................................    11

ARTICLE VIII..................................................................................................................    11
  PROVISIONS OF SECURITIES TO BE ISSUED PURSUANT TO THIS PLAN AND RELATED MATTERS.............................................    11
       8.1   Reorganization Securities........................................................................................    11
       8.2   Provisions of New Common Stock...................................................................................    11
       8.3   Description of Stock Incentive Plan..............................................................................    12
       8.4   Registration Rights..............................................................................................    13


                                      i


 ARTICLE IX...................................................................................................................    14
  THE CREDITORS' TRUST........................................................................................................    14
       9.1   Creation of the Creditors' Trust.................................................................................    14
       9.2   Transfer of Property to the Creditors' Trust.....................................................................    14
       9.3   Assumption of Liabilities By the Creditors' Trust................................................................    14
       9.4   New Keene Line of Credit.........................................................................................    14
       9.5   Appointment of Trustees..........................................................................................    14
       9.6   Purpose and Goals of the Creditors' Trust........................................................................    14
       9.7   Compensation to and Indemnification of the Trustees..............................................................    14
       9.8   Retention of Professionals and Employees.........................................................................    14
       9.9   Payment of Certain Costs.........................................................................................    14
       9.10  Trust Advisory Committee.........................................................................................    14
       9.11  Certain Property to be Held in Trust by New Keene................................................................    15
       9.12  Preservation of Rights and Defenses..............................................................................    15
       9.13  Asbestos-Related Claims Resolution and Distribution Procedures...................................................    15

ARTICLE X.....................................................................................................................    15
  DESCRIPTION OF THE OPERATION OF NEW KEENE...................................................................................    15
      10.1   Creation of New Keene............................................................................................    15
      10.2   Management of New Keene..........................................................................................    15
      10.3   Indemnification..................................................................................................    15
      10.4   New Keene Credit Facility........................................................................................    15
      10.5   Permanent Channeling Injunction..................................................................................    15


ARTICLE XI....................................................................................................................    16
  ACCEPTANCE OR REJECTION OF THIS PLAN........................................................................................    16
      11.1   Each Impaired Class Entitled to Vote Separately..................................................................    16
      11.2   Estimation of Class 4 Claims for Voting Purposes.................................................................    16
      11.3   Acceptance by Impaired Classes of Claims.........................................................................    16
      11.4   Acceptance by Impaired Class of Interests........................................................................    16
      11.5   Presumed Acceptance of Plan......................................................................................    16
      11.6   Cramdown.........................................................................................................    16

ARTICLE XII...................................................................................................................    16
  CONDITIONS PRECEDENT........................................................................................................    16
      12.1   Conditions to Confirmation.......................................................................................    16
      12.2   Conditions to Effectiveness of Plan..............................................................................    17
      12.3   Waiver of Conditions.............................................................................................    17


ARTICLE XIII..................................................................................................................    18
  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................................................    18
      13.1   Assumption/Rejection.............................................................................................    18
      13.2   Claims Based on Rejection of Executory Contracts or Unexpired Leases.............................................    18

ARTICLE XIV...................................................................................................................    18
  IMPLEMENTATION OF THIS PLAN.................................................................................................    18
      14.1   Vesting of Property..............................................................................................    18
      14.2   Cancellation of Securities, Notes or Other Instruments; Release of Liens.........................................    18
      14.3   Certificate of Incorporation and By-laws.........................................................................    18
      14.4   Corporate Authority..............................................................................................    18
      14.5   Retiree Benefits.................................................................................................    19
      14.6   Term of Existing Injunctions or Stays............................................................................    19


                                       ii


ARTICLE XV....................................................................................................................    19
  PROVISIONS GOVERNING DISTRIBUTIONS..........................................................................................    19
      15.1   Time of Distributions Under this Plan............................................................................    19
      15.2   Settlement Regarding Distributions...............................................................................    19
      15.3   Distributions to Creditors' Trust................................................................................    19
      15.4   Record Date......................................................................................................    19
      15.5   Manner of Payments Under This Plan...............................................................................    19
      15.6   Rounding.........................................................................................................    19
      15.7   Undeliverable Distributions; Unclaimed Property..................................................................    19
      15.8   Transmittal of Distributed Property and Notices..................................................................    19
      15.9   Full and Final Satisfaction......................................................................................    20
      15.10  No Distribution in Excess of Allowed Amount of Claim.............................................................    20
      15.11  Withholding Taxes................................................................................................    20
      15.12  Payment Dates....................................................................................................    20
      15.13  Setoffs..........................................................................................................    20

ARTICLE XVI...................................................................................................................    20
  PROCEDURE FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS..............................................................    20
      16.1   Applicability....................................................................................................    20
      16.2   Objections to and Estimation and Resolution of Claims and Interests..............................................    20
      16.3   Procedure........................................................................................................    20
      16.4   Payments and Distributions With Respect to Ultimately Allowed Claims or Ultimately Allowed Interests.............    20
      16.5   Reserves for Disputed Claims and Interests.......................................................................    21
      16.6   Funding of Objections Process....................................................................................    20

ARTICLE XVII..................................................................................................................    21
  EFFECTS OF PLAN CONFIRMATION................................................................................................    21
      17.1   Discharge, Releases and Injunction...............................................................................    21
      17.2   Permanent Channeling Injunction and Keene 27 Injunction..........................................................    22
      17.3   No Release of Causes of Action...................................................................................    22
      17.4   Exculpation......................................................................................................    22

ARTICLE XVIII.................................................................................................................    22
  MISCELLANEOUS PROVISIONS....................................................................................................    22
      18.1   Retention of Jurisdiction........................................................................................    22
      18.2   Jurisdiction as to the Permanent Channeling Injunction...........................................................    23
      18.3   Binding Effect of Plan...........................................................................................    23
      18.4   Withdrawal of this Plan..........................................................................................    23
      18.5   Modification of this Plan........................................................................................    23
      18.6   Transfer of Documents............................................................................................    23
      18.7   Cooperation......................................................................................................    23
      18.8   Transfer of all Privilege........................................................................................    23
      18.9   Confidentiality..................................................................................................    24
      18.10  Tax Provision....................................................................................................    24
      18.11  Notices..........................................................................................................    24
      18.12  Dissolution and Termination of Authority.........................................................................    24
      18.13  Headings.........................................................................................................    24
      18.14  Severability.....................................................................................................    25
      18.15  Entire Agreement.................................................................................................    25



                                      iii

                                LIST OF EXHIBITS



Amended and Restated Certificate of Incorporation..............................................................................    A
Amended and Restated By-laws...................................................................................................    B
Certificate of Merger..........................................................................................................    C
Creditors' Trust Agreement.....................................................................................................    D
Asbestos-Related Claims Resolution and Distribution Procedures.................................................................    E
New Keene Credit Facility......................................................................................................    F
Registration Rights Agreement..................................................................................................    G
Share Authorization Agreement..................................................................................................    H
Stock Incentive Plan...........................................................................................................    I


     Keene Corporation, Debtor and Debtor in Possession in the above-captioned Chapter 11 case, proposes the following Fourth Amended Plan of Reorganization pursuant to section 1121(a) of title 11 of the United States Code.

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Defined Terms. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires.

     (1) 'Administrative Expense Claim' means: (i) any cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary expense of preserving the Debtor's estate, Cure Claims, Fee Claims and payments due under the Retention Program; and (ii) any fees or charges assessed against the Debtor's estate under section 1930 of chapter 123 of title 28 of the United

States Code.

     (2) 'Advisory Board' means, collectively, those individuals who previously served on the advisory board of Peregrine.

     (3) 'Allowed' means:

          (i) with respect to any Claim, other than an Administrative Expense Claim, an Asbestos-Related Claim or a Transactions Stipulation Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (a) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim, or (b) as to which an objection has been interposed, such Claim to the extent that it has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

          (ii) with respect to any Claim, other than an Administrative Expense Claim, an Asbestos-Related Claim or a Transactions Stipulation Claim, as to which no proof of claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent;

          (iii) with respect to any Claim that is asserted to constitute an Administrative Expense Claim (a) that represents an actual or necessary expense of preserving the estate or operating the business of the Debtor, any such Claim to the extent that the Debtor, with the consent of the Committee and the Legal Representative and, after the Effective Date, New Keene, with the consent of the Creditors' Trust, determines it to constitute an Administrative Expense Claim, (b) other than with respect to a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, that the Debtor, the Committee or the Legal Representative or, after the Effective Date, New Keene and the Creditors' Trust, do not believe constitutes an Administrative Expense Claim, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code, or (c) that represents a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court under section 330 of the Bankruptcy Code;

          (iv) with respect to any Asbestos-Related Claim, such Claim to the extent that it is allowed in accordance with the procedures established pursuant to the Creditors' Trust Documents, including the Asbestos-Related Claims Resolution and Distribution Procedures implemented in accordance therewith;

          (v) with respect to any Transactions  Stipulation Claim, such Claim to
     the  extent  that  it  is  allowed  in  accordance   with  the   procedures
     contemplated by the Transactions Stipulation; and

          (vi) with respect to any Common Stock Interest or Other Interest, such Interest to the extent that it is listed on (A) the list of equity security holders filed pursuant to Bankruptcy Rule 1007(a)(3) or (B) to the extent such holder shall be identified on the transfer records of the Debtor as of the Record Date.

     (4) 'Allowed Amount' means the lesser of (a) the dollar amount of an Allowed Claim or (b) the Estimated Amount of such Claim. Unless otherwise specified herein or by Final Order of the Bankruptcy Court, the Allowed Amount of an Allowed Claim shall not include interest accruing on such Allowed Claim from and after the Petition Date.

     (5) 'Amended and Restated By-laws' means the amended and restated by-laws of New Keene, substantially in the form attached hereto as Exhibit B and as may be amended from time to time according to its terms.

     (6) 'Amended and Restated Certificate of Incorporation' means the amended and restated certificate of incorporation of New Keene, substantially in the form attached hereto as Exhibit A and as may be amended from time to time according to its terms.

     (7) 'Appeal Rights' means, with respect to the Bonded Judgment Claims, the right to appeal or otherwise challenge the finality of any judgment rendered prior to the Petition Date and any refund, revestiture or other payment rights which may accrue upon such successful appeal or other challenge.

     (8) 'Asbestos Claimant' means any Entity holding an Asbestos-Related Claim.

     (9) 'Asbestos In Buildings Claims' means those Claims against the Debtor, whether in the nature of or sounding in tort, contract, warranty or any other theory of law, equity or admiralty for, relating to or arising by reason of, directly or indirectly, damages arising from the presence in buildings or other structures of asbestos or asbestos containing products manufactured, sold, supplied, produced, distributed, or in any way marketed by Keene or any of its current or former subsidiaries or affiliates (or another person, firm, corporation or other Entity for which the Debtor is or may be liable), including but not limited to abatement costs, diminution of value, environmental damage, economic loss and all Claims, debts, obligations or liabilities for compensatory damages (such as proximate, consequential, general or special) and punitive damages.

     (10) 'Asbestos-Related Building Contribution Claims' means those claims for contribution, reimbursement, indemnity or subrogation (as those terms may be defined pursuant to the law of the relevant jurisdiction) that are: (a) held by Entities (i) who have been or may be defendants or respondents in an action or proceeding seeking damages for Asbestos In Buildings Claims or (ii) seeking reimbursement or payment of settlements paid by or on behalf of codefendants or litigation or defense costs, including without limitation legal fees, incurred in connection with litigation involving Asbestos In Buildings Claims; and (b) asserted against the Debtor for (x) reimbursement of all or any portion of any damages any such Entity has paid or may pay to the Entity asserting such Asbestos In Buildings Claims or (y) reimbursement of related litigation or defense costs.

     (11)  'Asbestos-Related  Claims'  means  Asbestos-Related  Personal  Injury
Claims,   Asbestos  In  Buildings  Claims,   Asbestos-Related   Personal  Injury
Contribution Claims and Asbestos-Related Building Contribution Claims.

     (12) 'Asbestos-Related Claims Resolution and Distribution Procedures' means those dispute, claims resolution and distribution procedures to be implemented by the Trustees pursuant to the terms and conditions of this Plan and the Creditors' Trust Documents, to liquidate, determine and administer claims of and distributions to Asbestos Claimants and Future Claimants, substantially in the form attached hereto as Exhibit E and as may be amended from time to time according to its terms.

     (13) 'Asbestos-Related Personal Injury Claims' means those Claims against the Debtor, whether in the nature of or sounding in tort, contract, warranty or any other theory of law, equity or admiralty for, relating to or arising by reason of, directly or indirectly, physical, emotional or other personal injuries or other damages caused, or allegedly caused, directly or indirectly, by the presence of, or exposure to, asbestos or asbestos-containing products manufactured, sold, supplied, produced, distributed or in any way marketed and arising or allegedly arising, directly or indirectly, from acts or omissions of Keene or any of its current or former subsidiaries or affiliates (or another person, firm, corporation or other Entity for or with which Keene is or may be liable), including but not limited to all Claims, debts, obligations or liabilities for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages and any portion of a Bonded Judgment Claim that exceeds the value of the supersedeas bond or funded escrow amount regarding such Claim.

     (14) 'Asbestos-Related Personal Injury Contribution Claims' means those Claims for contribution, reimbursement, indemnity or subrogation (as those terms may be defined pursuant to the law of the relevant jurisdiction) that are: (a) held by Entities (i) who have been or may be defendants or respondents in an action or proceeding seeking damages for Asbestos-Related Personal Injury Claims or (ii) seeking reimbursement or payment of settlements paid by or on behalf of codefendants or litigation or defense costs, including without limitation legal fees, incurred in connection with litigation involving Asbestos-Related Personal Injury Claims; and (b) asserted against the Debtor for (x) reimbursement of all or any portion of any damages any such Entity has paid or may pay to the Entities asserting such Asbestos-Related Personal Injury Claims or (y) reimbursement of related litigation or defense costs.

     (15) 'Available Cash' means all Cash on hand and held in bank accounts of the Debtor (except Cash held in escrow accounts or in trust pursuant to a written agreement or order of a court or the Bankruptcy Court) as of the Effective Date.

     (16) 'Bailey Lawsuit' means that certain adversary proceeding, bearing Adv. Proc. No. 95-1575A, pending in the Bankruptcy Court and commenced by the

Committee by complaint dated December 1, 1995 (as such complaint may be amended from time to time).

     (17) 'Bairnco NOL Action' means that certain adversary proceeding, bearing Adv. Proc. No. 94-8843A, pending in the Bankruptcy Court and commenced by the Debtor by complaint dated September 9, 1994 (as such complaint may be amended from time to time).

     (18) 'Bairnco NOL Stipulation' means that certain agreement executed between Keene and Bairnco Corporation and approved by Order of the Bankruptcy Court dated January 4, 1995 in the Bairnco NOL Action.

     (19) 'Ballot' means the form, distributed together with the Disclosure Statement, to holders of Claims or Interests in classes that are impaired and entitled to vote on this Plan, other than to holders of Class 4 Claims, for the purpose of indicating acceptance or rejection of this Plan and, with respect to the holders of Class 6 Claims, electing treatment as a holder of a Convenience Claim in accordance with Section 7.7 hereof.

     (20) 'Bankruptcy Code' means title 11 of the United States Code, as amended from time to time.

     (21) 'Bankruptcy Court' means the United States District Court for the Southern District of New York, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

     (22) 'Bankruptcy Rules' means the Federal Rules of Bankruptcy Procedure, as amended from time to time, together with the local rules adopted by the Bankruptcy Court, as amended from time to time.

     (23) 'Bonded Judgment Claims' means those Claims against the Debtor arising by virtue of a judgment rendered prior to the Petition Date in connection with which the holder thereof became the beneficiary of a supersedeas bond or funded escrow account; provided, however, that the amount of any such Bonded Judgment Claim in excess of the amount of the related supersedeas bond or in the funded escrow account shall be an Asbestos-Related Personal Injury Claim or an Asbestos In Buildings Claim.

     (24) 'Business Day' means any day other than a Saturday, Sunday or 'legal holiday,'as such term is defined in Bankruptcy Rule 9006(a).

     (25) 'Cash' means cash, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks and commercial paper of any entity, including interest accrued or earned thereon.

     (26) 'Causes of Action' means any and all of the Debtor's actions, claims, rights, suits and causes of action (and all rights relating thereto, including any tolling agreements), whether known or unknown, in law, equity or otherwise, including, without limitation: (i) the Debtor's claims arising pursuant to sections 510, 542, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the
Bankruptcy Code or state, non-bankruptcy federal and other applicable law; (ii) the Bairnco NOL Action; (iii) the Bairnco NOL Stipulation and the rights thereunder; (iv) the Transactions Lawsuit (subject to the terms and conditions of the Transactions Stipulation); (v) the Bailey Lawsuit; (vi) the Insurance Actions; (vii) the Co-Defendant Actions; (viii) the Appeal Rights; (ix) the Rights to Payment and (x) the benefits of the continuation of the Coleman Injunction consistent with the Transactions Stipulation.

     (27) 'Certificate of Merger' means the Certificate of Merger referred to in
Section 10.1 hereof, substantially in the form attached hereto as Exhibit C.

     (28) 'Chapter 11 Case' means Case Number 93 B 46090(SMB), concerning the Debtor.

     (29) 'Claim' means a claim, as that term is defined in section 101(5) of the Bankruptcy Code, against the Debtor.

     (30) 'Class A New Common Stock' means the 1,480,000 shares of Class A New Common Stock, par value $.01 per share.

     (31) 'Class B New Common Stock' means the 1,020,000 shares of Class B New Common Stock, par value $.01 per share.

     (32) 'Class 4 Special Ballot' means the form, distributed together with the Disclosure Statement, to holders of Class 4A and 4B Claims, for the purpose of indicating acceptance or rejection of this Plan.

     (33) 'Class 7 Equity Distribution' means 980,000 shares of Class A New Common Stock.

     (34) 'Co-Defendant Actions' means any claims or causes of action that the Debtor has or may have against actual or potential co-defendants arising from or relating to any prior, pending or threatened asbestos-related litigation or settlement, including, without limitation, the Manville Trust Claim.

     (35) 'Coleman Injunction' means the preliminary injunction issued by the Bankruptcy Court by Memorandum Decision dated March 3, 1994 and Amended Order dated March 11, 1994, in Keene v. Coleman, Adv. Proc. No. 94-8015A.

     (36) 'Committee' means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case by the United States Trustee for the Southern District of New York on January 12, 1994, as the membership of such committee may be amended from time to time.

     (37) 'Common Stock Interest' means any equity interest in the Debtor represented by shares of Old Common Stock and any Claim against the Debtor arising from rescission of a purchase or sale of a security of the Debtor or of an affiliate of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

     (38) 'Compensation Estimate' means a written good faith estimate, to be filed on or before three (3) calendar days before the first date set for the hearing on the confirmation of the Plan, of the maximum amount of compensation and reimbursement of expenses to be requested for any period prior to the Effective Date, including, without limitation, any compensation for substantial contribution in the Chapter 11 Case and for any fees or premiums in addition to normal hourly charges or quoted fees.

     (39) 'Confirmation Date' means the date upon which the Confirmation Order shall be entered on the docket maintained by the Clerk of the Bankruptcy Court.

     (40)  'Confirmation   Order'  means  the  order  of  the  Bankruptcy  Court
confirming this Plan.

     (41) 'Consultants' means, collectively, Richard A. Lippe, Archie R. Dykes and John J. Robbins, and any successors thereto.

     (42) 'Convenience Claim' means any one General Unsecured Claim, or the aggregate of the General Unsecured Claims held by any one Entity, in an amount of $1,000 or less or which is voluntarily reduced to $1,000 by election of the holder thereof pursuant to such holder's Ballot.

     (43) 'Corporate Transactions Defendants' means Transactions Lawsuit Defendants Bairnco Corporation and its wholly-owned subsidiaries, Kasco Corporation, Shielding Systems Corporation and Arlon, Inc. and Transactions Lawsuit Defendants Kaydon Corporation and The Genlyte Group Incorporated.

     (44) 'Creditors' Trust' means the trust established pursuant to the Creditors' Trust Agreement in accordance with the terms of Section 9.1 hereof.

     (45) 'Creditors' Trust Agreement' means the agreement between the Debtor, as Trustor, and the Trustees establishing the Creditors' Trust and all exhibits thereto, substantially in the form attached hereto as Exhibit D and as may be amended from time to time according to its terms.

     (46) 'Creditors' Trust Cash Distribution' means all Available Cash and any amounts payable to the Creditors' Trust pursuant to Sections 15.7(b), 16.4 and 16.5(b) hereof, less (i) the aggregate amount of all Plan Payments, (ii) the aggregate amount of all Plan Estimates and (iii) the reasonable costs and expenses associated with the making of the Plan Payments and the prosecution of objections to Claims and Interests.

     (47) 'Creditors' Trust Distribution' means all of the property of the estate remaining after (i) payment of the Plan Payments, and (ii) reservations for the Plan Estimates, including, without limitation, the Creditors' Trust Cash Distribution, the Creditors' Trust Equity Distribution, the Causes of Action, and the rights under the Registration Rights Agreement and the Share Authorization Agreement; provided, however, that the Creditors' Trust Distribution specifically excludes the distribution to holders of Class 7 Common Stock Interests, the Plan Payments and the Plan Estimates and the reasonable costs and expenses associated with the making of the Plan Payments and the prosecution of objections to Claims and Interests; provided, further, however, that the Creditors' Trust Distribution shall include any amounts subsequently payable to the Creditors' Trust pursuant to Sections 15.7(b), 16.4 and 16.5(b) hereof.

     (48) 'Creditors' Trust Documents' means the documents establishing and governing the terms and conditions for the operation and administration of the Creditors' Trust including, but not limited to, the Creditors' Trust Agreement, the Asbestos-Related Claims Resolution and Distribution Procedures and all exhibits to each such document, substantially in the forms attached hereto as Exhibits D and E and as such documents may be amended from time to time according to their terms.

     (49) 'Creditors' Trust Equity Distribution' means 1,020,000 shares of Class B New Common Stock.

     (50) 'Cure Claim' means a Claim by a party to an executory contract or unexpired lease of the Debtor for the costs of curing any defaults under any such contract or lease that is to be assumed and assigned by the Debtor, pursuant to section 365(b) of the Bankruptcy Code.

     (51) 'Debtor' means Keene Corporation, a Delaware corporation.

     (52) 'Demand' means a demand for payment, present or future, that was not a Claim during the Chapter 11 Case, arises out of the same or similar conduct or events that gave rise to the Asbestos-Related Claims and is to be paid by the Creditors' Trust.

     (53) 'Disclosure Statement' means the Second Amended Disclosure Statement describing this Plan and consistent with the Transactions Stipulation, prepared in accordance with section 1125 of the Bankruptcy Code and approved by order of the Bankruptcy Court, as the same may be amended or modified from time to time.

     (54) 'Disputed' means, with respect to any Claim or Interest other than a Bonded Judgment Claim, an Asbestos In Buildings Claim, an Asbestos-Related Personal Injury Claim or a Transactions Stipulation Claim, any Claim or Interest that is not an Allowed Claim or Allowed Interest.

     (55) 'Disputed Claims Reserve' has the meaning set forth in Section 16.5(a) hereof.

     (56) 'Effective Date' means the date which is the first Business Day on which all conditions to the effectiveness of this Plan shall have been satisfied or waived.

     (57) 'Entity' means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, unincorporated organization, government, governmental unit (as defined in section 101(27) of the Bankruptcy Code), agency or political subdivision thereof, the United States Trustee or any other entity.

     (58) 'ERISA' means the Employee Retirement Income Security Act of 1974, as amended from time to time.


     (59)   'Estimated   Amount'  means  the  estimated   dollar  amount  of  an
unliquidated Claim, Disputed Claim or contingent Claim pursuant to section 502(c) of the Bankruptcy Code.

     (60) 'Fee Claim' means any Administrative Claim resulting from the rendering of professional services and related disbursements under section 503(b)(2)-(4) of the Bankruptcy Code.

     (61) 'Final Order' means an order, ruling or judgment that is no longer subject to review, reversal, modification or amendment by appeal or writ of certiorari.

     (62) 'Future Claimant' means any Entity who is or becomes the holder of a Demand.

     (63) 'General Unsecured Claim' means any Claim that is not an Administrative Expense Claim, a Tax Claim, a Priority Claim, a Bonded Judgment Claim, a Secured Claim, a Convenience Claim, an Asbestos-Related Claim, or a Transactions Stipulation Claim, but includes any portion of a Secured Claim (other than a Bonded Judgment Claim) that exceeds the value of the property securing such Claim.

     (64) 'Indemnity Payments' means those payments made by Keene on or about December 2, 1993 to the law firms of Abowitz, Welch & Rhodes, P.C. and Peabody & Arnold.

     (65) 'Insurance Actions' means claims and causes of action of the Debtor against various insurers or insurance guaranty funds, including, without limitation, those claims asserted by Keene in the Keene IV Action and the PIGA Action.

     (66) 'Interest' means any Common Stock Interest or Other Interest.

     (67) 'Keene' means the Debtor.

     (68) 'Keene IV Action' means that certain action bearing Civil Action No. 04454-85, pending in the Superior Court for the District of Columbia.

     (69) 'Keene 27 Action' means that certain adversary proceeding bearing Adv. Proc. No. 94-8393A, pending in the Bankruptcy Court and commenced by the Debtor by complaint dated June 3, 1994.

     (70) 'Keene 27 Injunction' means an order of the Bankruptcy Court permanently and forever staying, restraining and enjoining any defendant in the Keene 27 Action from commencing or continuing any action or other proceeding of any kind with respect to any claim, counter-claim or cause of action which was or could have been asserted in or related directly or indirectly to the preparation, dissemination, discussion of, filing and/or prosecution of the Keene 27 Action.

     (71) 'Legal Representative' means Matthew Gluck, Esq., appointed by Order of the Bankruptcy Court dated June 21, 1994, and any successor thereto.

     (73) 'Manville Trust Claim' means that claim, asserted by the Debtor on behalf of the estate, against the co-defendant class settlement established in the class action captioned Findley v. Falise (In re Joint Eastern and Southern District Asbestos Litigation) C.A. 90-3973 (E.D.N.Y.), CA 90-7518 (S.D.N.Y.) prosecuted against the Manville Personal Injury Settlement Trust.

     (74) 'Merger' means the merger of Reinhold with and into the Debtor on the Effective Date pursuant to the Certificate of Merger.

     (75) 'MIC Program' means the Debtor's management incentive compensation program and the payments made thereunder for the years 1993 and 1994.

     (76) 'New Common Stock' means the 2,500,000 shares of common stock of New Keene, of which 1,480,000 shares shall be designated as Class A and 1,020,000 shares shall be designated as Class B.

     (77) 'New Keene' means the reorganized Debtor, which shall be known as Reinhold Industries, Inc., as the renamed surviving entity of the Merger.

     (78) 'New Keene Credit Facility' means that certain credit facility between the Creditors' Trust and New Keene, substantially in the form attached hereto as Exhibit F and as may be amended from time to time according to its terms.

     (79) '1992 Employee Retention Program' means the employee retention program established by Keene in October of 1992.

     (80) 'Old Common Stock' means the shares of common stock of the Debtor, par value $0.0001 per share.

     (81) 'Other Interest' means any equity interest in the Debtor, other than as represented by Old Common Stock, including, without limitation, any rights granted pursuant to the Rights Agreement dated as of June 1990 between Keene Corporation and Continental Bank, N.A., as rights agent, or any other options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

     (82) 'PBGC' means the Pension Benefit Guaranty Corporation.

     (83) 'Pension Plan' means the retirement plan of Keene, dated January 1, 1991, which merged the five then existing Keene pension plans and, as such, covers the employees of Reinhold.

     (84) 'Peregrine' means Peregrine Solutions, a division of Keene.

     (85) 'Permanent Channeling Injunction' means an order or orders of the Bankruptcy Court or the District Court permanently and forever staying, restraining, and enjoining an Entity from taking any action for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos-Related Claim or Demand (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between the Debtor or New Keene and the Creditors' Trust, which actions shall be in conformity and compliance with the provisions hereof), including:

          (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, any thereof in a judicial, arbitral, administrative, or other forum) against or affecting any Protected Party or any property or interests in property of any Protected Party;

          (b) enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

          (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

          (d) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

          (e) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Creditors' Trust, except in conformity and compliance therewith.

     (86) 'Petition Date' means December 3, 1993.

     (87) 'PIGA Action' means that certain action bearing Civil Action No. 93-13525, pending in the Court of Common Pleas, Montgomery County, Pennsylvania.

     (88) 'Plan' means this Fourth Amended Plan of Reorganization of the Debtor consistent with the Transactions Stipulation, which supersedes any prior plan of reorganization filed by the Debtor, as the same may be amended or modified from time to time.

     (89) 'Plan Estimates' means the aggregate amount of all payments to be set aside (i) in the Disputed Claims Reserve and (ii) on account of all Compensation Estimates.

     (90) 'Plan Examiner' means the Honorable William H. Webster, appointed by the United States Trustee, which appointment was approved by Order of the Bankruptcy Court dated January 6, 1995, and any successor thereto.

     (91) 'Plan Payments' means those payments to be made by the Debtor pursuant to the terms of this Plan to holders of Allowed Administrative Expense Claims, Allowed Tax Claims, Allowed Priority Claims, Allowed Secured Claims, Allowed Convenience Claims and Allowed General Unsecured Claims.

     (92) 'Priority Claim' means any Claim, other than any Administrative Expense Claim or any Tax Claim, which is entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code.


     (93) 'Protected Party' means any of the following parties:

          (a) the Debtor;

          (b) New Keene;

          (c) any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtor, New Keene, or the Creditors' Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

          (d) any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to New Keene or the Creditors' Trust or to a successor to, or transferee of, any assets of the Debtor, New Keene or the Creditors' Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired);

          (e) any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on, the Debtor, New Keene or the Creditors' Trust on account of Asbestos-Related Claims or Demands, including, without limitation, the Transactions Lawsuit Defendants, the Subscribing Individuals and the insurance carriers and sureties of the Corporate Transactions Defendants in such insurance carriers' and sureties' capacities as such; or

          (f) any of the Debtor's  present  subsidiaries and each of the present
     and  former  officers,   directors,  agents,  employees,   representatives,
     advisors, financial advisors, accountants and attorneys;

provided, however, that notwithstanding this or any other provision of this Plan to the contrary, an Entity's 'Protected Party' status shall not preclude the Creditors' Trust from pursuing claims against (i) the Transactions Lawsuit Defendants in the Transactions Lawsuit; (ii) Bairnco Corporation in the Bairnco NOL Action; (iii) Glenn W. Bailey in the Bailey Lawsuit (as to those claims in the complaint not released under the Plan) and (iv) any insurance carrier or surety that issued a policy or policies of insurance to, or on behalf of, Keene or any of the above-referenced defendants.

     (94) 'Record Date' means 5:00 p.m. (New York time) on the day that the Confirmation Order is entered, or such other date and time as may be designated in the Confirmation Order.

     (95) 'Registration Rights Agreement' means that agreement between New Keene and the Creditors' Trust, substantially in the form attached hereto as Exhibit G and as may be amended from time to time according to its terms.

     (96) 'Reinhold' means Reinhold Industries, Inc.

     (97) 'Released Party' means each of the Debtor, New Keene and the Creditors' Trust or any of their respective successors or assigns, and each of their present and former directors and officers, the Committee, its members and representatives, the Legal Representative, the Transactions Claims Examiner, the Plan Examiner, the Consultants, the Transactions Lawsuit Defendants in their capacities as such, the Subscribing Individuals and the insurance carriers and sureties of the Corporate Transactions Defendants in such insurance carriers' and sureties' capacities as such, and each of the professionals retained by Order of the Bankruptcy Court by each of the Debtor, New Keene, the Creditors'
Trust, the Committee, the Legal Representative, the Transactions Claims Examiner, the Plan Examiner, and the Consultants (excluding those professionals retained as special counsel to, or as an ordinary course professional of, the Debtor and the Committee); provided, however, that notwithstanding this or any provision of this Plan to the contrary, an Entity's 'Released Party' status shall not preclude the Creditors' Trust from pursuing claims against (i) the Transactions Lawsuit Defendants in the Transactions Lawsuit; (ii) Bairnco Corporation in the Bairnco NOL Action; (iii) Glenn W. Bailey in the Bailey Lawsuit (as to those claims in the complaint not released under the Plan); and
(iv) any insurance carrier or surety that issued a policy or policies of insurance to, or on behalf of, Keene or any of the above-referenced defendants.

     (98) 'Retention Program' means the supplemental severance and compensation program approved by the Bankruptcy Court pursuant to an order dated June 7, 1995.

     (99) 'Rights to Payment' means the Debtor's right to receive payments or distributions on account of its claim to tax refunds for taxable years prior to the Effective Date and its assertion of the Manville Trust Claim and claims against Midland Insurance Company and the Integrity Insurance Company.

     (100) 'Schedules' means the schedules of assets and liabilities and statements of financial affairs filed by the Debtor in accordance with section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules; provided, however, that the Schedules shall not be amended after June 1, 1995 without the consent of the Committee and the Legal Representative unless by motion on notice to the Committee and the Legal Representative.

     (101) 'Secured Claim' means any Claim, other than a Bonded Judgment Claim, secured by a valid and unavoidable lien on or security interest in property of the Debtor pursuant to section 506(a) of the Bankruptcy Code, but only to the extent of the value as of the Confirmation Date of such lien or security interest as determined by Final Order of the Bankruptcy Court or as agreed to by the Debtor and the holder of such Claim.

     (102) 'Severance Policy' means Keene's pre-petition severance policy entitling all employees that were terminated other than for cause to severance pay equal to one week's pay for each year employed by Keene.

     (103) 'Share Authorization Agreement' means that certain agreement between New Keene and the Creditors' Trust, substantially in the form attached hereto as Exhibit H and as may be amended from time to time according to its terms.


     (104) 'Stock Dividends' means all Cash dividends Keene paid to holders of Old Common Stock during the years 1991 and 1992.

     (105) 'Stock Incentive Plan' or 'SIP' means the New Keene Stock Incentive Plan, substantially in the form attached hereto as Exhibit I and as may be amended from time to time according to its terms.

     (106) 'Subscribing Individual' means any individual who is a signatory to the Transactions Stipulation.

     (107) 'Tax Claim' means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     (108) 'Transactions Claims Examiner' means Thomas Moers Mayer, Jr., Esq., appointed by Orders of the Bankruptcy Court dated March 11, 1994 and April 15, 1994, and any successor thereto.

     (109) 'Transactions Lawsuit' means that certain adversary proceeding bearing Adv. Proc. No. 95-9393A, pending in the Bankruptcy Court and commenced by the Committee by complaint dated June 8, 1995 (as such complaint may be amended in accordance with the Transactions Stipulation).

     (110) 'Transactions Lawsuit Defendants' means those Entities named as defendants in the Transactions Lawsuit.

     (111) 'Transactions Stipulation' means that certain agreement executed between and among Keene, the Committee, the Legal Representative and the Transactions Stipulation Claimants, approved by the Transactions Stipulation Order and attached as Exhibit 5 to the Disclosure Statement.

     (112) 'Transactions Stipulation Claimant' means any Entity holding a Transactions Stipulation Claim.

     (113)  'Transactions  Stipulation  Claims'  means those Claims  against the
Debtor asserted by the Corporate Transactions Defendants and the Subscribing Individuals.

     (114) 'Transactions Stipulation Order' means the Order of the Bankruptcy Court dated March 11, 1996, approving the Transactions Stipulation and attached as Exhibit 6 to the Disclosure Statement.

     (115) 'Trust Advisory Committee' means the three advisors initially chosen by the Committee and the Legal Representative whose duties, obligations and compensation shall be as set forth in the Creditors' Trust Agreement, and any successors thereto.

     (116) 'Trustees' means the three individuals initially selected to act as trustees pursuant to the terms of the Creditors' Trust Documents to administer the Creditors' Trust, and any successors thereto.

     (117) 'Ultimately Allowed Claim' or 'Ultimately Allowed Interest' means any Disputed Claim or Disputed Interest to the extent that it becomes an Allowed Claim or Allowed Interest in accordance with Article XVI of this Plan.


     (118) 'Voting Procedures Order' means the order of the Bankruptcy Court dated March 11, 1996, approving and authorizing the voting procedures to be employed in this Chapter 11 Case, including the Class 4 Special Ballot, attached as Exhibit 4 to the Disclosure Statement.

     1.2 Other Terms. The words 'herein,' 'hereof,' 'hereto,' 'hereunder,' and others of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained in this Plan, unless the context requires otherwise. Any term used in this Plan that is not defined herein but that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code. In addition, the rules of construction contained in section 102 of the Bankruptcy Code apply to the construction of this Plan.

                                   ARTICLE II
                           PROVISION FOR TREATMENT OF
                         ADMINISTRATIVE EXPENSE CLAIMS

     2.1 Administrative Expense Claims. Each holder of an Administrative Expense Claim that the Debtor, with the consent of the Committee and the Legal Representative or, after the Effective Date, New Keene with the consent of the Creditors' Trust, does not dispute or which has been allowed by the Bankruptcy Court, shall be paid in full, in Cash, on or as soon as practicable after the Effective Date; provided, however, that Allowed Administrative Expense Claims representing obligations incurred by the Debtor in the ordinary course of business during the Chapter 11 Case (other than Fee Claims) shall be paid in full by the Debtor or performed by either New Keene or the Creditors' Trust, as the case may be, when due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements governing such obligations, if any; provided, further, however, that Administrative Expense Claims representing compensation or reimbursement of expenses awarded by the Bankruptcy Court pursuant to sections 503(b)(2), 503(b)(3) or 503(b)(4) of the Bankruptcy Code shall be reserved for by Keene in full, in Cash, in such amounts equal to the Compensation Estimates and paid by New Keene on the date upon which the Bankruptcy Court enters an order allowing such Administrative Expense Claim and, to the extent that such reserve is insufficient to satisfy an Allowed Fee Claim, the deficiency shall be paid by the Creditors' Trust; provided, however, that the Debtor shall also reserve sufficient funds to satisfy any and all Administrative Expense Claims that may become Ultimately Allowed Claims.

                                  ARTICLE III
                     PROVISION FOR TREATMENT OF TAX CLAIMS

     3.1 Tax Claims. Each holder of an Allowed Tax Claim shall be paid the full amount of its Allowed Tax Claim, in Cash, on or as soon as practicable after the Effective Date.

                                   ARTICLE IV
                       PROVISION FOR TREATMENT OF DEMANDS

     4.1 Demands. On the Effective Date, Demands shall be fully satisfied as against the Debtor by virtue of the distribution of the Creditors' Trust

Distribution to the Creditors' Trust for the benefit of all holders of Asbestos-Related Claims and Demands pursuant to the terms and conditions of the Creditors' Trust Documents. Each holder of a Demand shall have its Demand channeled to the Creditors' Trust and such Demand shall be assertable exclusively against the Creditors' Trust in accordance with the provisions set forth in the Creditors' Trust Documents.

                                   ARTICLE V
                     CLASSIFICATION OF CLAIMS AND INTERESTS

     Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtor. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of the class and is classified in a different class to the extent the Claim or Interest qualifies within the description of that different class. In accordance with sections 1123(a)(1) and 524(g)(5) of the Bankruptcy Code, Administrative Expense Claims, Tax Claims and Demands are not classified.

     5.1 Priority Claims.

          Class 1. Class 1 consists of all Allowed Priority Claims.

     5.2 Secured Claims.

          Class 2. Class 2 consists of the following Claims:

             Class 2A. Class 2A consists of all Allowed Bonded Judgment Claims.

             Class 2B. Class 2B consists of all Allowed Secured Claims, each of which will be within a separate subclass with each subclass to be deemed a separate Class for all purposes.

     5.3 Unsecured Claims.

          Class 3. Class 3 consists of all Allowed Convenience Claims.

          Class 4. Class 4 consists of the following Asbestos-Related Claims:

             Class 4A--Asbestos-Related Personal Injury Claims and Asbestos-Related Personal Injury Contribution Claims.

             Class 4B--Asbestos In Buildings Claims and Asbestos-Related Building Contribution Claims.

          Class 5. Class 5 consists of all Allowed Transactions Stipulation Claims.

          Class 6. Class 6 consists of all Allowed General Unsecured Claims.

     5.4 Interests.

          Class 7. Class 7 consists of all Allowed Common Stock Interests in the Debtor.


          Class 8. Class 8 consists of all Other Interests.

                                   ARTICLE VI
               IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                     NOT IMPAIRED AND IMPAIRED BY THIS PLAN

     6.1 Classes of Claims and Interests Not Impaired by this Plan. Priority Claims (Class 1), Bonded Judgment Claims (Class 2A), Secured Claims (Class 2B), Convenience Claims (Class 3) and Transactions Stipulation Claims (Class 5) are not impaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of such Claims are conclusively presumed to have accepted this Plan, and the votes of such holders shall not be solicited.

     6.2 Classes of Claims and Interests Impaired by this Plan and Entitled to Vote. Asbestos-Related Personal Injury Claims and Asbestos-Related Personal Injury Contribution Claims (Class 4A), Asbestos In Buildings Claims and Asbestos-Related Building Contribution Claims (Class 4B), General Unsecured Claims (Class 6), and Common Stock Interests (Class 7) are impaired by this Plan and the holders of such Claims and Interests are entitled to vote to accept or reject this Plan.

     6.3 Deemed Rejection of Other Interests. Other Interests (Class 8) are impaired by this Plan. Pursuant to section 1126(g) of the Bankruptcy Code, the holders of such Interests are deemed to have rejected this Plan, and the votes of such holders shall not be solicited.

                                  ARTICLE VII
                PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

PRIORITY CLAIMS

     7.1 Priority Claims (Class 1). Class 1 Claims are not impaired. On the Effective Date, each holder of an Allowed Priority Claim shall receive the full amount of its Allowed Priority Claim in Cash.

SECURED CLAIMS

     7.2 Bonded Judgment Claims (Class 2A). Class 2A Claims are not impaired. Each holder of an Allowed Bonded Judgment Claim shall, subject to the Appeal Rights, be entitled to payment from the proceeds of the supersedeas bond or escrow account securing its Claim.

     7.3 Secured Claims (Class 2B). Class 2B Claims are not impaired. With respect to each Allowed Secured Claim, at the sole option of the Debtor, (a) the legal, equitable and contractual rights of such holder of an Allowed Secured Claim shall remain unaltered; (b) the holder of such Allowed Secured Claim shall receive the full amount of its Allowed Secured Claim in cash on the Effective Date; (c) the holder of such Allowed Secured Claim shall have released to it the collateral securing its Claim; or (d) the Debtor shall provide such other treatment that will render the Allowed Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.


UNSECURED CLAIMS

     7.4 Convenience Class Claims (Class 3). Class 3 Claims are not impaired. On the Effective Date, each holder of an Allowed Convenience Claim shall receive the full amount of its Allowed Convenience Claim, in Cash, up to and including the amount of $1,000.

     7.5 Asbestos-Related Claims (Class 4). Class 4 Claims are impaired. On the Effective Date, Asbestos-Related Claims shall be fully satisfied and discharged as against the Debtor by virtue of the distribution of the Creditors' Trust Distribution to the Creditors' Trust for the benefit of all holders of Asbestos-Related Claims and Demands pursuant to the terms and conditions of the Creditors' Trust Documents. Each holder of an Asbestos-Related Claim shall have its Claim channeled to the Creditors' Trust and such Claim shall be assertable exclusively against the Creditors' Trust in accordance with the procedures of the Creditors' Trust Documents.

     7.6 Transactions Stipulation Claims (Class 5). Class 5 Claims are not impaired. On the Effective Date, Transactions Stipulation Claims shall be fully satisfied and discharged as against the Debtor pursuant to the benefits of the Transactions Stipulation.

     7.7 General Unsecured Claims (Class 6). Class 6 Claims are impaired. On the Effective Date, each holder of an Allowed General Unsecured Claim, unless such holder has elected to be treated as an Allowed Convenience Claim in Class 3, shall receive such holder's pro rata share of a pool of available funds totalling $250,000 in the aggregate.

INTERESTS

     7.8 Common Stock Interests (Class 7). Class 7 Common Stock Interests are impaired. On the Effective Date, each holder of an Allowed Common Stock Interest shall receive its pro rata share of the Class 7 Equity Distribution.

     7.9 Other Interests (Class 8). Class 8 Other Interests are impaired. On the Effective Date, all Other Interests shall be cancelled, annulled or extinguished, and the holders thereof shall not be entitled to receive or retain any property or distribution pursuant to this Plan.

                                  ARTICLE VIII
                         PROVISIONS OF SECURITIES TO BE
                ISSUED PURSUANT TO THIS PLAN AND RELATED MATTERS

     8.1 Reorganization Securities. The following is a summary of certain of the principal terms of the New Common Stock, which shall have such rights as set forth in the Amended and Restated Certificate of Incorporation, substantially in the form attached hereto as Exhibit A. The following summary is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation. New Keene, as a successor in interest to the Debtor, will issue the New Common Stock pursuant to section 1145 of the Bankruptcy Code.


     8.2 Provisions of New Common Stock


(i)        Issuer:                   New Keene.

(ii)       Aggregate Number of
           Authorized Shares:        2,500,000 shares of New Common Stock, 1,480,000 shares to be designated as Class A New Common
                                     Stock and 1,020,000 shares to be designated as Class B New Common Stock.

(iii)      Aggregate Number of
           Shares to be Issued on
           the                       Effective  Date:  2,000,000  shares  of New
                                     Common Stock. Pursuant to the terms of this
                                     Plan, on the Effective Date, 980,000 shares
                                     of Class A New Common  Stock will be issued
                                     and  distributed  to the holders of Class 7
                                     Interests and  1,020,000  shares of Class B
                                     New   Common   Stock  will  be  issued  and
                                     distributed   to   the   Trustees   of  the
                                     Creditors' Trust.

(iv)       Restriction on the
           Issuance of Additional
           Shares                    Pursuant   to   the   Share   Authorization
                                     Agreement,   substantially   in  the   form
                                     attached hereto as Exhibit H, no additional
                                     shares of Class A New Common Stock shall be
                                     authorized  or  issued  without  the  prior
                                     written  consent  of the  holder of Class B
                                     New Common Stock;  provided,  however, that
                                     such consent  rights require that the Class
                                     B  New  Common   Stock   then   outstanding
                                     represent  not less than ten percent  (10%)
                                     of the  aggregate  number  of shares of New
                                     Common Stock then outstanding.

(v) Dividends: New Keene may declare dividends to the holders of New Common Stock, and may pay such dividends in Cash, property or stock of New Keene, as such dividends may be from time to time declared by the Board of Directors out of the legally available assets or funds of New Keene.


                                       11



(vi)       Voting Rights of Shares
           to be Issued:             After the Effective Date, in accordance with the provisions of the Amended and Restated
                                     Certificate of Incorporation and Amended and Restated By-laws, each share of Class A and
                                     Class B New Common Stock shall entitle the holder thereof to one vote on account of such share; provided, however, that in no event shall holders of Class A New Common Stock or Class
                                     B New Common Stock authorize an amendment which shall adversely affect class voting rights without the approval of such other class. The Amended and Restated Certificate of
                                     Incorporation of New Keene shall provide for the election of one director by holders of Class
                                     A New Common Stock, and for the election of two directors by the holder of Class B New Common
                                     Stock until such time as the Class B New Common Stock shall represent less than twenty-five percent (25%) (but greater than ten percent (10%)) of the aggregate number of shares of New
                                     Common Stock then outstanding, in which event, the holder of Class B New Common Stock, voting as a class, shall be entitled to elect one director and the holders of the Class A New Common
                                     Stock, voting as a class, shall be entitled to elect two directors; provided, however, that at such time as the Class B New Common Stock shall represent less than ten percent (10%) of the aggregate shares of New Common Stock then outstanding, all the shares of Class B New
                                     Common Stock held by the Creditors' Trust shall convert to Class A New Common Stock, at which time holders of Class A New Common Stock shall be entitled to elect all such directors.


(vii)      Restrictions Applicable
           Solely to Class B New
           Common Stock:             Class B New Common Stock may be held only by the Creditors' Trust. Class B New Common Stock shall become Class A New Common Stock upon the earlier occurrence of any of the following events: (i) such Class B New Common Stock has been sold or otherwise transferred by the
                                     Creditors' Trust; (ii) the total votes attributable to all such shares of Class B New Common
                                     Stock held by the Creditors' Trust aggregates to less than ten percent (10%) of the aggregate number of shares of New Common Stock then outstanding; or (iii) ten years from the Effective
                                     Date.

(viii)     Restrictions on Transfer
           of                        New Common Stock:  In order to preserve the
                                     Debtor's net operating losses,  the Amended
                                     and Restated  Certificate of  Incorporation
                                     will  provide  that,  unless all members of
                                     the Board of Directors  otherwise  approve,
                                     New Keene  will  treat as null and void the
                                     acquisition  of  New  Common  Stock  by any
                                     person who is, or would thereby  become,  a
                                     four  and  three-quarters  percent  (4.75%)
                                     shareholder  (within  the  meaning  of  the
                                     applicable regulations under section 382 of
                                     the Internal  Revenue Code). The New Common
                                     Stock  certificates  will  contain a legend
                                     setting forth this restriction.


     8.3 Description of Stock Incentive Plan. While this Plan provides for the establishment of the SIP, all awards, vesting procedures and benefits which may be derived thereunder shall be within the exclusive discretion of the Board of Directors of New Keene. Until such time as the Board may grant awards thereunder, no employee shall have any rights or entitlements to any specific stock incentive or similar compensation. The following is a summary of the principal terms of the SIP and is qualified in its entirety by reference to the SIP, substantially in the form attached hereto as Exhibit I.

(i)        Number of Shares Subject
           to SIP:                   100,000 shares of Class A New Common Stock, with a 10,000 maximum number of shares for any one participant as may be specified by the Board of Directors.

(ii)       Effective Date:           The SIP shall be effective on the Effective Date.


                                       12



(iii)      Form of Awards:           Awards may be granted in the form of options, stock appreciation rights ('SAR') 'phantom'
                                     stock or restricted stock, in the discretion of the committee (the 'Compensation Committee')
                                     of the Board of Directors of New Keene appointed to administer the SIP. Options may be either incentive stock options qualifying under section 422 of the Internal Revenue Code or non-qualified options, as determined by the Compensation Committee. SARs may be granted only in connection with a related option. The issuance of any shares of authorized Class A New
                                     Common Stock pursuant to the SIP is subject to the consent of the Creditors' Trust, pursuant to the terms of the Share Authorization Agreement. In the event that the Creditors' Trust declines to consent to the issuance of any additional shares of Class A New Common Stock, awards granted pursuant to the SIP may be in the form of phantom stock or SARs unless New
                                     Keene elects to purchase shares of Class A New Common Stock on the open market to satisfy SIP awards.


(iv)       Eligible Employees:       Any employee of New Keene or any of its subsidiaries designated by the Compensation Committee may be eligible to participate in the SIP.

(v) Statutory Provisions: The SIP is designed to qualify as a 16b-3 plan under the Securities Exchange Act of 1934 and to satisfy the requirements of section 162(m) of the Internal Revenue Code, relating to the deductibility of compensation in excess of $1,000,000 annually, and shall contain such terms and conditions as necessary to effectuate that design.


     8.4 Registration Rights. The following is a summary of the principal terms of the Registration Rights Agreement, and is qualified in its entirety by reference to the Registration Rights Agreement, substantially in the form attached hereto as Exhibit G.



(i)        Issuer:                   New Keene

(ii)       Other Party:              Creditors' Trust

(iii)      Conditions to
           Exercisability of
           Rights:                   Not earlier than 2 years from the Effective Date. Other customary terms and provisions shall apply.

(iv)                                 Demands:  The  Creditors'  Trust shall have
                                     the  right  to  make  two  demands  for the
                                     registration  of  its  Class  B New  Common
                                     Stock   as  Class  A  New   Common   Stock;
                                     provided, however, that in no event may the
                                     Creditors'  Trust  make a  demand  for  the
                                     registration  of  securities  within twelve
                                     (12)   months  of  any   prior   demand  or
                                     registration.

(v)                                  Piggyback  Rights:   The  Creditors'  Trust
                                     shall  have  unlimited   piggyback  rights;
                                     provided,  however,  that (a) the number of
                                     shares  subject  to such  rights  shall not
                                     exceed  the  number  of shares  then  being
                                     registered  by  New  Keene  and  (b) if the
                                     underwriter  seeks to reduce  the number of
                                     shares   subject  to   registration,   such
                                     reduction  shall be applied  first  against
                                     the shares that the Creditors'  Trust seeks
                                     to register.

(vi)       Expenses:                 New Keene will pay all registration fees and expenses in connection with any registration effected under the Registration Rights Agreement, including the cost of counsel and accountants retained by New Keene in connection with such registration, except that the
                                     Creditors' Trust will pay the fees and expenses of its own counsel and accountants, if any, as well as underwriters' fees and expenses and underwriting discounts and commissions and transfer taxes incurred by the Creditors' Trust with respect to its New Common Stock being registered.


                                   ARTICLE IX
                              THE CREDITORS' TRUST

     9.1 Creation of the Creditors' Trust. On the Effective Date, the Creditors' Trust shall be created and established, pursuant to the terms of the

Creditors' Trust Documents, as a designated settlement fund or a qualified settlement fund, within the meaning of section 468B of the Internal Revenue Code and the regulations issued by the Internal Revenue Service pursuant to said statute.

     9.2 Transfer of Property to the Creditors' Trust. On the Effective Date, the Debtor shall transfer, or cause to be transferred, to the Creditors' Trust the Creditors' Trust Distribution.

     9.3 Assumption of Liabilities By the Creditors' Trust. In consideration of the property transferred to the Creditors' Trust pursuant to Section 9.2 hereof and in furtherance of the purpose of the Creditors' Trust (as set forth in
Section 1.2 of the Creditors' Trust Agreement, this Plan and Section 524(g)(2)(B)(i) of the Bankruptcy Code) the Creditors' Trust will assume all liability and responsibility for all Asbestos-Related Claims, Demands and Transactions Stipulation Claims within the meaning of Section 524(g) of the Bankruptcy Code. New Keene shall have no financial or other responsibilities for or in connection with such Asbestos-Related Claims, Demands or Transactions Stipulation Claims.

     9.4 New Keene Line of Credit. On the Effective Date, the Creditors' Trust and New Keene shall enter into the New Keene Credit Facility, substantially in the form attached hereto as Exhibit F.

     9.5 Appointment of Trustees. The Creditors' Trust, initially, shall be managed by three independent Trustees, selected by the Committee and the Legal Representative, who have no affiliation with the Debtor, are not holders of Asbestos-Related Claims or Demands, and do not and have not personally represented, in connection with an Asbestos-Related Claim or Demand, any Entity who asserts or who has asserted an Asbestos-Related Claim or Demand. Each initial Trustee shall serve for a three year term or until the earlier of such person's death, resignation or removal. Thereafter, the initial Trustees, with the consent of the Trust Advisory Committee, shall designate one Trustee who shall serve as the sole Trustee until his or her (i) death or incapacity, (ii) removal or (iii) resignation. All successor Trustees shall be appointed in accordance with the terms and conditions contained in the Creditors' Trust Agreement. Each Trustee shall be deemed to be (and the Confirmation Order shall provide that such Trustee is) a 'party in interest' within the meaning of section 1109(b) of the Bankruptcy Code. On the Effective Date, the Creditors' Trust shall be deemed the successor to the Committee with respect to any then pending motions, contested matters, adversary proceedings or appeals to which the Committee was a party.

     9.6 Purpose and Goals of the Creditors' Trust. The purposes of the Creditors' Trust are: (i) to assume any and all liabilities of the Debtor and its successors in interest with respect to any and all Asbestos-Related Claims and Demands within the meaning of section 524(g) of the Bankruptcy Code; (ii) to use the assets and income of the Creditors' Trust to pay holders of valid Asbestos-Related Claims and Demands in accordance with the Creditors' Trust Agreement and the Asbestos-Related Claims Resolution and Distribution Procedures; and (iii) to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B)(i) of the Bankruptcy Code through the provisions of the Creditors' Trust Agreement and the Asbestos-Related Claims Resolution and Distribution Procedures.


     9.7 Compensation to and Indemnification of the Trustees. The Trustees shall receive compensation for their services, and shall be indemnified, in accordance with the terms of the Creditors' Trust Agreement.

     9.8 Retention of Professionals and Employees. The Creditors' Trust may retain the services of attorneys, accountants, valuation experts, employees and other agents necessary to assist and advise the Trustees in the performance of their duties in accordance with the terms and provisions of the Creditors' Trust Documents.

     9.9 Payment of Certain Costs. New Keene, with the reasonable consent of the Creditors' Trust, may retain professionals to facilitate the distribution of Cash and other property pursuant to the Plan and to prosecute objections to Claims and Interests. The Creditors' Trust shall be responsible for the payment of the fees and expenses of such professionals within thirty (30) days of the submission by such professionals of reasonably detailed invoices. The Creditors' Trust may object to the payment of such invoices within ten days of their submission; provided, however, that the Creditors' Trust shall remain obligated to pay the undisputed portion of each such invoice within thirty (30) days from the date of submission. The resolution of the disputed portion of any such invoice, if not otherwise resolved by an agreement among such professional and the Creditors' Trust, shall be subject to the exclusive jurisdiction of the Bankruptcy Court.

     9.10 Trust Advisory Committee. The Trust Advisory Committee ('TAC') shall consult with and advise the Trustees. Members of the Committee and their representatives are eligible to serve as members of the TAC. The TAC shall have such other duties and authority as set forth in the Creditors' Trust Documents. The fees and expenses of the TAC shall be paid by the Creditors' Trust and the Creditors' Trust shall indemnify the TAC in accordance with the terms of the Creditors' Trust Documents. In addition, the TAC may retain the services of attorneys, accountants, valuation experts and other professionals necessary to the performance of its duties. The TAC shall be deemed to be (and the Confirmation Order shall provide that the TAC is) a 'party in interest' within the meaning of section 1109(b) of the Bankruptcy Code.

     9.11 Certain Property to be Held in Trust by New Keene. If and to the extent that any property of the Debtor under applicable law or any contractual provision cannot be effectively transferred and assigned to the Creditors' Trust, or if New Keene shall receive any such property (and any proceeds thereof), New Keene shall notify the Creditors' Trust immediately upon receipt of such property and, unless directed otherwise by the Creditors' Trust, take all reasonable actions to hold and retain such property in trust for the benefit of the Creditors' Trust and, promptly upon receipt thereof, take such actions as are necessary to perfect such trust; in the event the property is Cash, check or negotiable instruments, New Keene shall deposit same in a trust account so named for the benefit of the Creditors' Trust and, following notice, shall take only such actions with respect to such property (and proceeds thereof) as the Trustees reasonably may direct in writing.

     9.12 Preservation of Rights and Defenses.


     (a) The Creditors' Trust shall have, with respect to each Asbestos-Related Claim or Demand, among other things, all defenses (including but not limited to all defenses under section 502 of the Bankruptcy Code), affirmative defenses, rights of setoff and recoupment, counterclaims and rights of contribution, reimbursement, subrogation and indemnity (i) that the Debtor would have had under applicable law if (x) the Chapter 11 Case had not occurred and (y) the
holder  of  such   Asbestos-Related   Claim  or   Demand   had   asserted   such
Asbestos-Related Claim or Demand by initiating civil litigation against the Debtor, and (ii) that the Debtor now has or has ever had.

     (b) The rights and defenses of the Creditors' Trust with respect to the Transactions Lawsuit and the Transactions Stipulation Claims shall be subject to the terms and conditions of the Transactions Stipulation. The conduct of the Transactions Lawsuit by the Creditors' Trust and the enforcement and satisfaction by the Creditors' Trust of any judgment obtained in the Transactions Lawsuit against any Transactions Lawsuit Defendant shall be subject in all respects to the terms and conditions of the Transaction Stipulation. No findings of fact or conclusions of law entered in the course of the Chapter 11 Case or any provisions or statements in this Plan, the Disclosure Statement, the Transactions Stipulation or any orders confirming or implementing the Plan (other than any findings of fact or conclusions of law entered by the Bankruptcy Court in the Transactions Lawsuit or the Bairnco NOL Action) shall have any res judicata, collateral estoppel or other similar preclusive effect in the Transactions Lawsuit, the Bairnco NOL Action or in connection with the assertion or prosecution of the Transactions Stipulation Claims of the Corporate Transactions Defendants or the Subscribing Individuals or the Creditors' Trust's assertion or pursuit of defenses or objections thereto.

     9.13 Asbestos-Related Claims Resolution and Distribution Procedures. The Creditors' Trust shall implement the Asbestos-Related Claims Resolution and Distribution Procedures in accordance with the terms of the Creditors' Trust Documents.

                                   ARTICLE X
                   DESCRIPTION OF THE OPERATION OF NEW KEENE

     10.1 Creation of New Keene. On the Effective Date, Reinhold will merge with and into Keene. The Certificate of Merger shall be filed with the Secretary of State of the State of Delaware on the Effective Date. Pursuant to the Merger, all of the issued and outstanding capital stock of Reinhold shall be cancelled and Reinhold shall be merged with and into the Debtor. Keene shall be the surviving corporation of the Merger and shall be renamed Reinhold Industries, Inc. The authorized capital stock of New Keene shall be as set forth in Article VIII hereof and shall be distributed as provided for elsewhere herein.

     10.2 Management of New Keene. On and after the Effective Date, the management, control and operation of New Keene will become the general responsibility of the Board of Directors of New Keene. Upon consummation of the Plan, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of New Keene will provide that the Board of Directors of New Keene shall consist of three (3) directors. One (1) of such directors shall be nominated by Keene's existing Board of Directors, and such nominee shall be the present Chief Executive Officer of Reinhold. The other two (2) directors shall be selected jointly by the Committee and the Legal Representative; provided, however, that one of such nominees shall not represent or be retained on behalf of any creditor or holder of a Demand.

     On the Effective Date, it is expected that the executive officers of New Keene (the 'Executive Officers') shall be as designated in the Disclosure Statement and that their employment shall be governed by management contracts.

     10.3 Indemnification. The Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of New Keene provide for indemnification of New Keene's directors and officers to the fullest extent permitted by applicable law now or hereafter in effect.

     10.4 New Keene Credit Facility. Pursuant to the terms of the New Keene Credit Facility, New Keene shall have the ability to draw on a $1.5 million line of credit extended by the Creditors' Trust. The New Keene Credit Facility provides that New Keene may make draws on the line of credit up to a maximum amount of $1.5 million at any time over a two year period following the Effective Date, and requires that New Keene's obligations thereunder be paid in full on the third anniversary of the Effective Date.

     10.5 Permanent Channeling Injunction. New Keene shall have the benefits of the Permanent Channeling Injunction, as more fully set forth in Article XVII hereof.

                                   ARTICLE XI
                      ACCEPTANCE OR REJECTION OF THIS PLAN

     11.1 Each Impaired Class Entitled to Vote Separately. Except as otherwise provided by this Plan, the holders of Claims or Interests in each impaired class of Claims or Interests, other than the holders of Other Interests in Class 8, shall be entitled to vote separately as a class to accept or reject this Plan. Class 8 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

     11.2 Estimation of Class 4 Claims for Voting Purposes. Pursuant to the Voting Procedures Order, the Claims of holders of Class 4A and 4B Claims shall be Allowed, for voting purposes only, on the terms and conditions specified therein.

     11.3 Acceptance by Impaired Classes of Claims. Pursuant to section 1126(c) of the Bankruptcy Code, an impaired class of Claims, including without limitation Class 4 and Class 6 Claims, shall have accepted this Plan if (1) the holders (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in dollar amount of the Allowed Claims actually voting in such class have voted to accept this Plan and (2) more than one-half (1/2) in number (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) of such Allowed Claims actually voting in such class have voted to accept this Plan.

     11.4 Acceptance by Impaired Class of Interests. Pursuant to section 1126(d) of the Bankruptcy Code, an impaired class of Interests shall have accepted this Plan if the holders (other than Interests held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Interests actually voting in such class have voted to accept this Plan.

     11.5 Presumed Acceptance of Plan. Classes 1, 2A, 2B, 3 and 5 are unimpaired under this Plan and, therefore, are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.

     11.6 Cramdown. Class 8 is deemed to have rejected the Plan. Accordingly, the Debtor shall invoke cramdown with respect to such class pursuant to section 1129(b) of the Bankruptcy Code. In addition, if Class 7 votes to reject the Plan, the Debtor shall invoke cramdown with respect to such Class; provided, however, that Class 7 shall, in such event, nevertheless retain such treatment as specified in Section 7.8 of this Plan.

                                  ARTICLE XII
                              CONDITIONS PRECEDENT

     12.1 Conditions to Confirmation. The following conditions must occur and be satisfied, or be waived, on or before the Confirmation Date:

          (a) The Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket maintained for the Chapter 11 Case by the Clerk of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtor, the Committee and the Legal Representative;

          (b) The Voting Procedures Order shall have been signed by the Bankruptcy Court and duly entered on the docket maintained for the Chapter 11 Case by the Clerk of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtor, the Committee and the Legal Representative, and such Voting Procedures Order shall have become a Final Order;

          (c) The Transactions Stipulation Order shall have been signed by the Bankruptcy Court and duly entered on the docket maintained for the Chapter 11 Case by the Clerk of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtor, the Committee, the Legal Representative and the Corporate Transactions Defendants;

          (d) The Bankruptcy Court shall have signed an Order or Orders approving the Creditors' Trust Documents, including the Asbestos-Related Claims Resolution and Distribution Procedures, and such Order or Orders shall have been duly entered on the docket maintained by the Clerk of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtor, the Committee and the Legal Representative;

          (e) The Bankruptcy Court shall have signed an Order, which may be the Confirmation Order, establishing the Permanent Channeling Injunction and the injunction set forth in Section 17.1, which Order shall have been duly entered on the docket maintained by the Clerk of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtor, the Committee and the Legal Representative;


          (f) The Bankruptcy Court shall have signed an order, which may be the Confirmation Order, converting the Coleman Injunction to a permanent injunction, as set forth in Section 17.1, which Order shall have been duly entered on the docket maintained by the Clerk of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtor, the Committee, the Legal Representative and the Corporate Transactions Defendants;

          (g) All Causes of Action shall be preserved and provision shall have been made to transfer the Causes of Action to the Creditors' Trust for prosecution by the Creditors' Trust; and

          (h) The Bankruptcy Court shall have made the following findings, each of which shall be contained in the Confirmation Order:

               (i) The Permanent Channeling Injunction is to be implemented in connection with the Creditors' Trust.

               (ii) At the time of the order for relief, Keene had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos and asbestos-containing products.

               (iii) The Creditors' Trust, as of the Effective Date, will assume the liabilities of the Debtor with respect to Asbestos-Related Claims, Demands and Transactions Stipulation Claims within the meaning of section 524(g) of the Bankruptcy Code.

               (iv) The Creditors' Trust is to be funded in whole or in part by securities of the Debtor and by the obligation of the Debtor to make future payments, including dividends.

               (v) The Creditors' Trust is to own a majority of the voting shares of New Keene.

               (vi) The Creditors' Trust is to use its assets or income to pay Asbestos-Related Claims and Demands.

               (vii) The Debtor is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos-Related Claims and Demands that are addressed by the Permanent Channeling Injunction.

               (viii) The actual amounts, numbers and timing of the future Demands cannot be determined.

               (ix) Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Asbestos-Related Claims and future Demands.

               (x) The terms of the Permanent Channeling Injunction, including any provisions barring actions against the Protected Parties, pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set forth in the

          Plan and in the Disclosure Statement.

               (xi)  The  Plan   establishes,   in  Classes  4A  and  B  thereof
          (Asbestos-Related Claims), separate classes of claimants whose Claims are to be addressed by the Creditors' Trust.

               (xii) The holders of Class 4 Claims, voting as a class, have voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

               (xiii) Pursuant to court orders or otherwise, the Creditors' Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of present Asbestos-Related Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Creditors' Trust will value, and be in a financial position to pay, Asbestos-Related Claims and Demands that involve similar Claims in substantially the same manner.

               (xiv) The Legal Representative was appointed as part of the proceedings leading to issuance of the Permanent Channeling Injunction for the purpose of protecting the rights of Entities that might subsequently assert Demands that are addressed in the Permanent Channeling Injunction and transferred to the Creditors' Trust.

               (xv) Identifying each Protected Party is fair and equitable with respect to Entities that might subsequently assert Demands against any such Protected Party, in light of the benefits provided, or to be provided, to the Creditors' Trust by or on behalf of the Debtor and any such Protected Party.

     12.2 Conditions to Effectiveness of Plan. The following conditions must occur and be satisfied, or waived, on or before the Effective Date or the Plan shall not become effective:

          (a) There shall not be any stay in effect with respect to the Confirmation Order;

          (b) The Transactions Stipulation Order shall have become a Final
     Order;

          (c) The Confirmation Order and, if separate, the Order establishing the Permanent Channeling Injunction, shall, to the extent required by
     Section 524(g) of the Bankruptcy Code, have been issued or affirmed by the United States District Court for the Southern District of New York (the 'District Court') and shall have become a Final Order or Final Orders and shall have been duly entered on the docket of the Clerk of the District Court;

          (d) The Order, which may be the Confirmation Order, converting the Coleman Injunction into a permanent injunction shall have become a Final Order;


          (e) The Confirmation Order and the Permanent Channeling Injunction shall be in full force and effect;

          (f) The Trustees of the Creditors' Trust and the Trust Advisory Committee shall have been selected in accordance with the terms of the Creditors' Trust Agreement;

          (g) All Trustees of the Creditors' Trust shall have executed the Creditors' Trust Agreement;

          (h) The Certificate of Merger shall have been filed with the Office of the Secretary of State of the State of Delaware;

          (i) The Keene 27 Action and all litigation to be dismissed as set forth in the Stipulation and Order of Settlement Regarding a Consensual Plan of Reorganization of the Debtor entered into on March 28, 1995 shall have been dismissed with prejudice pursuant to the terms hereof and a Final Order shall have been entered dismissing such actions and providing for the release and injunctive relief described in Section 17.3(b) hereof; and

          (j) The aggregate amount of Allowed and Disputed General Unsecured Claims (Class 6) shall not exceed $5 million.

     12.3 Waiver of  Conditions.  None of the  conditions  contained in Sections
12.1 and Section 12.2 hereof may be waived, in whole or in part, except jointly by the Debtor, the Committee and the Legal Representative, in a writing to be filed with the Bankruptcy Court, without any further notice to any Entity other than as may be required by the Bankruptcy Court, without leave or order of the Bankruptcy Court or any other formal action; provided, however, that the conditions relating to the Transactions Stipulation Order, the Coleman Injunction, and the General Unsecured Claims cap may not be waived without the additional written consent of the Corporate Transactions Defendants, which consent shall not be unreasonably withheld.

                                  ARTICLE XIII
             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     13.1 Assumption/Rejection. Pursuant to section 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases of the Debtor that have not already been assumed or rejected shall be deemed rejected as of the Effective Date unless there is then pending before the Bankruptcy Court a motion for the assumption and assignment of such executory contract and/or unexpired lease.

     13.2 Claims Based on Rejection of Executory Contracts or Unexpired Leases. An Allowed Claim arising from the rejection of an executory contract or an unexpired lease shall be classified and treated as a Class 3 or Class 6 Claim depending on the amount thereof. Pursuant to the Order Establishing Last Date for Filing Proofs of Claim for Non-Asbestos-Related General Claims entered on September 28, 1994, all proofs of claim with respect to Claims arising from the rejection, pursuant to this Article XIII, of executory contracts or unexpired leases must be filed with the Bankruptcy Court on or before the later to occur of: (i) thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection or (ii) thirty (30) days after service of notice of such rejection, if such rejection occurs by expiration of time fixed by the Bankruptcy Court, or such Claims shall be forever barred against the Debtor and its estate and the assets and properties of New Keene and the Creditors' Trust. Any Entity that fails to file proof of its Claim arising from such a rejection within the period set forth above shall be forever barred from asserting a Claim against the Debtor, New Keene or the Creditors' Trust, any of their respective affiliates or the property or interests in property of the Debtor, New Keene or the Creditors' Trust, or any of their respective affiliates.

                                  ARTICLE XIV
                          IMPLEMENTATION OF THIS PLAN

     14.1 Vesting of Property. Except as otherwise provided by this Plan, in accordance with sections 1123(a)(5) and 1141 of the Bankruptcy Code, on the Effective Date, title to property of the Debtor shall pass to New Keene free and clear of all Claims, Demands, Interests, liens and encumbrances including, without limitation, all Asbestos-Related Claims, Demands and Transactions Stipulation Claims. Also, on the Effective Date, title to the Creditors' Trust Distribution shall pass to the Creditors' Trust free and clear of all Claims, Interests, liens and encumbrances, except liabilities relating to Asbestos-Related Claims, Demands and Transactions Stipulation Claims.

     14.2 Cancellation of Securities, Notes or Other Instruments; Release of Liens. (a) As of the Effective Date, all Interests, notes or other instruments evidencing a Claim, Demand or Interest shall be cancelled and rendered void and each of the transfer books maintained for any such Claim, Demand, Interest, note or other instrument shall be closed.

     (b) Except for the right to receive the distributions, if any, provided for by this Plan, the holder of a Claim, Demand, Interest, note or other instrument shall have no rights arising from or relating to such Claim, Demand, Interest, note or other instrument on and after the Effective Date.

     14.3 Certificate of Incorporation and By-laws. The certificate of incorporation and the by-laws of Keene shall be superseded, amended and restated substantially in the forms set forth as Exhibits A and B hereto, and as so amended and restated shall, as of the Effective Date, be in full force and effect.

     14.4 Corporate Authority. The entry of the Confirmation Order shall constitute a direction and authorization to and of the Debtor, New Keene and the Creditors' Trust to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of this Plan, including without limitation, the adoption of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws or similar constituent documents for New Keene, the selection of directors and officers of New Keene, the adoption of the SIP, the distribution of Cash and the issuance and distribution of the New Common Stock, the adoption, execution, delivery and implementation of all contracts, instruments, releases and other agreements relating to this Plan, and all such actions taken or caused to be taken shall be deemed authorized and approved in all respects without any further action by the stockholders or directors of the Debtor or New Keene.

     14.5 Retiree Benefits. New Keene as the contributing sponsor within the meaning of ERISA will continue and maintain the Pension Plan. New Keene will comply with all funding and other requirements of ERISA.

     Unless and until the Pension Plan has been terminated, the Debtor and New Keene will have no debt due the Pension Plan or the PBGC, and, accordingly, any liabilities due the PBGC for any unfunded benefits liabilities shall not be affected in any way by this reorganization, including the discharge. If the Pension Plan has not been terminated prior to the Confirmation Date, any Claim by the Pension Plan or the PBGC shall be treated as arising after the Confirmation Date. Upon the Effective Date, any Claim that the PBGC has, or may have asserted, shall be deemed to have been withdrawn.

     14.6 Term of Existing Injunctions or Stays. Unless otherwise provided in the Plan, all injunctions or stays in effect on the Confirmation Date pursuant to sections 105(a) or 362(a) of the Bankruptcy Code or otherwise shall remain in full force and effect until the Effective Date.

                                   ARTICLE XV
                       PROVISIONS GOVERNING DISTRIBUTIONS

     15.1 Time of Distributions Under this Plan. Notwithstanding any other provisions of this Plan, except with respect to Section 15.7 and Article XVI of this Plan, payments and distributions on account of Allowed Claims, Demands and Allowed Interests, and the transfer set forth in Section 9.2 hereof, shall be made by the Debtor or New Keene on the Effective Date or as soon thereafter as is reasonably practicable (but in no event later than ten (10) Business Days after the Effective Date).

     15.2 Settlement Regarding Distributions. Notwithstanding any other provisions contained herein, distributions to holders of Allowed Claims, Demands and Allowed Interests shall be as specified in this Plan, unless such holder agrees to accept less favorable treatment by settlement or otherwise.

     15.3 Distributions to Creditors' Trust. Any and all distributions to be made to the Creditors' Trust pursuant to the terms of this Plan shall be made to the Trustees of the Creditors' Trust for the benefit of holders of Asbestos-Related Claims and Demands, all in accordance with applicable law, including without limitation, the laws governing trusts.

     15.4 Record Date. As of the close of business on the Record Date the transfer ledger of Old Common Stock shall be closed, and there shall be no further changes in the holders of record thereof. New Keene shall have no obligation to recognize any transfer of the Old Common Stock occurring thereafter. New Keene shall be entitled instead to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledger for the Old Common Stock as of the close of business on the Record Date.

     15.5 Manner of Payments Under This Plan.  Solely for the purposes of making distributions pursuant to the Plan, on the Effective Date, the Plan Payments and the Plan Estimates shall be transferred to New Keene and maintained in separate interest bearing accounts. Any Cash payment to be made pursuant to the terms of this Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

     15.6 Rounding. (a) Cash. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent, with one-half cent being rounded up to the nearest whole cent.

     (b) No Fractional Shares. Notwithstanding anything contained herein to the contrary, no fractional shares of New Common Stock will be distributed. Whenever any distribution of a fraction of a share of New Common Stock would otherwise be called for, the actual distribution shall reflect a rounding of such fraction down to the nearest whole number of shares. Any shares of New Common Stock remaining due to the rounding of such shares shall be held by New Keene as Treasury Stock.

     15.7 Undeliverable Distributions; Unclaimed Property. (a) If New Keene is unable to make payment or distribution to the holder of an Allowed Claim or an Allowed Interest under this Plan for lack of a current address for the holder or otherwise, New Keene will file with the Bankruptcy Court the name, if known, and last known address of the holder and the reason for inability to make payment, and if, after the passage of 60 days and after any additional effort to locate the holder that the Bankruptcy Court may direct, the payment or distribution still cannot be made, the payment or distribution and any further payment or distribution to the holder shall be treated as unclaimed property in accordance with Section 15.7(b) hereof.

     (b) If any distribution of property  remains  unclaimed for a period of one
(1) year after it has been delivered in accordance with this Plan to the holder entitled thereto, such unclaimed property shall be forfeited by such holder, whereupon all right, title and interest in and to such unclaimed property (i) shall immediately and irrevocably vest in the Creditors' Trust if such property was to be distributed on account of an Allowed Administrative Expense Claim, an Allowed Tax Claim or an Allowed Class 1, 2, 3 or 6 Claim, or (ii) shall immediately and irrevocably vest with New Keene if such property was to be distributed on account of an Allowed Class 7 Common Stock Interest.

     15.8 Transmittal of Distributed Property and Notices. Except as otherwise provided in this Plan and except as otherwise may be agreed to by the Debtor or New Keene and the holder of a particular Claim or Interest, any property or notice to which such holder shall become entitled pursuant to the provisions of this Plan, shall be delivered to such holder by regular mail, postage prepaid, in an envelope addressed to such holder as he or she or his or her authorized agent may direct in a request filed, on or before the Effective Date, with the Bankruptcy Court (or filed, after the Effective Date, with New Keene), but if no such request is filed, to the address shown in the Schedules or to such holder's counsel known to the Debtor, or, if a different address is stated in a proof of claim duly filed, to such address. In all cases where delivery or distribution is effectuated by mail, the date of delivery or distribution shall be the date of mailing. Property delivered in accordance with this Section 15.8 will be deemed delivered to the holder regardless of whether such property is actually received by such holder.

     15.9 Full and Final Satisfaction. Except as otherwise provided by this Plan, all payments and other distributions made pursuant to the terms and conditions of this Plan shall be in full and final satisfaction, settlement, release and, to the extent permitted by applicable law, discharge of all Claims, Demands and Interests.

     15.10 No Distribution in Excess of Allowed Amount of
Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive on account of such Claim any distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed Amount of such Claim, excluding payments on account of interest due and payable from and after the Effective Date pursuant to the terms of this Plan.

     15.11 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under any applicable law shall be deducted from any payments or other distributions hereunder or otherwise. All holders of Claims shall be required to provide information to effectuate the withholding of such taxes.

     15.12 Payment Dates. Whenever any payment or other distribution to be made of the distributions pursuant to the terms of this Plan is due on a day other than a Business Day, such payment or distribution will instead be made on the next Business Day and shall be deemed to have been completed as of the required date.

     15.13 Setoffs. For purposes of determining the Allowed Amount of each Claim on which a distribution shall be made, the Debtor or New Keene, as the case may be, may, but shall not be required to, set off against any Claim, any claims of any nature whatsoever the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or New Keene of any such claim the Debtor may have against any such claimant.

                                  ARTICLE XVI
         PROCEDURE FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS

     16.1 Applicability. The procedure set forth in this Article XVI for resolving Disputed Claims and Disputed Interests shall apply to all Claims and Interests, other than Bonded Judgment Claims, Asbestos In Buildings Claims, Asbestos-Related Personal Injury Claims and Transactions Stipulation Claims.

     16.2 Objections to and Estimation and Resolution of Claims and Interests. An objection to the allowance of a Claim or Interest, or any motion pursuant to section 502(c) of the Bankruptcy Code to estimate any Claim, shall be in writing and must be filed with the Bankruptcy Court by the Debtor, the Committee or the Legal Representative (each, an 'Objecting Party'), as the case may be, on or before the Confirmation Date, or such later date as the Bankruptcy Court may fix; provided, however, that any party in interest may object to an application for allowance of compensation and reimbursement of expenses of professionals under section 330 of the Bankruptcy Code; provided, further, however, that objections to Asbestos-Related Claims (other than Asbestos-Related Building Contribution Claims and Asbestos-Related Personal Injury Contribution Claims) and Bonded Judgment Claims shall be addressed exclusively by the Creditors' Trust and Transactions Stipulation Claims shall be dealt with in accordance with the Transactions Stipulation.

     16.3 Procedure. The Objecting Party shall litigate the merits of each Disputed Claim and each Disputed Interest until determined by a Final Order and shall litigate the amount at which a Disputed Claim or Interest shall be estimated; provided, however, that subject to the approval of the Bankruptcy Court, the Objecting Party may compromise and settle any objection to any Claim or Interest.

     16.4 Payments and Distributions With Respect to Ultimately Allowed Claims or Ultimately Allowed Interests. Payments or other distributions shall be made on account of a Disputed Claim or a Disputed Interest within thirty (30) days after the date that such Disputed Claim or Disputed Interest becomes an Ultimately Allowed Claim or Ultimately Allowed Interest; provided, however, that no payments or other distributions shall be made on account of any Disputed Class 6 Claim or Class 7 Interest until thirty (30) days after the date that the last Disputed Class 6 Claim or Class 7 Interest challenged by any Objecting Party becomes an Ultimately Allowed Claim or Ultimately Allowed Interest, or is disallowed. Holders of Disputed Claims or Disputed Interests that become Ultimately Allowed Claims or Ultimately Allowed Interests shall be bound, obligated and governed in all respects by the provisions of this Plan. Upon disallowance of a Disputed Claim, other than a Disputed Class 6 Claim, the consideration reserved for such Claim (together with interest accrued thereon) shall vest with the Creditors' Trust in accordance with Section 16.5(b) of this Plan. Upon disallowance of a Disputed Class 6 Claim or a Disputed Class 7 Interest, the consideration reserved for such Class 6 Claim or Class 7 Interest shall vest with New Keene whereupon New Keene shall distribute such property to the members of such Class in accordance with Section 16.5(b) of the Plan.

     16.5 Reserves for Disputed Claims and Interests. (a) On or as soon as practicable after the Effective Date, New Keene shall reserve for the account of each holder of a Disputed Claim or Disputed Interest, (i) that property which would otherwise be distributable to such holder on such date in accordance with this Plan were such Disputed Claim or Disputed Interest an Allowed Claim or an Allowed Interest, as applicable, on such date or (ii) such other property as such holder and New Keene may agree. If applicable, New Keene shall place property reserved pursuant to this Section 16.5 in an interest bearing escrow fund (which need not be segregated, but for which separate book entries shall be kept by New Keene) for each class to be established and maintained by New Keene pending resolution of such Disputed Claims or Disputed Interests. Cash held in any reserve established for Disputed Claims (the 'Disputed Claims Reserve') shall be invested in a manner consistent with the requirements of section 345 of the Bankruptcy Code or any order of the Bankruptcy Court. Any voting rights of Class A New Common Stock held in reserve on account of a Disputed Interest shall, until such securities are released from such reserve, be deemed voted in identical proportions to all other Class A New Common Stock that shall have voted.

     (b) Any Disputed Claims Reserve shall be terminated by New Keene once all distributions and other dispositions of Cash and/or Class A New Common Stock required hereunder have been made in accordance with the terms of this Plan. To the extent that any Cash or other property remains in a Disputed Claims Reserve established pending the resolution of Disputed Administrative Expense Claims, Disputed Tax Claims or Disputed Class 1, 2B or 3 Claims (including any interest accrued thereon), and such reserve has been terminated in accordance with this
Section 16.5(b), such Cash or other property shall immediately and irrevocably vest in the Creditors' Trust which shall thereafter be empowered to take whatever steps may be reasonably necessary to exercise control over such Cash or other property. To the extent that any Cash or shares of Class A New Common Stock remain in a Disputed Claims Reserve established pending resolution of Disputed Class 6 Claims or Disputed Class 7 Interests, and such reserve has been terminated in accordance with this Section 16.5(b), such Cash or shares of Class A New Common Stock, as the case may be, shall be distributed, on a pro rata basis, to Allowed Claims or Allowed Interests of the same class.

     16.6 Funding of Objections Process. On and after the Effective Date, the Creditors' Trust will pay the fees and expenses of the professionals retained by New Keene, with the reasonable consent of the Creditors' Trust, that are associated with the filing and prosecution of objections to Claims and Interests within 30 days after the submission of a reasonably detailed invoice to the Trustees setting forth such fees and expenses. Within ten (10) days after the submission of an invoice, the Creditors' Trust may object to all or part of such invoice; provided, however, that the Creditors' Trust shall be obligated to pay the undisputed portion of such invoice within thirty (30) days of its submission. In the event that the parties cannot resolve any dispute with respect to the invoice within thirty (30) days after its submission, either the Creditors' Trust or the affected professional may apply to the Bankruptcy Court for resolution of the matter.

                                  ARTICLE XVII
                          EFFECTS OF PLAN CONFIRMATION

     17.1 Discharge, Releases and Injunction.

     (a) Except as otherwise specifically provided by this Plan, the distributions and rights that are provided in this Plan shall be in complete satisfaction, release and, to the extent permitted by applicable law, discharge of (i) all Claims and Demands against, liabilities of, liens on, obligations of and Interests in the Debtor, New Keene or the Creditors' Trust or the assets and properties of the Debtor, New Keene or the Creditors' Trust, whether known or unknown, and (ii) all causes of action, whether known or unknown, either directly or derivatively through the Debtor or New Keene, against the Released Parties based on the same subject matter as any Claim, Demand or Interest, in each case, regardless of whether a proof of Claim or Interest was filed, whether or not Allowed, and whether or not the holder of such Claim or Interest has voted on this Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim, Demand or Interest, in each case, regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of such Claim or Interest has voted on this plan.

     Furthermore, but in no way limiting the generality of the foregoing, except as otherwise specifically provided in this Plan, any Entity accepting any distributions or rights pursuant to this Plan shall be presumed conclusively to have released the Released Parties from any cause of action based on the same subject matter as the Claim, Demand or Interest on which the distribution or right is received to the full extent permitted by applicable law.

     The satisfactions, releases and discharges set forth in this Section 17.1 shall also act as an injunction against any Entity commencing or continuing any action, employment of process or act to collect, offset, affect or recover any Claim, Demand, Interest or cause of action satisfied, released or discharged hereunder.

     On and after the Effective Date, the Coleman Injunction shall be converted to a permanent injunction for the benefit of New Keene and the Creditors' Trust, consistent with the terms and conditions of the Transactions Stipulation, and shall prohibit any action or suit, with the exception of the Transactions Lawsuit, against the Transactions Lawsuit Defendants.

     (b) Notwithstanding Section 17.1(a) or any other provision of this Plan to the contrary, the release and injunction set forth in Section 17.1(a) shall not serve to release or enjoin claims by the Creditors' Trust against (i) the Transactions Lawsuit Defendants in the Transactions Lawsuit; (ii) Bairnco Corporation in the Bairnco NOL Action; (iii) Glenn W. Bailey in the Bailey Lawsuit (as to those counts in the complaint not released under the Plan) and
(iv) any insurance carrier or surety that issued a policy or policies of insurance to, or on behalf of, Keene or any of the above-referenced defendants.

     17.2 Permanent Channeling Injunction and Keene 27 Injunction. On and after the Effective Date, the Protected Parties shall obtain the benefits and protections of the Permanent Channeling Injunction. In addition, on and after the Effective Date, the Debtor, New Keene and their respective officers, directors and agents shall obtain the benefits and protections of the Keene 27 Injunction.

     17.3 No Release of Causes of Action.

     (a) Notwithstanding any other provision of this Plan, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Creditors' Trust (as a representative of the Debtor's estate) shall obtain title to and have the exclusive right to and may commence, enforce, prosecute, manage and/or settle against any Entity all Causes of Action of the Debtor, including those covered by the Coleman Injunction, that arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code and any and all claims and causes of action arising under federal, state or other applicable law; provided, however, that the estate will not commence, and the Creditors' Trust shall not obtain the right to commence any avoidance or recovery action relating to payments made pursuant to the MIC Program, the 1992 Employee Retention Program or the Severance Policy, or in connection with the Advisory Board or the Stock Dividends or relating to the Indemnity Payments as against the Debtor's current and former officers and directors except as otherwise asserted in the Bailey Lawsuit.

     (b) The Causes of Action preserved in Section 17.3 shall not include the Keene 27 Action. As required by Section 12.2, on the Effective Date, the Debtor shall dismiss with prejudice the Keene 27 Action and such dismissal shall be deemed to be in complete satisfaction and release of all claims and causes of action that the Debtor may have against any of the defendants in the Keene 27 Action. In consideration for such dismissal and release, the Debtor, and its officers, directors, agents and attorneys at the time the Keene 27 Action was commenced, shall be deemed released from any claim or cause of action that the estate or any defendant in the Keene 27 Action has or may have arising from or in any way, directly or indirectly relating to the preparation, dissemination, discussion, filing and/or prosecution of the Keene 27 Action and the Keene 27 Injunction shall be entered to effectuate such release.

     17.4 Exculpation. Except as otherwise provided in the Plan, none of the Released Parties shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the formulation, preparation, dissemination, prosecution, confirmation, consummation, discussion, implementation or administration of this Plan, the Disclosure Statement, any contract, release, or other agreement or document created or entered into, the property to be distributed under the Plan, or any other action taken or omitted to be taken in connection with the Chapter 11 Case or this Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                                 ARTICLE XVIII
                            MISCELLANEOUS PROVISIONS

     18.1 Retention of Jurisdiction. The business and assets of the Debtor shall remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. From and after the Effective Date, except as otherwise provided by law, the Bankruptcy Court shall retain and have exclusive jurisdiction over New Keene and the Chapter 11 Case for the purpose of determining all disputes and other issues presented by or arising under this Plan including, without limitation, the following matters:

          (a) to allow, disallow, estimate, liquidate or determine any Claim against or Interest in the Debtor and to enter or enforce any order requiring the filing of any such Claim or Interest before a particular date, and to resolve any and all disputes relating to any Claim or Interest, except in each case an Asbestos-Related Personal Injury Claim, an Asbestos In Buildings Claim, a Bonded Judgment Claim or a Transactions Stipulation Claim;

          (b) to determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including any and all interim and final applications for compensation for professional services rendered and disbursements incurred in connection therewith;

          (c) to resolve any and all controversies and disputes regarding the interpretation and enforcement as may be necessary to effectuate the consummation and full and complete implementation of this Plan;

          (d) to resolve any and all controversies and disputes regarding the implementation or interpretation of the Creditors' Trust and related matters, including, without limitation, the settlement of accounts, the resolution of disputes between the TAC and the Trustees, and the termination of the Creditors' Trust, as those matters are provided for in paragraphs 2.2(f), 5.1(c) and 6.2(a)(iii), respectively, of the Creditors' Trust Agreement, but excluding all matters related to the Permanent Channeling Injunction, as set forth in Section 18.2 hereof;

          (e) to enter orders in aid of the execution of this Plan, and releases provided for in this Plan, including, without limitation, appropriate orders (which may include contempt or other sanctions) to protect the Debtor, its affiliates and other Entities from actions prohibited under
     Article XVII of this Plan;

          (f) to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order;

          (g) to determine any and all applications, motions, adversary proceedings and contested matters pending on the Effective Date and arising under, arising in or related to the Chapter 11 Case or this Plan, including any remands of appeals that may be pending on the Effective Date;

          (h) to enforce the provisions of this Plan relating to the distributions to be made hereunder;

          (i) to resolve any action brought to avoid or otherwise determine the validity, extent, enforceability, priority and perfection of any lien or other encumbrance on any property of the Debtor;

          (j) to determine any and all pending applications for the rejection or disaffirmance of executory contracts or leases, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom;

          (k) to resolve any disputes concerning any reserve established for Disputed Claims or Disputed Interests or the administration thereof;

          (l) to resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

          (m) to resolve any disputes concerning whether a Entity had sufficient notice of the Chapter 11 Case, any applicable Claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, and the hearing on the confirmation of this Plan for the purpose of determining whether a Claim, Demand or Interest is satisfied, released or discharged hereunder or for any other purpose;

          (n) to determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of this Plan;

          (o) to resolve any disputes regarding any invoice submitted to the Creditors' Trust by a professional for fees and/or expenses associated with the prosecution or settlement of objections to Claims or Interests; and

          (p) to enter a final decree closing the Chapter 11 Case. Notwithstanding anything contained in this Section 18.1, the reference to the Bankruptcy Court with respect to the Transactions Lawsuit shall be withdrawn as provided in the Transactions Lawsuit Stipulation.

     18.2 Jurisdiction as to the Permanent Channeling Injunction. The United States District Court for the Southern District of New York shall retain jurisdiction over any proceeding that involves the validity, application, construction, or modification of the Permanent Channeling Injunction.

     18.3 Binding Effect of Plan. The provisions of this Plan and the rights, benefits and obligations of any Entity named or referred to in this Plan, including without limitation New Keene, any holder of a Claim, Demand or Interest and the Creditors' Trust, shall be binding upon, and will inure to the benefit of, such Entity's heirs, executors, administrators, successors, assigns, agents, officers and directors.

     18.4 Withdrawal of this Plan. The Debtor reserves the right, upon the written consent of the Committee and the Legal Representative, to revoke and withdraw this Plan as the plan of reorganization for the Debtor's Chapter 11 Case, at any time prior to the entry of the Confirmation Order or, if the conditions set forth in Section 12.2 hereof cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date. If the Debtor revokes or withdraws this Plan or if the Confirmation Date or Effective Date does not occur, then this Plan shall be deemed null and void.

     18.5 Modification of this Plan. Prior to the entry of the Confirmation Order, the Debtor reserves the right, upon the written consent of the Committee and the Legal Representative, and in accordance with the Bankruptcy Code, to amend or modify this Plan, and after the entry of the Confirmation Order, the Debtor may, upon the written consent of the Committee and the Legal Representative, upon order of the Court, amend or modify this Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan; provided, however, that this Plan may not be amended or modified in any manner that materially affects the rights or obligations of the Corporate Transactions Defendants or the Subscribing Individuals without the consent of each Corporate Transactions Defendant.

     18.6 Transfer of Documents. On the Effective Date, or as soon thereafter as reasonably practicable, the Debtor or New Keene, as the case may be, shall transfer or make available to the Creditors' Trust any and all records of Keene.

     18.7 Cooperation. The Debtor, New Keene and the Creditors' Trust shall cooperate with each other and provide each other with reasonable assistance in connection with the performance of this Plan and the Creditors' Trust Documents.

     18.8 Transfer of all Privilege.  All privileges which the Debtor is entitled to assert, including but not limited to attorney/client and work product privileges, shall be transferred on the Effective Date to the Creditors' Trust. The Creditors' Trust,
in its sole and absolute discretion, may assert any applicable privileges or use, disclose or waive any applicable privileges of the Debtor with respect to any information or documents received or obtained pursuant to this Section 18.8. In addition, New Keene shall make available to the Creditors' Trust any persons then employed by New Keene as a director, officer, employee, professional, agent or representative, at reasonable times and on a reasonable basis, at the cost and expense of the Creditors' Trust, to assist the Creditors' Trust in the performance of its duties, including the prosecution of the Causes of Action. The Debtor shall be deemed to have authorized the Creditors' Trust, at the Creditors' Trust's cost and expense, for itself and in the name of the Debtor, to the extent permitted by law (or with the consent of the person(s) in question), to obtain from any of the Debtor's current and former attorneys, special counsel, ordinary course professionals, accountants, advisors, professionals, officers, directors, employees, representatives or agents any and all information and documents which the Debtor would be entitled or permitted to obtain; provided, however, that in the event legal action is required to obtain such information or documents, or any cost or expense shall be incurred in connection therewith, the Creditors' Trust shall take such action, either in its name, or, if required, in the name of the Debtor, and the Creditors' Trust shall bear all legal fees, costs and expenses related thereto.

     18.9 Confidentiality. The Creditors' Trust shall not be obligated or required to disclose to New Keene any information, documents or professional advice it receives or obtains relating or referring to the Causes of Action.

     18.10 Tax Provision. The issuance, transfer or exchange of a security, or the making, delivery or recording of a deed or other instrument of transfer under this Plan shall constitute the issuance, transfer or exchange of a security or the making or delivery of an instrument of transfer within the meaning of section 1146(c) of the Bankruptcy Code, and shall not be taxed either to the Debtor's estate, as seller, or to the transferee or recipient thereof under any law imposing a stamp tax or similar tax.

     18.11 Notices. All notices or requests to the Debtor in connection with this Plan shall be in writing and will be deemed to have been given when received by first class mail, postage prepaid or by overnight courier addressed to:

(i) Keene Corporation
   757 Third Avenue
   New York, New York 10017
   Attention: Mr. Timothy E. Coyne
   with a copy to:
   Berlack, Israels & Liberman LLP
   Attorneys for Debtor and Debtor in Possession
   120 West 45th Street
   New York, New York 10036
   Attention: Edward S. Weisfelner, Esq.;


(ii) Marcus Montgomery P.C.
    Attorneys for Official Committee of Unsecured
    Creditors
    53 Wall Street
    New York, New York 10005-2899
    Attention: John J. Preefer, Esq.;

        and

(iii) Matthew Gluck, Esq.
     Legal Representative of Future Claimants
     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, New York 10004.

     All notices and requests to Entities holding any Claim or Interest in any class shall be sent to them at their last known address or to the last known address of their attorney of record who has filed a notice of appearance in the Chapter 11 Case. The parties listed above, or any successors thereto, and any such holder of a Claim or Interest may designate in writing any other address for purposes of this Section 18.11, which designation will be effective upon receipt.

     18.12 Dissolution and Termination of Authority. On the Effective Date, the Committee shall be dissolved, and the members of the Committee and their representatives, the Legal Representative, the Transactions Claims Examiner, the Plan Examiner, the Consultants and their respective professionals, and the Debtor's legal and financial advisors, shall thereupon be released and discharged of and from all further duties, responsibilities and obligations, if any, related to, arising from and in connection with services rendered in their respective capacities in the Chapter 11 Case.

     18.13 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the provisions of this Plan.

     18.14 Severability. Should any provision in this Plan be determined to be unenforceable, then, and in that event, this Plan shall be deemed modified to delete such provision, and such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

     18.15 Entire Agreement. This Plan and the Exhibits hereto constitute and contain the entire agreement of the parties with respect to the subject matter hereof and, upon the Effective Date, collectively supersede any and all prior negotiations, correspondence, understandings and agreements regarding the subject matter hereof, including but not limited to, that certain Stipulation and Order of Settlement Regarding a Consensual Plan of Reorganization of the Debtor entered into on March 28, 1995.

Dated: New York, New York,

       March 11, 1996

                                       KEENE CORPORATION
                                       By: /s/ TIMOTHY E. COYNE_________________
                                         Name: Timothy E. Coyne
                                         Title: Vice President--Finance

BERLACK, ISRAELS & LIBERMAN LLP Counsel to Keene Corporation, Debtor and Debtor in Possession 120 West 45th Street New York, New York 10036 (212) 704-0100

By: /s/ EDWARD S. WEISFELNER_____________
    Edward S. Weisfelner (EW 5581)
    Janice B. Grubin (JG 1544)

                                                                      EXHIBIT A
                                                                         TO
                                                                     THE PLAN

               Amended and Restated Certificate of Incorporation
                          of Reinhold Industries, Inc.

                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                           REINHOLD INDUSTRIES, INC.

                                   ARTICLE I

     The name of the corporation (the 'Corporation') is: Reinhold Industries, Inc.

                                   ARTICLE II

     The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the 'DGCL').

                                   ARTICLE IV

     The authorized amount of the capital stock of the Corporation and the number and par value of the shares of which it is to consist are two million five hundred thousand (2,500,000) shares, consisting of one million four hundred eighty thousand (1,480,000) shares of Class A New Common Stock, par $.01 per share ('Class A New Common Stock'), and one million twenty thousand (1,020,000) shares of Class B New Common Stock, par value $.01 per share; provided, however, that upon the conversion of Class B New Common Stock into Class A New Common Stock, pursuant to this Article IV(8), the number of authorized shares of Class A New Common Stock shall automatically be increased by the number shares of Class B New Common Stock so converted and the number of authorized shares of Class B New Common Stock shall be decreased by the number of shares so converted, but in no event shall the authorized number of shares of Class A New Common Stock exceed two million five hundred thousand (2,500,000). (Class A New Common Stock and Class B New Common Stock are hereinafter collectively referred to as the 'Common Stock'). No shares of capital stock of the Corporation of any class shall be issued without voting power as hereinafter provided. Except as otherwise set forth in this Certificate of Incorporation, Class A New Common Stock and Class B New Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

     The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions or qualifications thereof, or manner of determining the same, shall be as follows:

          1. Except as provided herein, the holders of the Common Stock shall have and possess all rights appertaining to full voting and participating common stock of a corporation organized under the Delaware General Corporation Law.

          2. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock shall be required to authorize the following: (i) any amendment to the Certificate of Incorporation of the Corporation; provided, however, that in no event shall any amendment be adopted which would adversely affect the voting rights of either the holders of Class A New Common Stock or the holders of Class B New Common Stock, as the case may be, without the consent of the holders of a majority of the outstanding shares of the class whose rights will be adversely affected thereby; (ii) any amendment to the By-laws of the Corporation upon which holders of Common Stock are entitled to vote; provided, however, that any amendment of Article II or Article III of the By-laws shall require the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A New Common Stock and the Class B New Common Stock;
     (iii) any merger or consolidation of the Corporation with another corporation or entity upon which holders of Common Stock are entitled to vote; and (iv) any sale of assets or plan of dissolution of the Corporation upon which holders of Common Stock are entitled to vote.

          3. (a) The holders of the Class A New Common Stock, voting as a class, shall elect one director of the Corporation until such time as the number of shares of Class B New Common Stock represents less than twenty-five
     (25%) percent of the aggregate number of shares of Common Stock then outstanding, in which event the holders of the Class A New Common Stock, voting as a class, shall elect two directors of the Corporation; provided, however, that at such time all of the remaining shares of Class B New Common Stock shall have been converted to Class A New Common Stock as set forth in Article IV(5)(b), the holders of Class A New Common Stock, voting as a class, shall elect all of the directors of the Corporation.

           (b) Each director elected by the holders of Class A New Common Stock shall be elected by a majority of the shares of the Class A New Common Stock voting at such time.

          4. (a) The holders of the Class B New Common Stock, voting as a class, shall elect two directors of the Corporation until such time as the number of shares of Class B New Common Stock represents less than twenty-five
     (25%) percent of the aggregate number of shares of Common Stock then outstanding, in which event the holders of the Class B New Common Stock, voting as a class, shall elect one director.

           (b) Each director elected by the holders of Class B New Common Stock shall be elected by a majority of the shares of Class B New Common Stock voting at such time.

          5. Shares of Class B New Common Stock shall automatically be converted into shares of Class A New Common Stock as follows:

          (a) If the Creditors' Trust, as established pursuant to Section 9.1 of the Debtor's Third Amended Plan of Reorganization (the 'Plan') of Keene Corporation (Case No. 93 B 46090 (SMB), United States Bankruptcy Court, Southern District of New York), shall assign, transfer or dispose of any shares of Class B New Common Stock (other than to an entity in which the Creditors' Trust owns all of the beneficial interests or in connection with the pledge or hypothecation of such Class B New Common Stock to secure bona fide indebtedness which is not convertible into Class B New Common Stock), each such share so assigned, transferred or disposed of shall be converted into one share of Class A New Common Stock;

          (b) Upon the earlier to occur of (A) the date upon which the number of shares of Class B New Common Stock shall represent less than ten (10%) percent of the aggregate shares of Common Stock then outstanding, and (B) the date occurring ten years from the Effective Date (as such term is defined in the Plan), all of the then remaining shares of Class B New Common Stock shall be converted into Class A New Common Stock;

          (c) Upon conversion of shares of Class B New Common Stock into shares of Class A New Common Stock, the holder of Class B New Common Stock shall surrender the certificate representing such Class B New Common Stock to the Corporation, which will issue new certificates reflecting such conversion.

          6. No holder of shares of Common Stock shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividend.

          7. Each holder of Common Stock shall be entitled to one vote for each share held by such holder.

          8.  (a)  Except  as  otherwise   provided  herein,  for  a  period  of
     twenty-five (25) months from the Effective Date, (A) no holder ('Transferor') of shares of Common Stock shall transfer, convey, assign, pledge or otherwise dispose (including without limitation distributions from the Creditors Trust, to any beneficiary thereof) of all, or any interest in, the shares of Common Stock of such holder, or grant an option or contractual right ('Rights') to acquire ownership of such shares (whether or not currently exercisable) (collectively, a 'Transfer') to any person or entity or group of persons or entities acting in concert ('Transferee') and no Transferee shall acquire ownership of such shares or Rights if, immediately following such Transfer, such Transferee owns or thereby acquires ownership of more than four and three-quarters (4.75%) percent of issued and outstanding shares of Common Stock (a Transferee who has or acquires more than the allowed ownership percentage is hereinafter referred to as a 'Prohibited Transferee') and (B) no Transfer shall be made by a person or entity or a group of persons or entities acting in concert ('Prohibited Transferor') who own five (5%) percent or more of the issued and outstanding Shares of Common Stock. (Any Transfer prohibited by this Article IV(8) is hereinafter referred to as a 'Prohibited Transfer'). For these purposes, a Transferee's ownership percentage of the Common Stock shall be determined under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder which are applicable on the date of such actual or purported transfer and shall include direct ownership and adjustments for indirect ownership as required under such statute and regulations.

          (b) Within thirty (30) days of obtaining actual knowledge of any Transfer, the Corporation may demand in writing that the Transferor making a Transfer of, or the Transferee acquiring, such Common Stock provide a certificate ('Certificate') to the Corporation within ten (10) days of receipt of such notice, which Certificate sets forth the aggregate number of shares of Common Stock owned, in title or beneficially, by the Transferor or the Transferee both preceding and following such Transfer and such other information (including, but not limited to, direct or indirect interests in other entities owning shares of Common Stock, family relationships with persons owning shares of Common Stock or direct or indirect interests in entities owning such shares, and options or contractual rights to purchase shares of Common Stock) as the Corporation shall reasonably deem necessary to determine the Transferor's and the Transferee's percentage ownership of Common Stock for purposes of this
     Article IV(8).

          (c) If, upon review of the Certificate and other available facts, the Corporation determines that the Transferee is, or by reason of the transfer has become, a Prohibited Transferee, or that the Transferor is a Prohibited Transferor, the Corporation shall declare the transfer to a Prohibited Transfer under this Article IV(8), and the acquisition of the shares or Rights by the

     Prohibited Transferee or the Transfer of the shares or Rights by a

     Prohibited Transferor, as the case may be, shall be deemed null and void ab initio, the transfer agent for the Corporation shall treat the shares subject to the Prohibited Transfer (including any shares subject to Rights) as having never been transferred to, or acquired by, the Prohibited Transferee, or the Transferee of a Prohibited Transferor, and the Corporation's books and records shall reflect that no Transfer of such shares has occurred, unless the Board of Directors of the Corporation by unanimous consent shall waive, in writing, the provisions of this Article IV(8) with respect to such transfer.

          (d) In the event of a Prohibited Transfer, any purported Transferee shall not be entitled to any rights as a shareholder of the Corporation, including, but not limited to, the right to vote shares subject to a Prohibited Transfer, and the right to receive any dividend distributions, including liquidating distributions on account thereon, and the purported Transferee shall, upon written demand by the Corporation, return any and all distributions which such Transferee shall have received from the Corporation with respect to any shares of Common Stock subject to a Prohibited Transfer.

          (e) Each certificate evidencing Common Stock shall bear the following restrictive legend:

             (A) The front of such certificate shall bear a conspicuous legend reading as follows:

              'THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF REINHOLD INDUSTRIES, INC., WHICH RESTRICTION IS SUMMARIZED ON THE BACK OF THIS CERTIFICATE.'

             (B) The back of such certificate shall bear a legend reading as follows:

               'Transfer of the shares of Common Stock of the Corporation is restricted in accordance with Article IV(8) of the Amended and Restated Certificate of Incorporation of the Corporation, which prohibits the acquisition of the ownership of shares, or rights to acquire shares, of Common Stock by a person or entity or persons or entities acting in concert which has, or thereby would have, ownership of more than four and three quarters (4.75%) percent of the issued and outstanding shares of Common Stock, as determined under Section 382 of Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (collectively, 'Section 382'). The transfer of shares, or rights to acquire shares, by a person or entity or persons or entities acting in concert which has ownership of five (5%) percent of the issued and outstanding Common Stock of the Corporation, as determined under Section 382, also is restricted in accordance with Article IV(8) of the Amended and Restated Certificate of Incorporation. Any transfer prohibited by Article IV(8) of the Amended and Restated Certificate of Incorporation of the Corporation shall be null and void ab initio and will not be reflected on the books and records of the Corporation, unless the restrictions are waived by the unanimous consent of the Board of Directors of the

          Corporation.'

                                   ARTICLE V

     The Corporation's Board of Directors shall consist of three members who shall be elected as provided in Article IV.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by a majority vote of the entire board of directors (except with respect to Article II or Article III of the by-laws, which may be altered, amended or repealed only by a unanimous vote of the entire board of directors) or by the vote of the stockholders, approving the alteration, amendment or repeal, as the case may be, in accordance with the provisions of Article IV(2).

                                  ARTICLE VII

     1. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     2. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this paragraph.

     3. The indemnification, advancement of expenses and other rights set forth in this Paragraph shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

     4. Neither the amendment nor repeal of this Article VII, subparagraphs 1, 2 or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article VII, subparagraphs 1, 2 or 3, shall eliminate or reduce the effect of this Article VII, subparagraphs 1, 2 and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VII, subparagraphs 1, 2 or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

     5. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he: (i) shall have breached his duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     6. This Certificate of Merger shall be effective on or such date as the Order hereinabove referred to shall provide.

Dated:             , 1996



ATTEST:                                     REINHOLD INDUSTRIES, INC.

                                             By:
Secretary                                    Name:
                                             Title:

ATTEST:                                     KEENE CORPORATION

                                             By:
Secretary                                    Name:
                                             Title:

                                                                     EXHIBIT B
                                                                        TO
                                                                    THE PLAN


                          Amended and Restated By-laws
                          of Reinhold Industries, Inc.
                         (formerly, Keene Corporation)

                        AMENDED AND RESTATED BY-LAWS OF
                           REINHOLD INDUSTRIES, INC.
                         (FORMERLY, KEENE CORPORATION)

                                   ARTICLE I
                                    OFFICES

     SECTION 1. Delaware Office. The registered office of Reinhold Industries, Inc. (the 'Corporation') within the State of Delaware shall be maintained at the office of CT Corporation in the City of Dover, County of Kent.

     SECTION 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without, the State of Delaware, as the Board of Directors of the corporation (the 'Board') may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 2. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an 'Annual Meeting') shall be
held on the first Tuesday of each [                        ], commencing
                        , 1997 or on such other date and at such time as may be fixed by the Board. If the Annual Meeting shall not be held on the day designated, the Board shall call a special meeting of stockholders as soon as practicable for the election of directors.

     SECTION 3. Special Meetings. Special meetings of stockholders, unless otherwise provided by law, may be called at any time by the Board, the President or stockholders owning, in the aggregate, twenty-five (25%) percent or more of the outstanding Common Stock of the Corporation. Any such call must specify the matters to be acted upon at such meeting and only such matters shall be acted upon thereat.

     SECTION 4. Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (10) nor more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. In the event that a meeting relates solely to matters in which either only the holders of Class A New Common Stock or Class B New Common Stock may vote, such notice shall be given only to the holders of such class as shall be entitled to vote thereon. If mailed, such notice shall be directed to such stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than thirty (30) days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

     SECTION 5. Quorum. At each meeting of stockholders of the Corporation, the holders of shares having majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law; provided, however, that if the meeting is called for the purpose of, or relates to, the election of directors and the Corporation has both Class A New Common Stock and Class B New Common stock outstanding, a quorum shall consist of the holders of shares having a majority of the shares of Class A New Common Stock and a majority of the shares of Class B New Common Stock, respectively.

     SECTION 6. Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting originally called if a quorum had been present or represented by proxy thereat.

     SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation of the Corporation (the 'Certificate of Incorporation') at each meeting of stockholders, every stockholder of the corporation entitled to vote shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to
Section 6 of Article VII of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present, except where a different vote is required by law or the Certificate of Incorporation.

     SECTION 8. Inspectors. For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders on request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

                                  ARTICLE III
                                   DIRECTORS

     SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may select one of its members to be Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and of the stockholders. If the Chairman is not present, the members of the Board then present will elect one of the members so present to serve as Acting Chairman.

     SECTION 2. Number, Election and Terms. The total number of directors constituting the entire Board shall be three. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled as follows:

          (a) If the vacancy relates to a director who was elected by the holder of the Class B New Common Stock of the Corporation, such vacancy shall be filled by such holder.

          (b) If the vacancy relates to a director who was elected by the holders of the Class A New Common Stock of the Corporation, and there remain one or more directors elected by the holders of the Class A New Common Stock, such vacancy shall be filled by the affirmative vote of a majority of such remaining directors, or by the sole remaining director elected by such holders if there shall be only one such director; however, if there is no remaining director elected by the holders of the Class A New Common Stock, the remaining directors shall call a special meeting of the holders of the Class A New Common Stock for the purpose of electing a director to fill such vacancy.

Any director elected in accordance with either of this Section 2(a) or 2(b) shall hold office until the Annual Meeting at which the term of office to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

     SECTION 3. Nominations of Directors; Election. Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, except in the case of a director to be elected by the holder of the Class B New Common Stock at a Special Meeting, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty
(60) days prior to the meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholders notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice, (x) the name and address, as they appear on the Corporations books, of such stockholder and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder. In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 4. Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

     SECTION 5. Regular Meetings. Regular meetings of the Board shall be held quarterly in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these By-Laws.


     SECTION 6. Special Meetings. Special meetings of the Board may be called by the Chairman or the President and shall be called by the Secretary at the request of any two directors.

     SECTION 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone on twenty-four hours' notice.

     SECTION 8. Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. Except where a different vote is required by law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board; provided, however, that the affirmative vote of the entire Board of Directors shall be required to amend Article II or Article III of these By-laws. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

     SECTION 9. Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     SECTION 10. Removal of Directors. Any director may be removed from office, with or without cause, by the affirmative vote of such number of shares of Common Stock as would be sufficient to elect him if then voted at a meeting held to elect the entire Board of Directors.

                                   ARTICLE IV
                            COMMITTEES OF THE BOARD

     SECTION 1. Appointment and Powers of Executive Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board which shall consist of such number of members (but not less than three) as the Board shall determine, one of whom shall be the President. Except as provided by Delaware law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee. Either the President or the Chairman of the Executive Committee may call the meetings of the Executive Committee.

     SECTION 2. Appointment and Powers of Audit Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members of the Board as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing Procedures of the Corporation; and (v) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

     SECTION 3. Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them, in the respective resolution, appointing them. Each such committee may determine its manner of acting and fix the time and place of its meeting, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

     SECTION 4. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation by such means shall constitute presence in person at a meeting of the committee.

     SECTION 5. Changes in Committees; Resignations. The Board shall have power, by the affirmative a majority of the authorized number of directors, at any time, change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of any meeting of the Board called for that.

                                   ARTICLE V
                                    OFFICERS

     SECTION 1. Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. There shall be elected by the Board persons having the titles and exercising the duties (as prescribed by the By-Laws or by the Board) of Chairman of the Board, President, Vice President, Treasurer and Secretary, and such other persons having such other titles and such other duties as the Board may prescribe. The same person may hold more than one office. The Chairman of the Board shall be elected from among the directors. Unless otherwise determined by the Board, the officers of the Corporation shall be elected by the Board at the annual meeting of the Board, and shall be elected to hold office until the next succeeding annual meeting of the Board. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

     SECTION 2. Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, the President, Chairman of or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein.

     SECTION 3. Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

     SECTION 4. President. The President shall be the chief executive officer of the corporation. The President shall have general and day to day supervision of the business and affairs of the Corporation. He shall perform the duties incident to the office of the President and all such other duties and shall have such other powers as are specified in these By-Laws or as shall be assigned to or conferred upon him from time to time by the Board by resolution or in any employment agreement approved by the Board.


     SECTION 5. Vice President. Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the Board. In the absence of a President, the duties of a President shall be performed and his powers may be exercised by such Vice President as may be designated by the President or, failing such designation, such duties shall be performed and such power may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

     SECTION 6. Treasurer. The Treasurer shall have charge and custody of, and responsibility for, all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables for the credit of the corporation in such depositaries as may be designated pursuant to these By-Laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render at all regular meetings of the Board, or whenever the Board may require, an account of all his transactions as Treasurer. He shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the President or such other officers whom the Treasurer reports.

     SECTION 7. Secretary. The Secretary shall, if present, act as secretary of, and keep the minutes of all meetings of the Board, the Executive Committee and other committees of the Board and the stockholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By-Laws and as required by law, shall be custodian of the seal of the corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He shall, in general, perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the secretary reports.

     SECTION 8. Additional Officers. The Board may by resolution appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

     SECTION 9. Bonds of Officers. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.

     SECTION 10. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving any such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI
                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

     SECTION 1. Contracts. The Board may authorize any officer or officers, agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render liable pecuniarily for any purpose or for any amount.

     SECTION 2. Checks, etc. All checks, drafts, bills of exchange or other orders for the Payment of money out of the funds of the corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to instances.

     SECTION 3. Loans. No loan shall be contracted on behalf of the corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time for the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or in the manner designated by the Board. The Board or designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-laws, as they may deem advisable.

                                  ARTICLE VII
                                 CAPITAL STOCK

     SECTION 1. Stock Certificate. Each stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder. In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificates evidencing shares of Common Stock shall bear the restrictive legend required by the Certificate of Incorporation relating to Net Operating Losses of the Corporation.

     SECTION 2. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by any stockholder of the Corporation who is present.

     SECTION 3. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 4. Transfers of Capital Stock. Transfers shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

     SECTION 5. Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 6. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 7. Beneficial Owner. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII
                                  FISCAL YEAR

     The Corporation's fiscal year shall coincide with the calendar year.

                                   ARTICLE IX
                                      SEAL

     The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE X
                                WAIVER OF NOTICE

     Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of Directors need be specified in any written waiver of notice.

                                   ARTICLE XI
                                   AMENDMENTS

     These By-Laws or any of them may be amended or supplemented in any respect at any time, either (i) at any meeting of stockholders; provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                                                     EXHIBIT C
                                                                       TO
                                                                     THE PLAN

                             Certificate of Merger

                          of Reinhold Industries, Inc.
                             into Keene Corporation

                            CERTIFICATE OF MERGER OF
                           REINHOLD INDUSTRIES, INC.
                                      INTO
                               KEENE CORPORATION

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:



             NAME                                        STATE OF INCORPORATION

Keene Corporation...........................................      Delaware
Reinhold Industries, Inc....................................      Delaware


     SECOND: That provision for the making of this Certificate of Merger of Reinhold Industries, Inc. into Keene Corporation and for the making of the amendment to the Certificate of Incorporation of Keene Corporation is contained in an order, dated , 1996, of the United States Bankruptcy Court for the Southern District of New York (the 'Bankruptcy Court'), in In re Keene Corporation, Case No. 93 B 46090.

     THIRD: That this Certificate of Merger has been duly executed and acknowledged by the officers of the corporation so designated in such order of the Bankruptcy Court in accordance with Sections 251 and 303 of the General Corporation Law of the State of Delaware.

     FOURTH: That the name of the surviving corporation of the merger is 'Keene Corporation', which name is being changed as set forth below.

     FIFTH: That the Certificate of Incorporation of the surviving corporation of the merger shall be amended and restated to read in its entirety as follows:

                    [To be attached to Amended and Restated
                         Certificate of Incorporation]

                                                                    EXHIBIT D
                                                                       TO
                                                                    THE PLAN

                           Creditors' Trust Agreement

                           CREDITORS TRUST AGREEMENT

     This Creditors Trust Agreement ('Trust Agreement') dated as of among Keene Corporation, as trustor (the 'Trustor' or the'Debtor'), Archie R. Dykes, Richard A. Lippe, and John J. Robbins, as Trustees, and New Keene.

     WHEREAS, the Trustor filed a voluntary petition for relief under Title 11 of Chapter 11 of the United States Code (the 'Bankruptcy Code') on December 3, 1993 and proposed a plan of reorganization (the 'Plan')(1) which called for the establishment of the Creditors Trust (the 'Trust'); and

     WHEREAS, pursuant to the Plan, the Trust is to use its assets and/or income to liquidate and to pay in accordance with the Asbestos Related Personal Injury and Asbestos In Buildings Claims Resolution and Distribution Procedures attached hereto as Exhibit A and B (collectively, the 'Procedures') Asbestos Related Claims and Demands against the Debtor, as defined in Sections 101(5) and 524(g)(5) of the Bankruptcy Code, respectively; and

     WHEREAS, pursuant to the Plan, the Trust is intended to qualify as a 'designated settlement fund' or a 'qualified settlement fund' within the meaning of Section 1.468B-1 of the Treasury regulations promulgated under Section 468B of the Internal Revenue Code; and

     WHEREAS, the Bankruptcy Court (the 'Court') has determined that the Trust and the Plan satisfy all the prerequisites for a supplemental injunction pursuant to Section 524(g) of the Bankruptcy Code, which Permanent Channelling Injunction has been entered in connection with the Order confirming the Plan; and

     WHEREAS, in order to effectuate the Debtor's Plan, to provide for the payment of Asbestos Related Claims and Demands and to receive the benefits under the Internal Revenue Code of so providing for certain of such payments, the Trustor desires to enter into this Trust Agreement with the Trustees and transfer the Creditors Trust Distribution (the 'Trust Assets') to the Trust pursuant hereto.

     NOW, THEREFORE, IT IS HEREBY AGREED as follows:

                                   ARTICLE I
                              DECLARATION OF TRUST

     1.1 Name. The Trust shall be known as the 'Keene Creditors Trust', and the Trustees may transact the business and affairs of the Trust in that name.

     1.2 Purpose. The purposes of the Trust are (i) to assume the liabilities within the meaning of Section 524(g)(2)(B)(i)(1) of the Bankruptcy Code of the Debtor and its successors in interest resulting from personal injury, wrongful death, or property-related damage attributable to the presence of, or exposure to, the Debtor's asbestos or asbestos-containing products; (ii) to use the Trust Assets and income to pay holders of valid Asbestos Related Claims and Demands in accordance with this Trust Agreement and the Procedures; and (iii) to otherwise comply in all respects with the requirements of a trust set forth in Section 524(g)(2)(B)(i) of the Bankruptcy Code.


     1.3 Transfer of Assets. The Trustor hereby transfers and assigns to the Trust the assets listed on Schedule 1 attached hereto (the 'Trust Assets') having heretofore obtained all consents and taken all other steps prerequisite to such transfer and assignment. New Keene, as the successor to the Trustor for this purpose, shall take any and all steps as may be further necessary to effectuate fully the transfer and assignment of the Trust Assets.

     1.4 Acceptance of Assets and Assumption of Liabilities.

     (a) In connection with and in furtherance of the purposes of the Trust and subject to Section 4.4, below, the Trustees hereby expressly accept the transfer and assignment to the Trust of the Trust Assets and the Trust hereby further expressly assumes liability within the meaning of Section 524(g)(2)(B)(i)(1) of the Bankruptcy Code for, and undertakes and shall control, liquidating in accordance with the Procedures all Asbestos Related Claims and Demands.

     (b) The Trust shall indemnify New Keene for any expenses, costs, fees (including attorneys fees), judgments, settlements, or other liabilities asserted at any time after the Effective Date of the Plan arising from or incurred in connection with an Asbestos Related Claim or Demand. Nothing in this section or any other section of this Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Permanent Channelling Injunction issued by the Bankruptcy Court in connection with the Plan.

- ------------------

(1) Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined have the meanings assigned thereto in the Plan for Keene Corporation as confirmed by an Order of the Bankruptcy Court.

                                   ARTICLE II
                          POWERS; TRUST ADMINISTRATION

     2.1 Powers. (a) Subject to the limitations set forth in this Trust Agreement, the Trustees shall have the power to take any and all such actions as in the judgment of the Trustees are necessary or convenient to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Subsection 3.1(c) below and any power reasonably incidental thereto.

     (b) Except as provided in the Plan or otherwise specified herein, the Trustees need not obtain an order of approval of any court in the exercise of any power or discretion conferred hereunder.

     (c) Without limiting the generality of Subsection 2.1(a) above, the Trustees shall have the power to:

          (i) receive and hold the Trust Assets, and invest monies held from time to time therein, transfer, exchange or sell any or all assets of the Trust on such terms as the Trust considers proper and to sell all or any part of the securities issued by the Trustor that are included in the Trust

     Assets, subject to the restrictions set forth in the Amended and Restated Certificate of Incorporation of New Keene;

          (ii) supervise and administer the Procedures;

          (iii) pay Trust expenses, liabilities and to pay Claims and Demands as such Claims and Demands are determined in accordance with the Procedures or otherwise;

          (iv) borrow money and issue notes and other evidences of indebtedness (which notes or other evidences of indebtedness shall exonerate the Trustees from personal liability with respect thereto) in the ordinary course of operations for payment of indemnification liabilities and other Trust expenses and the Claims;

          (v) enter into any other agreement required by the Plan or reasonably necessary or beneficial to implement the Plan and the Procedures and perform all of the Trust's obligations thereunder, including, without limitation, enter into any agreement with other asbestos claims resolution organizations to implement the Procedures;

          (vi) commence, prosecute, settle, dismiss or abandon any of the Causes of Action;

          (vii) extend a line of credit to New Keene pursuant to the terms of the New Keene Credit Facility;

          (viii) exercise all rights and benefits accruing to the Trust as owner of any shares of New Common Stock that the Trust shall own from time to time;

          (ix) establish such funds, reserves and accounts within the Trust, in addition to the funds created hereby, as deemed by the Trustees to be useful in carrying out the purposes of the Trust;

          (x) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding, including, without limitation, in connection with the Procedures;

          (xi) adopt and amend any by-laws desirable for the administration of the Trust;

          (xii) appoint such officers and hire such employees and engage such legal, financial and other advisors, professionals and agents as the business of the Trust requires and to delegate to such persons such powers, authority, and discretion as the Trustees deem advisable or necessary in order to carry out the purposes of the Trust, and pay the Trustees, subject to Section 4.5 and pay such officers, employees, advisors and agents reasonable compensation as determined by the Trustees and properly documented out-of-pocket costs and expenses;

          (xiii) to pay the compensation and properly documented out-of-pocket expenses and costs of the members of the TAC and any legal, financial and other advisors or professionals retained by the TAC;


          (xiv) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Trust (including, without limitation, engaging an Entity having trust powers to act as paying agent, depositary, custodian, or trustee with respect to funds, reserves or accounts created hereby or established pursuant hereto);

          (xv) indemnify (and purchase insurance indemnifying) the Trustees, officers, employees, agents, advisors and professionals and representatives of the Trust, the members of the TAC and their professionals and advisors and New Keene to the fullest extent that a corporation organized under New York law is from time to time entitled to indemnify its directors, officers, employees, agents or representatives;

          (xvi) enter into any contract or otherwise engage in any transaction with any Trustee or any Entity affiliated with any Trustee, provided, however, that such contract or such transaction is approved by the unanimous vote of the Trustees voting thereon, it being understood that to the extent permitted by law the usual rules prohibiting fiduciaries from dealing with themselves as individuals or from dealing with respect to any manner in which they have a personal interest shall not apply to the Trustees;

          (xvii) delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Trust Assets to any one or more reputable individuals or recognized institutional advisors or investment managers without liability for any action taken or omission made because of any such delegation;

          (xviii) associate with, contract with and/or use the resources of and/or merge with any other claims resolution facility if the Trustees shall determine by unanimous vote that such claims resolution facility has the capacity to evaluate and/or pay Claims and Demands in a manner generally consistent with the purposes of the Trust and the Plan, and not inconsistent with the Procedures; and

          (xix) execute and deliver such deeds, leases and other instruments as the Trustees consider proper in administering the Trust.

     (d) The Trustees on behalf of the Trust shall not have the power to guarantee any debt of other Entities, except in connection with the sale of Trust Assets in which case the Trust shall have the power to provide a guarantee in an amount not exceeding the consideration received by the Trust on the sale.

     2.2 Administration.  (a) The Trust shall be administered as follows:

          (i) Offices. The principal office of the Trust shall be in the City of [New York] or at such other place, within or without the State of [New York], as the Trustees may from time to time determine to be necessary for the efficient and cost-effective administration of the Trust.


          (ii) Regular Meetings. Regular meetings of the Trustees may be held at such time as from time to time shall be determined by the Trustees with notice to the TAC; provided, however, that the Trustees shall meet at least once per calendar quarter during the first year following the execution of this agreement and at least once per year thereafter.

          (iii) Special Meetings; Notice. Special meetings of the Trustees shall be held whenever called by the Managing Trustee (defined below). Notice of each such meeting shall be mailed by first class mail, postage prepaid, to each Trustee and the members of the TAC, addressed to them at their residences or usual places of business, at least three days before the date on which the meeting is to be held, or shall be sent to such place by facsimile, telegraph, cable, radio or wireless, or be delivered personally or by hand or by express mail or overnight courier or by telephone, not later than the day before the day on which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purpose(s) for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the Trustees entitled to receive such notice and by the members of the TAC, either before or after the meeting, shall be deemed equivalent thereto for purposes of this Section.

          (iv) Action Without a Meeting; Meeting by Conference Call. Any action required or permitted to be taken at any meeting of the Trustees or the TAC may be taken without a meeting if all of the Trustees or all the members of the TAC, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Trustees or the TAC.

          The Trustees or members of the TAC may participate in a meeting of the Trustees or the TAC, as the case may be, by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

     (b) Accounting Period. The accounting period for the Trust (the 'Fiscal Year') shall be selected by the Trustees.

     (c) Delivery of Trust Documents to New Keene. The Trustees shall timely file or shall deliver to New Keene such documents and other information as New Keene may reasonably require in order to permit it to timely file such income tax and other returns and statements as are required of it to comply with applicable provisions of the Internal Revenue Code and state law and any regulations promulgated thereunder.

     (d) Annual Reports. The Trustees shall cause to be prepared and filed with the Court, with copies to the members of the TAC, as soon as available but, in any event, within 90 days following the end of each Fiscal Year, an annual report containing financial statements of the Trust (including, without limitation, a balance sheet and a statement of operations for such Fiscal Year) audited by a firm of independent public accountants selected by the Trustees and certified by such firm as to fairness of presentation and consistency, a report on the number of Claims received and the number of Claims liquidated, if any, and the amount per Claim paid or payable and such other information as the Trust deems relevant.

     (e) Tax Returns. The Trustees shall timely file income tax and other returns and statements and comply with all withholding obligations as required under applicable provisions of the Internal Revenue Code and state law and any regulations promulgated thereunder.

     (f) Settlement of Trustees' Accounts. Notwithstanding any state law to the contrary, the Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees, whether such account is rendered by the Trustees themselves or is sought by any person holding an Asbestos Related Claim or Demand or other person. The Trustees shall render successive accounts covering periods of one year. In addition, an account shall be rendered for the period ending on the date of the death, resignation, removal or retirement of any Trustee. Upon the acceptance of any such account by the Court after hearing on notice to New Keene, the TAC and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any person holding an Asbestos Related Claim or Demand or other Person, as to all matters embraced in such account.

                                  ARTICLE III
                       ACCOUNTS, PAYMENTS AND INVESTMENTS

     3.1 Accounts.

     (a) The Trustees may, from time to time, create additional funds, reserves and accounts within the Trust as they may deem necessary, prudent or useful in order to provide for the payment of Trust expenses, Claims and Demands or otherwise to effectuate the purposes of the Trust and may, with respect to any such fund, reserve or account, restrict the use of monies therein.

     (b) After establishing a reasonable reserve for expenses of the Trust including indemnification of the Trustees and the TAC, if required, the Trustees shall promptly establish a separate fund (the 'Litigation Reserve') which Litigation Reserve shall be separately maintained solely for the prosecution of the Causes of Action in an amount determined by the Trustees to be sufficient for the costs and expenses of the full prosecution of the Causes of Action. The Litigation Reserve shall be maintained as a separate fund until the Transaction Lawsuit and the Bairnco Lawsuit are concluded. The amount of the Litigation Reserve shall be determined with the advice and consent of the TAC.

     (c) After payment of expenses of the Trust, including, establishment of a reserve for the reasonable future expenses of the Trust, the Litigation Reserve pursuant to Section 3.1(b) above and line of credit to New Keene as provided for in subsection 2.1(c)(vii) and, if necessary, a reserve for the indemnification of the Trustees and the TAC, the remaining Cash and any additional cash received by the Trust, net of expenses ('Available Cash') shall be allocated into two funds as follows:

          (i) 92 1/2% of the first $100 million of Available Cash; 90% of Available Cash between $100 million and $150 million and 87% of Available

     Cash above $150 million shall be held in a fund for distributions to holders of Asbestos Related Personal Injury Claims and Demands (the 'Asbestos Personal Injury Fund');

          (ii) 7 1/2% of the first $100 million of Available Cash 10% of Available Cash between $100 and $150 million and 12 1/2% of Available Cash above $150 million shall be held in a fund for distributions to holders of Asbestos in Building Damage Claims (the 'Asbestos in Building Claims').

     3.2 Payments.

     (a) At such time as the Trust has at least $30 million of Available Cash, the Trust shall:

          (i) cause estimates to be made of the numbers and values of pending and projected Asbestos Related Personal Injury Claims and Demands with the assistance of a consultant familiar with asbestos disease claim projections and at the same time cause estimates to be made of the total Available Cash and non cash assets held by the Trust except for the Causes of Action unless at the time a settlement is pending.

          (ii) calculate the pro rata share of the Asbestos Personal Injury Fund for the payment of Asbestos-Related Personal Injury Claims and Demands so that the holders thereof shall receive substantially the same percentage payment on subsequent distribution dates;

          (iii) make distributions from the Asbestos Personal Injury Fund in accordance with Procedures.

          (iv) make distributions from the Asbestos in the Building Fund in accordance with the Procedures.

     (b) At any time subsequent to the distribution of Available Cash pursuant to Section 3.2(a) as the Trustees believe they are likely to have Available Cash to pay claimants, the Trust shall cause an additional estimate to be made of the numbers and values of Asbestos-Related Personal Injury Claims and Demands and valuation of Trust Assets in the same manner as in subsections 3.2(a) (i) and
(ii) above, and shall cause additional distributions to be made in the same manner as in subsections 3.2(a)(iii) and 3.2(a)(iv) above.

     (c) Recognizing that it is desirable to make payment to claimants expeditiously, provided it is economically prudent given the funds then available to the Trust, nevertheless the Trustees may determine to defer making any payments under either of the Procedures if the Trustees, after consultation with the TAC, determine that the administrative costs of such an expeditious payment is proportionately so significant that no payment should be made pending receipt of additional funds.

     (d) In making any estimates, judgments or decisions concerning the amounts to be paid, percentages, pro rata payments, and timing of payments, the judgment and decisions of the Trustees shall be final and conclusive and not subject to review.


     3.3 Investments. Investment of funds held in the Trust shall be invested in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

     (a) The Trust shall not acquire, directly or indirectly, equity in any Entity (other than New Keene and its subsidiaries, successors and assigns) or business enterprise if, immediately following such acquisition, the Trust would hold more than 5% of the equity in such Entity or business enterprise unless (1) such Entity or business enterprise is an asbestos claims processing facility or
(2) such equity has been conveyed to the Trust in full or partial consideration for settlement of a lawsuit in which the Trust is a plaintiff. The Trust shall not hold, directly or indirectly, more than 10% of the equity in any Entity (other than New Keene and its subsidiaries, successors and assigns) or business enterprise, unless (1) such Entity or business enterprise is an asbestos claims processing facility or (2) such equity has been conveyed to the Trust in full or partial consideration for settlement of a lawsuit in which the Trust is a plaintiff.

     (b) The Trust shall not acquire nor hold any long-term debt securities unless such securities (i) are rated 'A' or higher by Moody's Investors Service, Inc. ('Moody's'), 'AA' or higher by Standard & Poor's Corporation ('S&P') or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency or (ii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof or (iii) unless (1) such securities have been issued by an asbestos claims processing facility or (2) such securities have been conveyed to the Trust in full or partial consideration for settlement of a lawsuit in which the Trust is a plaintiff.

     (c) The Trust shall not acquire nor hold for longer than ninety days any commercial paper unless such commercial paper is rated 'Prime-1' or higher by Moody's or 'A-1' or higher by S&P or has been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

     (d) The Trust shall not acquire nor hold any equity in any Entity or business enterprise (other than New Keene, its subsidiaries, successors and assigns) unless such equity is in the form of securities which are traded on a national securities exchange or major international securities exchange or through the National Association of Securities Dealers Automated Quotation System or unless (1) such Entity or business enterprise is an asbestos claims processing facility or (2) such equity has been conveyed to the Trust in full or partial consideration for settlement of a lawsuit in which the Trust is a plaintiff.

     (e) The Trust shall not acquire nor hold any preferred stock unless such preferred stock is rated 'B' or higher by Moody's or 'B+' or higher by S&P or has been given an equivalent investment grade rating by another nationally recognized statistical rating agency, and also complies with subsection (d) above or unless such preferred stock is (1) preferred stock of an asbestos claims processing facility or (2) such preferred stock has been conveyed to the Trust in full or partial consideration for settlement of a lawsuit in which the Trust is a plaintiff.


     (f) The Trust shall not acquire any debt securities or other instruments issued by any Entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all securities and instruments issued by such Entity held by the Trust would exceed 5% of the aggregate value of the Trust Assets, unless (1) such Entity or business enterprise is an asbestos claims processing facility or (2) such securities or instruments have been conveyed to the Trust in full or partial consideration for settlement of a lawsuit in which the Trust is a plaintiff. The Trust shall not hold any debt securities or other instruments issued by any Entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) to the extent that the aggregate market value of all such securities and instruments issued by such Entity held by the Trust would exceed 10% of the aggregate value of the Trust Assets, unless (1) such Entity or business enterprise is an asbestos claims processing facility or (2) such securities or instruments have been conveyed to the Trust in full or partial consideration for settlement of a lawsuit in which the Trust is the plaintiff.

     (g) The Trust shall not acquire nor hold any certificates of deposit unless all publicly held long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.3(b), above.

     (h) The Trust shall not acquire nor hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

     (i) Notwithstanding the foregoing guidelines, the Trust shall have the authority to extend credit to New Keene as described above in Subsection 2.1(c)(vii) hereof.

     3.4 Source of Payments. All Trust expenses and payments in respect of Claims and Demands shall be payable solely out of the Trust Assets. Neither the Trustees nor any officer, agent or employee of the Trust nor any member of the TAC, nor the Trustor nor any of its present subsidiaries nor any director, officer, employee or agent of the Trustor or any of their subsidiaries shall be liable for the payment of any Trust expense, Claim, Demand or liability of the Trust except as provided in the Plan, and no Entity shall look to any of the foregoing Entities for satisfaction of any such expense, Claim, Demand or liability; provided, however, that nothing in this Section 3.4 shall limit the right of the Trustees and the Trust to claim against any officer, agent or employee of the Trust, the Trustor, or any officer, director, agent or subsidiary of the Trustor for breach of employment agreement or other breach of duty to the Trust.

                                   ARTICLE IV
                                    TRUSTEES


     4.1 Number; Managing Trustee.

     (a) There shall be three Trustees (the 'Initial Trustees') from the commencement of the Trust until the expiration of the initial term of service described below in Section 4.2. The Initial Trustees shall be those persons named in the signature page hereto. After the Initial Term, there shall be one Trustee until the termination of the Trust in accordance with the terms hereof.

     (b) One of the Initial Trustees selected by the Trustees shall serve as Managing Trustee and shall be compensated for his or her services as Managing Trustee. The Managing Trustee shall serve as the Trust's liaison, shall coordinate and schedule meetings of the Trustees and shall handle all administrative matters that come before the Trust.

     4.2 Term of Service.

     (a) Each Initial Trustee shall serve for a period of three years (the 'Initial Term') or until his or her death, incapacity, resignation or removal. If any such event should occur within the Initial Term a successor will be appointed.

     (b) After the Initial Term, the Trustees shall select one Trustee to serve as the sole Trustee until his or her (i) death or incapacity, (ii) removal or
(iii) resignation.

     (c) Any Trustee may resign at any time by written notice to each of the remaining Trustees and the TAC. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 30 days after the date such notice is given, unless the remaining Trustees after consultation with the TAC consent to an earlier date for the effect of a resignation.

     (d) Any Trustee may be removed for cause by the majority vote of the other Trustees, such removal to take effect at such time as the Trustees shall by such vote determine.

     4.3 Appointment of Successor Trustee.

     (a) In the event of a vacancy during the Initial Term in the position of Trustee, the vacancy shall be filled by unanimous vote of the remaining Trustees after consultation with the TAC, who shall take into account the relevant provisions hereof.

     (b) If, after the Initial Term has expired, a vacancy is caused by death, incapacity, resignation or removal of the sole Trustee, the TAC shall nominate a successor trustee for approval of the Court. Before a vacancy occurs, after the Initial Term, the sole Trustee may appoint a successor with consent of the TAC.

     (c) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his predecessor.

     4.4 Liability of Trustees.  No Trustee shall be liable to the Trust or to any beneficiary thereof except for his own gross negligence or willful misconduct. No Trustee shall be liable for any act or omission-of any officer, agent or employee of the Trust unless such Trustee acted with gross negligence or willful misconduct in the selection or retention of such officer, agent or employee.

     4.5 Compensation and Expenses of Trustees.

     (a) Each of the Trustees shall receive compensation for his or her services as Trustee in the amount of $30,000 per annum. The Managing Trustee shall receive an additional compensation of $20,000 per annum. The Trustees shall also receive $1000 per diem for meetings of the Trust attended by such Trustee and other Trust business. All such amounts shall be increased or decreased annually at the rate of the Consumer Price Index for urban wage earners and clerical workers (U.S. City Average) unadjusted for seasonal variation, published by the Bureau of Labor Statistics of the United States Department of Labor.

     (b) All properly documented reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder shall be promptly reimbursed by the Trust.

     4.6 Indemnification of Trustees and Others.

     (a) The Trustees shall be indemnified by the Trust to the fullest extent that a corporation or a trust organized under New York law is from time to time entitled to indemnify its directors against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder. Additionally, each member of the TAC (collectively, 'Additional Indemnitees') who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, whether civil, administrative or arbitrative, by reason of any act or omission of such Additional Indemnitees with respect to (i) the liquidation of any Claims, (ii) the administration of the Trust and the implementation of the Procedures, (iii) the prosecution of the Causes of Action, and (iv) any action provided for in this agreement, shall be indemnified and defended by the Trust against expenses, costs and fees (including attorneys' fees), judgments, awards, costs, amounts paid in settlement, and liabilities of all kinds incurred by each Additional Indemnitee in connection with or resulting from such action suit, or proceeding, unless there is a final determination of a Court with jurisdiction that such Additional Indemnitee acted other than in good faith and in a manner such Additional Indemnitee reasonably believed to be in, or not opposed to, the best interests of the holders of Claims and Demands.

     (b) Reasonable expenses, costs and fees (including attorneys' fees) incurred by or on behalf of a Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the Trust pursuant to this
Section 4.6, may be paid by the Trust in advance of the final disposition.

     (c) The Trustees shall have the power, generally or in specific cases, to cause the Trust to indemnify the employees and agents of the Trust to the same extent as provided in this Section 4.6 with respect to the Trustees.


     (d) To the extent any indemnification under Section 4.6 of this Agreement with respect to an action, suit, or proceeding requires a determination that indemnification is proper in the circumstances, such determination shall be made by the Trustee or Trustees who were not parties to such action, suit, or proceeding, if at least one such Trustee was or is not a party; otherwise, the determination as to each Trustee will be made by the remaining Trustee or Trustees, regardless of whether or not he, she or they were or are parties.

     (e) The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of any individual who is or was a Trustee, officer, employee, agent or representative of the Trust or Additional Indemnitee against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, member of the TAC, officer, employee, agent, professional advisor or representative thereof.

     4.7 Trustees' Lien. The Trustees shall have a prior lien upon the Trust Assets to secure the payment of any amounts payable to them pursuant to Sections
4.5 and 4.6.

     4.8 Trustees' Employment of Advisors. The Trustees may, but shall not be required to, consult with counsel, accountants, appraisers, other professionals or advisors and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them (regardless of whether any such party is an affiliated party of any Trustee or is otherwise affiliated with any of the Trustees in any manner, except as otherwise expressly provided for in this Trust Agreement) and the advice of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the advice of any such party.

     4.9 Additional Qualifications.

     (a) No Trustee or related party of a Trustee shall represent or shall have represented the Trustor or any Entity who asserts or has asserted a Claim against Keene Corporation.

     (b) No Trustee shall own any securities of Keene Corporation, New Keene or any of its affiliates or have any other financial interest, direct or indirect, in the Keene Corporation, New Keene, or any of its affiliates.

     (c) If there has been a violation of Subsection (a) or (b), above, the Trustee involved shall be subject to removal pursuant to Section 4.2(d), above.

     4.10 Trustees' Service As Director of Reorganized Keene. No Trustee is prohibited from serving as a director of New Keene. If any Trustee serves as a director of New Keene, he or she shall not receive compensation for such service over and above the compensation received as a Trustee under Section 4.5 but shall receive a per diem allowance in the amount that New Keene pays its directors for their attendance at meetings.

     4.11 Bond. Notwithstanding any state law to the contrary each Trustee (including any successor trustee) shall be exempt from giving any bond or security in any jurisdiction.

                                   ARTICLE V
                         THE TRUSTEE ADVISORY COMMITTEE

     5.1 Duties. a. Consultation. The Trustee shall consult with the TAC and the TAC shall assist the Trustees in the implementation of the Trust and the Procedures generally by providing consulting services with respect to material issues affecting the Trust including, but not limited to, implementation of Procedures, development of payment rules, forms and procedures, releases, time frames and other matters specified herein and in the Procedures. Where consultation is required under the Trust or the Procedures, the Trustees need only seek advice and counsel from the TAC.

     b. Consent. The Trustees shall be obligated to obtain the consent of the TAC in writing in order to (1) implement material changes in any Claims Resolution Procedures; (2) dismiss, settle or abandon Transaction Lawsuit and Bairnco Lawsuit; (3) associate with another claims facility; (4) amend any provision of the Trust Agreement; (5) effect termination of this Trust pursuant to Sections 6.2(a) (i), (ii), or (iii); (6) select a successor Trustee during the Initial Term, and (7) determine the Litigation Reserve. The TAC shall not unreasonably withhold any consent required hereunder.

     c. Court approval. Any proposed action or decision of the Trustees for which the consent of the TAC is required as to which the TAC withholds consent may be taken only upon Court approval after reasonable notice to each member of the TAC.

     5.2 Procedures. With respect to any matter relating to the Trust as to which the consultation or consent of the TAC is expressly required, the Trust shall:

          (i) provide the TAC reasonable access to the relevant documents, records and reports and to experts and advisors retained by the Trust and to the Trust staff during such time as the decision is being considered;

          (ii) bring the proposed decision to the attention of the TAC; and

          (iii) provide the TAC with no fewer than 30 days to comment with respect to the proposed decision, unless the TAC agrees to a shorter period.

     5.3 Number; Chairperson

     (a) At the commencement of the Trust, there shall be three members of the TAC (the 'Initial TAC Members') who shall serve until the expiration of the Initial TAC Term defined below in Section 5.4. The Initial TAC Members shall be selected by the Committee pursuant to the Plan.

     (b) There shall be a chairperson of the TAC selected by the Initial TAC Members. The chairperson shall act as the TAC's liaison, shall coordinate and schedule meetings of the TAC and shall handle all administrative matters that come before the TAC.


     (c) After expiration of the Initial TAC Term, the Chairperson of the TAC, plus one other member of the TAC selected by the Initial TAC Members, shall serve until the termination of the Trust or his or her death, incapacity, resignation or removal and in such event, the remaining member shall serve as the sole TAC member.

     5.4 Term.  (a) The Initial  TAC  Members  shall serve for a period of three
years  (the  'Initial  TAC  Term')  subject  to  any  member's   earlier  death,
incapacity, removal or resignation.

     (b) Any member of the TAC may resign at any time by at least 30 days written notice to each of the remaining members specifying the date when such resignation shall take place.

     (c) A member of the TAC may be removed from office by the unanimous vote of the remaining members of the TAC and a determination of the Bankruptcy Court that such removal is appropriate upon cause shown.

     5.5 Successors. In the event of a vacancy in the membership of the TAC during the Initial TAC Term, the vacancy shall be filled by the unanimous vote of the remaining Initial TAC Members.

     5.6 Quorum. The presence of two members during the Initial TAC Term and so long as there are two members serving shall constitute a quorum of the TAC for the transaction of business. In the absence of a quorum, the members present may adjourn the meeting from time to time without notice. In order for the Trustees to obtain consent of the TAC with respect to actions listed in Section 5.1 hereof and otherwise specified in this Agreement, the TAC must approve the Trustees' recommendation by a majority unless otherwise specified herein.

     5.7 TAC's Employment of Advisors. The TAC may, but shall not be required to, consult with counsel, accountants, appraisers, advisors and other parties on the matters submitted to them (regardless of whether any such party is an affiliated party of any member of the TAC or is otherwise affiliated with any of the TAC in any manner, except as otherwise expressly provided in this Trust Agreement) and the advice of any such parties on any matters submitted to them by the TAC shall be full and complete authorization and protection in respect of any action taken or not taken by the TAC hereunder in good faith and in accordance with the advice of any such party.

     5.8 Compensation and Expenses of Members of the TAC and their advisors. The Chairperson of the TAC shall receive $25,000 as compensation for his or her service plus $1,000 per diem. Each member of the TAC shall receive compensation for his or her services as a member in the amount of $20,000 per annum plus $1,000 per diem for meetings of the TAC. All properly documented, reasonable out-of-pocket costs and expenses incurred by the TAC members in connection with the performance of their duties hereunder will be promptly reimbursed by the Trust.

     5.9 Liability of TAC. No member of the TAC shall be liable to the Trust or to any beneficiary thereof except for his or her own gross negligence or willful misconduct. No member of the TAC shall be liable for any act or omission of any member, advisor, agent or employee of the TAC unless the TAC acted with gross negligence or willful misconduct in the selection or retention of such member, advisor, agent or employee.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     6.1 Irrevocability. The Trust is irrevocable, but this agreement is subject to amendment as provided herein.

     6.2 Termination.

     (a) The Trust shall terminate on the date (the 'Termination Date') that is 90 days after the first occurrence of any of the following:

          (i) the Trustees in their sole discretion decide to terminate the Trust because (A) they deem it unlikely that new Asbestos Related Claims or Demands will be filed against the Trust and (B) all Asbestos Related Claims duly filed with the Trust have been liquidated and satisfied and twelve consecutive months have elapsed during which no new Asbestos Related Claim has been filed with the Trust;

          (ii) the date on which the Bankruptcy Court order becomes final which has approved the arrangements the Trustees have made to establish Claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Trust in a manner consistent with this Trust Agreement and the Procedures;

          (iii) if in the judgment of the Trustees, the continued administration of the Trust is uneconomic or inimical to the best interests of the persons holding Asbestos Related Claims and Demands and the Trustees have obtained an order of the Court that the termination of the Trust will not expose or subject New Keene or any successor in interest to any increased or undue risk of having any Asbestos Related Claims and Demands asserted against it or them or in any way jeopardize the validity or enforceability of the Permanent Channeling Injunction; or

          (iv) 21 years less 91 days after the death of the last survivor of all the descendants of Joseph P. Kennedy, Sr. of Massachusetts living on the date hereof.

     (b) On the Termination Date, after payment of all the Trust's liabilities has been provided for, all funds remaining in the Trust estate shall be transferred to charitable organization(s) selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the charitable organization(s) shall be related to the treatment, research, or the relief of suffering of individuals suffering from asbestos disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to New Keene.

     (c) As soon as practicable  after the  Termination  Date, the Trustee shall
(i) certify to the Court that all conditions precedent to the Termination Date have been satisfied and (ii) file a final accounting and serve a copy on the TAC and the Trustor. Thereupon, the Trust shall be dissolved and the Trustee(s) and the TAC discharged.

     6.3 Amendments. This Trust Agreement may be amended, modified and/or supplemented by unanimous vote of the Trustees only with the consent of the TAC.

     6.4 Cooperation. New Keene and the Trust shall each cooperate to the extent reasonably requested by the other in the handling of Asbestos-Related Claims and Demands and the prosecution of the Causes of Action and generally in the operation of the Trust for the purposes set forth herein. New Keene shall transfer to the Trust such claim files and other documents related to the Asbestos Related Claims as are under its custody or control, and shall use its best efforts to make available its present or former officers, directors, employees, agents or representatives to the extent the Trust deems such persons necessary to appear at any trial or arbitration proceeding related to the liquidation of the Asbestos Related Claims. To the extent the valuation of any assets of the Trust are necessary for the tax returns of New Keene, (a) the Trust shall provide New Keene with such valuation and (b) New Keene shall use such valuation in its tax returns.

     6.5 Severability. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

     6.6 Notices. Notices to claimants shall be given at the address of such claimants, or, where applicable, such claimants' Attorney of Record, in each case as provided on such claimant Claim forms. Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telex or telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other addresses as may hereafter be furnished by New Keene to the Trustees and the TAC or by the Trustees and the TAC to New Keene in compliance with the terms hereof.

To the Trust or the Trustees:

     Mr. Archie R. Dykes
     Capital City Holdings Inc.
     Rivergate Executive Park
     907 Two Mile Parkway
     Suite D-5
     Goodlettsville, TN  37072

     Richard A. Lippe, Esq.
     Meltzer, Lippe, Goldstein, Wolf,
       Schlissel & Sazer
     The Chancery
     190 Willis Avenue
     Mineola, NY  11501

     Mr. John J. Robbins

     112 Walton Heath
     Williamsburg, VA  23188

     With a copy to:

     George A. Davidson, Esq.
     Hughes Hubbard & Reed
     One Battery Park Plaza
     New York, NY  10004

To New Keene:

- ---------------------------------------------
- ---------------------------------------------

with a copy to:

- ---------------------------------------------
- ---------------------------------------------

To the TAC:

     Stanley J. Levy, Esq.
     Levy Phillips & Kongisberg
     90 Park Avenue
     New York, NY  10016

     Charles F. Vihon, Esq.
     Much Shelist Freed Denenberg
       & Ament
     200 North LaSalle Street
     Suite 2100
     Chicago, IL  60601-1095

     Perry Weitz, Esq.
     Weitz & Luxenberg
     40 Fulton Street
     New York, NY  10038

     All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.

     6.7 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

     6.8 Successors and Assigns. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Trustors, the Trust, the Trustees and the TAC and their respective successors and assigns, except that neither the Trustor nor the Trust, nor any Trustee, nor any member of the TAC may assign or otherwise transfer any of its or his or her rights or obligations under this Trust Agreement except as provided for in this Trust Agreement.

     6.9 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein, and this Trust Agreement supersedes any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

     6.10 Headings. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement nor in any manner affect the construction of the provisions of this Trust Agreement.

     6.11 Governing Law. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.

     6.12 Dispute Resolution. Any disputes which arise under this Agreement with respect to interpretation and implementation shall be resolved by the Bankruptcy Court.

     IN WITNESS WHEREOF, the Trustor has caused this Trust Agreement to be executed by a duly authorized officer of representative of the Trustor and attested by another duly authorized officer of the Trustor and the Trustees and New Keene have each executed this Trust Agreement, all as of the day and year first above written.

                                       KEENE CORPORATION

                                       By: _____________________________________
                                         Name:

Attest:

                                       By: _____________________________________
                                         Name:

                                       _____________________________, as Trustee
                                       Archie R. Dykes

                                       _____________________________, as Trustee
                                       Richard A. Lippe

                                       _____________________________, as Trustee
                                       John J. Robbins

                                       NEW KEENE

                                       By: _____________________________________
                                         Name:


Attest:

                                       By: _____________________________________
                                         Name:

                                                                      EXHIBIT E
                                                                         TO
                                                                      THE PLAN

                       Asbestos-Related Claims Resolution
                          and Distribution Procedures

               ASBESTOS IN BUILDINGS CLAIMS RESOLUTION PROCEDURES

I.  INTRODUCTION.

     These Asbestos In Buildings Claims Resolution Procedures (the 'AIB Procedures') are designed to evaluate, liquidate, pay and dispose of the
Asbestos in Buildings Claims ('AIB Claims') asserted against the Keene Corporation ('Keene') in a non-litigated, low-transaction-cost manner pursuant to Keene's Plan of Reorganization (the 'Plan') and the Trust Agreement.(1)

     The Procedures shall provide the exclusive method for disposition and payment of AIB Claims. The goal is to provide fair payment to all claimants with valid AIB Claims, taking into account the resources available to the Trust for this purpose. As such, the AIB Procedures pertain only and are unique to the Keene Chapter 11 Case and have no applicability on any other basis and are not relevant to any litigation or other disputed proceeding.

     The Procedures may be interpreted by the Trustees only where an ambiguity exists. That interpretation shall be consistent with the purpose of providing payment for cost-effective, reasonable methods of Abatement (as hereinafter defined) of asbestos-containing materials. The Trustees shall consider duties imposed on claimants in the future by applicable law or regulation so as to insure that there is no inequity, unfairness, or unjust enrichment resulting from the implementation of these AIB Procedures.

     Claimants may, but need not, be represented by counsel during any of the activities under these AIB Procedures.

II.  DEFINITIONS.

          1. Abatement: 'Abatement' shall mean and refer to the removal, enclosure, encapsulation or repair of ACM.

          2. Abatement Costs: 'Abatement Costs' shall mean and refer to the reasonable costs of past and future Abatement, including, by way of example, costs for the Abatement itself, design, consultant and laboratory fees and other costs in connection with the Abatement, on-site monitoring, insurance costs, disposal costs, and, except for Abatement upon demolition, the reasonable costs of replacement of ACM with a non-asbestos material.

          3. ACM: 'ACM' shall mean and refer to any material or product containing more than 1% asbestos by weight.

          4. ACM Surface Treatments: 'ACM Surface Treatments' shall mean and refer to Keene's brands of ceiling tile containing amosite and a perforated asbestos-cement board used for acoustical treatment, 'Monospray' and 'Pyrospray'.

          5. ACM TSI: 'ACM TSI' shall mean and refer to ACM that is applied to pipes, fittings, boilers, breeching, tanks, ducts or other interior structural components to prevent heat loss or gain or water or condensation for other purposes, such as pipe covering, insulation block and insulating and finishing cements.

          6. Allowed Costs: 'Allowed Costs' shall mean and refer to Abatement Costs which are eligible for payment under these Procedures. Allowed Costs do not include costs for surveys or operations and maintenance.

          7. Applicable Jurisdiction: 'Applicable Jurisdiction' shall mean and refer to the jurisdiction whose laws may be the basis for determining whether a Claimant has provided Reasonable Evidence, where required by these procedures.

          8. Approved Laboratory: 'Approved Laboratory' shall mean and refer to a laboratory which is competent to perform constituent analysis of bulk samples of ACM.

          9. Asbestos: 'Asbestos' shall mean and refer to chrysotile, amosite, crocidolite, tremolite asbestos, anthophyllite asbestos, actinolite asbestos and any of these minerals that have been chemically treated and/or altered.

          10. Asbestos Coordinator: 'Asbestos Coordinator' shall mean and refer to a Claimant's employee who has primary responsibility for asbestos Abatement and control activities.

          11. Category 1 Fund: 'Category 1 Fund' shall mean and refer to the total consideration allocated for payment of Category 1 Claims.

          12. Category 2 Fund: 'Category 2 Fund' shall mean and refer to the total consideration allocated for payment of Category 2 Claims.

          13. Claimant: 'Claimant' shall mean and refer to the owner or operator of one or more buildings as to which a proof of claim has been filed, or to the duly authorized legal agent thereof.

- ------------------
(1) All capitalized terms herein shall have the meaning provided for them in the Plan or the Trust, unless the context clearly indicates otherwise.

          14. Cost Model: 'Cost Model' shall mean and refer to estimated past or future Abatement Costs based upon the reasonable abatement cost for the subject type of ACM as set forth in an appropriate model developed by the Trustees with the advice and concurrence of the TAC.

          15. Demolition: 'Demolition ' shall mean and refer to the deliberate destruction of a building or a part thereof, or a building system or component thereof, for any purpose by its owner or operator, by those acting for or on behalf of the owner or operator, or by a government agency, undertaken in whole or in principal part for reasons not related to asbestos management or control or Abatement.

          16. Disallowed Claims: 'Disallowed Claims' shall mean and refer to those Claims which are determined not to qualify for payment under the Procedures.

          17. Future Allowed Costs: 'Future Allowed Costs' shall mean and refer to estimated Abatement Costs to be incurred based upon the Cost Model. Future Allowed Costs may include the Abatement Costs for removal of previously encapsulated or enclosed ACM.

          18. Homogeneous Area: 'Homogeneous Area' shall mean and refer to a section of ACM installed within one construction phase of a building that appears uniform in color, texture and appearance.

          19. Keene ACM: 'Keene ACM' shall mean and refer to ACM designed, mined, manufactured, sold or distributed by Keene, or for which Keene may be otherwise responsible under the laws of one of the Applicable Jurisdictions, including, but not limited to, ACM containing Keene asbestos.

          20. Past Allowed Costs: 'Past Allowed Costs' shall mean and refer to the lesser of Abatement Costs actually incurred prior to the Confirmation Date or those based upon application of the Cost Model.

          21. Principal ACM: 'Principal ACM' shall mean and refer to the primary types of ACM which Keene, mined, manufactured, distributed or sold, to wit: sprayed mineral fiber materials containing a mixture of mineral wool, asbestos and binders; ceiling tiles; and ACM TSI.

          22. Reasonable Evidence: 'Reasonable Evidence' shall mean and refer to evidence sufficient to present a jury issue under the tort system of one of the Applicable Jurisdictions.

          23. Removal: 'Removal' shall mean and refer to the physical removal of ACM from a building and disposal thereof in accordance with all applicable regulations.

          24. Renovation: 'Renovation' shall mean and refer to the removal, replacement, substitution, alteration or modification of a building or any internal or external building surface, system, component or material, undertaken in whole or in principal part for reasons not related to asbestos management, control or Abatement.


III.  ALLOWANCE OF AIB CLAIMS.

     A.  Categories of AIB Claims.

          1. Category 1. Category 1 shall include all AIB Claims for which Claimants provide either Reasonable Evidence or a final, non appealable judgment that the ACM is Keene ACM.

          2. Category 2. Any Claimant may agree to accept, from the Category 2 Fund only, its pro rata share thereof on account of its AIB Claim with respect to Principal ACM. Claimants who elect to be paid from the Category 2 Fund will not receive any other payment on account of the type of ACM for which payment is being received from the Category 2 Fund.

          3. There shall be two sub-categories within each of the above Categories 1 and 2, as follows:

             a. sub-category (a) shall include all AIB Claims for Past Allowed Costs; and

             b. sub-category (b) shall include all AIB Claims for Future Allowed Costs.

     B.  Allowed Amounts.

          1. Each Category 1(a) Claim will be allowed in the amount supported by Reasonable Evidence.

          2. Each Category 1(b) Claim will be allowed to the extent of 75% of the amount supported by Reasonable Evidence.

          3. Each Category 2(a) Claim will be allowed to the extent of 50% of the amount of Past Allowed Costs.

          4. Each Category 2(b) Claim will be allowed to the extent of 25% of the amount of Future Allowed Costs.

     C.  Disallowed Claims. The Trustees shall disallow any Claim:

          1. for which a timely AIB Claim Form (defined below) has not been filed;

          2. for punitive and/or enhanced damages; and

          3. which is subject to a final judicial order or a stipulation which determines or recognizes that the ACM (for which the AIB is filed herein) is that of a specific, identified entity other than Keene.

     D.  Payment of Claims.

          1. The Trustees shall process all AIB Claims as soon as possible beginning not later than one year after the Effective Date.


          2. The Allowed Amounts of all Category 1 Claims shall be paid pro rata from the Category 1 Fund, but in no event shall any Claimant receive more than 100% of such Allowed Amount.

          3. The Allowed Amounts of all Category 2 Claims shall be paid pro rata from the Category 2 Fund, but in no event shall any Claimant receive more than 100% of such Allowed Amount.

          4. Any funds remaining in the Category 2 Fund after payment of the Category 2 Claims shall be transferred to the Category 1 Fund.

          5. Any funds remaining in the Category 1 Fund after payment of the Category 1 Claims shall be transferred to the Category 2 Fund if Category 2 Claimants received (or will receive) less than 100% of the Allowed Amount of their Claims; otherwise, all funds remaining in the Category 1 Fund shall be used by the Trustees to pay Personal Injury Claims.

     E.  Documentation.

     Except as otherwise may be provided for herein, no AIB Claim shall be Allowed unless the documentation required below is submitted to the Trustees in support of the Claim. Such documentation must be sufficient to constitute Reasonable Evidence, where such is required. In and of itself, the absence of one or more type of document shall not be the basis for disallowance of an AIB Claim. Documents not provided may be substituted for by a certification by the Claimant that, despite reasonable efforts to do so, the required material could not be located. In such case, alternative Reasonable Evidence shall be accepted.

     1.  Category 1 Claims.

          a. Description of the location, type and amount of the Keene ACM, including a certification of the accuracy of the information.

          b. Copies of all presently existing bulk sample analysis results and/or records thereof showing that the material contained asbestos (The bulk sample analysis technique must be polarized light microscopy or another of the generally acceptable methods, including those acceptable to the United States Environmental Protection Agency. A minimum of one sample from each Homogeneous Area for which Abatement Costs are claimed must have been analyzed.) and that the material was a Homogeneous Area.

          c. Reasonable Evidence that the ACM which is the subject of the AIB Claim is Keene ACM, such as:

             (1) constituent analysis of representative bulk samples from a Homogeneous Area; or

             (2) a sworn affidavit of an individual with personal knowledge that the material installed in the Homogeneous Area was Keene ACM and the factual basis for that conclusion; or

             (3) sales invoices, purchase orders, architectural specifications and records, bid documents, contracts and subcontracts, change orders,

        material approvals, maintenance, repair and renovation records, complaints to contractors, installation records, advertisements, insurance claims, supplier records, documents from discovery in lawsuits and Keene records; and

             (4) the following, if available,

               (a) copy of the report of a qualified industrial or occupational hygienist, qualified engineer, qualified consultant, qualified contractor or Claimant's qualified asbestos coordinator describing the type, location and quantity of ACM, and type and scope of Abatement work performed or to be performed,

               (b) copies of receipted bills, or vouchers or other proof of Abatement Costs,

               (c) copies of bid specifications and contracts for all Abatement work performed or to be performed by persons other than the Claimant's employees,

               (d) copies of all special insurance policies purchased by Claimant to cover Abatement work risks or copies of receipted bills, vouchers or other proof of special insurance, and

               (e) with respect to Abatement work performed by Claimant's employees, copies of personnel contracts or other proof of the salary of Claimant's employees and the number of hours spent by them on Abatement activities, including a breakdown of those activities.

     2.  Category 2 Claims.

          a. Description of the location, type and amount of the Principal ACM, including a certification of the accuracy of the information.

          b. Copies of all presently existing bulk sample analysis results and/or records thereof showing that the abated material contained asbestos, pursuant to paragraph 1.b., above.

          c. To the extent it exists, the documentation identified in paragraph 1.c.(4), above.

IV.  REVIEW AND PROCESSING OF CLAIMS.

     A.  Submission of Claims.

     All AIB Claims shall be submitted on a Standardized Claim Form to be prepared by the Trustees (the 'AIB Claim Form'). All AIB Claims must be submitted no later than two years after the Effective Date.

     The Trustees may establish procedures designed to minimize administrative costs but they must not prejudice Claimants' substantive rights. The Trustees also may establish guidelines to prevent abuse of the objective of providing for cost-effective and reasonable  methods of asbestos Abatement and control;  these
also  must  not  prejudice   Claimants'   substantive  rights  and  may  not  be
inconsistent with these Procedures.

     B.  Review of Claims.

     Upon receipt of a AIB Claim Form, the Trustees shall review it to determine whether the necessary documentation has been included. If additional documentation is required, the Trustees, by overnight (second day service) or facsimile mail, shall so notify the Claimant. Any AIB Claim requiring additional documentation as to which such additional documentation is not provided within 60 days from the date of such notification, or within such additional time as may be granted by the Trustees (but which, in no event, shall exceed 30 days), shall be Disallowed, provided that the Claimant shall have the right to request reconsideration and ultimately Binding Dispute Resolution as defined below. Nothing herein shall preclude the Claimant and the Trustees from engaging in any informal discussion or exchange of documents prior to the Trustees' official determination of the Claim.

     Once all necessary documentation has been received, the Trustees will determine whether and to what extent the AIB Claim will be Allowed. Within 120 days of receipt of all necessary documentation, by overnight (second day service) or facsimile mail, the Trustees shall notify the Claimant of their determination.

     The Trustees shall have the right, upon reasonable notice to the Claimant, to inspect Claimant's building(s) or structure(s) and conduct non-invasive or non-destructive tests reasonably necessary for the evaluation of the AIB. Such inspection and/or testing shall be done at times convenient to the Claimant and in accordance with all applicable federal, state and local rules or regulations regarding safe practices and the Claimant's operations and maintenance program, if any. Unless the Claimant agrees otherwise, inspection or testing shall not extend the period within which the Trustees must determine the allowability of the AIB Claim. For purposes of this section, the requirement that any testing by the Trustees be non-invasive or non-destructive shall not preclude securing bulk samples provided, however, that the sampling must be conducted in accordance with all applicable federal, state and local rules or regulations regarding safe practices and the Claimant's operations and maintenance program, if any, and the Trustees shall repair and restore the location from which the sample is taken to the extent of the 'damage' done on account of such testing or sampling.

     Determination of the Allowability of an AIB Claim shall also include a specification of the dollar amount of Allowed Costs. However, the Allowed Amount of the AIB Claim may not be greater than the appropriate percentage of reasonable and customary costs for the action taken under the circumstances. If the Allowed Amount is less than that sought by the Claimant for any reason, the Trustees shall state the reason for their determination, provide copies of all reports of any inspection and/or testing and fully discuss the Claimant's right to request reconsideration and Binding Dispute Resolution.

     C.  Reconsideration of Claim.


     A Claimant shall have 60 days from the time it receives the Trustees' determination of Allowance/Disallowance to file a written request for reconsideration of that determination. The Claimant must state in writing the reason(s) for seeking reconsideration and include any materials not theretofore submitted which the Claimant wishes to be considered in connection with the reconsideration.

     Once the Trustees have received the request for reconsideration, they shall review it, all supporting documentation, the Claimant's reason for seeking reconsideration and any other relevant material. The review shall be conducted de novo by a panel consisting of a Trustee, a claims analyst and a disinterested member of the TAC. (The claims analyst who made the original determination shall not sit on the reconsideration panel.) The panel shall have 90 days from the date the Trustees received Claimant's request for reconsideration to decide the matter. If no final decision is issued within said 90-day time period, the AIB Claim shall be Allowed as originally submitted.

     The reconsideration panel's decision shall be given the Claimant in writing; it shall specify the amount of the Allowed Costs. If the Allowed Costs decided upon by the reconsideration panel are less than the appropriate percentage of the amount of the Claim as originally filed by the Claimant or the AIB Claim is Disallowed in whole or in part, the panel's decision shall be fully detailed and shall also contain a discussion of the Claimant's right to request Binding Dispute Resolution.

     D.  Binding Dispute Resolution.

     The Claimant may request that a reconsideration panel's decision which denies the AIB Claim in whole or in part be submitted to an arbitrator for Binding Dispute Resolution. The Claimant shall have 60 days from the date it receives the reconsideration panel's decision to file with the Trustees a written request for Binding Dispute Resolution.

     The Trustees shall maintain a list of not less than 15 independent arbitrators who are available to conduct Binding Dispute Resolution. Once a request for Binding Dispute Resolution is received by the Trustees, within 10 days of their receipt of such request they shall send to the Claimant the names and addresses of 10 independent arbitrators selected at random from their list by the Trustees. Claimant shall have 30 days from the date the list is received to strike from the list five arbitrators and to return to the Trustees the list of the five remaining arbitrators.

     Once the Trustees have received the Claimant's list of five arbitrators, they shall select one from that list and arrange with that arbitrator a date and location for Binding Dispute Resolution to commence. The Binding Dispute Resolution shall be commenced within 90 days of the date the Trustees received the Claimant's choice of arbitrators. When the date and location that Binding Dispute Resolution is to take place have been determined, the Trustees shall notify the Claimant in writing of that along with the identity of the arbitrator.

     The arbitrator shall review the AIB Claim de novo pursuant to the standards set forth in these Procedures. In no event may an arbitrator Allow an AIB Claim in an amount less than that decided upon by the reconsideration panel, unless the arbitrator determines that the claim is not Allowable. The Trust shall pay the arbitrator's fees, provided, however, that, in the event Claimant fails to obtain an award in an amount equal to or greater than 125% of the reconsideration panel's final determination, such fees and expenses shall be borne by the Claimant.

                 KEENE ASBESTOS RELATED PERSONAL INJURY CLAIMS
                     RESOLUTION AND DISTRIBUTION PROCEDURES

     These Keene Asbestos Related Personal Injury Claims Resolution and Distribution Procedures (the 'Asbestos Claims Procedures') have been prepared in connection with the Plan of Reorganization (the 'Plan') of Keene Corporation ('Keene') confirmed by order of the United States Bankruptcy Court for the Southern District of New York (The 'Court'), dated , 1996 and the Keene Creditors Trust Agreement (the 'Trust Agreement') filed with the Plan.

     These Asbestos Claims Procedures provide for processing, liquidating, paying and satisfying all Asbestos Personal Injury Claims and all asbestos related Contribution and Indemnity Claims ('Contribution and Indemnity Claims') arising as a result of exposure to asbestos materials manufactured and/or sold by Keene as provided in and required by the Plan and the Trust Agreement. The Trust (the 'Trust') shall implement and administer these Asbestos Claims Procedures in accordance with the Trust Agreement.

                                   SECTION I.
                                  DEFINITIONS

     1.1 Defined Terms. Capitalized terms used herein and not otherwise defined herein or below shall have the meanings assigned to them in the Trust Agreement or the Plan.

          (1) 'Claim' means either a Claim or a Demand as those terms are defined in the Plan.

                                  SECTION II.
                      PURPOSE, OVERVIEW AND INTERPRETATION

     2.1 Purpose. These Asbestos Claims Procedures are adopted pursuant to and in connection with the Trust Agreement and are designed to provide payment to holders of Keene Asbestos Related Personal Injury Claims ('Personal Injury Claims') in such a way that holders of similar Personal Injury Claims are paid in a substantially similar manner.

     2.2 Overview. The process for determining the amount to be offered for a valid Personal Injury Claim will be based on the claimant establishing that the Claim meets the criteria for one of five Scheduled Diseases--Mesothelioma, Lung Cancer, Other Cancer, Asbestos Lung Disease, Category 1 and Asbestos Lung Disease, Category 2, as later defined in Section 5.2.

     In general, each claimant who the Trust determines meets the criteria for payment will be offered the established percentage of the Scheduled Disease

Amount for the disease category applicable to that claimant and payment will be made from one of the two Funds established by the Trust pursuant to Section VI.

     If the claimant rejects the Trust's offer of the established percentage of the Scheduled Disease Amount, the claimant may elect to have the validity and amount of his or her Claim determined by the tort system. Valid Contribution and Indemnity Claims also will be resolved in a manner provided for in these Asbestos Claims Procedures.

     2.3 Interpretation. Nothing in these Asbestos Claims Procedures shall be deemed to create a substantive right for any claimant. These Asbestos Claims Procedures are procedural, and they may be amended, deleted or added to pursuant to the terms of the Trust Agreement and the terms of these Asbestos Claims Procedures.

                                  SECTION III.
                     PAYMENT PERCENTAGE; PERIODIC ESTIMATES

     3.1 General. The Trust will pay holders of valid Claims of asbestos related diseases caused by Keene products, from the Trust Assets only, the percentage of each Claim's Scheduled Value (the 'Payment Percentage') as determined by the Trustee pursuant to this Section III, in full satisfaction of each Claim and consistent with the objective of paying holders of similar Claims in a substantially similar manner.

     There is substantial uncertainty regarding Keene's total liability to present and future Keene Personal Injury claimants, the total value of the Trust's assets, whether those assets will be sufficient to pay all Personal
Injury Claims and when any such assets will be available. Prior to making any distributions to claimants the Trust must, consistent with Sections 3.2(a) and
(b) of the Trust Agreement, make a determination of the aggregate Scheduled Value of present and foreseeable future asbestos claims, of the cash available for distributions, and of such other factors necessary to determine the Payment Percentage of each claim that the Trust can afford to pay to holders of Personal Injury Claims. Subject to Sections 3.2 and 3.3 below, the Trust shall pay the Payment Percentage of the Scheduled Value of each claim allowed under these procedures.

     3.2  Adjustment of Payment Percentage.

     (a) Consistent with the Trust Agreement, and subject to Section 3.2(c) below, the Trust may evaluate and change the Payment Percentage. Any such evaluation shall be performed in a flexible and pragmatic manner that takes into account the relevant circumstances, including the practical limitations imposed by the inability to predict with precision the future assets and liabilities of the Trust, the costs involved in preparing such evaluations, and any other factors the Trust considers relevant.

     (b) In the event the Trust, after any periodic re-evaluation under Section 3.2(b) of the Trust Agreement, determines that the Payment Percentage should be changed, such change shall be applied to all present unpaid present claimants, all future claimants and all partially paid present claimants so that each claimant in a substantially similar position is treated reasonably similarly. The Trust shall not attempt to recover from any paid claimant or claimant's representative the difference between the amount paid to the claimant and the then prevailing Payment Percentage, and no paid claimant or claimant's representative will have any obligation to return to the Trust any such differential.

     (c) The Trust shall consult with the TAC concerning any proposal for adjusting the Payment Percentage, and shall supply the results of any analysis performed by or on behalf of the Trust as well as any valuations prepared by the Trust's investment bankers, if any, and other consultants. The proposed adjustment shall take effect unless affirmatively objected to by the TAC. In case of such affirmative objection, the issue shall be resolved in accordance with Section 5.1(c) of the Trust Agreement.

     3.3 Equalization of Payment Percentages. In the event a new higher Payment Percentage is determined the Trust shall make an additional payment to those Trust beneficiaries who have not been paid or whose cumulative payment was less than the new higher Payment Percentage, consistent with the objective of paying holders of similar Claims in a substantially similar manner. However, the Trust shall not be obligated to make such an additional payment if in the judgment of the Trust it concludes that the administrative burden or cost does not justify the payment at that time.

     3.4 Monetization of Assets. The Trust shall monetize its assets, other than the Causes of Action, at the earliest opportunity consistent with its obligation to preserve and enhance the value of the Trust assets, to provide prompt and equitable distribution of Trust Assets to present and future Keene Asbestos Personal Injury Claimants and consistent with any provision of the Plan or Trust Agreement imposing restrictions on the Trust Assets.

     3.5 Access to Financial Information. Subject to entry into an appropriate confidentiality agreement where applicable, the Trust shall make available to the TAC any investment banking or other financial, accounting or statistical information available to the Trust relating to issues to be discussed with and/or as to which consent or advice is required of the TAC.

     3.6 Amendments to Procedures Involving the Payment Percentage. The procedures set forth herein governing the Payment Percentage may be amended, altered, or adjusted to reflect changed circumstances, greater information, and/or improved procedures by the Trust, with the consent of the TAC, provided however that no amendment to these Asbestos Claims Procedures shall be inconsistent with the provisions of Sections 3.2(a) and (b) of the Trust Agreement.

                                  SECTION IV.
                     CLAIMS, TYPES, PROCESSING AND PAYMENT

     4.1 Order of Payment. Once the initial Payment Percentage is determined and the Trust has a minimum of $30 million of Available Cash in the Personal Injury Claim Fund as required by Section 3.2 of the Trust Agreement, the Trust shall pay Claims in the order in which the Claims are liquidated in accordance with
Section V below. To the extent practicable, the Trust shall make such payment within 30 days of the Trust's receipt of an executed release from the subject claimant. If at any time the Trust has insufficient available funds to pay any Claim, the Trust may suspend payment until such time as the Trust monetizes additional assets. No Claim shall be preferred over any other for purposes of payment, unless otherwise specified herein.

     4.2  Prepetition Liquidated Claims.

     (a) Bonded Judgments. Prepetition Liquidated Claims that have been reduced to judgment and are secured by letters of credit, appeal bonds, or other security or sureties ('Bonded Judgment Claims') shall first exhaust their rights against any applicable security. If such collateral is insufficient to pay the Bonded Judgment Claim in full, the established Payment Percentage shall be applied to the unpaid amount of the prepetition judgment and that amount shall be processed and paid as an allowed Claim. In the case of any Bonded Judgment Claim where there has been a decision in Keene's favor, the Trust, in its sole discretion, may exercise whatever appeal rights Keene possessed.

     (b) Claims Settled or Reduced to Judgment or Damage Verdict. Any other pre-petition Personal Injury Claims against Keene that were liquidated by settlement agreement or by an unsecured judgment or verdict as to the amount of damages that was entered prior to December 3, 1993 ('Prepetition Liquidated Claims') require no processing other than verification of the holder's identity, payment, and release of the Trust. The Scheduled Value of a Prepetition Liquidation Claim shall be the Scheduled Value for the Scheduled Disease as set forth in Section 5.3 below or the settlement, judgment or damage verdict amount agreed to or entered against Keene, less any payment received, whichever is higher. Holders of Prepetition Liquidated Claims shall be paid the established Payment Percentage based upon that higher amount.

                                   SECTION V.

     The following provisions shall apply only after (1) the Trust has a minimum of $30 million of Available Cash in the Asbestos Personal Injury Fund as required by Section 3.2 of the Trust Agreement and (2) the Trustees have determined that the Trust assets are sufficiently liquid to make it cost beneficial to begin receiving and processing Claims. Prior to that time the Trust shall have no obligation to receive or process Claims.

     5.1  Ordering and Categorizing of Unliquidated Claims.

     (a) Claims Materials. As soon as reasonably practicable the Trust shall make available claims materials ('Claims Material') to each person with a Personal Injury Claim who (a) has a pending lawsuit against Keene; (b) filed a proof of claim with the Court, or (c) has otherwise been identified to the Trust as holding a Keene Personal Injury Claim that is not a Prepetition Liquidated Claim or Bonded Judgment Claim. The Trust shall make the Claims Material available to any person holding a Keene Personal Injury Claim who identifies himself in writing to the Trust, as soon as practicable under the circumstances following such identification. The Trust may make the Claims Material available to a claimant care of an attorney representing the claimant.


     (b) Claims Information. The Claims Material will include a copy of these Asbestos Claims Procedures, instructions, and a claim form. To the extent feasible, the claim forms used by the Trust shall be the same or substantially similar to those used by other asbestos claims resolution facilities, subject to the Trust's determinations pursuant to Section 5.4 below. Instead of collecting some or all claims information from a claimant or the claimant's attorney, the Trust may obtain such information from electronic data bases maintained by any other asbestos claim resolution organization.

     (c) Order of Claims. Claims will be ordered for processing in the order in which they are received and for payment in the order in which they are liquidated. Subject to the provisions of Sections 5.2 and 5.4(a) and (b) below, a claimant may be treated by the Trust as having established disease category or exposure if the claimant has received an offer of payment from another asbestos claim resolution facility on the basis of evidence establishing a disease in such disease category or establishing exposure at a site which the Trust is satisfied would have resulted in exposure to Keene products, provided the decision to accept claims information from such other claims resolution facility had previously been consented to by the TAC.

     (d) Time to File Claims. In order to be eligible for payment under these Asbestos Claims Procedures, a claimant must return all claims information requested by the Trust, or otherwise make available the information sought pursuant to Section 5.4(b) below, within six months following his or her receipt of the Claims Material. Failure to return the Claims Material within the six month period will result in automatic disallowance of the claim, unless the claimant satisfies the Trust that such failure should be excused.

     5.2 Scheduled Disease Categories. In accordance with Section 5.4(b) below Compensable Claims will be claims of persons who establish that they were injured by exposure to asbestos-containing products manufactured or supplied by Keene and who suffer from medical conditions which fall within the following five Scheduled Disease categories: (1) Mesothelioma; (2) Lung Cancer; (3) Other Cancer; (4) Asbestos Lung Disease I ('ALD-1'); and (5) Asbestos Lung Disease II ('ALD-2').

     (a) 'Mesothelioma' means a diagnosis by a board-certified pathologist of a malignant tumor caused or contributed to by exposure to asbestos originating in the mesothelial cells of the pleura, peritoneum or like tissue, or reasonable equivalent clinical diagnosis in the absence of adequate tissue for pathological diagnosis.

     (b) 'Lung Cancer' means a diagnosis by a qualified physician of a malignant primary tumor of any cell type, originating within the lung, caused or contributed to by exposure to asbestos.

     (c) 'Other Cancer' means a diagnosis by a qualified physician that indicates a malignant tumor originating in the larynx, pharynx, stomach, esophagus, colon or rectum, caused or contributed to by exposure to asbestos.

     (d) 'ALD-1' means either: (1) a diagnosis of pulmonary asbestosis by a board-certified internist or pulmonary specialist based on the following minimum objective criteria:


          (a) a chest x-ray abnormality of 1/1, or greater; or

          (b) if a chest x-ray is not evaluated as grade 1/1 or greater for a diagnosis of asbestosis, two of the following criteria must be present:

             (i) A chest x-ray abnormality of 1/0 or pleural encasement (i.e., rarely seen extensive bilateral pleural changes) that substantially contributes to one or more of the pulmonary function abnormalities found in (ii)--(v), below; (ii) a forced vital capacity below 80% of predicted; (iii) A diffusing capacity below 80% of predicted; (iv) a total living capacity below 80% of predicted; or (v) a decline of 20% over the past 5 years in any of the following values; FVC, TLC, or DLCO; or

     (2) a signed statement by a board-certified pathologist that more than one representative section of lung tissue otherwise uninvolved with any other process (e.g., cancer or emphysema) demonstrates a pattern of peribronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies, and also that there is no other more likely explanation for the presence of the fibrosis.

     (e) 'ALD-2' means a diagnosis by a qualified physician that indicates other abnormalities of the parenchyma or pleura attributed to prior asbestos exposure, including pleural plaques, pleural thickening, pleural encasement and mild parenchymal fibrosis not meeting the definition of ALD-1.

     5.3 Schedule of Asbestos-Related Disease Categories and Values. Personal Injury Claims will be categorized and valued in accordance with the following schedule of asbestos-related diseases and values.


                                              SCHEDULED
CATEGORY          SCHEDULED DISEASE             VALUE
- ---------      ------------------------      -----------

    1          Malignant Mesothelioma        $125,000.00
    2          Lung Cancers                  $ 50,000.00
    3          Other Cancer                  $ 30,000.00
    4          Asbestos Lung Disease--1      $ 25,000.00
    5          Asbestos Lung Disease--2      $  6,500.00


     5.4  Categorization of Claims and Claims Criteria and Processing.

     (a) Supporting Evidence.

     (i) Proof of Disease. Subject to Section 5.1(c) above and Section 5.4(c) below, in order to establish a valid Personal Injury Claim, a claimant must submit at least one medical report from a qualified physician that contains a diagnosis of asbestos related injury. The Trust may require the submission of x-rays, laboratory tests, medical examinations or reviews, other medical evidence or any other evidence to support such Personal Injury Claims and may also require that the medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedures to assure that such evidence is reliable. The Trust will categorize claims based on the medical evidence submitted to the Trust as part of the claimant's proof of claim. A claimant may, but not need, supplement this information with more current medical evidence. Where the claimant has filed an incomplete claim for categorization, the Trust may notify the claimant of the need for additional information and the Trust need not process the Claim until the file is complete. In addition to the data required above and by Section 5.2 above, the Trust after consultation with the TAC, may require that additional evidence be provided.

     (ii) Proof of Exposure. The Trust may require such evidence of exposure or may apply such presumptions based on job site, occupation, dates of employment, and other factors as the Trustees in their discretion may from time to time determine are appropriate to balance the goal of paying only claimants with exposure to Keene asbestos-containing product with the goal of preventing excessive expenditure on claim processing. Any such requirements and presumptions should be calculated to yield findings with respect to exposure that would be permissible under the Federal Rules of Evidence.

     (iii) Proof of Validity Under Applicable Law. The Trust may require such additional evidence, if any, under the applicable substantive law and statute of limitations as the Trustees in the exercise of their discretion may determine is appropriate to balance the goal of paying only valid claims with the goal of preventing excessive expenditure on claim processing.

     (iv) Modification of Evidentiary Requirements. The Trustees may from time to time review the nature of the documentation and other evidence the Trust will require to establish a Claim under each disease category and in the exercise of their discretion may modify such requirements to the extent they deem advances in medical knowledge, change in claim filing patterns, or the goal of preventing excessive expenditure on claims handling make such modification appropriate.

     (b) Other Data Banks. In lieu of actually receiving the medical and exposure evidence discussed in Sections 5.2 and 5.4(a) above, the Trustees may, subject to the provisions of Section 2.1(c)(xviii) of the Trust Agreement, utilize the data bank of any other asbestos claims resolution facility provided the decision to use the claims' information from such other claims resolution facility has received the prior consent of the TAC. To minimize costs, this procedure shall be utilized whenever possible to verify a Claim.

     (c) If after reviewing the Claim submitted, the Trust determines that the Claim meets the Trust's criteria or if it is a Prepetition Liquidated Claim, the Trust shall tender the claimant an offer of payment in the amount of the established Payment Percentage of the Scheduled Value for the Scheduled Disease, together with a form of release to be developed by the Trust for this purpose. If the claimant accepts the offer and returns the release properly executed, the Trust shall disburse payment within 30 days thereafter or as promptly as its financial condition then permits, and in accordance with the procedures contained in Section 3 above.


     (d) If the claimant does not respond to the Trust's offer within three months, unless that time is extended by the Trust, the Trust's offer and the Claim will be deemed to be withdrawn. A claimant may also elect to withdraw a Claim at any time. A Claim that is withdrawn or deemed to have been withdrawn may be refiled at any time, and shall be ordered on the Trust Claims list based on the date of receipt by the Trust of the refiled claim.

     (e) If the Trust determines that a Claim does not meet Trust criteria for any payment or if a claimant disagrees with the Scheduled Disease determination made by the Trust, the claimant may dispute such determination. Upon receipt of written advice from the claimant of such a dispute, coupled with the claimant's written statement of the basis for the dispute and any supporting documentation within such time period established by the Trust and communicated to the claimant, the Trust shall reevaluate the claim in light of all then available documentation and advise the claimant of its reevaluation. If on reevaluation the Trust determines that the Claim qualifies for placement in a Scheduled Disease category or in a different Scheduled Disease category than the Trust originally determined, the Trust shall tender an offer in the amount of the established Payment Percentage of the Scheduled Value for the Scheduled Disease so determined, together with a form of release as described in Section 5.4(c) above. If the claimant accepts the offer and returns the release properly executed, the Trust shall tender payment within 30 days thereafter or as promptly thereafter as financial conditions permit, and in accordance with the procedures contained in Section 3 above.

     5.5 Audit Procedures. In all cases, the Trust may require that medical x-rays, tests, laboratory examinations and other medical evidence comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable. The Trust may develop methods for auditing the reliability of medical evidence, including independent reading of x-rays. If this audit shows an unacceptable level of reliability for medical evidence submitted by specific doctors or medical facilities, the Trust may refuse to accept medical evidence from such doctors or medical facilities. In addition, the Trust may develop methods for auditing other types of evidence necessary to support a claim.

     5.6  Resolution of Categorization and Valuation Disputes.

     (a) Payment of Claims. If a claim otherwise meets the criteria for payment of Claims, the Trust will pay the established Payment Percentage of the Scheduled Value for the disease in accordance with the provisions of these Asbestos Claims Procedures.

     (b) Litigation. Only claimants who reject the Trust's reevaluation of the Percentage Payment of the Scheduled Value of the Claim pursuant to Section 5.4(e) above retain the right to trial against the Trust to determine the validity and the liquidated value, if any, of their Claims. The Trust will not be required to appear in any action brought by a claimant against the Trust nor shall the Trust be subject to party discovery or levy and execution on any judgment. No punitive damage claim may be asserted against the Trust and pursuant to the Plan of Reorganization and Confirmation Order the Trust shall not pay any punitive damage claims awarded to a claimant. A judgment creditor is eligible for payment from the Trust's Available Cash, as provided in Section 6.1 below, 30 days after the judgment is final and non-appealable or at such time as the Trust's financial condition permits, and in accordance with Section 3 above.

                                  SECTION VI.
                                 PAYMENT FUNDS

     6.1 Creation of Two Funds. The Trust shall establish two separate funds for the payment of Claims asserted against the Trust, to be designated a Fund A and Fund B.

     (a) Fund A. Fund A will pay the established Percentage Payment of (i) any deficiency due to a Secured Bonded Judgment holder pursuant to Section 4.2(a);
(ii) any Prepetition Liquidated Personal Injury Claims pursuant to Section 4.2(b); (iii) the Claim of any Personal Injury Claimant who accepts an offer from the Trust based on the Scheduled Value for a Scheduled Disease; (iv) the Claim of any Asbestos Personal Injury Claimant who obtains a verdict in the tort system, but only up to the amount of the Scheduled Value for the particular Scheduled Disease category established at trial.

     (b) Fund B. Fund B will pay: (i) any deficiency due a Keene Asbestos Personal Injury Claimant who received a judgment in excess of the Scheduled Value for the Scheduled Disease; (ii) the Claim of any claimant who obtained a judgment or has an accepted Claim for Contribution or Indemnity; (iii) any other Keene Asbestos Personal Injury Claimant not otherwise identified, but in an amount not to exceed the established Payment Percentage of the Scheduled Value for the Claim in question.

     (c) Distribution of Trust Cash Between the Fund. The Trust's Available Cash for distribution to Trust beneficiaries shall be held by the Trust for distribution to beneficiaries with determined Fund A Claims until such time if ever that all such beneficiaries have received aggregate payments equalling 85% of the Scheduled Value of their claims.

     (d) Reallocation of Unused Fund A Amounts. If and when all claimants due to receive money from Fund A have been paid or an appropriate reserve for claims of future claimants has been established, the balance remaining in Fund A will be transferred to Fund B.

                                  SECTION VII.
                                TRUST LITIGATION

     7.1 Dismissal of Lawsuits. In order to conserve the assets of the Trust, except as set forth below holders of Claims are enjoined from filing future litigation against Keene, New Keene, or the Trust, may not proceed in any manner against the Trust, Keene or New Keene in any state or federal court, and are required to pursue their claims against the Trust solely as provided in these Asbestos Claims Procedures.

     7.2 No Requirement to Appear. Except as provided herein, the Trust shall not be required to enter an appearance in any court as to any claim, nor shall it be subject to discovery or to default judgment or levy and execution on any judgment and under no circumstances shall the Trust be required to pay claims, whether for asbestos-related conditions or for contribution or indemnification, except in accordance with these Asbestos Claims Procedures.

     7.3  Litigation between Trust Beneficiaries.

     (a) Right to Introduce Evidence. In any litigation between Asbestos Personal Injury Claimants and other asbestos manufacturers, all parties retain their respective rights provided by applicable law in state or federal courts in the appropriate jurisdiction.

     (b) Third-party claims may be asserted against the Trust for the sole purpose of listing the Trust on a verdict form in those jurisdictions where such procedures apply.

     7.4  Contribution and Indemnity Claims.

     (a) Right to Pursue Contribution and Indemnity Claims Retained. Co-defendants shall have the right to pursue contribution and indemnity only where (1) allowed by applicable local law and (2) no set-off credit is allowed by applicable local law. The Co-defendant shall not be eligible to assert a contribution or indemnity claim until it has paid the entire amount due to the claimant.

     (b) Processing, Valuation and Payment of Contribution Claims. The Trust may establish forms for filing Contributions and Indemnity Claims. Contribution and Indemnity Claims made to the Trust shall be processed in order of their receipt by the Trust, without reference to any list established for Claims of Asbestos Personal Injury Claimants. Contribution and Indemnity Claims shall be valued by the Scheduled Disease of the underlying Personal Injury Claimant and paid the established Payment Percentage of the Scheduled Value of the claimant's disease.

                                 SECTION VIII.
                             TRUST DECISIONS FINAL

     All decisions made by the Trust with respect to determining Payment Percentages, order of payment, amount and timing of payment, and any other matters covered by these Asbestos Claims Procedures shall be final and binding, and not subject to review.

                                  SECTION IX.
                                 MISCELLANEOUS

     9.1 Amendments. The Trustees may amend, modify, delete, or add to any of these Asbestos Claims Procedures (including, without limitation, amendments to conform these procedures to advances in scientific or medical knowledge or other changes in circumstances) by a majority vote of the Trustees, provided they first obtain the advice and consent of the TAC. Notwithstanding anything contained herein to the contrary, these Asbestos Claims Procedures shall not be modified or amended in any way that would jeopardize the validity or enforceability of the Permanent Channeling Injunction.

     9.2 Severability. Should any provision contained in the Asbestos Claims Procedures be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Asbestos Claims Procedures.

     9.3 Attorneys' Fees. Attorneys' fees payable in connection with Trust Claims liquidated and paid through these Asbestos Claims Procedures where calculated as a percentage of recovery, shall be the lower of the fee provided in the contract between claimant and counsel or 25%, exclusive of costs chargeable to the claimant. The recovery shall be measured by the actual payments from the Trust to the claimant, not the Scheduled Value of the Claim.

                                                                     EXHIBIT F
                                                                         TO
                                                                     THE PLAN

                       Reinhold Credit Facility Agreement

                       REINHOLD CREDIT FACILITY AGREEMENT

     AGREEMENT (the  'Agreement'),  dated as of [          ], 1996,  between ,
as trustee(the 'Trustee') of that certain trust (the'Creditors' Trust')of even date herewith established in connection with the Debtor's Third Amended
 Plan of Reorganization (the 'Plan') in the Chapter 11 case captioned In re Keene Corporation, Case No. 93 B 46090 (SMB), United States Bankruptcy Court, Southern District of New York ('Bankruptcy Court') and Reinhold Industries, Inc., a Delaware corporation ('Reinhold').

     WHEREAS, Reinhold is successor in interest to Keene Corporation, Debtor ('Debtor') in the above-referenced case; and

     WHEREAS, pursuant to the Plan, the Creditors' Trust is required to enter into the 'New Keene Credit Facility' with Reinhold on the terms and conditions contained herein.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. (a) During the period ('Initial Period') beginning on the Effective Date (as defined in the Plan) and ending on the second anniversary thereof, on the terms and conditions set forth herein, the Creditors' Trust shall make loans (each, a 'Loan' and collectively, the 'Loans') to Reinhold from time to time in an aggregate principal amount not exceeding One Million Five Hundred Thousand ($1,500,000) Dollars at any one time outstanding. Subject to such limitation, during the Initial Period, Reinhold shall have the right to repay any or all of the indebtedness due hereunder and thereafter obtain one or more additional Loans.

          (b)(i) Reinhold may exercise its right to borrow funds hereunder by giving not less than thirty (30) days prior written notice ('Notice') of the amount and date of such borrowing, in which event the funds shall be delivered by the Creditors' Trust to Reinhold on such date in the form of a bank or certified check or a wire transfer to a bank account designated by Reinhold; provided, however, that (A) the Creditors' Trust shall not be required to honor any such Notice which is delivered after the expiration of the Initial Period, and (B) the minimum amount of any loan shall be One Hundred Thousand ($100,000) Dollars.

          (ii) Each such Notice shall include a certificate, duly signed by an officer of Reinhold, that Reinhold satisfies the requirement set forth in
     Section 3 as of the date of such Notice, which Notice shall be accompanied by the internal financial statements described in Section 3(i).

          (c) (i) Each Loan shall bear interest on the unpaid amount thereof at a fluctuating rate equal to the rate of interest publicly announced from time to time by Citibank, N.A. as its base rate ('Prime Rate'), such interest rate to change automatically effective as of the effective date of any change in the Prime Rate; however, such interest rate hereunder shall not exceed the maximum rate of interest allowable under applicable law.

          (ii) Interest shall be payable on or before the fifth day of each month with respect to the amount of interest accrued on the outstanding loans during the preceding month.

          (iii) After the Maturity Date (or following the acceleration of the Loans under Section 5, if earlier) the Loans shall bear interest at the Prime Rate plus five (5%) percent per annum, (but not more than the legally allowable interest rate).

          (d) The Loans, including all accrued, unpaid interest and any outstanding principal, shall be due on the date (the 'Maturity Date') occurring three (3) years following the Effective Date; provided, however, that any amounts owed hereunder may be prepaid, in whole or in part and without penalty, at any time.

          (e) (i) Any payments shall be applied first against accrued interest and thereafter against the outstanding principal of the Loans.

          (ii) All payments shall be made in immediately available funds in lawful money of the United States at such office and to such account as designated by the Creditors' Trust.

          2. As of the date hereof, Reinhold represents and warrants to the Creditors' Trust that:

             (a) The Company is a corporation formed and validly existing under the General Corporation Law of the State of Delaware and has all requisite power and authority under such law to own its property and to carry on its business as now being conducted, and that it is qualified to do business in any state and foreign jurisdiction where such qualification is required.

             (b) With such exceptions as do not in the aggregate materially adversely affect its business, Reinhold has all permits, licenses and approvals necessary to carry on its business as presently conducted as required by law and each governmental agency having appropriate authority.

             (c) Reinhold has full power and authority to enter into this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all power and necessary action. No consent or approval of any third party, including any governmental or administrative authority, instrumentality or agency is required as a condition to the validity of this Agreement.

             (d) This Agreement constitutes the valid and legally binding obligation of Reinhold enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (e) To the best knowledge of Reinhold, there are no proceedings or investigations pending or threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency which, in any one case or in the aggregate, could reasonably be expected to have a materially adverse effect on Reinhold's ability to perform its obligations under or pursuant to this Agreement.

             (f) There is no statute, regulation, rule, order or judgment, or provision of Reinhold's Amended and Restated Certificate of Incorporation or its Amended By-laws, and no provision of any mortgage, indenture, contract or agreement binding on Reinhold or affecting its property, which would conflict with or prevent the execution, delivery or carrying out of the terms of this Agreement, and no consents or waivers of any party is required for the execution, delivery or carrying out of the terms of this Agreement.

          3. The obligation of the Creditors' Trust to make each Loan is subject to the following conditions precedent at the time of each such Loan:

             (a) Reinhold shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it.

             (b) There shall exist no Event of Default and no event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

             (c) The representations and warranties contained in Section 2 hereof shall be true with the same effect as though such representations and warranties had been made at the time of the Loan.

             (d) Reinhold shall have paid and discharged all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless Reinhold shall be contesting such taxes, assessments or governmental charges in good faith.

             (e) Reinhold shall not have directly or indirectly sold, leased or otherwise disposed of all or substantially all of its properties or assets or consolidated with or merged into any other Person, or permitted any other Person to consolidate or merge with it, unless such person (i) assumed the obligations of Reinhold hereunder and (ii) if immediately after giving effect to such transaction there is no event which upon notice or lapse of time, or both, would constitute an Event of Default.

             (f) Reinhold shall be in compliance with the funding requirements of the Employee Retirement Income Security Act of 1974 with respect to employee benefit plans for its employees.

             (g) Reinhold shall be in compliance with all statutes, regulations, orders and other regulatory requirements the noncompliance with which would materially and adversely affect its ability to conduct its business.

             (h) Reinhold shall not be in material default under any contract, lease, or other obligation; provided, that Reinhold shall be deemed to be in compliance with this Section 3(h) if the aggregate liabilities represented by such contracts, leases or obligations, as to which Reinhold is in material default, does not exceed Fifty Thousand ($50,000) Dollars.

             (i) Reinhold shall have a consolidated net book equity, as calculated in accordance with generally accepted accounting principles and based on the latest available internal financial statements, of not less than Seven Hundred Fifty Thousand ($750,000) Dollars.

          4. (a) As of the date hereof, the Creditors' Trust represents and warrants to Reinhold that:

             (i) The Creditors' Trust is a trust validly established and organized under the law of the State of [New York] and has all requisite power and authority under such law to conduct its business as now being conducted.

             (ii) The Creditors' Trust has full power and authority to enter into this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all power and necessary action. No consent or approval of any third party, including any governmental or administrative authority, instrumentality or agency is required as a condition to the validity of this Agreement.

             (iii) This Agreement constitutes the valid and legally binding obligation of the Creditors' Trust enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (iv) To the best knowledge of the Creditors' Trust, there are no proceedings or investigations pending or threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency which, in any one case or in the aggregate, could reasonably be expected to have a material adverse effect on the Creditors' Trust's ability to perform its obligations under or pursuant to this Agreement.

             (v) There is no statute, regulation, rule, order or judgment, or provision of the agreement, dated as of even date hereof, between the Debtor and the Trustee establishing the Creditors' Trust or in any other contract or agreement binding on the Creditors' Trust, or affecting its property, which would conflict with or prevent the execution, delivery or carrying out of the terms of this Agreement, and no consents or waivers of any party is required for the execution, delivery or carrying out of the terms of this Agreement.

             (b) During the Initial Period, the Creditors' Trust will reserve sufficient funds at all times so that it will be able to meet its obligations to make Loans hereunder and the Creditors' Trust will not merge or consolidate with any other entity, or transfer its assets to such entity, if such action would impair the ability of the Creditors' Trust to meet its funding obligations hereunder.

          5. (a) If any one or more of the following events (hereinafter called 'Events of Default') shall have occurred and be continuing:

             (i) if Reinhold shall not pay the principal or interest on one or more of the Loans or any other amount due hereinafter, when the same shall be due (whether at the Maturity Date, earlier as a result of acceleration or otherwise) and such failure shall continue for a period of five (5) days after notice thereof; or

             (ii) if any representation made by Reinhold in this Agreement shall prove to have been false or misleading in any material respect when made; or

             (iii) if, any time during the term of this Agreement (whether or not Reinhold is requesting a Loan), Reinhold shall not be in material compliance with the representations set forth in Section 3 and such noncompliance shall not be remedied within sixty (60) days after written notice, specifying such default, shall have been delivered to Reinhold by the Creditors' Trust; or

             (iv) any of the following actions by, or with respect to, Reinhold:
        Assignment for the benefit of its creditors; application for, or appointment of, a receiver for Reinhold or substantially all of its property; filing a voluntary petition, or an involuntary petition which is not dismissed within 60 days, under any of the provisions of Title 11 of the United States Code; entry of a judgment in excess of $500,000 (execution of which judgment has not been stayed or from which any appeal has not been taken); dissolution; insolvency, however evidenced; or suspension or liquidation of its usual business, then in such event the Creditors' Trust may, at its option, exercised by written notice to Reinhold, declare the Loans, including accrued interest, to be due and payable immediately, whereupon the Loans shall become payable, without the necessity of any presentment, demand, protest or further notices, all of which are hereby waived by Reinhold.

             (b) If any Event of Default shall have occurred and be continuing, the Creditors' Trust may proceed to protect and enforce its rights by it in equity and/or by action of law, whether for the specific performance of any term or agreement contained herein or for any injunction against any breach of any such term or agreement or in aid of the exercise of any power granted herein, or proceed to enforce the payment of the Loans or the performance of this Agreement or to enforce any other legal or equitable rights. No remedy herein conferred upon the Creditors' Trust is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          6. The Bankruptcy Court shall retain original jurisdiction over any disputes or controversies arising under or in connection with this Agreement.

          7. (a) All notices, requests or other communications required or permitted to be made in accordance with this Agreement shall be in writing and shall be delivered personally or by digital facsimile transmission or mailed by first class mail:

          (i) if to the Reinhold, to:

          (ii) if to the Creditors' Trust, to:

          (iii) Notices sent by facsimile transmission shall be deemed delivered when actually received, and notices sent by first class mail shall be deemed delivered three business days after mailing.

          (b) Either party may change the address at which it is to receive notices under this Agreement by furnishing written notice to the other in accordance with the provisions of this Section 7.

          8. (a) Reinhold agrees, in the case of the Event of Default, to pay all reasonable expenses incurred by the Creditors' Trust in connection with the enforcement of any provision of this Agreement and the collection of the Loans.

             (b) Each and every right granted to the Creditors' Trust hereunder or under any other document delivered hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Creditors' Trust to exercise, and no delay in exercising, any right shall operate as a waiver, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

             (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one and the same instrument.

             (d) This Agreement shall be governed by, construed under and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

             (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

             (f) This Agreement may be amended, modified or terminated only by written agreement executed by the parties hereto. This Agreement contains the entire agreement and understanding between the parties related to the subject matter hereof, and supersedes all prior agreements, understandings, representations and warranties, whether written or oral, with respect thereto.

             (g) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as required by applicable laws, the rights and obligations of each party hereto may not be assigned, transferred or delegated by either party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       REINHOLD INDUSTRIES, INC.

                                       By: _____________________________________
                                       CREDITORS' TRUST

                                       By: _____________________________________

                                                                     EXHIBIT G
                                                                         TO
                                                                     THE PLAN

                         Registration Rights Agreement

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated , 1996, among Reinhold Industries, Inc., a Delaware corporation (the 'Company'), and that certain trust established pursuant to the Debtor's Fourth Amended Plan of Reorganization ('Plan') of Keene Corporation, which Plan has been filed by Keene Corporation in United States Bankruptcy Court for the Southern District of New York (Case No.
93 B 46090) (the 'Creditors' Trust').

     1. Background. This Agreement is entered into pursuant to the Plan. This Agreement shall become effective upon the issuance of the Class B New Common Stock by Reinhold to the Creditors' Trust.


     2. Registration under Securities Act.

     2.1. Registration on Request. (a) Request. At any time subsequent to the date occurring two (2) years following the Effective Date (as defined in the Plan), the Creditors' Trust shall have the right to request in writing that the Company use its best efforts to effect the registration under the Securities Act of all or part of such holder's Registrable Securities; provided, however, that the Company shall not be obligated to effect more than two registrations pursuant to this Section 2.1 and not more than one registration in any twelve
(12) month period. The Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register.

     (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the managing underwriter of such offering shall have advised the Creditors' Trust that the inclusion of such other securities would not adversely affect such offering.

     (c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Creditors' Trust; provided, however, that Form S-1 or any comparable successor form shall be deemed acceptable and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

     (d) Expenses. The Company will pay all Registration Expenses incurred in connection with the two registration requests pursuant to this Section 2.1, other than the fees and expenses of counsel to the Creditors' Trust or the fees and expenses of any other person retained by the Creditors' Trust and the underwriting discounts and commissions and transfer taxes allocable to the Registrable Securities being sold.

     (e) Effective Registration Statement. A registration requested pursuant to this Section 2.l shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and, unless all the securities registered thereby are theretofore sold, has remained effective for at least 90 consecutive days, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, and the Registrable Shares covered thereby have not been sold, or (iii) if the conditions to closing on the part of the underwriter with respect to the Company specified in the selling agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived by the underwriters. The Company shall not register the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any like registration form.

     (f) Underwriters. If any registration effected pursuant to this Section 2.1 shall be a firm commitment or best efforts underwritten public offering, the managing underwriter or underwriters thereof shall be selected by the Creditors'

Trust with the consent of the Company, which consent will not be unreasonably withheld.

     (g) Apportionment in Registrations Requested. If, in connection with a registration requested pursuant to this Section 2.1, the managing underwriter shall advise the Company in writing that, in its opinion, marketing factors require a delay in the offering or a limitation of the number of shares to be underwritten below the number of shares requested to be included in such registration or the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Creditors' Trust requested to be included in such registration, the Company will include in such registration the number of shares that the Company is so advised can be sold in such offering. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities shall be covered by such registration and if the aforesaid results in the exclusion of in excess of 50% of the Registrable Securities originally sought to be registered and the holders of Registrable Securities elect not to proceed, the request shall not be counted for purposes of determining the number of registrations pursuant to Section 2.1 hereof. If a registration pursuant to this clause (g) includes securities of other persons in accordance with Section 2.1(b) hereof and the managing underwriter concludes that preceding criteria is appropriate, the securities proposed to be included by such other persons shall be eliminated from the offering prior to effecting any reduction in the number of Registrable Securities to be included by the Creditors' Trust.

     (h) (i) Within one hundred twenty (120) days immediately following the effective date of any registration statement filed pursuant to this Section 2.1 or (ii) if the Company shall furnish a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the registration statement for a period of not more than 120 days; provided, however, that the Company may not utilize such right more than once in any twelve month period.

     2.2. Incidental Registration. (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its Class A New Common Stock under the Securities Act (other than by a registration on Form S-8 or Form S-4 or any successor or similar form, in connection with a merger or acquisition of a business or assets or similar transaction), whether or not for sale for its own account, it will each such time give prompt written notice to the Creditors' Trust of its intention to do so and of the Creditors' Trust's rights under this
Section 2.2. Upon the written request of the Creditors' Trust made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use reasonable diligence to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, provided that the number of shares of Registrable Securities of the Creditor's Trust shall not exceed the number of shares of Class A New Common Stock which the Company then intends to register; provided, further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Creditors' Trust and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Creditors' Trust to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, other than the fees and expenses of counsel to the Creditors' Trust or the fees and expenses of any other person retained by the Creditors' Trust and the underwriting discounts and commissions and transfer taxes allocable to the Registrable Securities being sold.

     (b) Apportionment in Incidental Registrations. If (i) registration pursuant to this Section 2.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment or best efforts basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company (who shall immediately notify the Creditors' Trust of its belief that marketing factors require a delay in the offering or a limitation of the number of shares to be underwritten below the number of shares requested to be included in such registration or the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, or within a price range acceptable to it and the Company, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company so proposed to be sold and so requested to be included in such registration by the Creditors' Trust to the extent necessary to reduce the number be included in the registration to the level recommended by the managing underwriter.

     2.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

          (i) prepare and (as soon thereafter as possible or in any event no later than 90 days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least 90 consecutive days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (iii) furnish to the Creditors' Trust to the extent that it is selling shares covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, but only one copy thereof), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

          (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws or such jurisdictions as the managing underwriter shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi) furnish to the Creditors' Trust to the extent that it is selling shares a signed counterpart, addressed to such seller, except as provided in (y) below, (and the underwriters, if any)

             (x) a signed copy, addressed to each seller of Registrable

        Securities,  of the opinion of counsel for the Company  delivered to the
        underwriters  or  other   purchasers  under  the  underwriting  or  like
        agreement, and

             (y) a signed copy of any 'comfort' letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to each seller, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder (or the underwriters, if any) may reasonably request; provided, however, that in an underwritten public offering, the sellers of Registrable Shares shall accept a signed copy of the comfort letter delivered to and accepted by the underwriters;

          (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare to furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;


          (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed.

The Company may require the Creditors' Trust to furnish the Company in writing such information regarding the Creditors' Trust and the distribution of such securities as the Company may from time to time reasonably request.

     The Creditors' Trust agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this Section 2.3, it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.4.  Underwritten  Offerings.  (a) Requested  Underwritten  Offerings.  If
requested  by the  underwriters  for any  offering  pursuant  to a  registration requested  under  Section  2.1,  the  Company  will enter  into an  underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company and to the Creditors' Trust and the underwriters and to contain such representations and warranties by the Company and the Creditors' Trust and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Creditors' Trust will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company.

     (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by
Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Creditors' Trust as provided in Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Creditors' Trust among the securities to be distributed by such underwriters.

     2.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Creditors' Trust and its counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the Creditors' Trust, its trustees, employees and agents, each other Person who participates as an underwriter in the offering or sale of such securities and such other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such trustee, employee, agent, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such trustee, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of a seller for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue or alleged untrue statement or omission or alleged omission or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by on or behalf of such seller or any such trustee, employee, agent, underwriter or controlling person and shall survive the transfer of such securities by such seller.

     (b) Indemnification by Creditors' Trust. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of the Creditors' Trust, specifically for use in the preparation of such registration preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Creditors' Trust with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

     (e) Indemnification Payments.  The indemnification required by this Section

2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (f) Lock-up. The underwriter for any offering of the Company's securities to the general public shall have the option to restrict the sale of any of the Company's Common Stock, or Securities exchangeable therefor, by the Company
(except for securities subject to a registration on Form S-8) other than securities registered in such offering, for a period of up to 120 days from the effective date of any such offering.

     3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Class A New Common Stock: Class A New Common Stock, $.01 par value per share, of the Company.

     Class B New Common Stock: Class B New Common Stock, $.01 par value per share, of the Company.

     Company: Reinhold Industries, Inc., a Delaware corporation.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Person: A corporation, an association, a partnership, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

     Registrable Securities: Any shares of Class B New Common Stock owned by the Creditors' Trust, which shall be converted into Class A New Common Stock upon registration or any shares of Class A New Common Stock owned by a Transferee, provided that the Creditors' Trust expressly assigned its rights under this Registration Agreement to such Transferee, but in no event shall the Registrable Securities subject to this Agreement in the hands of such Transferee exceed the number of shares of Class B New Common Stock assigned or transferred by the Creditors' Trust to such Transferee (which shares were converted into Class A New

Common Stock upon such assignment or transfer). Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (d) they shall have ceased to be outstanding.

     Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of independent public accountants, including the expenses of any special audits or 'cold comfort' letters required by or incident to such performance and compliance, the fees and disbursements of one counsel retained by the Creditors' Trust provided, however, that Registration Expenses shall not include underwriting, discounts and commissions and transfer taxes, if any.

     Securities Act: The Securities Act of 1933, as amended.

     Transferee: Any Person to which the Creditors' Trust has conveyed, assigned or transferred at least 200,000 shares of Common Stock.

     4. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, use its best efforts to make publicly available other information) and will use its best efforts to take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. Term. This Agreement and the rights of the parties hereunder shall commence on the Effective Date and shall terminate on the tenth anniversary following such Effective Date.

     6. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Creditors' Trust.

     7. Notices.  All communications provided for hereunder shall be sent by
first-class mail and (a) if addressed to the Creditors' Trust, at          , or
(b) if addressed to the Company, at          to the attention of its President.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

   10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

   11. Counterpart. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       REINHOLD INDUSTRIES, INC.

                                       By: _____________________________________
                                                   Authorized Officer

                                       CREDITORS' TRUST

                                       By: _____________________________________
                                                         Trustee

                                                                     EXHIBIT H
                                                                         TO
                                                                     THE PLAN

                         Share Authorization Agreement

                         SHARE AUTHORIZATION AGREEMENT

     This Agreement, dated , 1996, by and between Reinhold Industries, Inc. ('Reinhold'), a Delaware corporation and , as trustees ('Trustee') of that certain trust ('Creditors' Trust') established pursuant to Debtor's Fourth Amended Plan of Reorganization ('Plan') of Keene Corporation, Debtor ('Debtor') in Case No. 93 B 46090 (SMB), United States Bankruptcy Court, Southern District of New York ('Bankruptcy Court').

                             W I T N E S S E T H :

     WHEREAS, the Bankruptcy  Court confirmed the Plan by order dated , 1996 and the Plan was consummated on the Effective Date (as defined in the Plan); and

     WHEREAS, Reinhold is successor-in-interest to Debtor and, pursuant to the Plan, adopted an Amended and Restated Certificate of Incorporation of Reinhold Industries, Inc. ('Certificate'); and

     WHEREAS, the Certificate authorizes and, pursuant to the Plan, on the Effective Date Reinhold issued to the Creditors' Trust 1,020,000 shares of the Class B New Common Stock, par value $.01 ('Class B Common') of Reinhold; and


     WHEREAS, the Certificate authorizes 1,480,000 shares of Class A New Common Stock, par value $.01 ('Class A Common') of Reinhold, of which 980,000 shares of Class A Common are issued and outstanding on the Effective Date; and

     WHEREAS, Section 8.2(iv) of the Plan provides that no additional shares of Class A Common will be authorized or issued without the prior written consent of the Creditors' Trust, provided that the Class B Common then outstanding represents not less than ten (10%) percent of the aggregate number of the sum of the shares of Class A Common and Class B Common (collectively, 'New Common Stock').

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. (a) Without the prior written consent of the Trustees, which may be withheld in their sole discretion, Reinhold shall not (i) amend its Certificate to authorize any shares of Class A Common in excess of the 1,480,000 shares now authorized therein or (ii) issue any shares of Class A Common in excess of the 980,000 shares now issued and outstanding; provided, however, that Reinhold shall not be required to obtain such written consent on or after the earliest date on which the number of shares of Class B Common then outstanding is less than ten (10%) percent of the total number of shares of New Common Stock.

          2. (a) Reinhold acknowledges that this Agreement was negotiated as an integral part of the Plan and that any breach of the restrictions set forth herein will cause irreparable damage to the Creditors' Trust in its capacity as a major shareholder of Reinhold.

            (b) In the event of an actual or threatened breach by Reinhold of the provisions of this Agreement, the Creditors' Trust shall be entitled to an injunction restraining Reinhold from such violation, provided that nothing set forth in this Section 2 shall be construed as prohibiting the Creditors' Trust from pursuing any other legal or equitable remedies available with respect to such breach, including the recovery of damages. In addition, Reinhold shall be liable for any and all costs and damages, including reasonable legal fees incurred by the Creditors' Trust, as a result of any breach of the provisions of this Agreement.

          3. The Bankruptcy Court shall retain original jurisdiction over any disputes or controversies arising under or in connection with this Agreement.

          4. The term of this Agreement shall commence on the Effective Date and end on the earlier of (i) the date occurring ten years thereafter or (ii) the earliest date described in Section 1(a).

          5. (a) All notices, requests or other communications required or permitted to be made in accordance with this Agreement shall be in writing and shall be delivered personally or by digital facsimile transmission or mailed by first class mail:

             (i) if to Reinhold, to:


             (ii) if to the Creditors' Trust, to:

             (iii) Notices sent by facsimile transmission shall be deemed delivered when actually received, and notices sent by first class mail shall be deemed delivered three business days after mailing.

            (b) Either party may change the address at which it is to receive notices under this Agreement by furnishing written notice to the other in accordance with the provisions of this Section 5(a).

          6. (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one and the same instrument.

            (b) This Agreement shall be governed by, construed under and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

            (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

            (d) This Agreement may be amended, modified or terminated only by written agreement executed by the parties hereto. This Agreement contains the entire agreement and understanding between the parties related to the subject matter hereof, and supersedes all prior agreements, understandings, representations and warranties, whether written or oral, with respect thereto.

            (e) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as required by applicable laws, the rights and obligations of each party hereto may not be assigned, transferred or delegated by either party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       REINHOLD INDUSTRIES, INC.
                                       By: _____________________________________
                                       KEENE CREDITORS' TRUST
                                       By: _____________________________________

                                                                   EXHIBIT I
                                                                      TO
                                                                   THE PLAN

                           Reinhold Industries, Inc.

                              Stock Incentive Plan

                           REINHOLD INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

     1.1. Establishment. Reinhold Industries, Inc., a Delaware corporation (the 'Company'), hereby establishes the 'STOCK INCENTIVE PLAN' (the 'Plan') for key employees. The Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

     1.2. Purpose. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by encouraging and providing key employees with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company's Stock and by enabling the Company to attract and retain the services of key employees.

     1.3. Effective Date. The Plan shall become effective on the Effective Date, as defined in the Debtor's Fourth Amended Plan of Reorganization of Keene Corporation, as debtor and debtor-in-possession, dated , 1996 and filed with the United States Bankruptcy Court for the Southern District of New York on , 1996, as such Plan may be amended or modified from time to time (the 'Bankruptcy Plan'), subject to the approval by the affirmative votes of the holders of a majority of the securities of the Company entitled to vote.

SECTION 2. DEFINITIONS; CONSTRUCTION

     2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) 'Act' means the Securities Exchange Act of 1934, as amended.

          (b) 'Board' means the Board of Directors of the Company.

          (c) 'Change in Capitalization' means any increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of the Company or any other corporation or other entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance (other than pursuant to the Plan of Reorganization) of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise.

          (d) A 'Change in Control' means an event or series of events after the Consummation Date by which (i) any 'person' or 'group' (as such terms are used in Section 13 (d) and 14(d) of the Act) becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than fifty (50%) percent of the aggregate voting power of all the capital stock of the Company normally entitled to vote in the election of directors or (ii) during any period of two consecutive calendar years individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the directors then in office.

          (e) 'Code' means the Internal Revenue Code of 1986, as amended.

          (f) 'Committee' means a committee of the Board designated to administer the Plan which shall consist solely of two or more members of the Board who are 'disinterested' within the meaning of Rule 16b-3 under the Act and 'outside directors' within the meaning of Section 162(m) of the Code.

          (g) 'Company' means Reinhold Industries, Inc., a Delaware corporation, as successor-in-interest to Keene Corporation.

          (h) 'Disability' means that, for a period of six (6) consecutive months, an individual is unable to engage in any substantial activity required by his employment by reason of any medically determinable, physical or mental impairment, which, in the opinion of qualified physicians, is likely to continue for an indefinite period or result in the death of the individual within the near future.

          (i) 'Eligible Employee' means any key employee designated by the Committee as eligible to participate in the Plan pursuant to Section 3.1 hereof.

          (j) 'Employee Option' means an Option granted to an Eligible Employee pursuant to Section 6.

          (k) 'Fair Market Value' means the mean of the high and low prices at which the Stock is reported to have traded on the relevant date as reported on the NASDAQ Electronic Interdealer Quotation System ('NASDAQ System'); and if there is no trade on the relevant date, the Fair Market Value shall mean the mean of the low asked and high bid prices on that date as reported on the NASDAQ System. If the principal market for the Stock shall become a national securities exchange then the fair market value shall mean the mean of the high and low prices at which the Stock is reported to have traded on the relevant date; and if there is no trade on the relevant date, the Fair Market Value shall mean the mean of the low asked and high bid prices on that date. If no Fair Market Value has been established in accordance with the foregoing, Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

          (l) 'Option' means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either

     (i) an 'incentive stock option' within the meaning of Section 422 of the Code or (ii) a 'nonstatutory stock option.'

          (m) 'Option Agreement' means the agreement evidencing the grant of an Option as described in Subsection 6.2.

          (n) 'Option Price' means the price at which Stock may be purchased pursuant to an Option.

          (o) 'Optionee' means a person to whom an Option has been granted under the Plan.

          (p) 'Participant' means an Eligible Employee who has been granted and, at the time of reference, holds an Option or share of Restricted Stock.

          (q) 'Period of Restriction' means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

          (r) 'Restricted Stock' means Stock granted to an Eligible Employee pursuant to Section 9 of the Plan.

          (s) 'Retirement' means the termination of employment with the Company or any Subsidiary by reason of the attainment of the age which the Company, by policy or otherwise, has established as the age at which salaried employees may or shall be required to terminate their employment and receive retirement benefits.

          (t) 'Stock' means the Class A New Common Stock of the Company, par
     value $       per share.

          (u) 'Stock Appreciation Right' means the right to receive the increase in the value of Stock subject to an Option in lieu of purchasing such Stock.

          (v) 'Subsidiary' means any present or future subsidiary of the Company, as defined in Section 424(f) of the Code.

     2.2. Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility and Participation. Eligible Employees in the Plan shall be selected by the Committee from among those officers and other key employees of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

SECTION 4. STOCK SUBJECT TO PLAN

     4.1. Number. The total number of shares of Stock subject to issuance under the Plan may not exceed 100,000 subject to adjustment upon occurrence of any of the events indicated in Subsection 4.5. The maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Employee during the term of the Plan cannot exceed 10,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     4.2. Unused Stock; Unexercised Rights. In the event any shares of Stock are subject to an Option, which for any reason, expires or is terminated unexercised as to such shares, or any shares of Stock subject to a Restricted Stock grant made under the Plan are reacquired by the Company pursuant to Section 9 of the Plan, such shares again shall become available for issuance under the Plan.

     4.3. Exercise of Stock Appreciation Right. Whenever a Stock Appreciation Right, other than a Stock Appreciation Right described in Section 8.1(a)(ii), is exercised and payment of the amount determined in Subsection 8.l(b) is made in cash, the shares of Stock allocable to the portion of the Option surrendered may again be the subject of Options or Restricted Stock hereunder. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Subsection 8.1(b) is made in shares of Stock or any Stock Appreciation Right described in Section 8.1(a)(ii) is exercised, no shares of Stock with respect to which the Stock Appreciation Right is exercised may again be the subject of Options or Restricted Stock hereunder.

     4.4. Restricted Stock. Whenever any shares of Stock granted to an Eligible Employee are forfeited pursuant to Section 9 herein, such shares may again be the subject of Options or Restricted Stock hereunder, but only if the Participant had not been paid any dividend or received any other benefit of ownership of such forfeited shares.

     4.5. Adjustment in Capitalization.

     (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of shares of Stock or other securities with respect to which Options or Restricted Stock may be granted under the Plan; (ii) the number and class of shares of Stock or other securities which are subject to outstanding Options or Restricted Stock granted under the Plan, and the purchase price therefor, if applicable; and (iii) the maximum number of shares of Stock or other securities with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Employee during the term of the Plan.

     (b) Any such adjustment in the shares of Stock or other securities subject to outstanding incentive stock options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     (c) If, by reason of a Change in Capitalization, a grantee of Restricted Stock shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock or shares of Stock subject to the Option, as the case may be, prior to such Change in Capitalization.

SECTION 5. DURATION OF PLAN

     5.1. Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection 12.3 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option or Restricted Stock may be granted under the Plan on or after the tenth anniversary of the Consummation Date.

SECTION 6. OPTION GRANTS FOR ELIGIBLE EMPLOYEES

     6.1. Grant of Employee Options. Subject to the provisions of Sections 4 and 5, Employee Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion consistent with the terms of the Plan in determining whether to grant Employee Options and the number of Options granted to each Eligible Employee. The Committee also shall determine whether an Employee Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

     6.2. Option Agreement. Each Employee Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

     6.3. Option Price. The Option Price for each Employee Option shall be determined by, or in the manner specified by, the Committee; provided, however, that no Employee Option shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Option is granted (110% of Fair Market Value in the case of an incentive stock option granted to any person who, within the meaning of Section 422 of the Code, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary (a 'Ten Percent Stockholder')).

     6.4. Duration of Employee Options. Each Employee Option shall expire at such time as the Committee shall determine at the time it is granted; provided, however, that no Employee Option shall be exercisable later than the tenth anniversary date of its grant (the fifth anniversary in the case of an incentive stock option granted to a Ten Percent Stockholder).

     6.5. Exercise of Employee Options; Vesting. Employee Options granted under the Plan shall be exercisable at such times and be subject to such vesting schedules, restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Eligible Employees; provided, however, that in no event shall a Participant's rights to exercise such Options vest more rapidly than 33 1/3% annually, beginning on the first anniversary date following the granting of such Option.

SECTION 7. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS


     7.1. Payment. The Option Price shall be payable to the Company in full upon exercise of an Option either (i) in cash or its equivalent, or (ii) at the discretion of the Committee, by tendering shares of Stock held by the Optionee for more than six (6) months having a Fair Market Value at the time of exercise equal to the Option Price or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

     7.2. Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     7.3. Termination of Employment Due to Retirement or Voluntary or Involuntary Separation. The Committee may provide in the Option Agreement that
(i) in the event the employment of the Optionee is terminated by reason of Retirement, any outstanding Options granted to the Optionee which are then exercisable shall continue to be exercisable at any time prior to the earlier of the expiration date of the Options and one year after the date of termination, or (ii) in the event that the employment of the Optionee is terminated for any reason other than Retirement, death, Disability or Cause (as defined in Section 7.5), any outstanding options granted to the Optionee which are then exercisable may continue to be exercisable until the earlier of the expiration date of such Options and three months after the date of termination. Any Options not exercisable upon Retirement or other termination except due to death or Disability shall terminate immediately.

     7.4. Termination of Employment Due to Death or Disability. The Committee may provide in the Option Agreement that in the event the employment of the Optionee is terminated by reason of death or Disability, the rights under any then outstanding Option granted to the Optionee pursuant to the Plan shall become fully exercisable until the earlier of the expiration date of the Option and one (1) year after the date of such termination, subject to such exceptions (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve.

     7.5. Termination of Employment for Cause. Notwithstanding anything to the contrary herein, if the employment of the Optionee shall terminate for Cause (as defined herein), any then outstanding Option granted pursuant to the Plan to the Optionee shall terminate immediately; provided, however, that the Committee may waive, in whole or in part, the automatic forfeiture of such Employee Options and may set forth such waiver or condition in the Option Agreement or at any other time, including following the termination of employment. For purposes of this Plan, 'Cause' means the Optionee's knowingly or recklessly causing material injury to the Company, the Optionee's willful misconduct in the performance of (or failure to perform) his duties hereunder, or the Optionee's dishonest, fraudulent or unlawful behavior involving moral turpitude whether or not in connection with his employment.


     7.6. Non-transferability and Exercisability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to an Optionee under the Plan shall be exercisable during his lifetime only by such Optionee. Notwithstanding any provision of the Plan to the contrary, no Option shall be exercisable prior to the time a registration statement under the Securities Act of 1933 is effective with respect to the shares of Stock issuable upon the exercise of such Option.

SECTION 8. STOCK APPRECIATION RIGHTS

     8.1. Stock Appreciation Rights. The Committee may, in its discretion, in connection with the grant of an Employee Option, grant to the Optionee Stock Appreciation Rights, the terms and conditions of which shall be set forth in an agreement as determined by the Committee. A Stock Appreciation Right shall cover the same shares of Stock covered by the Option (or such lesser number of shares of Stock as the Committee may determine) and shall, except as provided in this
Section 8, be subject to the same terms and conditions as the related Option. Stock Appreciation Rights shall be subject to the following terms and provisions:

          (a) A Stock Appreciation Right may be granted:

               (i) either at the time of grant, or at any time thereafter during the term of the Option if related to a nonstatutory stock option; or

               (ii) only at the time of grant if related to an incentive stock option.

          (b) A Stock Appreciation Right will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right over the purchase price of a share of Stock under the related Option, by (ii) the number of shares as to which such Stock Appreciation Right has been exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

          (c) A Stock Appreciation Right will be exercisable at such time or times and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. A Stock

     Appreciation Right granted in connection with an incentive stock option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price of a share of Stock specified in the related Option.


          (d) Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

          (e) Stock Appreciation Rights shall be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Optionee shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee.

          (f) Payment of the amount determined under Section 8.1(b) may be made by the Company in the discretion of the Committee, solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Stock. If the Committee decides to make full payment in Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right to an officer of the Company or a Subsidiary who is subject to Section 16 of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of sales and earnings or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

          (g) No Stock  Appreciation  Right may be exercised before the date six
     (6) months after the date it is granted.

          (h) Subject to the terms of the Plan, the Committee may modify outstanding awards of Stock Appreciation Rights or accept the surrender of outstanding awards of Stock Appreciation Rights (to the extent not exercised) and grant new awards in substitution for them. Notwithstanding the foregoing, no modification of an award of Stock Appreciation Rights shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Rights without the Optionee's consent.

SECTION 9. RESTRICTED STOCK

     9.1. Grant of Restricted Stock; Vesting. Subject to the provisions of Sections 4 and 5, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Eligible Employees and in such amounts as it shall determine in its sole discretion. Each grant of Restricted Stock shall be made pursuant to a written agreement which shall contain such restrictions, terms and conditions as the Committee may determine in its discretion. Restrictions upon shares of Restricted Stock shall lapse at such time or times and on such terms and conditions as the Committee may determine; provided, however, that in no event shall such restrictions on vesting lapse at a rate more rapidly, on an annual basis, than 33 1/3% of the number of shares such Restricted Stock subject to such grant beginning on the first anniversary date following the grant of such Restricted Stock.

     9.2. Transferability. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant; provided, however, that Restricted Stock granted to officers, directors or any person who owns, directly or indirectly, more than ten (10%) percent of any class of equity security of the Company which is registered pursuant to Section 13 of the Act may not be sold for at least six (6) months after the date of grant.

     9.3. Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted to any Eligible Employee pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     9.4. Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 9.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          'The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Reinhold Industries, Inc. Stock Incentive Plan, rules of administration adopted pursuant to such Plan and a Restricted Stock grant dated
                         . A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of Reinhold Industries, Inc.'

     9.5. Removal of Restrictions. Except as otherwise provided in this Section 9, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Eligible Employee after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Eligible Employee shall be entitled to have the legend required by Subsection 9.4 removed from his or her Stock certificate.

     9.6. Voting Rights. During the Period of Restriction, Eligible Employees holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

     9.7. Dividends and Other Distributions. During the Period of Restriction, Eligible Employees holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

SECTION 10. BENEFICIARY DESIGNATION

     10.1. Beneficiary Designation. Subject to Subsections 7.6 and 9.2, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the lifetime of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

SECTION 11. RIGHTS OF EMPLOYEES

     11.1. Employment. The selection of any person to receive an Option, Stock Appreciation Right or Restricted Stock hereunder shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate such Participant's employment at any time and shall not give such Participant any right to continue as an employee of the Company or any Subsidiary.

     11.2. Participation. No employee shall have a right to be selected as an Eligible Employee or, having been so selected, to be selected again as an Optionee or recipient of Restricted Stock. Each grant of Options or Restricted Stock hereunder shall be separate and distinct from every other grant and shall not be construed either to give or deny the grantee the right to be granted additional benefits under the Plan.

     11.3. Plan Not Exclusive. The Plan is not exclusive. The Company may have other plans, programs and arrangements for the grant of options, the issuance of shares or other compensation. The Plan does not require that any Optionee or holder of Restricted Stock participate, or be precluded from participation, in such other plans, programs and arrangements.

SECTION 12. ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE

     12.1. Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. No member of the Committee shall be personally liable for any action, determination or interpretation made or taken with respect to the Plan and all members of the

Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

     12.2. Change in Control. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Employee Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option Agreement or Restricted Stock grant, at any time thereafter, shall [have the authority to] accelerate in whole or in part the exercisability of Employee Options and/or the last day of the Period of Restriction upon a Change in Control. The Option Agreements and Restricted Stock grants approved by the Committee may contain provisions whereby, in the event of a Change in Control, the acceleration of the exercisability of Employee Options and/or the last day of the Period of Restriction may be automatic or may be subject to the discretion of the Committee or may depend upon whether the Change in Control shall be approved by a majority of the members of the Board or such other criteria as the Committee may specify. Nothing herein shall obligate the Committee to take any action upon a Change in Control.

     12.3. Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no such action of the Board, without approval of the stockholders, may:

          (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsection 4.5 of the Plan.

          (b) Materially increase the cost of the Plan or materially increase the benefits to Participants.

          (c) Extend the period during which Options or Restricted Stock may be granted.

          (d) Extend the maximum period after the date of grant during which Options may be exercised.

          (e) Change the class of individuals eligible to receive Options or Restricted Stock.

     Any amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 of the Act or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted to any Participant under the Plan, without the consent of that Participant.

     12.4. Interpretation. Unless otherwise expressly stated in the agreement governing, any grant of Options, Stock Appreciation Rights and Restricted Stock, such grant, as the case may be, is intended to be compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as such compensation.

SECTION 13. TAX WITHHOLDING

     13.1. Tax Withholding. (a) At such times as an Eligible Employee recognizes taxable income in connection with the receipt of shares or cash hereunder (a 'Taxable Event'), the Eligible Employee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the 'Withholding Taxes') prior to the issuance, or release from escrow, of such shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Eligible Employee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of his obligation to pay Withholding Taxes to the Company, the Eligible Employee may make a written election (the 'Tax Election'), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Stock then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Eligible Employee who may be subject to liability under Section 16(b) of the Exchange Act either: (i) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) in the case of the exercise of an Option
(A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a 'Window Period') and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or (iii) in the case of a Taxable Event relating to the grant of shares of Restricted Stock (A) the Eligible Employee makes the Tax Election at least six
(6) months after the date such stock was granted and (B) the Tax Election is made (x) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs, or (y) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event relating to such Restricted Stock. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 13.1 or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Act.

SECTION 14. REQUIREMENTS OF LAW

     14.1. Requirements of Law. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.


     14.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

                                                EXHIBIT 99 (b)

                                                HEARING DATE:  June 12, 1996
                                                TIME:  10:00 a.m.



UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
- --------------------------------x

In re:                          : Chapter 11
                                  Case No. 93-B-46090 (SMB)
KEENE CORPORATION,              :

            Debtor.             : Civil Action No.
                                  96 CV 3492 (MBM)
- --------------------------------x


                  MODIFICATIONS TO THE DEBTOR'S
              FOURTH AMENDED PLAN OF REORGANIZATION

               Keene Corporation, debtor and debtor in possession in the above-captioned Chapter 11 case, hereby proposes the following modifications to its Fourth Amended Plan of Reorganization (the "Plan")1, pursuant to section 1127(a) of the Bankruptcy Code.
               1.Section 1.1 of the Plan shall be modified as follows:
               a.The following definition shall be added to Section
     1.1:

                         "(13) "Asbestos Related D&O Indemnification Obligations" means the Debtor's obligations to indemnify its officers and directors pursuant to its Certificate of Incorporation dated April 12, 1990 and Section 145 of the Delaware General Corporation Law for Claims and Demands asserted by or on behalf of a holder of an Asbestos-Related Claim or Demand."

               b.Section 1.1(13) of the Plan shall be renumbered as
     Section 1.1(14) of the Plan.

               c.Section 1.1(14) of the Plan shall be renumbered as
     Section 1.1(15) of the Plan.

________________________

     1   All terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

               d.Section 1.1(15) of the Plan shall be renumbered as
     Section 1.1(16) of the Plan.

               e.Section 1.1(16) of the Plan shall be renumbered as
     Section 1.1(17) of the Plan.

               f.Section 1.1(17) of the Plan shall be renumbered as
     Section 1.1(18) of the Plan.

               g.Section 1.1(18) of the Plan shall be renumbered as
     Section 1.1(19) of the Plan.

               h.Section 1.1(19) of the Plan shall be renumbered as
     Section 1.1(20) of the Plan.

               i.Sec

     Section 1.1(26) of the Plan.

               o.Section 1.1(26) of the Plan shall be renumbered as
     Section 1.1(27) of the Plan.

               p.Section 1.1(27) of the Plan shall be renumbered as
     Section 1.1(28) of the Plan.

               q.Section 1.1(28) of the Plan shall be renumbered as
     Section 1.1(29) of the Plan.

               r.Section 1.1(29) of the Plan shall be renumbered as
     Section 1.1(30) of the Plan.

               s.Section 1.1(30) of the Plan shall be renumbered as
     Section 1.1(31) of the Plan.

               t.Section 1.1(31) of the Plan shall be renumbered as
     Section 1.1(32) of the Plan.

               u.Section 1.1(32) of the Plan shall be renumbered as
     Section 1.1(33) of the Plan.

               v.Section 1.1(33) of the Plan shall be renumbered as
     Section 1.1(34) of the Plan.

               w.Section 1.1(34) of the Plan shall be renumbered as
     Section 1.1(35) of the Plan.

               x.Section 1.1(35) of the Plan shall be renumbered as
     Section 1.1(36) of the Plan.

               y.Section 1.1(36) of the Plan shall be renumbered as
     Section 1.1(37) of the Plan.

               z.Section 1.1(37) of the Plan shall be renumbered as
     Section 1.1(38) of the Plan.

               aa.Section 1.1(38) of the Plan shall be renumbered as Section 1.1(39) of the Plan and shall be modified by deleting the phrase "three (3) calendar days" therefrom and inserting in lieu thereof the phrase "one (1) calendar day."

               ab.Section 1.1(39) of the Plan shall be renumbered as
     Section 1.1(40) of the Plan.

               ac.Section 1.1(40) of the Plan shall be renumbered as
     Section 1.1(41) of the Plan.

               ad.The following definition shall be added to Section
     1.1:

                         "(42) "Confirmation Trigger" means the entry of a Confirmation Order that in any way materially and adversely affects Sections 17.1, 17.3(b) or 17.4 of the Plan from the perspective of the Debtor's present and former officers and directors."

               ae.Section 1.1(41) of the Plan shall be renumbered as
     Section 1.1(43) of the Plan.

               af.Section 1.1(42) of the Plan shall be renumbered as
     Section 1.1(44) of the Plan.

               ag.Section 1.1(43) of the Plan shall be renumbered as
     Section 1.1(45) of the Plan.

               ah.Section 1.1(44) of the Plan shall be renumbered as
     Section 1.1(46) of the Plan.

               ai.Section 1.1(45) of the Plan shall be renumbered as
     Section 1.1(47) of the Plan.

               aj.Section 1.1(46) of the Plan shall be renumbered as Section 1.1(48) of the Plan and shall be modified by (a) deleting the word "and" in the third line thereof and inserting in lieu thereof "," and (b) inserting at the end thereof the phrase ", (iv) the Other Retiree Benefit Expense Amount and (v) the Special Reserve, if any."

               ak.Section 1.1(47) of the Plan shall be renumbered as Section 1.1(49) of the Plan and shall be modified by (a) deleting the word "and" in the fifth line thereof and inserting in lieu thereof "," and (b) inserting after the phrase "the Plan Estimates" in the fifth line thereof the phrase ", the Other Retiree Benefit Expense Amount".

               al.Section 1.1(48) of the Plan shall be renumbered as
     Section 1.1(50) of the Plan.

               am.Section 1.1(49) of the Plan shall be renumbered as
     Section 1.1(51) of the Plan.

               an.Section 1.1(50) of the Plan shall be renumbered as
     Section 1.1(52) of the Plan.

               ao.Section 1.1(51) of the Plan shall be renumbered as
     Section 1.1(53) of the Plan.

               ap.Section 1.1(52) of the Plan shall be renumbered as
     Section 1.1(54) of the Plan.

               aq.Section 1.1(53) of the Plan shall be renumbered as
     Section 1.1(55) of the Plan.

               ar.Section 1.1(54) of the Plan shall be renumbered as
     Section 1.1(56) of the Plan.

               as.Section 1.1(55) of the Plan shall be renumbered as
     Section 1.1(57) of the Plan.

               at.Section 1.1(56) of the Plan shall be renumbered as
     Section 1.1(58) of the Plan.

               au.Section 1.1(57) of the Plan shall be renumbered as
     Section 1.1(59) of the Plan.

               av.Section 1.1(58) of the Plan shall be renumbered as
     Section 1.1(60) of the Plan.

               aw.Section 1.1(59) of the Plan shall be renumbered as
     Section 1.1(61) of the Plan.

               ax.Section 1.1(60) of the Plan shall be renumbered as
     Section 1.1(62) of the Plan.

               ay.Section 1.1(61) of the Plan shall be renumbered as
     Section 1.1(63) of the Plan.

               az.Section 1.1(62) of the Plan shall be renumbered as
     Section 1.1(64) of the Plan.
               ba.Section 1.1(63) of the Plan shall be renumbered as
     Section 1.1(65) of the Plan.

               bb.Section 1.1(64) of the Plan shall be renumbered as
     Section 1.1(66) of the Plan.

               bc.Section 1.1(65) of the Plan shall be renumbered as
     Section 1.1(67) of the Plan.

               bd.Section 1.1(66) of the Plan shall be renumbered as
     Section 1.1(68) of the Plan.

               be.Section 1.1(67) of the Plan shall be renumbered as
     Section 1.1(69) of the Plan.

               bf.Section 1.1(68) of the Plan shall be renumbered as
     Section 1.1(70) of the Plan.

               bg.Section 1.1(69) of the Plan shall be renumbered as
     Section 1.1(71) of the Plan.

               bh.Section 1.1(70) of the Plan shall be renumbered as
     Section 1.1(72) of the Plan.

               bi.Section 1.1(71) of the Plan shall be renumbered as
     Section 1.1(73) of the Plan.

               bj.Section 1.1(73) of the Plan shall be renumbered as
     Section 1.1(74) of the Plan.

               bk.Section 1.1(74) of the Plan shall be renumbered as
     Section 1.1(75) of the Plan.

               bl.Section 1.1(75) of the Plan shall be renumbered as
     Section 1.1(76) of the Plan.

               bm.The following definition shall be added to Section
     1.1:

                         "(77) "Modified Retention Costs" means the increased costs of the Retention Program resulting from the fourth decretal paragraph of the Bankruptcy Court's Order Approving Modifications To The Debtor's Existing Retention Program, dated May 22, 1996."

               bn.Section 1.1(76) of the Plan shall be renumbered as
     Section 1.1(78) of the Plan.

               bo.Section 1.1(77) of the Plan shall be renumbered as
     Section 1.1(79) of the Plan.

               bp.Section 1.1(78) of the Plan shall be renumbered as
     Section 1.1(80) of the Plan.

               bq.Section 1.1(79) of the Plan shall be renumbered as
     Section 1.1(81) of the Plan.

               br.The following definition shall be added to Section
     1.1:

                         "(82) "Non-Asbestos Related D&O Indemnification Obligations" means the Debtor's obligations to indemnify its officers and directors pursuant to its Certificate of Incorporation dated April 12, 1990 and Section 145 of the Delaware General Corporation Law for Claims asserted by or on behalf of any Entity other than a holder of an Asbestos-Related Claim or Demand".

               bs.Section 1.1(80) of the Plan shall be renumbered as
     Section 1.1(83) of the Plan.

               bt.Section 1.1(81) of the Plan shall be renumbered as
     Section 1.1(84) of the Plan.

               bu.The following definition shall be added to Section
     1.1:

                         "(85) "Other Retiree Benefit Expense Amount" means $100,000.00 in Cash."

               bv.The following definition shall be added to Section
     1.1:

                         "(86) "Other Retiree Benefits" means the Debtor's obligations to (a) 110 of its former employees to provide certain life insurance benefits, with a maximum death benefit at $5,000.00 and (b) Howard A. Mileaf and Leroy Moeser with respect to their non-qualified, supplemental retiree benefits."

               bw.Section 1.1(82) of the Plan shall be renumbered as
     Section 1.1(87) of the Plan.

               bx.Section 1.1(83) of the Plan shall be renumbered as
     Section 1.1(88) of the Plan.

               by.Section 1.1(84) of the Plan shall be renumbered as
     Section 1.1(89) of the Plan.

               bz.Section 1.1(85) of the Plan shall be renumbered as
     Section 1.1(90) of the Plan.

               ca.Section 1.1(86) of the Plan shall be renumbered as
     Section 1.1(91) of the Plan.

               cb.Section 1.1(87) of the Plan shall be renumbered as
     Section 1.1(92) of the Plan.

               cc.Section 1.1(88) of the Plan shall be renumbered as
     Section 1.1(93) of the Plan.

               cd.Section 1.1(89) of the Plan shall be renumbered as
     Section 1.1(94) of the Plan.

               ce.Section 1.1(90) of the Plan shall be renumbered as
     Section 1.1(95) of the Plan.

               cf.Section 1.1(91) of the Plan shall be renumbered as
     Section 1.1(96) of the Plan.

               cg.Section 1.1(92) of the Plan shall be renumbered as
     Section 1.1(97) of the Plan.

               ch.Section 1.1(93) of the Plan shall be renumbered as
     Section 1.1(98) of the Plan.

               ci.Section 1.1(94) of the Plan shall be renumbered as
     Section 1.1(99) of the Plan.

               cj.Section 1.1(95) of the Plan shall be renumbered as
     Section 1.1(100) of the Plan.

               ck.Section 1.1(96) of the Plan shall be renumbered as
     Section 1.1(101) of the Plan.

               cl.Section 1.1(97) of the Plan shall be renumbered as
     Section 1.1(102) of the Plan.

               cm.Section 1.1(98) of the Plan shall be renumbered as
     Section 1.1(103) of the Plan.

               cn.Section 1.1(99) of the Plan shall be renumbered as
     Section 1.1(104) of the Plan.

               co.Section 1.1(100) of the Plan shall be renumbered as
     Section 1.1(105) of the Plan.

               cp.Section 1.1(101) of the Plan shall be renumbered as
     Section 1.1(106) of the Plan.

               cq.Section 1.1(102) of the Plan shall be renumbered as
     Section 1.1(107) of the Plan.

               cr.Section 1.1(103) of the Plan shall be renumbered as
     Section 1.1(108) of the Plan.

               cs.The following definition shall be added to Section
     1.1:

                         "(109) "Special Reserve" means the reserve of $400,000.00 in Cash to be established by the Creditors' Trust pursuant to Section 9.14 hereof for the benefit of New Keene, which shall have access thereto in order to satisfy its obligations under Section 10.6(b) hereof. The Special Reserve shall be administered by the Trustees in accordance with those agreements that the Debtor and the Committee determine are necessary to effectuate the Special Reserve."

               ct.Section 1.1(104) of the Plan shall be renumbered as
     Section 1.1(110) of the Plan.

               cu.Section 1.1(105) of the Plan shall be renumbered as
     Section 1.1(111) of the Plan.

               cv.Section 1.1(106) of the Plan shall be renumbered as
     Section 1.1(112) of the Plan.

               cw.Section 1.1(107) of the Plan shall be renumbered as
     Section 1.1(113) of the Plan.

               cx.Section 1.1(108) of the Plan shall be renumbered as
     Section 1.1(114) of the Plan.

               cy.Section 1.1(109) of the Plan shall be renumbered as
     Section 1.1(115) of the Plan.

               cz.Section 1.1(110) of the Plan shall be renumbered as
     Section 1.1(116) of the Plan.

               da.Section 1.1(111) of the Plan shall be renumbered as
     Section 1.1(117) of the Plan.

               db.Section 1.1(112) of the Plan shall be renumbered as
     Section 1.1(118) of the Plan.

               dc.Section 1.1(113) of the Plan shall be renumbered as
     Section 1.1(119) of the Plan.

               dd.Section 1.1(114) of the Plan shall be renumbered as
     Section 1.1(120) of the Plan.

               de.Section 1.1(115) of the Plan shall be renumbered as
     Section 1.1(121) of the Plan.

               df.Section 1.1(116) of the Plan shall be renumbered as
     Section 1.1(122) of the Plan.

               dg.Section 1.1(117) of the Plan shall be renumbered as
     Section 1.1(123) of the Plan.

               dh.Section 1.1(118) of the Plan shall be renumbered as
     Section 1.1(124) of the Plan.

               2. Section 7.7 of the Plan shall be modified by (a) deleting the "." and inserting "," after the phrase "in the aggregate" in the third line thereof, and (b) adding, after ",", the phrase "provided, however, that no portion of such available funds shall be used to satisfy any Claims arising under section 502(h) of the Bankruptcy Code, which Claims shall be treated in accordance with Section 9.3 hereof."

               3.Section 9.3 of the Plan shall be modified by (a) deleting the word "and" in the fourth line thereof and inserting "," in lieu thereof, (b) adding the phrase ", Asbestos Related D&O Indemnification Obligations" after the phrase "Transactions Stipulation Claims" in the fourth line thereof, (c) adding the phrase "and any and all liabilities of the Debtor under Section 502(h) of the Bankruptcy Code, which shall be payable in the same percentage per dollar amount of Claim as paid to the holders of Allowed General Unsecured Claims in Class 6" after the phrase "Section 524(g) of the Bankruptcy Code" and before the ".", (d) deleting the word "or" in the sixth line thereof, inserting "," in lieu thereof and (e) adding the phrase "or any Claims arising under Section 502(h) of the Bankruptcy Code.".

               4.Article IX of the Plan shall be modified by adding the following new Sections 9.14 and 9.15 thereto:

               "9.14 Special Reserve. If and only if the Confirmation Trigger occurs, on the Effective Date, the Special Reserve shall be created, established and administered by the Creditors' Trust.

               "9.15 Indemnification of Committee. The Creditors' Trust shall indemnify each Entity who was or is a member of the Committee and each of their respective representatives against any and all liabilities, expenses, claims, damages or losses incurred by them resulting from the fact that such Entity was a member of the Committee or a representative thereof if such Entity acted in good faith or in a manner he or she reasonably believed to be in discharge of his or her duties."

               5.Article X of the Plan shall be modified by adding the following new Section 10.6 thereto:

          "10.6 Assumption of Liabilities by New Keene.

               (a) If and only if the Confirmation Trigger occurs, New Keene shall assume and be obligated for the Modified Retention Costs.

               (b)New Keene shall assume any and all Non-Asbestos Related D&O Indemnification Obligations; provided, however, that if the Confirmation Trigger occurs, the Special Reserve shall be created and established.

               (c)New Keene shall assume all liabilities relating to the Other Retiree Benefits; provided, however, that New Keene shall receive the Other Retiree Benefit Expense Amount."

               6.Article X of the Plan shall be modified by adding the following new Section 10.7 thereto:

               "10.7 Transfer of Property to New Keene.  On the
     Effective Date, New Keene shall receive the Other Retiree
     Benefit Expense Amount."

               7.Section 12.2 of the Plan shall be modified by (a) deleting the word "and" at the end of subsection (i), (b) deleting the period at the end of subsection (j) and adding in lieu thereof a semicolon and the word "and", and
(c) inserting new subsection (k):

               "(k) "The Debtor and the Committee shall have executed the agreement or agreements, in form and substance reasonably acceptable to the parties, creating and establishing the Special Reserve."

               8.Section 14.5 of the Plan shall be modified by adding the following paragraph at the end thereof:

               "The Other Retiree Benefits shall be treated in accordance with Section 10.7 hereof."

               9.Section 16.2 shall be modified by deleting the phrase "by the Debtor, the Committee or the Legal Representative (each, an "Objecting Party"), as the case may be, on or before the Confirmation Date, or such later date, as the Bankruptcy Court may fix;" and inserting in lieu thereof, the following phrase "within thirty (30) days after the Confirmation Date, or such later date as the Bankruptcy Court may fix;"


Dated:  New York, New York
        June 10, 1996

                                            KEENE CORPORATION

                                            By:  /s/ Timothy E. Coyne
                                                 ____________________

                                                 Name: Timothy E. Coyne
                                                 Title: President

BERLACK, ISRAELS & LIBERMAN LLP Counsel to Keene Corporation, Debtor and Debtor in Possession 120 West 45th Street New York, New York 10036 (212) 704-0100

    /s/ Edward S. Weisfelner
By: _______________________________
     Edward S. Weisfelner (EW 5581)


               The foregoing modifications have been approved by the parties indicated below, in accordance with Section 18.5 of the Plan.

The Official Committee of Unsecured Creditors

By:  Marcus Montgomery P.C.

      /s/ John T. Preefer
By:  ______________________

The Legal Representative for Future Claimants


     /s/ Matthew Gluck
By:  _________________________
     Matthew Gluck

                                                                EXHIBIT 99(c)


                                     Hearing Date:  June 12, 1996
                                             Time:  10:00 a.m.

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
- ----------------------------------------x
                                        :
In re:                                  :    Civil Action No.
                                        :    96 CV 3492 (MBM)
     KEENE CORPORATION,                 :
                                        :    Chapter 11
                                        :    Case No.
                 Debtor.                :    93 B 46090 (SMB)
                                        :
- ----------------------------------------x



    FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING
       THE DEBTOR'S FOURTH AMENDED PLAN OF REORGANIZATION
      UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED


               Keene Corporation ("Keene" or the "Debtor") having proposed its Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated March 11, 1996 (the "March 11 Plan")1, and having filed modifications to the March 11 Plan (the "Modifications") on June 11, 1996, (the March 11 Plan, as modified by the Modifications, being referred to herein as the "Plan")2; the Bankruptcy Court having entered two orders, dated March 11, 1996 and March 25, 1996, approving the Debtor's Second Amended Disclosure Statement (the "Disclosure Statement"), establishing procedures for the solicitation and



_______________________

1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan (as defined herein). The rules of interpretation set forth in Section 1.2 of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

2 Copies of the March 11 Plan and the Modifications are attached hereto as Exhibit A and incorporated herein by reference.

tabulation of votes to accept or reject the Plan, approving the employment of Poorman-Douglas as solicitation and tabulation agent (the "Agent"), scheduling a hearing on confirmation of the Plan and approving notice, publication and response procedures relating thereto and providing related relief (collectively, the "Disclosure Statement Order"); and the Bankruptcy Court having entered an order, dated March 11, 1996, establishing supplemental procedures for the solicitation and tabulation of votes to accept or reject the Plan from holders of Asbestos-Related Claims in Classes 4A and 4B (the "Voting Procedures Order"); and the Bankruptcy Court having entered an order, dated March 11, 1996, which order has become a Final Order, approving the Transactions Stipulation (the "Transactions Stipulation Order"); and the Bankruptcy Court having set, in the Disclosure Statement Order, June 12, 1996 at 10:00 a.m. as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Plan (the "Confirmation Hearing"); and the United States District Court for the Southern District of New York (the "District Court," and, together with the Bankruptcy Court, the "Court") having entered an order withdrawing the reference with respect to considering the confirmation of the Plan and all related matters, pursuant to 28 U.S.C. 157(d), and providing related relief, including reaffirming the originally scheduled date and time of the Confirmation Hearing, moving the location thereof to the United States District Court and directing that the Bankruptcy Court also preside at the

Confirmation Hearing; and upon the Declaration of Debra L. Reyes filed on June 7, 1996, certifying the method and results of the solicitation and the ballot and master ballot tabulation for the Classes of Claims and Interests voting to accept or reject the Plan (the "Declaration of Vote"); and the fifteen Affidavits of Apple Direct Mail Services, Ltd., bearing dates ranging from April 17, 1996 to April 24, 1996, with respect to the mailing of the notice of the Confirmation Hearing, the Disclosure Statement and the Ballots (the "Mailing Affidavits") in accordance with the Disclosure Statement Order; and upon the affidavits of publication by Ruby Iturbe of The Wall Street Journal, National Edition, dated April 5, 1996, and Venus O. Bradley of USA Today, dated April 17, 1996 (collectively, the "Affidavits of Publication"), filed with respect to the publications of notice of the Confirmation Hearing in accordance with the Disclosure Statement Order; and the Court having reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Voting Procedures Order, the Transactions Stipulation Order, the Declaration of Vote, the Mailing Affidavits, the Affidavits of Publication, the Memorandum Of Law Of Keene Corporation In Support Of Confirmation Of The Debtor's Fourth Amended Plan Of Reorganization And In Response To The Objections To Confirmation, filed on June 7, 1996 (the "Confirmation Memorandum"), and all filed objections and supporting memoranda of law, and statements and comments regarding confirmation, as reflected in the record at the Confirmation Hearing; and the Court having heard the statements of counsel in support of and in opposition to confirmation at the Confirmation Hearing; and the Court having considered all evidence admitted at the Confirmation Hearing; and the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in the Chapter 11 Case; and the Court finding that (i) notice of the Confirmation Hearing and the opportunity to object to confirmation were adequate and appropriate, in accordance with section 524(g) of the Bankruptcy Code and Bankruptcy Rule 2002(b), as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth in the Confirmation Memorandum and presented at the Confirmation Hearing establish just cause for the relief granted herein; the Court hereby makes the following Findings of Fact, Conclusions of Law and Order.3

                      I.  FINDINGS OF FACT
A.   JURISDICTION AND VENUE
               On December 3, 1993, Keene filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtor was and is qualified to be a debtor under section 109(a) of the Bankruptcy Code. Keene is a corporation organized and existing under the laws of the State of Delaware with its principal place of business in New York City. Accordingly, venue in the Southern District of New York for the Chapter 11 Case was proper as of the Petition Date pursuant to 28 U.S.C. 1408 and continues to be proper. By order of the District Court the automatic reference affected by the District Court General Order of

____________________

3 This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Fed. R. Civ. P.52, as made applicable by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

Reference, entered on July 10, 1984 by Acting Chief Judge Ward for the Southern District of New York in accordance with 28 U.S.C. 157(a), was withdrawn solely with respect to considering the confirmation of the Plan and all related matters, pursuant to 28 U.S.C. 157(d) and sections 105(a), 524(g), 1129 and 1142 of the Bankruptcy Code.

B.   COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF
     THE BANKRUPTCY CODE

     1.   Section 1129(a)(1) -- Compliance of the Plan with
               Applicable Provisions of the Bankruptcy Code.

               The  Plan  complies  with  all   applicable   provisions  of  the
Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122, 1123 and 524(g).
               a.Sections 1122 and 1123(a)(1)-(4) -- Classification
                              and Treatment of Claims and Interests.

               Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article V of the Plan designates Classes of Claims and Interests, other than Administrative Expense Claims, Tax Claims and Demands.4 As required by section 1122(a), each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Claims and Interests are classified separately in Classes 1 through
8. Such  classification  is proper under section 1122(a) because such Claims and

___________________________

4 Administrative Expense Claims, Tax Claims and Demands are not required to be designated pursuant to sections 524(g)(5) and 1123(a)(1) of the Bankruptcy Code.

Interests have differing rights among each other and against the assets of the Debtor or differing interests in the Debtor or its reorganization. Additionally, in accordance with section 1122(b) of the Bankruptcy Code, the Plan provides for a Convenience Class of General Unsecured Claims of $1,000 or less against the Debtor. This Class is reasonable and necessary for administrative convenience. Pursuant to sections 1123(a)(2) and (3) of the Bankruptcy Code, Article VI of the Plan specifies all Classes of Claims and Interests that are not impaired under the Plan and Article VII specifies the treatment of all Classes of Claims and Interests, including the Classes that are impaired under the Plan. Pursuant to Section 1123(a)(4) of the Bankruptcy Code, Article VII of the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.
               b.Section 1123(a)(5) -- Adequate Means for
                              Implementation of the Plan.

               The Plan and, in particular, Articles VIII, IX, X and XIV thereof provide, adequate means for its implementation. Those provisions relate to, among other things: (i) the creation of the Creditors' Trust; (ii) the Merger;
(iii) the vesting of the Debtor's property in New Keene or the Creditors' Trust;
(iv) the cancellation of the Old Common Stock and the Other Interests; (v) the issuance of the New Common Stock to the Creditors' Trust and the holders of Class 7 Interests and, for certain of the following Classes (as well as Administrative Expense Claims and Tax Claims), the distribution of Cash, in satisfaction of Allowed Claims in Classes 1, 3 and 6; (vi) the adoption of the Amended and Restated Certificate of Incorporation and the Amended and Restated

By-laws; (vii) the filing of the Certificate of Merger; and (viii) entry by the Debtor or New Keene into a number of agreements, including but not limited to, the Creditors' Trust Agreement. The Debtor will have sufficient Cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan.
               c.Section 1123(a)(6) -- Prohibition Against the
                              Issuance of Nonvoting Equity Securities.

               Section 8.2 of the Plan provides that the Amended and Restated Certificate of Incorporation shall contain a provision prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provide for an appropriate distribution of voting power among the classes of securities possessing voting power.
               d.Section      1123(a)(7)  -- Selection of Directors and Officers
                              in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public
                              Policy.

                              (i)The initial directors and executive officers of
New Keene, the initial trustees of the Creditors' Trust and the initial members of the Trust Advisory Committee shall be those persons identified on pages 41, 43 and 65 of the Disclosure Statement and at the Confirmation Hearing. Each such director, officer, trustee and advisor will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until their earlier death, resignation, disqualification, removal or other grounds in accordance with the terms of the Amended and Restated Certificate of

Incorporation, the Amended and Restated By-laws, the Creditors' Trust Agreement and the Delaware General Corporation Law, as applicable.
                              (ii)The Debtor, the Committee and/or the Legal
Representative have selected the initial executive officers and directors of New Keene, the initial trustees of the Creditors' Trust and the initial members of the Trust Advisory Committee in a manner consistent with the interests of the holders of Claims, Demands and Interests and public policy.
               e.Section      1123(b)(1)  - (2)  --  Impairment  of  Claims  and
                              Interests   and    Assumption,    Assumption   and
                              Assignment or Rejection of Executory Contracts and
                              Unexpired Leases.

               Pursuant to section 1123(b)(1) of the Bankruptcy Code, Article VI of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article XIII of the Plan provides for the rejection of the executory contracts and unexpired leases of the Debtor that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Bankruptcy Court or that are not the subject of any motion regarding assumption, assumption and assignment or rejection that is pending before the Bankruptcy Court on the Effective Date.
               f.Section 1123(b)(3)(A) -- Settlement of
                              Claims and Interests Held by the Debtor.

               The Plan resolves all disputes between and among the Debtor, the Committee and the Legal Representative through a global compromise and settlement involving, inter alia, the release of certain claims and causes of action held by the Debtor on the Effective Date. As more fully set forth in the Plan, the releases of estate claims against the Released Parties each represent an appropriate settlement and compromise within the meaning of Bankruptcy Rule 9019. In particular, the parties to the global settlement agreed not to pursue any avoidance or recovery actions relating to payments made in connection with or pursuant to the MIC Program, the 1992 Employee Retention Program, the Severance Policy, the Advisory Board or the Stock Dividends. Additionally, the Debtor has agreed to dismiss with prejudice the Keene 27 Action and motions (i) to hold a Committee representative in contempt and to seek compliance with Bankruptcy Rule 2019 (ii) to disband or reconstitute the Committee, and (iii) to establish voting procedures. These releases are an integral part of the Plan and constitute critical components of an appropriate settlement and compromise, consistent with Bankruptcy Rule 9019, which settlements are in the best interests of the Debtor and its estate, New Keene, the Creditors' Trust and holders of Claims, Demands and Interests.
              g.Section 1123(b)(3)(B) -- Retention and
                              Enforcement by the Creditors' Trust of
                              Certain Claims and Interests Held by the
                              Debtor.

               Section 17.3 of the Plan provides that, except as provided therein, the Creditors' Trust shall obtain title to and have the exclusive right to and may commence, enforce, prosecute, manage and/or settle against any Entity all Causes of Action of the Debtor, including any and all claims and causes of action arising under federal, state or other applicable law.

               h.Section 1123(b)(4) -- Sale of Property of the
                              Estate.

               The Plan does not provide for the sale of all or substantially all of the property of the estate. Therefore, section 1123(b)(4) of the Bankruptcy Code is inapplicable to the Plan.
               i.Section 1123(b)(5) -- Modification of Rights of
                              Holders of Claims Except Those Claims Secured
                              Only by Debtor's Principal Residence.

               The Plan modifies the rights of certain of the Debtor's creditors. However, the Debtor, a corporation organized under Delaware law, has no secured creditors whose claims are secured only by a security interest in its principal residence. Accordingly, insofar as section 1123(b)(5) of the Bankruptcy Code is not duplicative of section 1123(b)(1) of the Bankruptcy Code, it is inapplicable to the Plan.
               j.Section 1123(b)(6) -- Other Provisions Not
                              Inconsistent with Applicable Provisions of the Bankruptcy Code.

               The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Articles IV, IX and XV of the Plan establishing the Creditors' Trust and governing distributions on account of Allowed Claims, Demands and Allowed Interests, particularly as to the timing and calculation of amounts to be distributed and the costs thereof; (ii) the provisions of Article XVI of the Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; and (iii) the provisions of Article XVIII of the Plan regarding retention of jurisdiction by the Bankruptcy Court and the District Court, as the case may be, over matters subsequent to the Effective Date.
               k.Section 524(g) -- The Creditors' Trust and
                              the Permanent Channeling Injunction.

               At the time of filing of the Chapter 11 Case, the Debtor had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos and asbestos- containing products. In accordance with section 524(g) of the Bankruptcy Code, the Permanent Channeling Injunction is to be implemented in connection with the establishment of the Creditors' Trust pursuant to the Plan. The Creditors' Trust is:
                         (i) to assume the Debtor's liabilities with respect to Asbestos-Related Claims and Demands within the meaning of section 524(g) of the Bankruptcy Code;
                         (ii) to be funded in part by the New Common Stock and be entitled to dividends thereto in the future;
                         (iii) to own a majority of the New Common Stock; and
                         (iv) to use its assets and income to pay Asbestos-Related Claims and Demands.
With respect to the Debtor's asbestos-related liabilities:
                         (i) in the absence of the confirmation of the Plan, the Debtor is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos-Related Claims and Demands that are addressed by the Permanent Channeling Injunction;

                         (ii) the actual amounts, numbers and timing of the future Demands cannot be determined;
                         (iii) pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Asbestos-
Related Claims and present and future Demands;
                         (iv) the terms of the Permanent Channeling Injunction sought to be implemented pursuant to the Plan, including all provisions barring actions against the Protected Parties, pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set forth in the Plan and were disclosed in the Disclosure Statement supporting the Plan;
                         (v) the Plan establishes, in Classes 4A and B thereof (Asbestos-Related Claims), separate classes of claimants whose Claims are to be addressed by the Creditors' Trust;
                         (vi) the holders of Class 4A and 4B Claims, each voting as a separate class, have both voted, by at least 75 percent (75%) of those voting, in favor of the Plan;
                         (vii) the Creditors' Trust is designed to provide reasonable assurance that the Creditors' Trust will value, and be in a financial position to pay, Asbestos-Related Claims and Demands that involve similar Claims in substantially the same manner;
                         (viii) the Legal Representative was appointed as part of the proceedings leading to issuance of the Permanent Channeling

          Injunction for the purpose of protecting the rights of Entities that might subsequently assert Demands that are addressed in the Permanent Channeling Injunction and transferred to and paid by the Creditors' Trust;
                         (ix) the Protected Parties are appropriate third parties, as that term is applied in section 524(g)(a)(A)(ii) of the Bankruptcy Code, and consist of (a) the Debtor, (b) New Keene, (c), any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtor, New Keene, or the Creditors' Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor); (d) any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to New Keene or the Creditors' Trust or to a successor to, or transferee of, any assets of the Debtor, New Keene or the Creditors' Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); (e) any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on, the Debtor, New Keene or the Creditors' Trust on account of Asbestos-Related Claims, or Demands, including, without limitation, the Transactions Lawsuit Defendants, the Subscribing

          Individuals and the insurance carriers and sureties of the Corporate Transactions Defendants in such insurance carriers' and sureties' capacities as such; and (f) any of the Debtor's present subsidiaries and each of its present and former officers, directors, agents, employees, representatives, advisors, financial advisors, accountants and attorneys; and
                         (x) identifying each Protected Party is fair and equitable with respect to Entities that might subsequently assert Demands against any such Protected Party, in light of the benefits provided, or to be provided, to the Creditors' Trust by or on behalf of the Debtor and any such Protected Party.
     To further the procedures of the Creditors'  Trust and pursuant to Sections
9.5 and 9.10 of the Plan, as of the Effective Date, (i) each Trustee and the Trust Advisory Committee is deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code and (ii) the Creditors' Trust shall be, and hereby is, deemed to be a successor to the Debtor and, therefore, a Protected Party for all purposes of this Order and the successor to the Committee with respect to any pending motions, contested matters, adversary proceedings or appeals to which the Committee was a party as of the Effective Date.
     2.   Section 1129(a)(2) -- Compliance with Applicable
               Provisions of the Bankruptcy Code.

               The Debtor has complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules

3017 and 3018; and the Debtor and its directors, officers, employees, agents and professionals have acted in "good faith", within the meaning of section 1125(e) of the Bankruptcy Code.
     3.   Section 1129(a)(3) - Proposal of the Plan in Good Faith.

               The Debtor proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the uncontroverted evidence presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the Debtor's business affairs, restructuring its asbestos-related liability and maximizing the returns available to creditors. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtor to reorganize by providing it with a capital structure that will allow it to satisfy its non-asbestos obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures, free from the cloud of asbestos liability. The assumption by the Creditors' Trust of Asbestos-Related Claims and Demands and the Plan's compliance with section 524(g) is also consistent with section 1129(a)(3). Moreover, the sufficiency of disclosure, the votes tendered to accept the Plan, and the arm's-length negotiations among the Debtor, the Committee and the Legal Representative leading to the Plan's formulation, all provide independent evidence of the good faith of the Debtor in proposing the Plan.

     4.   Section 1129(a)(4) -- Approval of Certain
               Payments as Reasonable.

               Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(3) and (4) of the Bankruptcy Code by any professional or other Entity for making a substantial contribution in the Chapter 11 Case) must file and serve an application for final allowance of compensation and reimbursement of expenses no later than [45] days after the last day of the calendar month in which the Effective Date occurs, which applications the Bankruptcy Court will review for reasonableness under sections 328 and 330 of the Bankruptcy Code and any applicable case law. Pursuant to prior orders entered in the Chapter 11 Case, the Bankruptcy Court has authorized the periodic payment of certain of the fees and expenses of professionals incurred in connection with the Chapter 11 Case. All such fees and expenses, however, remain subject to final review for reasonableness by the Bankruptcy Court.
               The compensation and other payments to the Consultants, the Trustees and the Trust Advisory Commitee, the severance payments to the Debtor's remaining employees, and the payments relating to New Keene, including, without limitation, the proposed compensation of New Keene's chief executive officer, either have been previously approved by the Bankruptcy Court, were adequately disclosed in the Plan and Disclosure Statement and exhibits thereto or will be disclosed prior to or at the Confirmation Hearing.

               Thus, all payments to be made for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, have been subjected, or are subject to, the approval of the Court as reasonable.
     5. Section 1129(a)(5) -- Disclosure of Identity and Affiliations of Proposed New Keene Management, Proposed Trustees and Proposed TAC Advisors of the Creditors' Trust, and Proposed Compensation of Insiders is Consistent with the Interests of Creditors and Equity Security Holders and Public Policy.

               The Debtor has disclosed the identity and affiliations of the proposed directors and officers of New Keene and the proposed trustees and TAC advisors of the Creditors' Trust and the identity and the compensation of insiders who will be employed or retained by New Keene. The appointment or continuance of the proposed directors, officers, trustees and advisors is consistent with the interests of the holders of Claims, Demands and Interests and with public policy.
     6.   Section 1129(a)(6) -- Approval of Rate Changes.
               The Debtor's current business does not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after the Confirmation Date.
     7.   Section 1129(a)(7) -- Best Interests of Holders of
               Claims and Interests.

               With respect to each impaired Class of Claims or Interests for the Debtor, each holder of a Claim or Interest in such impaired Class has accepted the Plan or, as demonstrated in the Liquidation Analysis at Appendix B of the Disclosure Statement and by supplemental evidence presented at the Confirmation Hearing, will receive or retain under the Plan on account of such

Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor was liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.
     8.   Section 1129(a)(8) -- Acceptance of the Plan by
               Each Impaired Class.

               Pursuant to sections 1124 and 1126 of the Bankruptcy Code, (a) as indicated in Article VI of the Plan, Classes 1, 2, 3 and 5 are Classes of unimpaired Claims; and (b) as indicated in the Declaration of Vote, all impaired Classes, other than Class 8, have accepted the Plan. Because the Plan provides that the holders of Allowed Interests in Class 8 will not receive or retain any property on account of these Interests, this Class is deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Class 8, the Plan is confirmable because, as is more fully set forth in Section I.B.15. of this Confirmation Order, the Plan satisfies section 1129(b)(2)(c) of the Bankruptcy Code with respect to such Class.
     9.   Section 1129(a)(9) -- Treatment of Claims
               Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

               The Plan provides for treatment of Administrative Expense Claims, Tax Claims and Claims entitled to priority pursuant to sections 507(a)(3) - (8) of the Bankruptcy Code in the manner required by section 1129(a)(9) of the Bankruptcy Code.
     10.  Section 1129(a)(10) -- Acceptance By at Least One
               Impaired Class.

               As indicated in the Declaration of Vote and as reflected in the record of the Confirmation Hearing, at least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.
     11.  Section 1129(a)(11) -- Feasibility of the Plan.

               Confirmation is not likely to be followed by the liquidation of, or the need for further financial reorganization of, New Keene or the Creditors' Trust. The procedures for administering and making distributions for Asbestos-Related Claim and Demands by the Creditors' Trust are workable and time-tested.
     12.  Section 1129(a)(12) -- Payment of Bankruptcy Fees.
               Section 2.1 of the Plan provides that, on or before the Effective Date, Administrative Expense Claims for fees payable pursuant to section 1930 of title 28 of the United States Code, 28 U.S.C. 1930, will be paid in Cash equal to the amount of such Administrative Expense Claims. While the Debtor believes that it is current on its 1930 fees, it has the financial wherewithal to pay, and will pay, any such fees, to the extent they are unpaid, on the Effective Date.
     13.  Section 1129(a)(13) -- Retiree Benefits.
               Consistent with Section 1114(a) of the Bankruptcy Code,
Section 14.5 of the Plan provides that, from and after the Effective Date, New Keene will be obligated to pay retiree benefits, including the Other Retiree Benefits, in accordance with the terms of the Pension Plan and any other document governing the payment of such benefits, subject to any rights to amend, modify or terminate all such retiree benefits under the terms of the Pension Plan or the applicable document or applicable nonbankruptcy law.

     14.  Bankruptcy Rule 3016(b).
               The Plan is dated and identifies the entity submitting the Plan.
     15.  Section 1129(b) -- Confirmation of the Plan
               Over the Nonacceptance of Class 8.

               Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan is confirmable notwithstanding that the Other Interests in Class 8 are impaired and that such Class is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan does not discriminate unfairly and is fair and equitable with respect to the holders of Other Interests in Class 8. There are no Claims or Interests junior to the Other Interests classified in Class 8 and no Class of Claims senior to Class 8 is receiving more than full payment on account of the Claims in such Class.
     16.  Section 1129(d).
               The primary purpose of the Plan is not avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933 (the "Securities Act"), and there has been no objection filed by any governmental unit asserting such avoidance.
     17. New Keene and Creditors' Trust as Successor of the Debtor

               New Keene and the Creditors' Trust each constitute a newly organized successor of the Debtor under the Plan for purposes of sections 524(g)(3)(A), 1125(e) and 1145(a) of the Bankruptcy Code. The New Common Stock is being issued by New Keene under the Plan in exchange for an Interest in the

Debtor, or principally in exchange for a Claim against the Debtor and partly for Cash or other property, within the meaning of section 1145(a)(1) of the Bankruptcy Code.

C.   SATISFACTION OF CONDITIONS TO CONFIRMATION
               Each  of  the   conditions   precedent   to  the  entry  of  this
Confirmation Order, as set forth in Section 12.1 of the Plan and enumerated, in part, at Section I.B.1.k, has been satisfied.

D.   CONDITIONS TO THE EFFECTIVE DATE
               The Debtor has stated that it has no reason to believe that all conditions to the Effective Date will not be satisfied or duly waived in accordance with Sections 12.2 and 12.3 of the Plan.

                     II.  CONCLUSIONS OF LAW

A.   JURISDICTION AND VENUE
This Court has jurisdiction over this matter pursuant to 28 U.S.C. 157 and 1334. The Debtor was and is qualified to be a debtor under section 109(a) of the Bankruptcy Code. Venue of the Chapter 11 Case in the Southern District of New York was proper as of the Petition Date, pursuant to 28 U.S.C. 1408, and continues to be proper. By order of the District Court the automatic reference affected by the District Court General Order of Reference, entered on July 10, 1984 by Acting Chief Judge Ward for the Southern District of New York in accordance with 28 U.S.C. 157(a), was withdrawn solely with respect to considering the confirmation of the Plan and all related matters, pursuant to 28 U.S.C. 157(d) and sections 105(a), 524(g), 1129 and 1142 of the Bankruptcy Code.
B.   MODIFICATIONS OF THE PLAN
               The March 11 Plan, as amended by the Modifications, shall be and hereby is, the Plan. The notice provided by the Debtor of the Modifications to parties in interest as reflected in the Certificate of Service dated June 10, 1996, including without limitation the Committee, the Legal Representative, each party who filed an objection to confirmation of the Plan and those parties on the limited service list established in this Chapter 11 Case by Bankruptcy Court Order Further Limiting Service Of Notice, entered on May 12, 1994, was adequate and appropriate under the circumstances and, accordingly, shall be, and hereby is, approved. The Modifications: (1) comply in all respects with section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and all other provisions of the Bankruptcy Code; and (2) do not adversely change the treatment under the Plan of any Claims or Interests. In light of the clarifying nature of each of the Modifications and the discussions of the likelihood of certain of such
Modifications  in the  Disclosure  Statement,  no  additional  disclosure  under section 1125 of the Bankruptcy Code is required with respect to the Modifications. Accordingly, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests that have accepted or are conclusively presumed to have accepted the March 11 Plan are deemed to have accepted the Plan.

C.   EXEMPTIONS FROM SECURITIES LAWS
               1.Pursuant to section 1125(e) of the Bankruptcy Code, the Debtor's transmittal of Plan solicitation packages, its solicitation of acceptances of the Plan and its issuance and distribution of New Common Stock and any other securities pursuant to the Plan and New Keene's participation in such activities are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance or rejection of a plan of reorganization or the offer, issuance, sale or purchase of securities.
               2.Pursuant to section  1145(a)(1)  of the  Bankruptcy  Code,  the offering, issuance and distribution of New Common Stock and any other distributions that may be deemed securities pursuant to the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.
               3.Pursuant to and to the fullest extent permitted by
section 1145 of the Bankruptcy Code, the resale of any New Common Stock and any other Plan distributions that may be deemed securities pursuant to the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

D.             EXEMPTIONS FROM TAXATION
               Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of New Common Stock; (2) the creation, modification, assignment, consolidation, filing or recording of any mortgage, deed of trust, security agreement or similar instrument; (3) the securing of additional indebtedness by such means or by other means or the additional securing of existing indebtedness by such means or by other means (whether in connection with the execution and delivery of the Creditors' Trust Agreement, the New Keene Facility, the Registration Rights Agreement, the Share Authorization Agreement or the Stock Incentive Plan or otherwise in furtherance of, or in connection with, the Plan); (4) the creation, modification, assignment, delivery, filing or recording of any lease or sublease; or (5) the creation, modification, assignment, delivery, filing or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, any other agreements or certificates of merger, consolidation, dissolution or liquidation, deeds, bills of sale, assignments or other instruments of transfer executed in connection with the Plan or this Confirmation Order, or any transactions arising out of, contemplated by or in any way related to the foregoing, whether occurring on or after the Effective Date, shall not be subject to any document recording tax, stamp tax or stamp act, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

E.   APPROVAL OF THE SETTLEMENTS, DISCHARGES, RELEASES
     AND INJUNCTIONS PROVIDED UNDER THE PLAN

               1.Pursuant to sections 105 and 1123(b)(3) of the Bankruptcy  Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, discharges and injunctions set forth in the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as an integral part of the Plan and are fair, equitable, reasonable and in the best interests of each of the Debtor and its estate, New Keene, the Creditors' Trust and holders of Claims, Demands and Interests. In approving the releases, settlements and compromises of and from such potential claims, the Court has considered: (a) the balance of the likelihood of success of the claims asserted by the Debtor or other claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtor, other claimants or other potential defendants; (b) the complexity, cost and delay of litigation that would result in the absence of these releases, settlements and compromises; (c) the small number and limited nature of objections by any creditor or party in interest to the releases, settlements and compromises and the acceptance of the Plan by an overwhelming majority of the holders of Claims and Interests; and (d) that the Plan, which gives effect to the releases, settlements and compromises, is the product of extensive arm's-length negotiations among the Debtor, the Committee, the Legal Representative and numerous other parties in interest.
               2.All   settlements,   compromises,   releases,   discharges  and
injunctions of claims and causes of action against non-Debtor entities as set forth in the Plan, which are approved herein as an integral part of the Plan and are fair, equitable, reasonable and in the best interests of the Debtor and its estate, New Keene, and holders of Claims, Demands and Interests shall be, and hereby are, effective and binding on all persons and entities who, prior to the filing of the Chapter 11 Case, may have had standing to assert such claims or causes of action, and no person or entity will possess such standing to assert such claims or causes of action after the Effective Date.

F.   AUTHORIZATION OF CORPORATE ACTIONS
               Pursuant to section 303 of the Delaware General Corporation Law and section 1142(b) of the Bankruptcy Code, no action of the respective directors, stockholders, or beneficiaries of the Debtor, New Keene or the Creditors' Trust, as the case may be, shall be required to authorize the Debtor, New Keene or the Creditors' Trust to: (a) enter into, execute, deliver, file, adopt, amend or effectuate, as the case may be, (i) the Plan; and (ii) the contracts, instruments, releases, and other agreements or documents to be entered into, executed, delivered, filed, or amended in consummating the foregoing (collectively, the "Plan Documents"), and following the Effective

Date, each of the Plan Documents shall be a legal, valid and binding obligation of New Keene and/or the Creditors' Trust, enforceable against New Keene and/or the Creditors' Trust in accordance with and subject to their respective terms and conditions, subject only to bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject also to general equitable principles; and (b) engage in any of the transactions or other actions contemplated by the Plan Documents or this Confirmation Order (the "Plan Transactions") or in furtherance thereof, and the Plan Transactions shall be, and hereby are, deemed to have occurred and be effective as provided in the Plan and such activities shall be, and hereby are, authorized and approved in all respects.

G.   POSTCONFIRMATION REJECTIONS OF EXECUTORY
     CONTRACTS OF UNEXPIRED LEASES

               Each post-confirmation rejection of an executory contract or unexpired lease pursuant to Section 13.1 of the Plan, shall be legal, valid and binding upon the Debtor or New Keene and all non- Debtor parties to such executory contract or unexpired lease, all to the same extent as if such rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under Section 365 of the Bankruptcy Code.

H.   COMPLIANCE WITH SECTION 524(g) OF THE BANKRUPTCY CODE AND
     ISSUANCE OF THE PERMANENT CHANNELING INJUNCTION

               As set forth in Section I.B.1.k of this Confirmation Order, the Plan complies in all respects with the applicable requirements of section 524(g) of the Bankruptcy Code. The Creditors' Trust Documents are hereby approved and the Permanent Channeling Injunction is hereby issued and is valid and enforceable, subject to the expiration of the time to appeal this Confirmation Order.

I.   COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE
               As set forth in Section I.B. of this Confirmation Order, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

                           III.  ORDER
               ACCORDINGLY, THE COURT HEREBY ORDERS, ADJUDGES AND
DECREES THAT:
A.   CONFIRMATION OF THE PLAN
               The Plan and each of its provisions shall be, and hereby are, confirmed in each and every respect pursuant to Section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order will control. All objections to, and statements and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing, shall be, and hereby are, overruled.

B.             EFFECTS OF CONFIRMATION
     1.   Immediate Effectiveness; Successors and Assigns.
               Subject to the occurrence of the conditions to the Effective Date, set forth in Section 12.2 of the Plan, being satisfied or waived, on the Effective Date, the terms of the Plan shall be, and hereby are, deemed binding upon the Debtor, New Keene, the Creditors' Trust, any and all holders of Claims, Demands or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor and any and all entities who are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.
     2.   Continued Corporate Existence; Vesting of Assets
               Subject to the occurrence of the Plan Transactions, the Debtor will, as New Keene, continue to exist after the Effective Date as a corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law. Except as otherwise provided in the Plan, as of the Effective Date, all property of the Debtor will vest in either New Keene or the Creditors' Trust, free and clear of all Claims, Demands, liens, charges, other encumbrances and Interests. On and after the Effective

Date, New Keene and the Creditors' Trust may operate their respective businesses or undertakings and may use, acquire and dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. Without limiting the foregoing, New Keene and, as set forth in Articles II, IX and X of the Plan, the Creditors' Trust may pay the charges that each incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support service without application to the Court.
     3.   Cancellation of Interests
               On the Effective Date, all Old Common Stock and Other Interests issued and outstanding or held in the Debtor's treasury shall be deemed cancelled and extinguished and no consideration, other than the distribution of New Common Stock to holders of Old Common Stock, as set forth in Article VIII of the Plan, shall be delivered with respect thereto.

C.   MATTERS RELATING TO IMPLEMENTATION OF THE PLAN
     1.   Certain Corporate Filings.
               As of the time at which the conditions to the occurrence of the Effective Date set forth in Section 12.2 of the Plan are satisfied or duly waived, pursuant to the Delaware General Corporation Law, as applicable, sections 1123(a) and 1142(b) of the Bankruptcy Code and any other applicable law, the Debtor, New Keene or the Creditors' Trust shall be, and hereby are, authorized to effectuate the Plan Transactions and make all filings and recordings in connection therewith, all as contemplated by the Plan, and in each case in accordance with applicable terms of the Plan and this Confirmation Order.
               a.Implementation of the Plan Transactions.
                           (i)Pursuant to section 1142(b) of the Bankruptcy
Code and section 303 of the Delaware General Corporation Law, the Debtor, New Keene or the Trustees, as the case may be, shall be, and hereby are, authorized to effectuate the Plan and the Plan Transactions and to take any actions or commence any proceedings provided for or contemplated by the Plan Documents or this Confirmation Order, all without further action by their respective directors, stockholders or beneficiaries, and with like effect as if such actions had been taken by unanimous action of the respective directors, stockholders and beneficiaries of the Debtor, New Keene or the Creditors' Trust, as the case may be.
                          (ii)Without limiting the generality or effect of
Section III.C.1.(a)(i) above, pursuant to section 1142(b) of the Bankruptcy Code and section 303 of the Delaware Corporation Law, the Debtor, New Keene or the Trustees shall be, and hereby are, authorized to (I) cause to be filed with the Delaware Secretary of State or other applicable state or local official any and all certificates, agreements or plans of merger, consolidation, dissolution, liquidation or amendment necessary or appropriate to effectuate the Plan Transactions, including but not limited to, the creation and establishment of the Creditors' Trust and the Merger (II) take or cause to be taken all such other actions including the making of appropriate filings or recordings as may be required under appropriate provisions of the Delaware General Corporation Law or any other applicable law, or as any of the Chairman, President, Vice President, Secretary or Trustee (each, a "Responsible Officer") of the Debtor, New Keene or the Creditors' Trust may determine are necessary or appropriate in connection with the Plan Transactions. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Plan Document. Without limiting the generality or effect of the foregoing, this Confirmation Order shall be, and hereby is, declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents.
                         (iii)Each of the Responsible Officers of the Debtor,
New Keene or the Creditors' Trust shall be, and hereby is, authorized to execute, deliver, file and have recorded the applicable Plan Documents, and to take such other actions on behalf of such Debtor, New Keene or the Creditors' Trust as such person may determine to be required under appropriate provisions of the Delaware General Corporation Law or any other applicable law in connection with the Plan Transactions, and, without limiting the generality or effect of the foregoing, a Responsible Officer of the Debtor, New Keene or the Creditors' Trust shall be, and hereby is, authorized to certify or attest to any of the foregoing actions. The execution of any such document or the taking of any such action shall be, and hereby is, deemed conclusive evidence of the authority of such person to so act.

               2. Directors and Executive Officers of New Keene; Employment-Related Agreements and Compensation Programs.

               a.Directors and Officers of New Keene and Trustees
                              and Advisors of the Creditors' Trust.

                           (i)New Keene.
                          The appointment of the initial directors and
the chief executive officer of New Keene specified at Section I.B.5. of this Confirmation Order as of and immediately following the Effective Date, shall be, and hereby is, approved.
                          (ii)Creditors' Trust and Trust Advisory Committee.
                           The appointment of the initial Trustees of the
Creditors' Trust and the initial advisors of the Trust Advisory Committee, specified at Section I.B.5 of this Confirmation Order, as of and immediately following the Effective Date, shall be, and hereby is, approved. Each Trustee and the Trust Advisory Committee shall be, and hereby is deemed to be, a party in interest on the Effective Date within the meaning of section 1109(b) of the Bankruptcy Code. On the Effective Date, the Creditors' Trust shall be, and hereby is, deemed to be the successor to the Committee with respect to any pending motions, contested matters, adversary proceedings or appeals to which the Debtor or the Committee was a party as of the Effective Date.
                         (iii)Terms, Successors and Related Matters.
                         All persons serving as executive officers or
directors of New Keene, Trustees of the Creditors' Trust or advisors of the Trust Advisory Committee shall serve in the capacities in which they are to serve as of immediately following the Effective Date until their successors are duly elected or appointed and qualified in accordance with the terms of the Amended Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Creditors' Trust Agreement or regulations or other similar constituent documents and applicable corporation or similar law, or until the earlier of the death, resignation or removal of any such director or officer or other grounds in accordance thereof.
               b.The Pension Plan and Other Retiree Benefits.
                              Upon consummation of the Plan, New Keene shall
maintain the Pension Plan and assume all liabilities relating to the Other Retiree Benefits.
     3.   Authorization of Plan Transactions; Record Date;
               and Executory Contracts and Unexpired Leases and Dispute of Claims.

               a.Pursuant to section 1142(b) of the Bankruptcy Code, the Delaware General Corporation Law and other appropriate provisions of applicable law, without further action by the Court or the stockholders or, except as provided herein, board of directors of New Keene, on or after the Effective Date, New Keene shall be, and hereby is, authorized and directed to execute, deliver and perform its obligations under the New Common Stock and to take all other actions and execute, deliver, record and file all other agreements, instruments, releases, indentures, applications, registration statements, reports and other documents as any of its Responsible Officers may determine are necessary or appropriate in connection with the issuance and distribution of New Common Stock under the Plan and the consummation of the Plan Transactions.

               b.The Record Date, as defined in the Plan, for purposes of distribution of the New Common Stock, shall be, and hereby is, set at June 30, 1996 at 5:00 p.m.
               c.The  executory  contract  and  unexpired  lease  provisions  of
Article XIII of the Plan and the distribution and Disputed Claims  provisions of
Article XVI of the Plan shall be, and hereby are, specifically approved.

D.   PERMANENT CHANNELING INJUNCTION.
               In connection with the creation of the Creditors' Trust and to supplement the injunctive effect of a discharge under section 524 of the Bankruptcy Code, the Permanent Channeling Injunction shall be, and hereby is, issued and approved as of the Effective Date. Pursuant to the Permanent Channeling Injunction all Entities are hereby permanently and forever stayed, restrained and enjoined from taking any action for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos-Related Claim or Demand (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between the Debtor or New Keene and the Creditors' Trust, which actions shall be in conformity and compliance with the provisions hereof), including:
                         (a)commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, any thereof in a judicial, arbitral, administrative, or other forum) against or affecting any Protected Party or any property or interests in property of any Protected Party;

                         (b)enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

                         (c)creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party or any property or interests in property of any Protected Party;

                         (d)setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

                         (e)proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Creditors' Trust, except in conformity and compliance therewith.

               On and after the Effective Date, the Protected Parties, including the Creditors' Trust, shall obtain the benefits of the Permanent Channeling Injunction. Nothing herein shall preclude or impair the Creditors' Trust's pursuit of the Causes of Action, as defined in the Plan.

E.   THE CONVERSION OF THE COLEMAN INJUNCTION INTO A PERMANENT
     INJUNCTION.
               On and after the Effective Date, the Coleman Injunction shall be, and hereby is, converted to a permanent injunction permanently and forever staying, restraining and enjoining any Entity from continuing or commencing any action or suit, with the exception of the Transactions Lawsuit, against the Transactions Lawsuit Defendants.

F.             CREDITORS' TRUST DOCUMENTS.
               The Creditors' Trust Agreement and the Asbestos-Related Claims Resolution and Distribution Procedures, as the same may be amended and modified by the terms thereof, shall be, and hereby are, approved in substantially the form as admitted into evidence at the Confirmation Hearing.

G.   DISMISSAL OF KEENE 27 ACTION.
               On the Effective Date, the Keene 27 Action shall be dismissed with prejudice and such dismissal shall be deemed to be in complete satisfaction and release of all claims and causes of action that the Debtor may have against any of the defendants in the Keene 27 Action. In consideration for such dismissal and release, the Debtor, and its officers, directors, agents and attorneys at the time the Keene 27 Action was commenced, shall be deemed released from any claim or cause of action that the estate or any defendant in the Keene 27 Action has or may have arising from or in any way, directly or indirectly relating to the preparation, dissemination, discussion, filing and/or prosecution of the Keene 27 Action and the Keene 27 Injunction shall be, and hereby is, issued and approved to effectuate such release.

H.   DISCHARGE, RELEASES AND INJUNCTION
               a.Except as otherwise specifically provided by the Plan, the distributions and rights that are provided in the Plan shall be in complete satisfaction, release and, to the extent permitted by applicable law, discharge of (i) all Claims and Demands against, liabilities of, liens on, obligations of and Interests in the Debtor, New Keene or the Creditors' Trust or the assets and properties of the Debtor, New Keene or the Creditors' Trust, whether known or unknown, and (ii) all causes of action, whether known or unknown, either directly or derivatively through the Debtor or New Keene, against the Released Parties based on the same subject matter as any Claim, Demand or Interest, in each case, regardless of whether a proof of Claim or Interest was filed, whether or not Allowed, and whether or not the holder of such Claim or Interest has voted on the Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim, Demand or Interest, in each case, regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of such Claim or Interest has voted on the Plan.
               b.Except as otherwise specifically provided in the Plan, any Entity accepting any distributions or rights pursuant to this Plan shall be presumed conclusively to have released the Released Parties from any cause of action based on the same subject matter as the Claim, Demand or Interest on which the distribution or right is received to the full extent permitted by applicable law. The satisfactions, releases and discharges set forth in Section
17.1 of the Plan shall also act as an injunction against any Entity commencing or continuing any action, employment of process or act to collect, offset, affect or recover any Claim, Demand, Interest or cause of action satisfied, released or discharged hereunder; provided that the Plan shall not serve to release or enjoin claims by the Creditors' Trust against (i) the Transactions

Lawsuit Defendants in the Transactions Lawsuit; (ii) Bairnco Corporation in the Bairnco NOL Action; (iii) Glenn W. Bailey in the Bailey Lawsuit (as to those counts in the complaint not released under the Plan) and (iv) any insurance carrier or surety that issued a policy or policies of insurance to, or on behalf of, Keene or any of the above-referenced defendants. Except as set forth in the Transactions Stipulation, all other injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105(a) or 362 of the Bankruptcy Code or otherwise extant shall remain in full force and effect until the Effective Date.


I.   EXCULPATION
               Except as otherwise provided in the Plan, none of the Released Parties shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the formulation, preparation, dissemination, prosecution, confirmation, consummation, discussion, implementation or administration of the Plan, the Disclosure Statement, any contract, release, or other agreement or document created or entered into, the property to be distributed under the Plan, or any other action taken or omitted to be taken in connection with the Chapter 11 Case or the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

J.   ADDITIONAL ACTIONS IN FURTHERANCE OF THE PLAN.

               The approvals and authorizations specifically set forth
in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtor, New Keene, the Creditors' Trust or any Responsible Officer to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan Documents, the Plan Transactions, or this Confirmation Order. Without limiting the generality or effect of any other provision of this Confirmation Order, the Debtor, New Keene, and the Trustees shall be, and they each hereby are, authorized and empowered, without action of their respective boards of directors, stockholders or beneficiaries, to take any and all such actions as any of their Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan Documents, the Plan Transactions, or this Confirmation Order. Each of the Responsible Officers of each of Debtor, New Keene and the Creditors' Trust shall be, and hereby is, authorized to execute, deliver, file or record such contracts, instruments, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such Responsible Officer may determine are necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, the Creditors' Trust Agreement, the Transactions Stipulation, this Confirmation Order and the Plan Transactions, all without further application to or order of this Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Disclosure Statement Order, this Confirmation Order or the Appendices or

Exhibits to any of the foregoing, and any Responsible Officer of the Debtor, New Keene or the Creditors' Trust shall be, and hereby is, authorized to certify or attest to any of the foregoing actions.

K.   CLAIMS BAR DATES
     1. Bar Dates for Administrative Expense Claims a.Fee Claims -- Professional Compensation.
                              Professionals or other entities requesting
compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code (including compensation requested pursuant to Section 503(b)(3) and (4) of the Bankruptcy Code by any professional or other Entity for making a substantial contribution in the Chapter 11 Case) must file and serve on New Keene, the Creditors' Trust and on such other entities who are designated by the Bankruptcy Rules an application for final allowance of compensation and reimbursement of expenses no later than [45] days after the last day of the calendar month in which the Effective Date occurs.
               b.No Bar Date for Ordinary Course Liabilities.
                              Holders of Administrative Expense Claims based
on obligations incurred by the Debtor in the ordinary course of its business (other than Fee Claims) shall not be required to file or serve any request for payment of such Claims and shall be paid in full by the Debtor or performed by either New Keene or the Creditors' Trust, as the case may be, when due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements governing such obligations, if any.
     2.   Bar Date for Rejection Damages Claims
               If the rejection of an executory contract or unexpired lease pursuant to Section 13.1 of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forevernt to Section 13.2 of the Plan shall be filed with the Bankruptcy Court within thirty (30) days of such filing.

L.   SUBSTANTIAL CONSUMMATION
     The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, shall be, and hereby is, deemed to have occurred on the Effective Date.

M.             RETENTION AND REFERRAL OF JURISDICTION
               Except as set forth in the Transactions Stipulation, following the entry of this Confirmation Order, jurisdiction over the Chapter 11 Case shall be referred back, for all purposes, to the Bankruptcy Court, pursuant to 28 U.S.C. 157 and 1334, including jurisdiction over the matters set forth in

Article 18.1 of the Plan; provided however, that exclusive jurisdiction shall remain in this District Court for any proceeding involving the validity, application, construction or modification of the Permanent Channeling Injunction, pursuant to section 524(g)(2) of the Bankruptcy Code, in accordance with Section 18.2 of the Plan.

N.   NOTICE OF ENTRY OF CONFIRMATION ORDER, REJECTION CLAIM BAR
     DATE AND FILING OF FINAL FEE AND EXPENSE APPLICATIONS

               a.Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtor shall be, and hereby is, directed to serve a notice of (i) the entry of this Confirmation Order, (ii) the bar date for filing Claims based on the rejection of executory contracts or unexpired leases and (iii) the date for filing final applications for compensation and reimbursement of expenses hereunder, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all holders of Claims or Interests and on such other parties in interest who were served with notice of the Confirmation Hearing, no later than 14 days after the Confirmation Date; provided, however, that the Debtor shall be obligated to serve the Confirmation Notice only on the record holders of such Claims or Interests.
               b.The Debtor shall be, and hereby is, directed to publish the Confirmation Notice once in each of The New York Times (National edition), and USA Today no later than 14 days after the Confirmation Date.

THE BANKRUPTCY COURT, HAVING PARTICIPATED IN AND JOINTLY PRESIDED AT THE CONFIRMATION HEARING, HAVING DETERMINED THAT THE PLAN FULLY COMPLIES WITH SECTIONS 524(G) AND 1129 OF THE BANKRUPTCY CODE AND HAVING REVIEWED THE PROPOSED FINDINGS OF FACT AND CONCLUSIONS OF LAW SET FORTH ABOVE, HEREBY RECOMMENDS ENTRY OF THIS CONFIRMATION ORDER BY THE DISTRICT COURT.



/S/ Stuart M. Bernstein
- -------------------------------
THE HONORABLE STUART M. BERNSTEIN
United States Bankruptcy Judge




Dated:New York, New York
June 12, 1996 at 4:30p.m.





IT IS SO ORDERED.

Dated:    New York, New York
               June 12, 1996
               at 4:30p.m.



                                           /S/ Michael B. Mukasey
                                        --------------------------------
                                        THE HONORABLE MICHAEL B. MUKASEY
                                        United States District Judge

                                                                      EXHIBIT  A
                                                                              TO
                                                           CONFIRMATION ORDER



                         Keene Corporation Fourth
                    Amended Plan of Reorganization


See EXHIBIT 99 (a) of this filing

                                                                      EXHIBIT  B
                                                                              TO
                                                           CONFIRMATION ORDER

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
- -----------------------------------X
In re                              :Civil Action No.
                                   :96 CV 3492 (MBM)
KEENE CORPORATION,                 :
                                   :    Chapter 11
                                   :    Case No.
                            Debtor.:    93 B 46090 (SMB)
- -----------------------------------X


       NOTICE OF ENTRY OF CONFIRMATION ORDER, DISTRIBUTION
        PROCEDURES, REJECTION CLAIM BAR DATE AND FILING
             ON FINAL FEE AND EXPENSE APPLICATIONS



               NOTICE IS HEREBY GIVEN that, on June [ ], 1996 (the "Confirmation Date"), the United States District Court for the Southern District of New York entered an Order (the "Order") confirming the Fourth Amended Plan of Reorganization of Keene Corporation, debtor and debtor-in-possession (the "Debtor"), under chapter 11 of title 11, United States Code (the "Bankruptcy Code"), dated as of March 11, 1996 and as modified at the hearing on confirmation on June 12, 1996 (the "Plan").
               1.Pursuant to sections 1141(d)(1) and 524 of the Bankruptcy Code, the Plan, and the Order, the treatment of, and consideration received by, holders of Allowed Claims, Demands and Allowed Interests (as defined in the Plan) will be in full satisfaction, release and, to the extent permitted by applicable law, discharge of their respective Claims or Demands against or Interests in the Debtor or any of its assets or properties.
               2.Pursuant to the Order, and except as otherwise provided for in the Plan, any distribution under the Plan which is unclaimed after one (1) year following its delivery under the Plan, together with any interest or dividends earned thereupon, shall become the property of, and be vested in (i) the Creditors' Trust if such property was to be distributed on account of an Allowed Administrative Expense Claim, an Allowed Tax Claim or an Allowed Class 1, 2, 3 or 6 Claim or (ii) New Keene if such property was to be distributed on account of an Allowed Class 7 Common Stock Interest, and the holder of any Claim or Interest in connection with such property shall be forever precluded and barred from asserting any claim against the Creditors' Trust or New Keene or their respective properties in connection with such Claim or Interest.
               3.Distribution Procedures. If you are a holder of Old Common Stock, you need not return any securities since, on the Effective Date of the Plan, your Old Common Stock shall be automatically cancelled. Distributions of New Common Stock under the Plan will be made by the Debtor or New Keene through Continental Stock Transfer & Trust Company, the Disbursing Agent, to holders of the Old Common Stock as of the record date of June 30, 1996 at 5:00 p.m., New York time, and the Trustees of the Creditors' Trust. Distributions of cash under the Plan to holders of Allowed Claims and the Trustees of the Creditors' Trust will be made by the Debtor or New Keene. All such distributions under the Plan will be made on the Effective Date of the Plan, or as soon thereafter as is reasonably practicable, subject to compliance with certain terms and conditions of the Plan.
               4.Bar Dates for Rejection Claims. If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and will not be enforceable against the Debtor, New Keene, the Creditors' Trust, their respective successors or their respective properties unless a proof of Claim is filed with the Bankruptcy Court on or before the later to occur of: (a) thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection or (b) thirty (30) days after service of notice of such rejection, if such rejection occurs by expiration of time fixed by the Bankruptcy Court.
               5.Filing of Final Fee and Expense Applications.
Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code (including compensation requested pursuant to Section 503(b)(3) and (4) of the Bankruptcy Code by any professional or other Entity for making a substantial contribution in the Chapter 11 Case) must file and serve on New Keene, the Creditors' Trust, the United States Trustee and on such other entities who are designated by the Bankruptcy Rules, an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the last day of the calendar month in which the Effective Date occurs.
Dated:  June [__], 1996


                                                     BY ORDER OF THE COURT:



                                                  /s/ Michael B. Mukasey
                                                  United States District Judge

Edward S. Weisfelner
Janice B. Grubin
BERLACK, ISRAELS & LIBERMAN LLP
120 West 45th Street
New York, New York 10036
(212) 704-0100
Counsel to the Debtor

                                                                   EXHIBIT 99(d)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK



In re:
                                                        CHAPTER  11
KEENE CORPORATION,

                    Debtor.                          CASE NO.  93 B 46090 (SMB)


                                               OPERATING REPORT FOR THE PERIOD
                                               APRIL 28, 1996 TO MAY 25 1996


DEBTOR'S ADDRESS:
757 THIRD AVENUE  SUITE 850
NEW YORK, NEW YORK 10017

                                                 PERIOD DISBURSEMENTS: $221,000


DEBTOR'S ATTORNEYS:
BERLACK, ISRAELS & LIBERMAN  LLP
GENERAL COUNSEL


REPORT PREPARER:
TRACEY KARM
KEENE CORPORATION
                                     PERIOD OPERATING PROFIT (LOSS): $(316,000)


     The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.


     DATE                                                   SIGNATURE AND TITLE
     6/17/96                                               /s/ Timothy E. Coyne

Indicate if this an amended statement by checking here.

                                                      _____   AMENDED STATEMENT

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK



In re:
                                                                    CHAPTER  11
KEENE CORPORATION,

                    Debtor.                           CASE NO. 93 B 46090 (SMB)






                            OPERATING REPORT FOR KEENE CORPORATION
                            FOR THE PERIOD APRIL 28, 1996 - MAY 25, 1996


     THE DEBTOR HAS OBTAINED THE CONSENT OF THE U.S. TRUSTEE TO USE FISCAL MONTHS IN ACCORDANCE WITH ITS NORMAL ACCOUNTING PRACTICE TO PREPARE ITS FINANCIAL REPORTS.


     ON JUNE 12, 1996, THE BANKRUPTCY COURT AND THE DISTRICT COURT (COLLECTIVELY, THE "COURT")HELD A HEARING ON THE CONFIRMATION OF THE DEBTOR'S FOURTH AMENDED PLAN OF REORGANIZATION, AS MODIFIED, (THE "PLAN"), AT WHICH TIME THE COURT SIGNED AN ORDER CONFIRMING THE PLAN. THE PLAN
IS EXPECTED TO GO EFFECTIVE WITHIN 60 DAYS.

                               Keene Corporation
                             (Debtor-in-Possession)
                                Operating Report
                  For the Period April 28, 1996 - May 25, 1996

                                    INDEX



                                                                         PAGE #

              Operating Results for the Period April 28, 1996-
                   May 25, 1996                                           1-3

              Summary of Cash and Cash Equivalents and Investments
                   as of May 25, 1996                                       4

              Receivables and Payables Summary as of  May 25, 1996          5

              Other Potential Recoveries as of May 25, 1996               6-8

              Other Potential Payments as of May 25, 1996                   9

              Confirmation of Plan of Reorganization and
                    Related Matters as of May 25, 1996                     10

              Insurance Payment Report for the Period
                   April 28, 1996 - May 25, 1996                           11

              Taxes Paid Summary for the Period April 25, 1996-
                   May 25, 1996                                            12

              Schedule of General Operating Expenses for the
                   Period  April 28, 1996 - May 25, 1996                   13



                              Keene Corporation
                           (Debtor-in-Possession)
                              Income Statement
                For the Period April 28, 1996 - May 25, 1996
                                 (Unaudited)
                                   ($000's)

INCOME
Investment Income                                                           $144

GENERAL & ADMINISTRATIVE EXPENSES
Salary, Wages, Benefits and Payroll Taxes                                     68

Rent and Utilities                                                            26

Insurance                                                                     42

General Operating Expenses (See Page 13)                                      45
                                                                          _____

Loss Before Reorganization Items, Income Taxes
     and Equity in Earnings of Subsidiary                                   (37)

Reorganization Items:
     Debtor's Counsel Legal Fees                                   $50
     Creditors Committee Counsel Legal Fees                         50
     Other                                                         150       250
                                                                          ______

Loss Before Income Taxes and Equity in Earnings of Subsidiary              (287)

Income Tax Expense                                                            36
                                                                          ______

Loss Before Equity in Earnings of Subsidiary                               (323)

Equity in Earnings of Subsidiary                                              7
                                                                          ______

NET LOSS                                                                  $(316)
                                                                          ======

                                       1




                                Keene Corporation
                              (Debtor-in-Possession)
                                  Balance Sheet
                                As of May 25, 1996
                                   (Unaudited)
                                     ($000's)
ASSETS
Current Assets
Cash and Cash Equivalents                                                 $7,398
Investments at Market                                                     23,796
Accounts Receivable-Insurance Proceeds                                    15,000
Accounts Receivable-Surety Companies                                       3,308
Income Taxes Receivable                                                      393
Investment Income Receivable                                                 419
Due from Subsidiary (1)                                                      561
Prepaid and Other Current Assets                                             152
                                                                         _______
     Total Current Assets                                                 51,027

Net Fixed Assets                                                              79
Investment in Subsidiary                                                   7,149
Intangible Pension Asset                                                     125
                                                                         _______
     TOTAL ASSETS                                                        $58,380
                                                                         =======

LIABILITIES
Current Liabilities
Accounts Payable - Trade                                                    $125
Uncleared Outstanding Checks                                                  40
Accrued Expenses                                                             524
                                                                         _______
     Total Current Liabilities                                               689

Liabilities Subject to Chapter 11 Proceedings
Accounts Payable - Trade (Pre-Petition)                                      406
Accounts Payable - Retained Professionals' Hold                            2,863
FASB 5 Asbestos Litigation Reserve (Pre-Petition)                          5,311
Accrued Expenses                                                           6,768
                                                                         _______
     Total Liabilities Subject to Chapter 11 Proceedings                  15,348

Long Term Minimum Pension Liability                                        2,539

STOCKHOLDERS' INVESTMENT
Common Stock                                                                   1
Paid-in-Capital                                                          120,286
Retained Loss                                                           (78,058)
Unrealized loss on Investment Securities                                    (11)
Additional Pension Liability in Excess of Unrecognized
   Prior Service Cost                                                    (2,414)
                                                                         _______
     Total Stockholders' Investment                                       39,804
                                                                         _______
TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT                           $58,380
                                                                         =======

(1) Subsidiary is included in the consolidated federal income tax return of Keene. Substantially all of this amount represents subsidiary's federal income tax liability computed as if a separate tax return was filed.

                           2



                               Keene Corporation
                             (Debtor-in-Possession)
                             Statement of Cash Flows
                 For the period April 28, 1996 - May 25, 1996
                                   (Unaudited)
                                     ($000's)

RECEIPTS
Investment Income                                                            $23
Other                                                                          4
                                                                          ______
Total Receipts                                                                27

DISBURSEMENTS
Salary, Wages, Benefits and Payroll Taxes                                     54
Other General and Administrative Expenses
     General Operating                                                        85
     Bankruptcy-related                                                       82
                                                                          ______
Total Disbursements                                                          221

Increase in Uncleared Outstanding Checks                                      11
                                                                          ______
Net Cash used in Operating Activities                                      (183)
                                                                          ______
Maturity of Marketable Security                                               23
                                                                          ______
Net Cash provided by Investing Activities                                     23
                                                                          ______

Net Decrease in Cash and Cash Equivalents                                  (160)

Cash and Cash Equivalents at Beginning of Period                           7,558
                                                                          ______
Cash and Cash Equivalents at End of Period                                $7,398
                                                                          ======

                                      3



                                Keene Corporation
                              (Debtor-in-Possession)
                Summary of Cash and Cash Equivalents and Investments
                                As of May 25, 1996
                                   (Unaudited)
                                     (000's)
                             Purchase  Maturity                         Interest               Market     Amount
Bank                         Date      Date        Issue                Rate         Cost       Value     Pledged
Chemical Bank                          On Demand   Cash in Bank                           45        45         -

Citibank                               On Demand   Cash in Investment Accts               25        25        25

Bank of America - IL (1)               On Demand   Cash in Investment Accts                1         1         -
Bank of America - IL                   On Demand   Horizon Treasury
                                                   Fund                 5.0500%        7,217     7,217         -
                                                                                     _______   _______    ______
     Total Bank of America - IL                                                        7,218     7,218         -
                                                                                     _______   _______    ______

Fleet National Bank                    On Demand   Fidelity Institutional
     of Connecticut (2)                            Money Market         5.2200%          110       110         -
                                                                                     _______   _______    ______
     Total Fleet National Bank
          of Connecticut                                                                 110       110         -
                                                                                     _______   _______    ______
                       TOTAL CASH AND CASH EQUIVALENTS                                $7,398    $7,398       $25
                                                                                     =======   =======    ======

Citibank                     07-Apr-93 30-Sep-96   T-Note               7.0000%           91        85        85
Citibank                     30-Sep-91 30-Sep-96   T-Note               7.0000%          236       239       239
Citibank                     06-Oct-92 30-Sep-96   T-Note               7.0000%           93        85        85
                                                                                     _______   _______    ______
     Total Citibank                                                                      420       409       409
                                                                                     _______   _______    ______

Bank of America - IL         07-Dec-95 06-Jun-96   T-Bill               5.1800%        9,981    10,241         -
Bank of America - IL         15-Feb-96 08-Aug-96   T-Bill               4.6900%          519       525       519
Bank of America - IL         13-Mar-96 08-Aug-96   T-Bill               4.8200%        2,160     2,182     2,160
Bank of America - IL         15-Feb-96 08-Aug-96   T-Bill               4.9650%        6,818     6,884         -
Bank of America - IL         30-Sep-93 30-Sep-96   T-Note               7.0000%           22        20         -
Bank of America - IL         30-Sep-91 30-Sep-96   T-Note               7.0000%          379       382       -
Bank of America - IL         30-Sep-91 30-Sep-96   T-Note               7.0000%          230       232         -
Bank of America - IL         07-Apr-93 30-Sep-96   T-Note               7.0000%           64        60         -
Bank of America - IL         29-Oct-91 31-Oct-96   T-Note               6.8750%          103       104         -
Bank of America - IL         02-Dec-91 30-Nov-96   T-Note               6.5000%          138       139         -
Bank of America - IL         31-Dec-91 31-Dec-96   T-Note               6.1250%           26        26         -
Bank of America - IL         20-May-93 28-Feb-98   T-Note               5.1250%           69        68         -
Bank of America - IL         15-Apr-93 31-Mar-98   T-Note               5.1250%            6         6         -
                                                                                     _______   _______    ______
     Total Bank of America - IL                                                       20,515    20,869     2,679
                                                                                     _______   _______    ______
Fleet National Bank
of Connecticut               15-Mar-96 19-Sep-96   T-Bill               5.0000%        2,872     2,901       556
                                                                                     _______   _______    ______
      Total Fleet National Bank                                                        2,872     2,901       556
         of Connecticut
                                                                                     _______   _______    ______
                LESS: T-BILL INTEREST IN MARKET VALUE (3)                                  -       383         -
                                                                                     _______   _______    ______
                        TOTAL INVESTMENTS                                            $23,807   $23,796    $3,644
                                                                                     =======   =======    ======
                   GRAND TOTAL - CASH AND CASH
                          EQUIVALENTS AND INVESTMENTS                                $31,205   $31,194    $3,669
                                                                                     =======   =======    ======

(1) Formerly Continental Bank, N.A.

(2) Formerly Shawmut Bank Connecticut, N.A.

(3) T-Bills are purchased at a discount and as interest is earned over time the market value of the T-Bills increases. For accounting purposes, interest earned on T-Bills is classified as investment income receivable. It is deducted from the market value on this schedule so that it is not accounted for twice (once in the market value of the investments and once in investment income receivable).
                                        4


                                Keene Corporation
                              (Debtor-in-Possession)
                         Receivables and  Payables Summary
                                As of May 25, 1996
                                    (Unaudited)
                                      ($000's)

Accounts Receivable-Trade                                                     $0

Accounts Receivable-Insurance Proceeds                                   $15,000

FACE VALUE OF POLICIES EXPECTED TO BE AVAILABLE FROM THE EXPECTED SUCCESSFUL OUTCOME OF THE KEENE IV INSURANCE COVERAGE LITIGATION. HOWEVER, SUCCESSFUL OUTCOME OF THE LITIGATION AND REALIZATION AND TIMING OF THE RECEIPT OF THIS RECEIVABLE CAN NOT BE ASSURED.


Accounts Receivable-Surety Companies                                      $3,308

AMOUNT OF CASH PROCEEDS RECEIVED BY SURETY COMPANIES FROM LETTER OF CREDIT PRESENTMENTS IN EXCESS OF THE SURETY COMPANIES' APPEAL BOND OBLIGATIONS, COSTS AND ATTORNEYS' FEES ASSOCIATED WITH THE ISSUANCE AND HONORING OF APPEAL BONDS ON KEENE'S BEHALF. BY STIPULATION AND AGREED ORDERS, EACH SURETY COMPANY HOLDING EXCESS CASH PROCEEDS MUST INVEST SUCH EXCESS PROCEEDS ON KEENE'S BEHALF AND PERIODICALLY REMIT ANY INTEREST EARNED ON THE EXCESS PROCEEDS TO KEENE.

Accounts Payable (Post-petition)                                            $125

THE COMPANY DOES NOT AGE ITS ACCOUNTS PAYABLE. PAYMENTS ARE MADE IN THE NORMAL TERMS.
                                       5

                               Keene Corporation
                             (Debtor-in-Possession)
                            Other Potential Recoveries
                                   (Unaudited)
                               As of May 25, 1996

     The Debtor potentially might recover additional amounts as described below. However, the recovery of these amounts is uncertain and no assurance can be given at this time as to whether any recovery will ultimately be obtained and in what amounts.

Insurance Issued by Insolvent Insurance Companies

     Approximately $30 million of Keene's total aggregate available insurance coverage applicable to asbestos-related claims is due from insolvent insurance companies. Keene settled claims against certain state guaranty funds arising from the lack of availability of the insurance coverage issued by the insolvent insurance companies for a total aggregate payment of $9.5 million, which was received in 1993 and 1994. In addition, Keene received a distribution of $1.4 million in 1995 from the liquidator of one insolvent insurance company. Keene is continuing to pursue claims against the liquidators of the insolvent insurance companies.

     In 1993, prior to the filing of the Chapter 11 petition, Keene filed a lawsuit against the Pennsylvania Insurance Guaranty Association ("PIGA") seeking indemnification from PIGA for up to approximately $20 million of asbestos-related payments made by Keene to Pennsylvania citizens as a result of the lack of availability of the insurance coverage issued by the insolvent insurance companies. This lawsuit is in the pre-trial phase.

Ten Year Net Operating Loss Carryback

     Keene has carried back, and anticipates carrying back in the future, federal tax net operating losses arising from asbestos-related litigation to prior tax periods, which could generate federal tax refunds of as much as approximately $32 million in the aggregate. However, approximately $30 million of such refunds will be paid to Bairnco Corporation ("Bairnco"), Keene's former parent company, because the refunds relate to tax periods in which Bairnco filed consolidated federal tax returns for an affiliated group of companies of which Keene was a member. Bairnco claims a legal right to such funds, which Bairnco refuses to release to Keene. On September 9, 1994, Keene filed a lawsuit (the "Bairnco NOL Lawsuit") in Bankruptcy Court against Bairnco seeking, among other things, injunctive relief and a declaratory judgment that the approximately $30 million in refunds which are presently due, or are anticipated to become due, on account of federal income taxes previously paid by Keene in the years 1983 through 1989 when Keene was a member of the Bairnco consolidated federal tax return, are property of Keene's estate. On January 4, 1995, Keene obtained Bankruptcy Court approval of an escrow arrangement with Bairnco, providing for the segregation and investment of the refunds at issue in the Bairnco NOL Lawsuit until the lawsuit is resolved. To date, federal tax refunds of approximately $30 million have been received. Of the approximately $30 million received, approximately $28.5 million has been received by Bairnco and placed in escrow and approximately $1.5 million was received by Keene.

     By stipulation and agreed order, Keene and the Official Committee of Unsecured Creditors (the "Committee") agreed that the Bairnco NOL Lawsuit originally filed by Keene would be prosecuted by the Committee for the benefit of Keene's estate. On February 13, 1995, the Committee filed an amended complaint substituting the Committee as the party plaintiff and alleging additional counts. Pursuant to Stipulation and Order dated June 27, 1995, the Committee filed a second amended complaint on July 5, 1995 alleging additional counts.

     On or about March 7, 1996, the Internal Revenue Service informed Keene that it planned to amend its previously filed administrative expense claim from approximately $3,500 to approximately $31.8 million as a protective filing pending final approval by the Joint Committee on Taxation of the United States Congress of the tax refunds at issue in the Bairnco NOL Lawsuit.
                                       6

                                Keene Corporation
                              (Debtor-in-Possession)
                            Other Potential Recoveries
                                   (Unaudited)
                               As of May 25, 1996
                                   (Continued)


Co-Defendant Contributions

     Keene has claims against co-defendants in asbestos litigation for contribution or indemnification based on payments made by Keene under theories of joint and several liability and other theories. Likewise, co-defendants in asbestos litigation may have claims against Keene for contribution and indemnification under joint and several liability and other theories. However, the amounts of such potential contribution or indemnification claims cannot be estimated at this time.

     On June 20, 1995, as a direct result of Keene's active participation in the proposed settlement of a class action brought by beneficiaries of the Manville Personal Injury Settlement (the "Manville Trust") in Findley v. Falise, Keene was initially allocated in excess of $3.8 million of the $35 million Contribution Claim Fund established for claimants holding indemnification or contribution claims against the Manville Trust as part of the settlement. This allocation, however, is subject to the resolution of objections filed by certain other co-defendants to the co-defendant allocation scheme. To date, Keene is informed that it has been allocated at least $3.5 million, subject to an upward adjustment to approximately $3.8 million if certain pending objections are resolved in the Manville Trust's administrator's favor. Pursuant to the governing distribution principles, Keene may use its portion of the $35 million co-defendant settlement fund either for direct payments to individual asbestos health claimants or for transfer to an asbestos creditors' trust.

Challenge to Bank of America Illinois (the "Bank") Claims

     Upon the presentation of certain letters of credit issued by the Bank to secure appeal bonds posted on Keene's behalf by certain sureties, the Bank filed a motion for relief from the automatic stay to foreclose its asserted security interests in Keene's book-entry United States Treasury securities (the "Collateral") pledged against the Bank's issuance of letters of credit to secure appeal bonds posted on Keene's behalf. In response to the Bank's motion, the Committee challenged such security interests as not being properly perfected, contending that the Bank's claims to these Keene assets should be equitably subordinated or otherwise avoided.

     In a Memorandum Decision and Order dated October 17, 1995, the Bankruptcy Court denied the Bank relief from the automatic stay and directed, among other things, that an evidentiary hearing be conducted to determine the intention of the Bank and Keene concerning the creation of the security interests in the Collateral and the ambiguous description of the Collateral in the related security agreements. Pursuant to this decision and order and a November 30, 1995 Bankruptcy Court ruling, the Committee filed an adversary proceeding against the Bank on December 1, 1995 seeking to avoid and recover certain allegedly preferential transfers made by Keene for the Bank's benefit in connection with Keene's granting the Bank security interests in the Collateral and challenging the Bank's allegedly perfected security interests. Approximately $32 million was at issue in this action.

     On March 11, 1996, the Bank, the Debtor and the Committee announced that they had settled all the disputes concerning the validity of the Bank's security interests. The settlement provides for, among other things, the Bank's payment of $0.2 million to the Keene estate and the Committee's dismissal with prejudice of its adversary proceeding against the Bank and its appeal of the October 17, 1995 Memorandum Decision and Order. On June 12, 1996, the Bankruptcy Court approved the Settlement.

                               Keene Corporation
                             (Debtor-in-Possession)
                           Other Potential Recoveries
                                  (Unaudited)
                                As of May 25, 1996
                                  (Continued)


Transactions Lawsuits

     Prior to September 1993, a number of lawsuits were filed, including two lawsuits filed in federal court in New York (collectively, the "Prepetition Transactions Lawsuits"), alleging that the sale of certain Keene assets during the 1980s to certain subsidiaries of Bairnco, Keene's former parent company, were not for fair value or were otherwise improper. Keene is not a named party in some of the cases, although certain of its former and current officers and directors are named defendants in some of the cases. The Prepetition Transactions Lawsuits generally seek several forms of relief, including the setting aside of the asset sales and the appointment of a receiver for those assets, a declaration that Bairnco and certain of its present and former subsidiaries are responsible for asbestos-related claims against Keene, the imposition of a constructive trust on certain assets of Bairnco and certain of Bairnco's present and former subsidiaries, compensatory damages in an unspecified amount and attorneys' fees and costs.

     By Orders dated April 15, 1994 and May 11, 1994, the Bankruptcy Court appointed an examiner to investigate whether or not the claims or causes of action asserted in the Prepetition Transactions Lawsuits were valid. The examiner's preliminary report was released on September 23, 1994. The examiner concluded, among other things, that there may arguably be valid claims or causes of action related to the sale of some of the Keene assets to Bairnco. The potential for any recovery arising from these claims or causes of action cannot be accurately estimated at this time. By Stipulation of Settlement Regarding a Consensual Plan of Reorganization for the Debtor, approved by the Bankruptcy Court on March 28, 1995 (the "Stipulation"), Keene, the Committee and the Legal Representative for Future Claimants agreed, among other things, that the Committee would prosecute the claims or causes of actions investigated by the examiner, subject to such terms and conditions deemed appropriate by the Bankruptcy Court. By Order dated May 3, 1995 (the "May 3 Order") , the prosecution of the claims or causes of action asserted in the Prepetition Transactions Lawsuits was transferred to the Committee. On June 8, 1995, the Committee filed a lawsuit in Bankruptcy Court on behalf of the Debtor, as contemplated by the May 3 Order (the "Transactions Lawsuit"). The Transactions Lawsuit names 21 corporate and individual defendants and alleges, among other things, violations of the fraudulent conveyance laws, the New York Business Corporation Law and the Racketeer Influenced and Corrupt Organizations Act, tort liability based on theories of successor liability and veil piercing and breach of fiduciary duties. The damages (including treble damages) and attorneys fees and costs asserted in the various counts pleaded in the Transactions Lawsuit, if aggregated, seek a total recovery in excess of $7 billion. At a hearing on January 31, 1995, the Bankruptcy Court ruled, among other things, that the Transactions Lawsuit would be stayed until March 11, 1996, with the exception of certain discovery, and that Committee Counsel would be compensated for prosecuting the lawsuit at its regular hourly rates subject to Bankruptcy Court approval. On March 11, 1996, the Bankruptcy Court approved an agreement relating to the Transactions Lawsuit which provided for, among other things, the withdrawal of the action from the Bankruptcy Court to the District Court seventy one days after the Bankruptcy Court confirms the Debtor's consensual plan of reorganization.

Unjust Enrichment Lawsuit

     On June 3, 1994, Keene filed a lawsuit in Bankruptcy Court against 27 law firms alleging violations of federal anti-trust laws, the Racketeer Influenced and Corrupt Organizations Act, professional ethics rules and fiduciary obligations. The lawsuit seeks damages of $130 million along with treble damages, punitive damages and attorneys' fees and costs, which, if awarded, could bring the total recovery to up to $390 million. The Stipulation provides for, among other things, the dismissal with prejudice of this lawsuit on the effective date of a consensual plan of reorganization
                                       8

                              Keene Corporation
                           (Debtor-in-Possession)
                          Other Potential Payments
                                (Unaudited)
                             As of May 25, 1996

     The Debtor may be required to pay certain amounts as described below. However, the payment of these amounts is uncertain and no assurance can be given at this time as to the ultimate payments.

Secured Judgments

     On the date of its Chapter 11 filing, approximately 60 non-final judgments totaling approximately $22 million and a number of final judgments totaling approximately $29 million were outstanding against Keene and secured by appeal bonds or escrow arrangements. The appeal bonds were backed by letters of credit issued by Bank of America Illinois (formerly Continental Bank, N.A.) or Fleet National Bank of Connecticut (formerly Shawmut Bank Connecticut, N.A.). The letters of credit were, in turn, secured by the pledge of certain Keene assets.

     By two separate Orders dated January 13, 1994 and January 26, 1994, the Bankruptcy Court authorized the payment of all final judgments. Accordingly, the related appeal bonds were drawn, the related letters of credit, in turn, were drawn and those assets pledged by Keene were liquidated or the escrow accounts were released.

     The non-final judgments are on appeal to higher courts, which appeals are subject to the automatic bankruptcy stay. Motions for relief from the automatic stay may be filed with the Bankruptcy Court for each individual non-final judgment and, if granted, the appeal may be completed. If the result of any appeal is adverse to Keene, the amount of the judgment may have to be paid, resulting in the appeal bonds securing these judgments being drawn in payment of these judgments, the letters of credit securing these appeal bonds, in turn, being drawn and certain Keene assets being liquidated by the banks which issued the letters of credit. To date, approximately 45 non-final judgments totaling approximately $20 million were settled for the payment of approximately $13 million in the aggregate.


Avoidance Actions and Tolling Agreements

     On or about November 28, 1995 and with the Bankruptcy Court's approval, the Committee entered into tolling agreements with seven former and present directors and officers of Keene. These agreements extend until December 3,
1996 the time for commencing actions against each for alleged liability to Keene concerning, among other things, certain allegedly avoidable or recoverable transfers. Mr. Bailey, Keene's former Chairman and President, did not sign a tolling agreement and, as a consequence, the Committee was authorized by the Bankruptcy Court to file an adversary proceeding against him. On December 1, 1995, the Committee filed its complaint against Mr. Bailey alleging a number of grounds for liability. With limited exceptions, the claims that have been tolled against two of Keene's former and present officers and all of Keene's directors except Mr. Bailey, as well as the claims asserted against Mr. Bailey, would be released on the effective date of the amended consensual plan of reorganization filed on January 29, 1996 pursuant to the Stipulation.
                                       9

                                Keene Corporation
                              (Debtor-in-Possession)
         Confirmation of Consensual Plan of Reorganization and Related Matters
                                  (Unaudited)
                                As of May 25, 1996

    On June 12, 1996, the Bankruptcy Court and the District Court (collectively, the "Court") held a hearing on the confirmation of the Debtor's Fourth Amended Plan of Reorganization, as modified, (the "Plan"), at which time the Court signed an order confirming the Plan. The Plan is expected to go effective within the next 60 days. Also, on June 12, 1996, the Bankruptcy Court signed a case management order dismissing, among other things, the Unjust Enrichment Lawsuit, subject to the occurrence of the effective date of the Plan.

                                Keene Corporation
                              (Debtor-in-Possession)
                              Insurance Payment Report
                  For the period April 28, 1996 - May 25, 1996
                                   (Unaudited)
                                    ($000's)
Insurance                    Carrier                             Due Date                        Amounts Paid
General Liability            Transamerica                        Pre-paid 6/95-6/96                       $-
Inland Marine
Property

Umbrella                     General Star National               Pre-paid 6/95-6/96                        -



Workers'
 Compensation                Paramount                           Pre-paid 6/95-6/96                        -


Commercial
Crime                        The Hartford                        3 Year Policy                             -
                                                                    6/94 - 6/97

Directors
& Officers                   United Capitol                      Pre-paid 8/95-8/96                        -
                             Executive Re
                                 Specialty                       Pre-paid 8/95-8/96                        -
                             Executive Re                        Additional discovery for
                                 Specialty                          8/90-8/94 period
                                                                 Prepaid 8/95-8/98                         -
                                                                                                          ___

                                            TOTAL PAYMENTS                                                $-
                                                                                                          ===

                                       11



                               Keene Corporation
                            (Debtor-in-Possession)
                  Taxes Collected, Received, Due or Withheld
                 For the period April 28, 1996 - May 25, 1996
                                   (Unaudited)
                                     ($000's)
                                            Taxes Withheld/Due              Taxes Paid                Date Paid
Gross Salaries
 and Wages       $45

Total Federal Payroll
Taxes Withheld                                             $13                            $13                  5/17/96


Total Employer Payroll Taxes                                 2                              2                  5/17/96


Total State Payroll Taxes Withheld                           3                              3                  5/20/96


Total Local Payroll Taxes Withheld                           -                              -                  5/20/96
                                                           ___                            ___

Totals                                                     $18                            $18
                                                           ===                            ===

                                       12



                              Keene Corporation
                           (Debtor-in-Possession)
                   Schedule of General Operating Expenses
                For the Period April 28, 1996 - May 25, 1996
                                (Unaudited)
                                  ($000)

NORMAL COURSE CONSULTING                         $2
CORPORATE LEGAL FEES                             1
STOCK TRANSFER FEES                              2
DEPRECIATION                                     4
BUSINESS TRAVEL AND EXPENSES                     4
DIRECTORS FEES                                  16
COMMUNICATIONS & POSTAGE                         4
SUPPLIES & DUPLICATION                           5
BANK FEES                                        1
OTHER  EXPENSES                                  6
                                                ___
TOTAL                                           $45

                                       13
